The share transfer described in this notice involves securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share transfer, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

[Translation]
(Stock Exchange Code 8324)
May 31, 2018

To Shareholders with Voting Rights:

Fujio Namiki President The Daishi Bank, Ltd. 1071-1, Higashiborimae-dori, 7-bancho, Chuo-ku, Niigata, Japan

NOTICE OF CONVOCATION OF
THE 207TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:

We would like to express our appreciation for your continued support and patronage.

You are cordially invited to attend the 207th Annual General Meeting of Shareholders of The Daishi Bank, Ltd. (the “Bank”).  The meeting will be held for the purposes described below.

If you are unable to attend the meeting, you may exercise your voting rights in writing or via the Internet.  Please review the attached Reference Documents for the General Meeting of Shareholders and exercise your voting rights by 5:45 p.m. on Monday, June 25, 2018, Japan time.

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1. Date and Time:	Tuesday, June 26, 2018, at 10 a.m. Japan time (The reception begins at 9 a.m.)
2. Place:	Daishi Hall on the second floor of the Bank’s head office located at 1071-1, Higashiborimae-dori, 7-bancho, Chuo-ku, Niigata, Japan
3. Agenda:
Matters to be reported:	1. The Business Report and the Non-consolidated Financial Statements for the Bank’s 207th Fiscal Year (April 1, 2017-March 31, 2018)

2.          The Consolidated Financial Statements for the Bank’s 207th Fiscal Year (April 1, 2017-March 31, 2018) and results of audits by the Accounting Auditor and the Audit and Supervisory Committee of the Consolidated Financial Statements

Proposals to be resolved:	Proposal 1: Approval of the Share Transfer Plan with The Hokuetsu Bank, Ltd.
Proposal 2: Election of Eight (8) Directors Not Serving as Audit and Supervisory Committee Members
Proposal 3: Election of Six (6) Directors Serving as Audit and Supervisory Committee Members

●	When attending the meeting, please submit the Voting Rights Exercise Form at the reception desk. For the purpose of conserving paper resources, please bring this notice with you.
●	If the above-stated place of meeting is full, you will be guided to a secondary or third meeting site.

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4. Instructions for the Exercise of Voting Rights
(1)	Methods for the exercise of voting rights

You can exercise your voting rights by three methods: attending the meeting in person, mailing the Voting Rights Exercise Form or via the Internet.  For details, please see page 4.

(2)	Handling of duplicate votes

If you have exercised your voting rights both by the Voting Rights Exercise Form and via the Internet, the vote exercised via the Internet shall be deemed effective.

If you have exercised your voting rights more than once via the Internet, only the last vote shall be deemed effective.

(3)	Exercise of voting rights by proxy

If you are unable to attend the meeting, you may exercise your voting rights by proxy.  Such proxy must be a shareholder of the Bank who holds voting rights and will be required to submit a document certifying the authority as proxy.

(4)	Disclosure via the Internet

Among the documents to be attached to this notice of convocation, the information listed in 1) to 4) below is disclosed on our website (http://www.daishi-bank.co.jp/) and not included in the attached documents, pursuant to the relevant laws and regulations and the provision of Article 15 of the Bank’s Articles of Incorporation.

1)	“Note Concerning Share Options, etc.” in the Business Report
2)	Non-consolidated Statement of Shareholders’ Equity and Notes to the Non-consolidated Financial Statements
3)	Consolidated Statement of Shareholders’ Equity and Notes to the Consolidated Financial Statements
4)
Of the matters to be stated in Approval of the Share Transfer Plan with The Hokuetsu Bank, Ltd. in Proposal 1, Reference Documents for the General Meeting of Shareholders, the information listed in 1) to 3) above of the other wholly owned subsidiary company resulting from the share transfer (The Hokuetsu Bank, Ltd.) for the most recent business year

The Business Report and the Non-consolidated and Consolidated Financial Statements that were audited by the Audit and Supervisory Committee include the above 1) to 3) provided on our website, as well as those attached to this notice of convocation.  The Non-consolidated and Consolidated Financial Statements that were audited by the Accounting Auditors include the above 2) and 3) provided on our website, as well as those attached to this notice of convocation.
End

●
Should any amendments be made to the Reference Documents for the General Meeting of Shareholders, the Business Report, the Non-consolidated Financial Statements and the Consolidated Financial Statements, they will be posted on the Bank’s website (http://www.daishi-bank.co.jp/) (Japanese only).

●
Matters disclosed via the Internet are available in a printed version (Japanese only).  If you wish to receive the documents by mail, please call the head office at 025-222-4111.
These documents are also available at the reception desk on the day of the meeting, so please let us know if you need the documents.

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Guidance for the Exercise of Voting Rights

Upon reading the Reference Documents for the General Meeting of Shareholders on pages 6 to 91, exercise your voting rights using any of the three methods detailed below.

Voting by attending the General Meeting of Shareholders

Time of the meeting:
Tuesday, June 26, 2018
10 a.m. Japan time (The reception begins at 9 a.m.)
Please present the Voting Rights Exercise Form at the reception.
Please bring this “Notice of Convocation of the 207th Annual General Meeting of Shareholders” (this notice), “207th Annual General Meeting of Shareholders Reference Documents for the General Meeting of Shareholders (Separate Volume)” and “207th Annual General Meeting of Shareholders Supplementary Materials regarding Business Integration with the Hokuetsu Bank, Ltd.” with you.

Voting via mail

Voting deadline:
No later than 5:45 p.m. Japan time, Monday, June 25, 2018
Please indicate your approval or disapproval of each proposal listed on the Voting Rights Exercise Form, and return it by mail so that it reaches us by the voting deadline.

Voting via the Internet

Voting deadline:
No later than 5:45 p.m. Japan time, Monday, June 25, 2018
When voting via the Internet, please refer to the “Detailed Procedure for Exercising Voting Rights via the Internet” below, and cast your vote by the voting deadline.

For any system-related inquiries, call:

Stock Transfer Agency (Help Desk), Mitsubishi UFJ Trust and Banking Corporation
Toll free number: 0120-173-027 (from 9 a.m. to 9 p.m.)

The “Electronic Voting Platform” is available for institutional investors.

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Detailed Procedure for Exercising Voting Rights via the Internet

On the voting website (https://evote.tr.mufg.jp/), enter the “Login ID” and “Temporary Password,” which are shown on the Voting Rights Exercise Form, and vote for or against each proposal in accordance with the on-screen instructions.

1. Access the voting website.	1. Click “Next.”
2. Log in.	2. Enter the “Login ID” and “Temporary Password,” which are shown on the bottom right corner of the Voting Rights Exercise Form. 3. Click “Log in.”
3. Register the password.	4. Enter your current password in the Current Password field and a new password both in the New Password and the New Password (for confirmation) fields. Do not forget your password. 5. Click “Send.”
4. Follow the on-screen instructions to indicate your approval or disapproval.

Cautions

Any expenses arising from accessing the voting site

Any expenses arising from accessing the voting site, including the Internet connection charge, shall be the responsibility of the respective shareholders.  If voting via a cell phone or a smartphone, any packet communications and other fees for using the cell phone or smartphone shall be the responsibility of the respective shareholders.

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Reference Documents for the General Meeting of Shareholders

Proposals and Reference Documents

Proposal No. 1:	Approval of the Share Transfer Plan with The Hokuetsu Bank, Ltd.

The Bank and The Hokuetsu Bank, Ltd. (“Hokuetsu Bank,” and the Bank and Hokuetsu Bank are hereinafter collectively referred to as the “Banks”) have agreed to establish Daishi Hokuetsu Financial Group, Inc. (the “Joint Holding Company”) that will become the wholly-owning parent company of the Banks as of October 1, 2018 (the “Effective Date”) through a joint share transfer (the “Share Transfer”), and at the meetings of the boards of directors of the Banks held on March 23, 2018 the Banks’ boards of directors adopted a resolution for, and executed, a Business Integration Agreement (the “Business Integration Agreement”) as of March 23, 2018.  In addition, the meetings of the boards of directors of the Banks held on May 11, 2018 adopted a resolution for, and jointly prepared, a Share Transfer Plan.
We therefore request the approval of our shareholders for the share transfer plan with respect to the Share Transfer (the “Share Transfer Plan”).
The reasons for conducting a share transfer, an outline of the details of the Share Transfer Plan, and other matters with respect to this agenda proposal are as set forth below.

1.	Reasons for Conducting a Share Transfer

From the early Meiji period (i.e., 1870’s) to today, the Banks have long established solid management bases as regional banks whose head offices are both located in Niigata Prefecture, by playing roles and accomplishing their missions as regional banks with support from local communities.

However, due to the effect of such factors as the declining population, it is expected that the size of bank deposits and lending will shrink in the future, and profit margins on lending and gains on investments in securities will further decrease due to Japan’s prolonged monetary easing policy.  As described above, the business environment surrounding the Banks is expected to become much harsher, and establishing more solid management bases is now a common business challenge for the Banks.

In addition to the above, with the developments in the integration of finance and IT technology typified by FinTech and digitalization, flexible responses to new customer needs, such as the introduction of IT technology to financial services, and creating further additional value are part of the important challenges.  Moreover, now that Niigata companies are increasingly entering overseas markets and dealing with foreign companies, the Banks are also expected to expand and improve their consulting function with a global perspective, including providing know-how for business development in overseas markets.

The Banks have cooperated with each other to achieve their common goal of regional development by executing a comprehensive partnership agreement concerning regional revitalization with Niigata Prefecture, forming syndicated loans and other approaches, as well as promoting operational efficiency partnerships, such as jointly operating cash transportation cars.  However, in light of changes in the business environment in which the Banks are operating, diversified customer needs and a host of other developments, the Banks, which have long fostered a relationship of trust, have concluded that if they integrate their businesses and address their common challenges by using their respective strengths, then they will be able to continue to play their roles and accomplish their missions as regional banks on a permanent basis, and also contribute significantly to the Banks’ shareholders, customers and local communities, and have therefore entered into a Business Integration Agreement and jointly prepared the Share Transfer Plan.

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The Share Transfer will allow the Banks to achieve financial brokerage functions and information brokerage functions with even higher added value, and by improving management efficiency, the Banks will aim to further serve local communities and set as our goal becoming a financial group that has the overwhelming support of our customers and the local community.

2.	Outline of the Details of the Share Transfer Plan

The details of the Share Transfer Plan are as outlined in the Share Transfer Plan (copy) below.

Moreover, Exhibit 2-①-1 and Exhibit 3-⑦-2 (Details of Share Options) are as provided in “Annual General Meeting of Shareholders – Reference Documents for the Annual General Meeting of Shareholders <separate volume> (p. 122 to p. 340).”

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Share Transfer Plan (copy)

The Daishi Bank, Ltd. (“Daishi Bank”) and The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”) have agreed to conduct a share transfer by means of joint share transfer, and have therefore jointly entered into a share transfer plan (this “Share Transfer Plan”) as follows.

Article 1	The Share Transfer

In accordance with the provisions of this Share Transfer Plan, Daishi Bank and Hokuetsu  Bank shall conduct a joint share transfer (the “Share Transfer”) where they cause the newly established wholly-owning parent company incorporated in a share transfer (the “Holding Company”) to acquire all of the issued and outstanding shares of Daishi Bank and Hokuetsu Bank on the Incorporation Date (defined in Article 7; same hereinafter), and through which Daishi Bank and Hokuetsu Bank each become wholly-owned subsidiaries of the Holding Company.

Article 2	Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares, and Other Matters Set Forth in the Articles of Incorporation of the Holding Company

1.	The purpose, trade name, location of head office, and total number of authorized shares of the Holding Company shall be as follows.

(1)	Purpose

The purpose of the Holding Company shall be as set forth in Article 2 of Exhibit 1 Articles of Incorporation.

(2)	Trade Name

The trade name of the Holding Company shall be Daishi Hokuetsu Financial Group, Inc.

(3)	Location of Head Office

The head office of the Holding Company shall be located in Nagaoka-shi, Niigata, and its address shall be 2-14 Otedori 2-chome, Nagaoka-shi, Niigata.

(4)	Total Number of Authorized Shares

The total number of authorized shares to be issued by the Company shall be 100,000,000 shares of stock.

2.	Matters set forth in the Holding Company’s Articles of Incorporation in addition to the matters set forth in Article 2.1 above are as stated in Exhibit 1 Articles of Incorporation.

Article 3	Names of Directors upon Incorporation of the Holding Company and Name of the Accounting Auditor Upon Incorporation

1.	The names of directors upon incorporation of the Holding Company (excluding directors upon incorporation who are Audit & Supervisory Committee members upon incorporation) shall be as follows.

Director (to be appointed as Representative Director and Chairman):	Katsuya Sato

Director (to be appointed as Representative Director and President):	Fujio Namiki

Director:	Satoshi Hasegawa

Director:	Kazuyoshi Hirokawa

Director:	Takuya Watanabe

Director:	Kiyofumi Obara

Director:	Makoto Takahashi

Director:	Michiro Ueguri

2.	The names of the members of the Audit & Supervisory Committee upon incorporation of the Holding Company shall be as follows.

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Director (Audit & Supervisory Committee Member)	Shinjiro Kawai

Outside Director (Audit & Supervisory Committee Member)	Koichi Masuda

Outside Director (Audit & Supervisory Committee Member)	Hiroshi Fukuhara

Outside Director (Audit & Supervisory Committee Member)	Toshizo Oda

Outside Director (Audit & Supervisory Committee Member)	Kazuaki Matsumoto

3.	The name of the Accounting Auditor upon incorporation of the Holding Company shall be as follows.

KPMG AZSA LLC

Article 4	Shares to be Delivered in the Share Transfer and their Allotment

1.
When conducting the Share Transfer, the Holding Company shall deliver to the shareholders of Daishi Bank and Hokuetsu Bank as of the time immediately before the Holding Company acquires all issued and outstanding shares of Daishi Bank and Hokuetsu Bank (the “Record Time”) common shares of the Holding Company in a number equal to the total of (i) the number calculated by multiplying the number of issued and outstanding common shares of Daishi Bank as of the Record Time by 1 and (ii) the number calculated by multiplying the number of issued and outstanding common shares of Hokuetsu as of the Record Time by 0.5, in place of the common shares of Daishi Bank and Hokuetsu Bank respectively held thereby (“Delivered Shares”).

2.
The Holding Company shall allot Delivered Shares delivered in accordance with the provisions of Article 4.1 to the shareholders of Daishi Bank and Hokuetsu Bank in the following ratios (the “Share Transfer Ratio”):

(1)	One common share of the Holding Company will be delivered for each common share of Daishi Bank held by its shareholders; and
(2)	0.5 common shares of the Holding Company will be delivered for each common share of Hokuetsu Bank held by its shareholders.

3.
Any fraction less than one whole share that is generated in the calculations of the number of common shares of the Holding Company to be delivered to shareholders of Daishi Bank or Hokuetsu Bank in the calculations provided in Article 4.1 and 4.2 will be processed in accordance with the provisions of Article 234 of the Companies Act (Act No. 86 as of July 26, 2005, as amended; same hereinafter) and any other relevant laws and regulations.

Article 5	Amount of Capital and Reserves of the Holding Company

The amounts of capital and reserves of the Holding Company on the Incorporation Date (defined in Article 7) shall be as follows:
(1)	Stated capital: 30,000,000,000 yen
(2)	Capital reserves: 7,500,000,000 yen
(3)	Retained earnings reserves: 0 yen
(4)	Capital surplus: the amount calculated by deducting the total of (1) + (2) above from the amount of change in shareholder equity provided in Article 52(1) of the Rules of Corporate Accounting.

Article 6	Share Options to be Delivered in the Share Transfer and their Allotment

1.	Delivery of Share Options

(1)
In the Share Transfer, the Holding Company shall deliver the share options listed in Column 2 of the following table in place of the share options issued by Daishi Bank to each of the holders of the share options listed in (i) through (viii) of Column 1 of the following table, in a number equal to the number of share options issued by Daishi Bank as of the Record Time.

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	Column 1		Column 2
	Name	Details	Name	Details
(i)	The Daishi Bank, Ltd. Series 1 Share Options	See Exhibit 2-①-1	Daishi Hokuetsu Financial Group, Inc. Series 1 Share Options	See Exhibit 2-①-2
(ii)	The Daishi Bank, Ltd. Series 2 Share Options	See Exhibit 2-②-1	Daishi Hokuetsu Financial Group, Inc. Series 2 Share Options	See Exhibit 2-②-2
(iii)	The Daishi Bank, Ltd. Series 3 Share Options	See Exhibit 2-③-1	Daishi Hokuetsu Financial Group, Inc. Series 3 Share Options	See Exhibit 2-③-2
(iv)	The Daishi Bank, Ltd. Series 4 Share Options	See Exhibit 2-④-1	Daishi Hokuetsu Financial Group, Inc. Series 4 Share Options	See Exhibit 2-④-2
(v)	The Daishi Bank, Ltd. Series 5 Share Options	See Exhibit 2-⑤-1	Daishi Hokuetsu Financial Group, Inc. Series 5 Share Options	See Exhibit 2-⑤-2
(vi)	The Daishi Bank, Ltd. Series 6 Share Options	See Exhibit 2-⑥-1	Daishi Hokuetsu Financial Group, Inc. Series 6 Share Options	See Exhibit 2-⑥-2
(vii)	The Daishi Bank, Ltd. Series 7 Share Options	See Exhibit 2-⑦-1	Daishi Hokuetsu Financial Group, Inc. Series 7 Share Options	See Exhibit 2-⑦-2
(viii)	The Daishi Bank, Ltd. Series 8 Share Options	See Exhibit 2-⑧-1	Daishi Hokuetsu Financial Group, Inc. Series 8 Share Options	See Exhibit 2-⑧-2

(2)
In the Share Transfer, the Holding Company shall deliver the share options listed in Column 2 of the following table in place of the share options issued by Hokuetsu to each of the holders of the corresponding share options listed in (i) through (vii) of Column 1 of the following table, in a number equal to the number of share options issued by Hokuetsu Bank as of the Record Time.

	Column 1		Column 2
	Name	Details	Name	Details
(i)	The Hokuetsu Bank, Ltd. Series 1 Share-Based Compensation Share Options	See Exhibit 3-①-1	Daishi Hokuetsu Financial Group, Inc. Series 9 Share Options	See Exhibit 3-①-2
(ii)	The Hokuetsu Bank, Ltd. Series 2 Share-Based Compensation Share Options	See Exhibit 3-②-1	Daishi Hokuetsu Financial Group, Inc. Series 10 Share Options	See Exhibit 3-②-2
(iii)	The Hokuetsu Bank, Ltd. Series 3 Share-Based Compensation Share Options	See Exhibit 3-③-1	Daishi Hokuetsu Financial Group, Inc. Series 11 Share Options	See Exhibit 3-③-2
(iv)	The Hokuetsu Bank, Ltd. Series 4 Share-Based Compensation Share Options	See Exhibit 3-④-1	Daishi Hokuetsu Financial Group, Inc. Series 12 Share Options	See Exhibit 3-④-2
(v)	The Hokuetsu Bank, Ltd. Series 5 Share-Based Compensation Share Options	See Exhibit 3-⑤-1	Daishi Hokuetsu Financial Group, Inc. Series 13 Share Options	See Exhibit 3-⑤-2
(vi)	The Hokuetsu Bank, Ltd. Series 6 Share-Based Compensation Share Options	See Exhibit 3-⑥-1	Daishi Hokuetsu Financial Group, Inc. Series 14 Share Options	See Exhibit 3-⑥-2
(vii)	The Hokuetsu Bank, Ltd. Series 7 Share-Based Compensation Share Options	See Exhibit 3-⑦-1	Daishi Hokuetsu Financial Group, Inc. Series 15 Share Options	See Exhibit 3-⑦-2

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2.	Allotment of Share Options
(1)
In the Share Transfer, for each share option in (i) through (viii) of Column 1 of the table above in Subparagraph (1), the Holding Company will allot one of the corresponding share options in Column 2 to holders of Daishi Bank’s share options as of the Record Time.

(2)
In the Share Transfer, for each share option in (i) through (viii) of Column 1 of the table above in Subparagraph (1), the Holding Company will allot one of the corresponding share options in Column 2 to holders of Hokuetsu Bank’s share options as of the Record Time.

Article 7	Incorporation Date of the Holding Company
The date for registering incorporation of the Holding Company (the “Incorporation Date”) shall be October 1, 2018; provided, however, that if necessary in order to proceed with the procedures for the Share Transfer or if necessary for some other reason, Daishi Bank and Hokuetsu Bank may change the Incorporation Date upon mutual discussions between them.

Article 8	General Meetings of Shareholders to Obtain Approval for this Share Transfer Plan
1.
Daishi Bank shall convene its Annual General Meeting of Shareholders on June 26, 2018, and seek adoption of a resolution for the approval of, and other matters with respect to, this Share Transfer Plan.

2.
Hokuetsu Bank shall convene its Annual General Meeting of Shareholders on June 26, 2018, and seek adoption of resolution for the approval of, and other matters with respect to, this Share Transfer Plan.

3.
If necessary in order to proceed with the procedures for the Share Transfer or necessary for some other reason, Daishi Bank and Hokuetsu Bank may hold mutual discussions and agree to change the date that annual general meetings are held to seek adoption of a resolution for the approval of, and other matters with respect to, this Share Transfer Plan.

Article 9	Listing of Shares and Administrator of the Shareholder Register
1.
Daishi Bank and Hokuetsu Bank shall hold discussions in good faith and mutually cooperate to carry out all procedures whatsoever necessary to have the common shares issued by the Holding Company listed on the First Section of the Tokyo Stock Exchange on the Incorporation Date.

2.	The administrator of the shareholder register upon incorporation of the Holding Company shall be Mitsubishi UFJ Trust and Banking Corporation.

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Article 10	Dividends
1.
Daishi Bank may pay dividends in the maximum amount of (i) 45 yen per common share to shareholders or registered pledgees of shares that hold common stock of Daishi Bank and that are stated or recorded in the final shareholder register on March 31, 2018, and (ii) 45 yen per common share to shareholders or registered pledgees of shares that hold common stock of Daishi Bank and that are stated or recorded in the final shareholder register on September 30, 2018.

2.
Hokuetsu may pay dividends in the maximum amount of (i) 30 yen per common share to shareholders or registered pledgees of shares that hold common stock of Hokuetsu Bank and that are stated or recorded in the final shareholder register on March 31, 2018, and (ii) 30 yen per common share to shareholders or registered pledgees of shares that hold common stock of Hokuetsu Bank and that are stated or recorded in the final shareholder register on September 30, 2018.

3.
Except in the cases provided in Article 10.1 and 10.2, Daishi Bank and Hokuetsu Bank shall not pass a resolution to pay a dividend during the period from the execution of this Share Transfer Plan until the Incorporation date that has a record date preceding the Incorporation Date, unless agreed by Daishi Bank and Hokuetsu Bank through discussions in good faith.

Article 11	Cancellation of Treasury Shares
Daishi Bank and Hokuetsu Bank shall cancel all treasury shares (including treasury shares acquired in response to the exercise of appraisal rights by shareholders who dissent to the Share Transfer, but excluding treasury shares owned by Daishi Bank that are the trust assets of the exclusive trust of the Daishi Bank Employee Stock Ownership Plan pertaining to all of Daishi Bank’s trust-type employee stock ownership incentive plan (E-Ship) (owner name: “The Nomura Trust and Banking Co., Ltd. (Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account)) held thereby as of the Record Time by resolutions adopted at meetings of their respective Boards of Directors held before the Incorporation Date.

Article 12	Management of Operations, etc.
1.
During the period from the execution of this Share Transfer Plan until the Incorporation Date, Daishi Bank and Hokuetsu Bank shall both execute their own business and manage and invest their own assets with the due care of a prudent manager, and cause their respective subsidiaries (meaning subsidiaries as provided in Article 8(3) of the Ordinance on Terminology, Forms, and Preparation Methods of Financial Statements (Ordinance of the Ministry of Finance No. 59 of 1963, as amended; same hereinafter)) to execute their business and manage and invest their assets with the due care of a prudent manager.

2.
If Daishi or Hokuetsu discover an event or circumstances during the period from the execution of this Share Transfer Plan until the Incorporation Date that is likely to have a material adverse effect on implementation of the Share Transfer or on the rationality of the Share Transfer Ratio, Daishi Bank or Hokuetsu Bank shall promptly notify the other party of such event or circumstances in writing, and Daishi Bank and Hokuetsu Bank shall mutually consult in good faith regarding how to handle such circumstances.

Article 13	Loss of Effect of this Share Transfer Plan
This Share Transfer Plan shall be null and void if (i) a resolution for the approval of, and other matters with respect to, this Share Transfer Plan is not adopted at either the annual general meeting of shareholders Daishi Bank or the annual general meeting of shareholders of Hokuetsu Bank provided in Article 8, (ii) the parties are unable to obtain by the Incorporation Date the regulatory approvals, etc. (including authorization from the Prime Minister under Article 52-17(1) of the Banking Act (Act No. 59 of 1981, as amended; same hereinafter)) from the competent authorities, etc. required to carry out the Share Transfer, or (iii) the Share Transfer is cancelled pursuant to Article 14.

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Article 14	Amendment of Terms for the Share Transfer and Cancellation of the Share Transfer
If during the period from the execution of this Share Transfer Plan until the incorporation of the Holding Company, (i) facts or an event reasonably determined to be likely to have a material adverse effect on the financial standing, operations, or cash flow of Daishi Bank or Hokuetsu Bank arise, (ii) an event or circumstances that have a material adverse effect on the implementation of the Share Transfer or the rationality of the Share Transfer Ratio arise, or such event or circumstances are discovered (including cases where circumstances had already come to light when this Share Transfer Plan was executed and are discovered to be material after execution of this Share Transfer Plan), or (iii) the achievement of the purpose of the Share Transfer otherwise becomes significantly difficult, Daishi Bank and Hokuetsu Bank may agree to amend the terms and other details of this Share Transfer Plan, or cancel the Share Transfer.

Article 15	Matters for Discussion
In addition to the matters provided in this Share Transfer Plan, matters not provided for herein and other matters necessary for the Share Transfer shall be determined through discussions in good faith between Daishi Bank and Hokuetsu Bank, in accordance with the intent of this Share Transfer Plan.

(Rest of page intentionally left blank)

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IN WITNESS WHEREOF, this Share Transfer Plan has been executed in duplicate by Daishi Bank and Hokuetsu Bank, and each has retained one original copy hereof.

May 11, 2018

Daishi Bank:	Fujio Namiki, President The Daishi Bank, Ltd. 1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata-shi, Niigata

Hokuetsu Bank:	Katsuya Sato, President The Hokuetsu Bank, Ltd. 2-14 Ote-dori 2-chome, Nagaoka-shi, Niigata

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Exhibit 1

Daishi Hokuetsu Financial Group, Inc.

Articles of Incorporation

Chapter 1 General Provisions

Article 1	Trade Name
The trade name of the company shall be Daishi Hokuetsu Financial Group, Inc. (the “Company”).

Article 2	Purpose
The Company, as a bank holding company, shall engage in the following businesses as its purpose:
(1)	Operation and management of banks and companies that are permitted to be subsidiaries under the Banking Act;
(2)	All businesses incidental to, and associated with, the provisions of Subparagraph (1) above; and
(3)	Other businesses, in addition to the businesses set forth in Subparagraphs (1) and (2) above, that bank holding companies are permitted to engage in under the Banking Act.

Article 3	Location of Head Office
The Company’s head office shall be located in Nagaoka-shi, Niigata.

Article 4	Corporate Organs
In addition to a general meeting of shareholders and directors, the Company shall have the following corporate organs:
(1)	Board of Directors;
(2)	Audit & Supervisory Committee; and
(3)	Accounting Auditor.

Article 5	Method of Public Notice
The Company shall issue public notices electronically; provided, however, that if it is impossible to issue a notice by means of electronic public notice due to an accident or other unavoidable cause, notices shall be published in the Niigata Nippo and the Nihon Keizai Shimbun.

Chapter 2          Shares

Article 6	Total Number of Authorized Shares
The total number of authorized shares to be issued by the Company shall be 100,000,000 shares of stock.

Article 7	Share Trading Unit
Share units of the Company will comprise 100 shares of stock.

Article 8	Rights With Respect to Shares Constituting Less than One Unit
Shareholders of the Company may not exercise rights with respect shares constituting less than one unit held thereby, except for the following rights:
(1)	Rights set forth in each item of Article 189(2) of the Companies Act;
(2)	The right to make demands pursuant to the provisions of Article 166(1) of the Companies Act;
(3)	The right to receive allocation of shares for subscription and share options for subscription` in accordance with the number of shares held by the shareholder; and
(4)	Right to request the sale of shares constituting less than one unit.

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Article 9	Purchase of Additional Shares Constituting Less than One Unit
In accordance with the provisions of the Share Handling Rules, shareholders of the Company may request the Company to sell them shares in a number that will constitute one trading unit when combined with the shares constituting less than one unit held by the shareholder.

Article 10	Share Handling Rules
1.
The handling of shares of the Company, and fees and procedures, etc. when shareholders exercise their rights, shall be in accordance with laws and regulations, these Articles of Incorporation, and the Share Handling Rules set forth by the Board of Directors.

2.	The same applies with regard to various notifications filed by shareholders, etc.

Article 11	Administrator of the Shareholder Register
1.	The Company shall have an administrator of the shareholder register.
2.	The administrator of the shareholder register, and where the administration shall be conducted, shall be determined by resolution of the Board of Directors, and public notice thereof will be issued.
3.
Preparation and provision of the shareholder register and share option register of the Company, and other administrative work for the shareholder register and share option register, shall be delegated to the administrator of the shareholder register, and shall not be performed by the Company.

Chapter 3          General Meeting of Shareholders

Article 12	Convocation
Ordinary general meetings of shareholders of the Company shall be convened within three months after the end of each business year, and extraordinary general meetings of shareholders shall be convened as necessary.

Article 13	Record Date for Ordinary General Meetings of Shareholders
The record date for voting rights for the Company’s ordinary general meeting of shareholders shall be March 31 of each year.

Article 14	Convener and Chair
1.
Except where otherwise provided by laws and regulations, general meetings of shareholders shall be convened by the President pursuant to a resolution of the Board of Directors, and shall be chaired by the President.

2.
If the President is unable to fulfill these duties due to an accident, these duties shall be performed by another director, in accordance with the order of precedence determined in advance by the Board of Directors.

Article 15	Disclosure of Reference Documents, etc. for General Meetings of Shareholders on the Internet and Deemed Provision
If the Company discloses on the Internet, in accordance with provisions set forth by ordinance of the Ministry of Justice, information regarding matters that must be stated or displayed in reference documents for general meetings of shareholders, the business report, financial statements, and consolidated financial statements when convening a general meeting of shareholders, the Company may deem such information to have been provided to shareholders.

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Article 16	Resolutions
1.
Unless otherwise provided by laws and regulations or these Articles of Incorporation, resolutions of general meetings of shareholders shall be passed by a majority of votes of the shareholders in attendance who can exercise voting rights.

2.	Resolutions provided in Article 309(2) of the Companies Act require the attendance of at least one-third of shareholders who can exercise voting rights, and shall be passed with a two-thirds majority.

Article 17	Proxy Voting
1.	Shareholders may exercise their voting rights by appointing one other shareholder as their proxy.
2.	In the case provided in Article 17.1 above, the shareholder or their proxy must submit a document evidencing the proxy right to the Company for each general meeting of shareholders.

Chapter 4          Directors and the Board of Directors

Article 18	Number of Directors
1.	The Company shall have no more than ten directors (excluding directors who are members of the Audit & Supervisory Committee (“Audit & Supervisory Committee Members”)).
2.	The Company shall have no more than eight Audit & Supervisory Committee Members.

Article 19	Appointment of Directors
1.
Directors shall be appointed at general meetings of shareholders, with Audit & Supervisory Committee Members and other directors being appointed separately. Resolutions for the appointment thereof require the attendance of at least one-third of shareholders who can exercise voting rights, and shall be passed with a majority of such votes.

2.	Resolutions for the appointment of directors shall not be by cumulative voting.

Article 20	Term of Office of Directors
1.
The term of office of directors of the Company other than Audit & Supervisory Committee Members shall be until the conclusion of the ordinary general meeting of shareholders for the last business year finishing within one year after their appointment.

2.
The term of office for Audit & Supervisory Committee Members shall be until the conclusion of the ordinary general meeting of shareholders for the last business year finishing within two years after their appointment.

3.
If a replacement Audit & Supervisory Committee Member is appointed to take the place of an Audit & Supervisory Committee Member who resigned before the end of their term, the term of office for such Audit & Supervisory Committee Member appointed as a replacement shall be until the end of the term of office for the Audit & Supervisory Committee Member that resigned.

4.
If a resolution is passed to appoint a replacement Audit & Supervisory Committee Member, such resolution shall continue to have effect until the start of the ordinary general meeting of shareholders for the last business year ending within two years after such appointment.

Article 21	Directors with Titles
The Board of Directors may pass resolutions to appoint from among the directors (excluding Audit & Supervisory Committee Members) one Chairperson and one President, and several Vice Presidents, Senior Executive Managing Directors, and Executive Managing Directors.

Article 22	Representative Director
The Board of Directors shall pass a resolution appointing a representative director from among the directors (excluding Audit & Supervisory Committee Members).

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Article 23	Director Compensation, etc.
Compensation, bonuses, and other financial benefits received by directors as consideration for the execution of their duties (“Compensation, etc.”) shall be determined by resolution of the general meeting of shareholders, differentiating between Audit & Supervisory Committee Members and other directors.

Article 24	Exemption from Liability for Directors
1.
Pursuant to the provisions of Article 426(1) of the Companies Act, the Company may, by resolution of the Board of Directors, exempt outside directors (including those who formerly served as outside directors) from liability for damages due to neglect of duties, to the extent permitted by laws and regulations.

2.
Pursuant to Article 427(1) of the Companies Act, the Company may enter into an agreement with a director (excluding directors who are executive directors, etc.) to limit liability for damages due to neglect of duties; provided, however, that the limit of liability pursuant to such agreement shall be the minimum liability amount permitted by laws and regulations.

Article 25	Authority of Directors
The Board of Directors shall determine the execution of important operations of the Company, in addition to the matters set forth by laws, regulations, and these Articles of Incorporation.

Article 26	Convocation of Meetings of the Board of Directors
1.
Except where otherwise provided by laws and regulations, meetings of the Board of Directors shall be convened by the President, who shall chair the meetings.  If the President is unable to fulfill these duties due to an accident, these duties shall be performed by another director, in accordance with the order determined in advance by the Board of Directors.

2.
Convocation notices for meetings of the Board of Directors shall be issued to each director five days before the date of the meeting; provided, however, that this period may be shortened if necessary due to an emergency.

3.	With the consent of all directors, a meeting of the Board of Directors may be held without going through the convocation procedure.

Article 27	Resolutions of the Board of Directors
1.
Except where otherwise provided by laws and regulations, resolutions of the Board of Directors require the attendance of the majority of directors who may vote, and are passed by a majority of those directors in attendance.

2.	The Company shall deem a resolution of the Board of Directors to have been passed if the conditions provided in Article 370 of the Companies Act have been satisfied.

Article 28	Delegation of Decisions for the Execution of Operations to Directors
Pursuant to the provisions of Article 399-13(6) of the Companies Act, the Company may delegate all or part of the decision-making for the execution of important operations (excluding those matters set forth in each item of Article 399-13(5) of the Companies Act) to directors, by resolution of the Board of Directors.

Article 29	Operation of the Board of Directors
Operation of the Board of Directors shall be in accordance with the provisions of the Board of Directors Regulations set forth by the Board of Directors.

Chapter 5          Audit & Supervisory Committee

Article 30	Full-Time Audit & Supervisory Committee Members
The Audit & Supervisory Committee may, by resolution thereof, appoint full-time Audit & Supervisory Committee Members from among the Audit & Supervisory Committee Members.

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Article 31	Convocation of Meetings of the Audit & Supervisory Committee
1.
Convocation notices for meetings of the Audit & Supervisory Committee shall be issued to each Audit & Supervisory Committee Member five days before the date of the meeting; provided, however, that this period may be shortened if necessary due to an emergency.

2.	With the consent of all Audit & Supervisory Committee Members, a meeting of the Audit & Supervisory Committee may be held without going through the convocation process.

Article 32	Resolutions of the Audit & Supervisory Committee
Except where otherwise provided by laws and regulations, resolutions of the Audit & Supervisory Committee require the attendance of the majority of the Audit & Supervisory Committee Members who may vote and are passed by a majority of those Audit & Supervisory Committee Members in attendance.

Article 33	Operation of the Audit & Supervisory Committee
Operation of the Audit & Supervisory Committee shall be in accordance with the provisions of the Audit & Supervisory Committee Regulations set forth by the Audit & Supervisory Committee.

Chapter 6          Accounting Auditor

Article 34	Appointment of an Accounting Auditor
The Accounting Auditor shall be appointed by resolution of the general meeting of shareholders.

Article 35	Term of Office of the Accounting Auditor
1.	The term of office of the Accounting Auditor shall be until the conclusion of the ordinary general meeting of shareholders for the last business year finishing within one year after their appointment.
2.
Unless otherwise resolved at the ordinary general meeting of shareholders provided in Article 35.1, the Accounting Auditor shall be deemed to have been reappointed at such general meeting of shareholders.

Chapter 7          Calculations

Article 36	Business Year
The Company’s business year shall be from April 1 of each year until March 31 of the following year.

Article 37	Decision-Making Body for Dividends, etc.
Except where otherwise provided by laws and regulations, the Company may determine matters set forth in each item of Article 459(1) of the Companies Act by resolution of the Board of Directors.

Article 38	Record Date for Dividends, etc.
1.	The record date for the Company’s year-end dividend shall be March 31 of each year.
2.	The record date for the Company’s interim dividend shall be September 30 of each year.
3.	The Company may set a record date and pay other dividends in addition to those provided in Article 38.1 and 38.2

Article 39	Period of Exclusion
If the dividends are paid in cash, the Company shall be released from the duty to pay once five years have elapsed since the date of commencement of payment.

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Supplementary Provisions

Article 1	First Business Year
Notwithstanding the provisions of Article 36, the first business year of the Company shall be from the date of incorporation of the Company until March 31, 2019.

Article 2	Initial Director Compensation, etc.
1.
Notwithstanding the provisions of Article 23, the total amount of director (not including Audit & Supervisory Committee Members) Compensation, etc. for the period from the date of incorporation of the Company until the first ordinary general meeting of shareholders concludes shall be no more than 300 million yen.

2．
Notwithstanding the provisions of Article 23, the total amount of Audit & Supervisory Committee Member Compensation, etc. for the period from the date of incorporation of the Company until the first ordinary general meeting of shareholders concludes shall be no more than 85 million yen.

3.
Notwithstanding the provisions of Article 23 and Paragraph 2 of this Article, the share-option based compensation of the Compensation, etc. for the period from the date of incorporation of the Company until the first ordinary general meeting of shareholders concludes shall be no more than 130 million yen, and the details of such share options shall be as follows.

(1)	Type and number of shares underlying share options
The type of shares underlying share options shall be common stock of the Company, and the number of shares underlying share options (“Number of Shares to be Issued”) shall be 10 shares of stock.
The Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
(2)	Total number of share options
The total number of share options allotted to directors during the period from the date of incorporation of the Company until the conclusion of the first ordinary general meeting of shareholders shall be a maximum of 65,000 share options.
(3)	Amount to be paid in for share options
The amount to be paid in for each share option shall be the amount determined by the board of directors based on the fair market value of the share options, calculated using a method such as the Black-Scholes model, when the share options are allotted.
(4)	Value of property to be contributed when share options are exercised

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The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options multiplied by the Number of Shares to be Issued.
(5)	Period when share options may be exercised
The period when share options may be exercised shall be determined by the Board of Directors, with a maximum possible period of 30 years from the date immediately following the share option allotment date.
(6)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
(7)	Conditions for exercise of share options
Parties allotted share options may exercise the share options from the date immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank, Ltd., or The Hokuetsu Bank, Ltd., and other conditions to the exercise thereof shall be set by the Board of Directors.
(8)	Other details of share options
The Board of Directors shall determine the details of matters set forth in Subparagraphs (1) through (7) above and other matters regarding share options.

Article 3	Acquisition of Own Shares
The Company may acquire its own shares, such as through market transactions, pursuant to the provisions of Article 165(2) of the Companies Act.

Article 4	Deletion of these Supplementary Provisions
These supplementary provisions shall be deleted upon the conclusion of the first ordinary general meeting of shareholders held after the incorporation of the Company.

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3.	Adequacies of Provisions Regarding Matters Set Forth in Article 773(1)(v) and (vi) of the Companies Act

（1）Shares of the Joint Holding Company delivered to shareholders of the Banks and allotment of shares of the Joint Holding Company in the Share Transfer
The Banks determined that the allocation ratio of the common shares of the Joint Holding Company to be allotted and delivered to shareholders of the Banks, respectively (the “Share Transfer Ratio”), when the Joint Holding Company is incorporated through the Share Transfer shall be as follows.

(i)	Details of allotment in the Share Transfer (Share Transfer Ratio)

Company Name	The Bank	Hokuetsu Bank
Share Transfer Ratio	1	0.5

(Note 1)    Share allotment ratio
One share of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of the Bank and 0.5 share(s) of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of Hokuetsu Bank.  One unit of shares of common stock of the Joint Holding Company is planned to comprise 100 shares.
If the number of Joint Holding Company shares which will be delivered to a shareholder of the Banks through the Share Transfer includes a fraction of less than one share, the Joint Holding Company will, pursuant to Article 234 of the Companies Act of Japan, and other relevant laws and regulations, pay the relevant shareholder a cash amount corresponding to such fractional share.
Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material effect to the Share Transfer Ratio are newly found to exist or have occurred.

(Note 2)    Number of newly issued Joint Holding Company shares to be delivered through the Share Transfer (scheduled)
　Common stock: 45,876,355 shares
The above number has been calculated based on the total number of issued and outstanding shares of the Bank (34,625,347 shares) and Hokuetsu Bank (24,514,280 shares) as of March 31, 2018.  However, the Banks plan to cancel their treasury shares (however, excluding treasury shares owned by the Bank that are the trust assets of the exclusive trust of the Daishi Bank Employee Stock Ownership Plan pertaining to all of the Bank’s trust-type employee stock ownership incentive plan (E-Ship) (owner name: “The Nomura Trust and Banking Co., Ltd. (Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account)”); the same hereinafter) immediately before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (“Record Time”).  Accordingly, treasury shares held by the Bank (742,205 shares) as of March 31, 2018 and treasury shares held by Hokuetsu Bank (527,854 shares) as of March 31, 2018 have not been included in the scope of the new share delivery in calculating the above number.  The number of newly issued Joint Holding Company shares to be delivered through the Share Transfer may change if the number of the Banks’ treasury shares as of March 31, 2018 changes before the Record Time due to reasons such as exercise of the right to request purchase of shares by a shareholder of Hokuetsu Bank or the Bank.

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(Note 3)    Handling of shares constituting less than one unit
The Banks’ shareholders who receive an allocation of shares constituting less than one unit (100 shares) of the common shares of the Joint Holding Company (“Shares Constituting Less than One Unit”) through the Share Transfer may not sell Shares Constituting Less than One Unit on the Tokyo Stock Exchange or any other securities exchange.  Shareholders who own Shares Constituting Less than One Unit may request the Joint Holding Company to purchase their Shares Constituting Less than One Unit pursuant to Article 192(1) of the Companies Act.  It is planned that such shareholders may also request the Joint Holding Company to sell the number of shares needed, together with the number of Shares Constituting Less than One Unit owned by such shareholder, to constitute one unit pursuant to Article 194(1) of the Companies Act and provisions planned to be stipulated in the Articles of Incorporation of the Joint Holding Company.

(ii)	Basis and reasons for the details of allotment

Based on the basic agreement concerning proceeding with discussions and considerations toward the Business Integration of the Banks (the “Business Integration”) dated April 5, 2017, the Banks established the Preparatory Integration Committee and have been discussing and considering consummating the Business Integration with the effective date of the Share Transfer as October 1, 2018 (scheduled).
As described in “(iv) Measures to ensure fairness” below, the Bank respectively appointed Nomura Securities Co. Ltd. (“Nomura Securities”) as an independent third-party financial advisor for the analysis of the Share Transfer Ratio and Nishimura & Asahi as a legal advisor in order to ensure the fairness to the Bank’s shareholder from a financial point of view of the Share Transfer Ratio and other aspects of the Share Transfer, and commenced deliberations with respect to the transaction.  After careful discussions and negotiations with reference to the analysis prepared by Nomura Securities on March 22, 2018 and the legal advice provided by Nishimura & Asahi, the Bank concluded that it is appropriate to implement the Share Transfer based on the Share Transfer Ratio indicated in “ (i) Details of allotment in the Share Transfer (Share Transfer Ratio)” above.
　On the other hand, as described in “(iv) Measures to ensure fairness” below, Hokuetsu Bank respectively appointed Mizuho Securities Co., Ltd. (“Mizuho Securities”) as an independent third-party financial advisor for the analysis of the Share Transfer Ratio and Mori Hamada & Matsumoto as a legal advisor to ensure the fairness to Hokuetsu Bank’s shareholder from a financial point of view of the Share Transfer Ratio and other aspects of the Share Transfer, and commenced a deliberate review process and discussions with respect to the transaction.  After careful discussions and negotiations with reference to the analysis prepared by Mizuho Securities on March 22, 2018 and the legal advice provided by Mori Hamada & Matsumoto, Hokuetsu Bank concluded that it is appropriate to implement the Share Transfer based on the Share Transfer Ratio described in “(i) Details of allotment in the Share Transfer (Share Transfer Ratio)” above.
As such, the Banks carefully negotiated and discussed the Share Transfer Ratio, comprehensively taking into account factors such as the market price, financial position, and future prospects of each party, based on the due diligence conducted by each Bank concerning the other, with each Bank making reference to the financial analysis of its financial advisor and the legal advice of its legal advisor. As a result of such negotiations and discussions, each of the Banks concluded in a meeting of its board of directors held on March 23, 2018 that the Share Transfer Ratio for the Share Transfer set forth in “(i) Details of allotment in the Share Transfer (Share Transfer Ratio)” above is appropriate.  Upon the decision thereof, the Banks have agreed to the Share Transfer Ratio for the Share Transfer.

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(iii)	Calculation

A.	Names of the financial advisors and the relationship with the Banks

Nomura Securities, financial advisor (independent third-party financial advisor) of the Bank, and Mizuho Securities, financial advisor (independent third-party financial advisor) of Hokuetsu Bank, are not related parties of either the Bank or Hokuetsu Bank, and have no material interests requiring disclosure in regards to the Share Transfer.

B.	Outline of the calculation

In order to ensure fairness from a financial point of view of the Share Transfer Ratio to their respective shareholders, the Bank retained Nomura Securities and Hokuetsu Bank retained Mizuho Securities as their respective independent third-party financial advisors for calculating and analyzing the Share Transfer Ratio.

In its analyses of the Share Transfer Ratio, Nomura Securities conducted a market share price analysis because each Bank’s shares are listed on the First Section of the TSE and market prices are available for each Bank’s shares, as well as a comparable companies analysis because there are multiple companies that are comparable to each Bank and Nomura Securities could estimate each Bank’s share value by comparing the comparable companies.  In addition, in order to additionally reflect future business activities, Nomura Securities conducted a DDM Analysis, which is a method used to analyze the share value by discounting, using cost of capital, the value attributable to the shareholders after taking into account retained earnings and other factors necessary to maintain certain capital structure, which method is used generally for the analysis of financial institutions.  The result of each analysis is indicated below.  The respective ranges for the Share Transfer Ratio represent the number of shares of the Joint Holding Company to be allotted for one common share of Hokuetsu Bank, assuming that one common share of the Joint Holding Company is allotted for one common share of the Bank.

	Analysis	Range of Share Transfer Ratio
1	Market Share Price Analysis	0.49-0.50
2	Comparable Companies Analysis	0.48-0.53
3	DDM Analysis	0.36-0.53

In the market share price analysis, Nomura Securities used March 22, 2018 (the “Reference Date”) as the reference, and used the closing price on the Reference Date, the simple average closing price for the five business days from March 15, 2018 until the Reference Date, the simple average closing price for the one-month period from February 23, 2018 until the Reference Date, the simple average closing price for the three-month period from December 25, 2017 until the Reference Date, and the simple average closing price for the six-month period from September 25, 2017 until the Reference Date.

For the analysis of the Share Transfer Ratio, Nomura Securities has used information provided by the Banks and public information.  Nomura Securities has assumed the accuracy and completeness of all materials and information, and has not independently verified the accuracy or completeness of such information.  Also, Nomura Securities has not undertaken an independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities), on an aggregate or individual basis, of the Banks or any of their respective affiliates, nor did it make any request to a third party for an appraisal or assessment.  Nomura Securities’ analysis of the Share Transfer Ratio reflects information and economic conditions as of March 22, 2018, and it assumes that the individual financial forecasts of the Banks (including profit plans and other information) were reasonably prepared based on the best currently available estimates and judgment of the management of the individual Banks.  The future profit plans for the Banks that was the basis for the DDM Analysis did not anticipate a significant increase or decrease in profit.

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In its analyses of the Share Transfer Ratio, Mizuho Securities conducted a historical reference share price analysis because each of Bank’s shares are listed on the First Section of the Tokyo Stock Exchange and market prices are available for each of Bank’s shares, as well as a comparable companies analysis because there are multiple companies that are comparable to each of the Banks and Mizuho Securities could estimate each Bank’s share value by comparing the comparable companies.  Furthermore, in order to reflect future business activities, Mizuho Securities conducted a dividend discount model analysis (“DDM Analysis”), which is a method used to analyze the share value by discounting, using cost of capital, the value attributable to the shareholders after taking into account retained earnings and other factors necessary to maintain certain capital structure, which method is used generally for the analysis of financial institutions.  The result of each analysis is indicated below.  The respective ranges for the Share Transfer Ratio represent the number of common shares of the Joint Holding Company to be allotted for one common share of Hokuetsu Bank, assuming that one common share of the Joint Holding Company is allotted for one common share of the Bank.

	Analysis	Range of Share Transfer Ratio
1	Historical Reference Share Price Analysis	0.49-0.50
2	Comparable Companies Analysis	0.46-0.59
3	DDM Analysis	0.41-0.59

Furthermore, in the historical reference share price analysis, Mizuho Securities used the closing price on March 22, 2018 (the “Reference Date”), and the simple average closing prices for the week until the Reference Date, the one-month period until the Reference Date, the three-month period until the Reference Date, and the six-month period until the Reference Date.

For the analysis of the Share Transfer Ratio, Mizuho Securities has used information provided by the Banks and public information.  Mizuho Securities has assumed the accuracy and completeness of all materials and information, and has not independently verified the accuracy or completeness of such information.  Also, Mizuho Securities has not undertaken an independent evaluation, appraisal or assessment of the assets or liabilities (including contingent liabilities), on an aggregate or individual basis, of the Banks or any of their respective affiliates, nor did it make any such request to a third party.  Mizuho Securities’ analysis of the Share Transfer Ratio reflects information and economic conditions until March 22, 2018, and it assumes that the financial forecasts of the Banks (including profit plans and other information) were reasonably prepared based on the best-available estimates and judgment of the management of the Banks.  The future profit plans for the Banks that was the basis for the DDM Analysis did not anticipate a significant increase or decrease in profit.

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(iv)　Measures to ensure fairness

In order to ensure fairness of the Share Transfer, the Bank has taken the following measures.

A.	Obtaining a share transfer ratio analysis report from an independent third-party financial advisor

In order to ensure the fairness to its shareholders from a financial point of view of the Share Transfer Ratio, the Bank selected Nomura Securities as a third-party financial advisor as described in “(ii) Basis and reasons for the details of allotment” above, and obtained its share transfer ratio analysis report in order to use it as a basis for the agreement of the Share Transfer Ratio for the Share Transfer.  The Bank conducted negotiations and discussions with Hokuetsu Bank with reference to the analyses and advice of Nomura Securities, its third-party financial advisor, and the board of directors resolved on March 23, 2018 that the Bank will implement the Share Transfer based on the Share Transfer Ratio as described in “(i) Details of allotment in the Share Transfer (Share Transfer Ratio)” above.

The Bank also received a written opinion (a so-called “fairness opinion”) dated March 22, 2018 from Nomura Securities to the effect that the Share Transfer Ratio in the Share Transfer is appropriate for the Bank from a financial point of view.

B.	Advice from an independent law firm

In order to ensure the fairness and adequacy of decision making of the board of directors, the Bank obtained legal advice on method and process of its decision-making and other procedures relating to the Share Transfer from Nishimura & Asahi as a legal advisor independent of the Banks.

On the other hand, Hokuetsu Bank has taken the following measures to ensure fairness.

A.	Obtaining a Share Transfer Ratio analysis report from an independent third-party financial advisor

In order to ensure the fairness to its shareholders from a financial point of view of the Share Transfer Ratio, Hokuetsu Bank selected Mizuho Securities as a third-party financial advisor as described in “3.(ii) Basis and reasons for the details of allotment” above, and obtained its Share Transfer Ratio analysis report in order to use it as a basis for the agreement of the Share Transfer Ratio for the Share Transfer.  Hokuetsu Bank conducted negotiations and discussions with the Bank with reference to the analyses and advice of Mizuho Securities, its third-party financial advisor, and the board of directors resolved on March 23, 2018 that Hokuetsu Bank will implement the Share Transfer based on the agreed Share Transfer Ratio as described in “3. (i) Details of allotment in the Share Transfer (Share Transfer Ratio)” above.  Hokuetsu Bank also received a written opinion (a so-called “fairness opinion”) dated March 22, 2018 from Mizuho Securities to the effect that the Share Transfer Ratio in the Share Transfer is appropriate for Hokuetsu Bank’s shareholders from a financial point of view.  Mizuho Securities’ material assumptions and the like regarding its fairness opinion are described in the Exhibit.

B.	Advice from an independent law firm

In order to ensure the fairness and adequacy of decision making of the board of directors, Hokuetsu Bank obtained legal advice on the method and process of its decision making and other procedures relating to the Share Transfer from Mori Hamada & Matsumoto as a legal advisor independent of the Banks.

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Exhibit : Assumptions, etc. of Mizuho Securities’ Fairness Opinion
Mizuho Securities issued a written opinion (the “Opinion”) on March 22, 2018 to the effect that the Share Transfer Ratio is appropriate for Hokuetsu Bank’s shareholders from a financial point of view, and it assumed the following points upon that issuance.

For the purpose of the expression of its opinion in the Opinion, Mizuho Securities has relied on and assumed the accuracy and completeness of all public information reviewed by Mizuho Securities and all financial information and other information that the Banks provided to Mizuho Securities or that Mizuho Securities discussed with the Banks, and that formed the substantial basis of the analysis in this Opinion.  Furthermore, Mizuho Securities has not independently verified the accuracy or completeness of such information and does not bear a responsibility or duty to make such an independent verification.  If there was a matter that would render materially inaccurate the information that was provided to Mizuho Securities or that Mizuho Securities discussed with the Banks, or there was a fact or situation that was not disclosed at the time of the delivery of the Opinion or that occurred after the delivery of the Opinion (including facts that potentially existed at the time of the delivery of the Opinion and later became clear), it is possible that the conclusion expressed in the Opinion would be different.  Mizuho Securities has assumed that the management of the Banks is not aware of any facts that would render incomplete or invite misunderstanding of the information that was provided to Mizuho Securities or that Mizuho Securities discussed with the Banks.  Furthermore, Mizuho Securities has not undertaken an independent evaluation or assessment of the assets or liabilities (including derivatives transactions, off-balance-sheet assets and liabilities or other contingent liabilities) or the reserves of the Banks or their respective affiliates, it has not analyzed the appropriateness of valuations for accounting or taxation purposes or the suitability of accounting treatments or taxation treatments, and it has not been provided with any such evaluations, assessments, or analyses by a third party or requested them from a third party.  Mizuho Securities does not bear a duty to assess the assets or facilities of the Banks or their respective affiliates, and it has not evaluated the shareholders’ equity, solvency, or fair price of the Banks or their respective affiliates based on laws regarding insolvency or bankruptcy, etc.

With the consent of Hokuetsu Bank, Mizuho Securities has used assumptions that it considers reasonable and appropriate regarding information that was requested by Mizuho Securities during the preparation of the Opinion (i) that was not provided or disclosed by the Banks, (ii) that although provided or disclosed has an uncertain effect on the corporate value of the Banks at the present time, or (iii) that Mizuho Securities was unable to use as the basis of its evaluation even by other methods.  Mizuho Securities has not verified what type of effect there will be on the future finances of the Banks in the event it becomes clear that such assumptions by Mizuho Securities differ from the facts in material respects.

Furthermore, Mizuho Securities has assumed that financial forecasts and other information regarding the future provided to Mizuho Securities (including forecasts regarding future profits and expenses, expectations of expenses reductions, and the Banks’ business plans) have been reasonably prepared by the Banks’ management based on the best currently available forecasts and judgments of the future business results and financial status of the Banks and their respective affiliates.  Mizuho Securities has relied on those financial forecasts and business plans without conducting any independent verifications of the feasibility of those financial forecasts and business plans, and Mizuho Securities is not expressing any judgment on the analyses or forecasts that are referenced in the Opinion, or on the assumptions that are the basis for those analyses or forecasts.  In regard to synergy effects from the integration of the Banks through this transaction, at the time of the delivery of the Opinion, Mizuho Securities is not aware of any matters that allow the qualitative evaluation of the possibility of a material effect on the expression of its opinion, and they have not been incorporated into the review under the Opinion.  In addition, Mizuho Securities has not expressed any opinion on the future outlook, plans, or survivability of the Banks, whether as independent companies or after their integration.  Mizuho Securities is not an expert in relation to law, regulation, or taxation, and it has relied on the evaluations carried out by the Banks’ outside experts regarding such matters.  Furthermore, Mizuho Securities has assumed that this transaction is not taxable with respect to the Banks under the Corporation Tax Act of Japan, and that other tax relationships regarding this transaction will not affect the Share Transfer Ratio.

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Mizuho Securities has assumed, without conducting an independent verification, that this transaction will be completed in a timely fashion and that all consents and approvals of governmental and regulatory authorities or otherwise (regardless of whether legal or contractual) that are required to complete this transaction can be obtained without having any adverse effect on the Banks or the benefit that is expected from this transaction, that the content of such consents and approvals will not affect the Share Transfer Ratio, and furthermore that any orders, measures, or dispositions that are issued or imposed on the Banks by a regulatory authority, etc. will, except for those disclosed by the Banks, either not have an effect on the Banks’ future results or will not occur in the future. It has also assumed that the Banks and their respective affiliates have not in the past executed contracts, agreements, or any other documents that will have a material effect on the Share Transfer Ratio and have not made such decisions, and will not execute such documents or make such decisions in the future, and that in the future the execution of this transaction will not breach a material agreement that is binding on the Banks or their respective affiliates, and will not give rise to a right to cancel such a material agreement or a right to declare non-performance or exercise a remedy pursuant to such an agreement.  Mizuho Securities has assumed that there are no contingent liabilities regarding lawsuits or disputes, etc., or off-balance-sheet liabilities regarding the environment, taxation, or intellectual property rights, etc. on the part of the Banks and their respective affiliates, except for those stated in the information that was disclosed by the Banks that formed the foundation of the analysis in the Opinion.

The Opinion is necessarily premised on the financial conditions, economic conditions, market conditions, and other conditions that existed and could be evaluated as of the date of the Opinion, and it relies on the information that Mizuho Securities had obtained as of the date of the Opinion.  In addition, information that Mizuho Securities had obtained as of the date of the Opinion, and facts that are potentially included in such information, whose effect on the corporate value of the Banks were not necessarily clear as of the date of the Opinion were not subject to the review by Mizuho Securities. Consequently, it is possible that the opinion of Mizuho Securities will be affected if the facts that were assumed in the review under the Opinion have changed or had an effect on or after the date of the Opinion, or an effect on corporate value due to the discovery of potential facts such as those described above has become clear, but Mizuho Securities will not be responsible for amending, updating, supplementing, or reconfirming the Opinion.

Mizuho Securities plans to receive a fee (including incentive remuneration on the condition that this transaction is completed) from Hokuetsu Bank as consideration for its services as a financial advisor of Hokuetsu Bank in relation to this transaction.  Hokuetsu Bank has agreed to compensate Mizuho Securities for certain obligations that arise on the part of Mizuho Securities due to its participation, including in relation to the submission of the Opinion.  Furthermore, in the ordinary course of business or in relation to this transaction, Mizuho Securities or companies in the Mizuho Financial Group of which Mizuho Securities is a member may, on their own accounts or on customers’ accounts, underwrite, hold, or sell various financial instruments including certain shares, bonds or other securities issued by either of the Banks or their respective affiliates, and they may possibly hold positions in such financial instruments at any time, and may possibly carry out derivatives transactions pertaining to either of the Banks or their respective affiliates, or to various financial instruments issued by those companies.  In addition, it is possible that Mizuho Securities or companies in the Mizuho Financial Group of which Mizuho Securities is a member may, in the course of ordinary business or in relation to this transaction, have financing or other transactional relationships with either of the Banks or their respective affiliates and receive consideration regarding such acts.

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Mizuho Securities was not required to submit an opinion on proceeding with this transaction or on the business decision-making at Hokuetsu Bank that is the premise for executing this transaction, and Mizuho Securities’ opinion does not cover such matters in any respect.  In addition, Mizuho Securities was not requested to submit an opinion on transactions other than this transaction or on the comparative merits and demerits of this transaction and other transactions, and such opinions are not represented in the Opinion.  Mizuho Securities does not bear a duty to encourage Hokuetsu Bank or the board of directors of Hokuetsu Bank to gather the concerns of third parties related to this transaction, and it has not carried out such encouragement.

Mizuho Securities’ opinion is limited to whether the Share Transfer Ratio is appropriate for the common shareholders of Hokuetsu Bank from a financial point of view as of the date of the Opinion, and Mizuho Securities has not represented an opinion regarding the appropriateness of the Share Transfer Ratio for holders of other types of securities, creditors, or other related parties of Hokuetsu Bank.  Furthermore, Mizuho Securities has not represented an opinion regarding the amount or quality of remuneration related to this transaction, or the appropriateness of such remuneration, for any directors, executive officers, employees, or equivalent persons of the Banks.

(2)	The Joint Holding Company’s capital and reserves

The Bank and Hokuetsu Bank have determined that the capital and reserves of the Joint Holding Company upon incorporation shall be as follows.

(i) Capital	30,000,000,000 yen
(ii) Capital reserves	7,500,000,000 yen
(iii) Retained earnings reserves	0 yen

The amounts of stated capital and reserves were determined through consultation between the Bank and Hokuetsu Bank, and set within the scope of the provisions of Article 52 of the Rules of Corporate Accounting, based on comprehensive consideration and examination of the size of the Joint Holding Company and various other factors.

4.	Adequacies of Provisions Regarding Matters Set Forth in Article 773(1)(ix) and (x) of the Companies Act

Upon the Share Transfer, the Joint Holding Company shall allot and deliver, to all holders of share options listed in (i) through (xv) of Column 1 below as of the Record Time, in exchange for the share options listed in (i) through (xv) of Column 2 in a number that is equal to the total number of share options of the Bank and Hokuetsu Bank as of the Record Time, subject to the terms of the share options and the Share Transfer Ratio.

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	Column 1		Column 2
	Share options issued by the Banks		Share options of the Joint Holding Company to be delivered
	Name	Details	Name	Details
(i)	The Daishi Bank, Ltd. Series 1 Share Options	See Exhibit 2-①-1	Daishi Hokuetsu Financial Group, Inc. Series 1 Share Options	See Exhibit 2-①-2
(ii)	The Daishi Bank, Ltd. Series 2 Share Options	See Exhibit 2-②-1	Daishi Hokuetsu Financial Group, Inc. Series 2 Share Options	See Exhibit 2-②-2
(iii)	The Daishi Bank, Ltd. Series 3 Share Options	See Exhibit 2-③-1	Daishi Hokuetsu Financial Group, Inc. Series 3 Share Options	See Exhibit 2-③-2
(iv)	The Daishi Bank, Ltd. Series 4 Share Options	See Exhibit 2-④-1	Daishi Hokuetsu Financial Group, Inc. Series 4 Share Options	See Exhibit 2-④-2
(v)	The Daishi Bank, Ltd. Series 5 Share Options	See Exhibit 2-⑤-1	Daishi Hokuetsu Financial Group, Inc. Series 5 Share Options	See Exhibit 2-⑤-2
(vi)	The Daishi Bank, Ltd. Series 6 Share Options	See Exhibit 2-⑥-1	Daishi Hokuetsu Financial Group, Inc. Series 6 Share Options	See Exhibit 2-⑥-2
(vii)	The Daishi Bank, Ltd. Series 7 Share Options	See Exhibit 2-⑦-1	Daishi Hokuetsu Financial Group, Inc. Series 7 Share Options	See Exhibit 2-⑦-2
(viii)	The Daishi Bank, Ltd. Series 8 Share Options	See Exhibit 2-⑧-1	Daishi Hokuetsu Financial Group, Inc. Series 8 Share Options	See Exhibit 2-⑧-2
(ix)	The Hokuetsu Bank, Ltd. Series 1 Share-Based Compensation Share Options	See Exhibit 3-①-1	Daishi Hokuetsu Financial Group, Inc. Series 9 Share Options	See Exhibit 3-①-2
(x)	The Hokuetsu Bank, Ltd. Series 2 Share-Based Compensation Share Options	See Exhibit 3-②-1	Daishi Hokuetsu Financial Group, Inc. Series 10 Share Options	See Exhibit 3-②-2
(xi)	The Hokuetsu Bank, Ltd. Series 3 Share-Based Compensation Share Options	See Exhibit 3-③-1	Daishi Hokuetsu Financial Group, Inc. Series 11 Share Options	See Exhibit 3-③-2
(xii)	The Hokuetsu Bank, Ltd. Series 4 Share-Based Compensation Share Options	See Exhibit 3-④-1	Daishi Hokuetsu Financial Group, Inc. Series 12 Share Options	See Exhibit 3-④-2
(xiii)	The Hokuetsu Bank, Ltd. Series 5 Share-Based Compensation Share Options	See Exhibit 3-⑤-1	Daishi Hokuetsu Financial Group, Inc. Series 13 Share Options	See Exhibit 3-⑤-2
(xiv)	The Hokuetsu Bank, Ltd. Series 6 Share-Based Compensation Share Options	See Exhibit 3-⑥-1	Daishi Hokuetsu Financial Group, Inc. Series 14 Share Options	See Exhibit 3-⑥-2
(xv)	The Hokuetsu Bank, Ltd. Series 7 Share-Based Compensation Share Options	See Exhibit 3-⑦-1	Daishi Hokuetsu Financial Group, Inc. Series 15 Share Options	See Exhibit 3-⑦-2
(Note)
Each Exhibit specified in the details column refers to Exhibit to the Share Transfer Plan (copy) and is described in the “Annual General Meeting of Shareholders – Reference Documents for the Annual General Meeting of Shareholders <separate volume> (p. 122 to p. 340).”

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5.	Matters Concerning Hokuetsu Bank
(1)	Details of the Financial Statements regarding the Most Recent Fiscal Year (ended March 31, 2018)
The financial statements of Hokuetsu Bank for the fiscal year ended March 31, 2018 are as described in the “Annual General Meeting of Shareholders – Reference Documents for the Annual General Meeting of Shareholders <separate volume> (p. 2 to p. 30).  Pursuant to laws and regulations and Article 15 of the Articles of Incorporation of the Bank, the information relating to the following items are posted on the Bank’s website (http://www.daishi-bank.co.jp/– Japanese only), and are not included in the Reference Documents for the Annual General Meeting of Shareholders.
(i)	“Information on the Share Options, etc.” to the Business Report
(ii)	“Statement of Shareholders’ Equity” and “Notes” to the Non-consolidated Financial Statements in the Non-consolidated Financial Statements
(iii)	“Consolidated Statement of Shareholders’ Equity” and “Notes” to the Consolidated Financial Statements in the Consolidated Financial Statements
(2)	Matters That May Cause Significant Effect To The Status Of Company Property Which Occurred After The Ending Date Of The Most Recent Fiscal Year
None.

6.	Details of the Matters that May Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Fiscal Year
None.

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7.
Matters Stipulated in Article 74 of the Ordinance for Enforcement of the Companies Act with respect to the Director Candidates (Excluding Audit and Supervisory Committee Members) of the Joint Holding Company (Name, Date of Birth, Experience and Other Matters with respect to the Director Candidates)

The Director (excluding Audit and Supervisory Committee Member) candidates of the Joint Holding Company are as follows.

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Katsuya Sato (July 8, 1955)	April 1978	Joined Hokuetsu Bank	（1） （2） （3）	－ 4,400 2,200
	April 2001	General Manager, Koyo Branch
	April 2003	Deputy General Manager, Planning Division
	April 2006	General Manager, Aramachi Branch, General Manager, Nagaoka-kita Branch
	June 2008	General Manager, Human Resources Division
	April 2010	General Manager, Loan Division
	June 2012	Director and General Manager, Loan Division
	June 2013	Managing Director in charge of operations of Operation Supervision Division, Market and Capital Division
	April 2014	Managing Director in charge of operations of Operation Supervision Division, Operation Support Division, Market and Capital Division
	June 2015	Senior Managing Director in charge of operations of Niigata Office
	June 2016	Senior Managing Director in charge of operations of General Planning Division, Human Resources Division, Secretarial Office, Tokyo Office, Supervision of affiliates
	June 2017	President (to present)
[Reason for nomination as Director]
Since assuming the position of Director of Hokuetsu Bank in June 2012, Mr. Katsuya Sato has abundant experience and broad knowledge, including supervising the Loan Division, operation divisions, Market and Capital Division, business planning divisions, and Human Resources Division. In June 2015 he assumed the position of Representative Director of Hokuetsu Bank, and in June 2017 he began to serve as the President of Hokuetsu Bank. In these roles he has appropriately fulfilled his duties and responsibilities. The Banks judge Mr. Sato to cable of contributing to the management of the newly established Joint Holding Company as a Director who is not an Audit and Supervisory Committee Member, and therefore nominate him as a candidate director.

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Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Fujio Namiki (June 20, 1951)	April 1975	Joined Daishi Bank	（1） （2） （3）	5,200 － 5,200
	August 1998	General Manager, Kashiwazaki Minami Office
	February 2000	General Manager, Business Development Division
	February 2002	General Manager, Tsubame Office
	June 2004	General Manager, Sanjo Office and General Manager, Sanjo Minami Office
	June 2005	Director; General Manager, Sanjo Office
	June 2006	Director stationed in Joestsu/General Manager, Takada Office
	April 2007	Director and Executive Officer stationed in Joetsu/General Manager, Takada Office
	April 2008	Managing Director; General Manager in charge of Business Promotion Division/Retail Business Division/Financial Service Division/Customer Consulting Office
	June 2009	Managing Director in charge of Business Promotion Division/Retail Business Division/Financial Service Division/Customer Consulting Office
	July 2009	Managing Director in charge of Business Promotion Division/Retail Business Division/Financial Service Division
	June 2010	Managing Director in charge of Credit Supervision Division/Loan Examination Division/Loan Administration Division
	June 2011	Senior Managing Director in charge of Planning Coordination Division/Credit Supervision Division/Loan Examination Division/Loan Administration Division/Tokyo Representative Office
	June 2012	President, Chairman of Board of Directors in charge of Supervision/Secretariat (to present)
[Reason for nomination as Director]
Since he assumed the office of Director of Daishi Bank in June 2005, Mr. Fujio Namiki has supervised the divisions of business promotion, credit/loans and management planning, thereby accumulating considerable experience and broad knowledge.  Having assumed the office of Daishi Bank’s Representative Director in June 2011 and President in June 2012, he has adequately fulfilled his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the newly established Joint Holding Company.

33

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Satoshi Hasegawa (July 7, 1953)	April 1977	Joined Daishi Bank	（1） （2） （3）	2,200 － 2,200
	February 1998	General Manager, Shibata Nishi Office
	February 2000	Acting General Manager, Business Development Division
	June 2002	General Manager, Itoigawa Office
	June 2004	General Manager, Kameda Office
	June 2005	General Manager, Nagaoka Office
	April 2007	Executive Officer and General Manager, Sanjo Office
	April 2008	Executive Officer; General Manager, Head Office Business Division, and Manager, Niigata Airport Sub-office
	June 2008	Director and Executive Officer; General Manager, Head Office
Business Division and Manager, Niigata Airport Sub-office
	June 2011	Managing Director; Head of Nagaoka Area in charge of General Affairs Division
	June 2012	Managing Director in charge of Credit Supervision Division/Loan Examination Division/Loan Administration Division
	June 2015	Senior Managing Director in charge of Planning Coordination Division/Personnel Division/Tokyo Representative Office
	April 2017	Senior Managing Director in charge of Group Strategy Planning Division/Planning Coordination Division/Personnel Division/Tokyo Representative Office (to present)
	June 2017	Senior Managing Director in charge of Group Strategy Planning Division/Planning Coordination Division/Tokyo Representative Office (to present)
[Reason for nomination as Director]
Since he assumed the office of Director of Daishi Bank in June 2008, Mr. Satoshi Hasegawa has supervised the divisions of general affairs, credit/loans, management planning and personnel affairs, thereby accumulating considerable experience and broad knowledge.  Having assumed the office of Daishi Bank’s Representative Director in June 2015, he has adequately fulfilled his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the newly established Joint Holding Company.

34

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Kazuyoshi Hirokawa (August 19, 1961)	April 1985	Joined Hokuetsu Bank	（1） （2） （3）	－ 1,200 600
	July 2008	Deputy General Manager, Human Resources Division
	July 2010	General Manager, Miyauchi Branch
	June 2012	General Manager, Operation Supervision Division
	June 2015	Director and General Manager, General Planning Division
	June 2017	Senior Managing Director in charge of General Planning Division, Human Resources Division, Secretarial Office, all operations of the Tokyo Office, and supervision of affiliated companies (to present)
[Reason for nomination as Director]
Since assuming the position of Director of Hokuetsu Bank in June 2015, Mr. Kazuyoshi Hirokawa has abundant experience and broad knowledge, including supervision of business planning and human resources divisions.  Mr. Hirokawa has served as a Representative Director of Hokuetsu Bank since June 2017, and has appropriately fulfilled his duties and responsibilities.  The Banks judge Mr. Hirokawa to cable of contributing to the management of the newly established Joint Holding Company as a Director who is not an Audit and Supervisory Committee Member, and therefore nominate him as a candidate director.

Takuya Watanabe (September 7, 1956)	April 1980	Joined Daishi Bank	（1） （2） （3）	2,500 － 2,500
	February 2002	General Manager, Horinouchi Office
	June 2003	Acting General Manager, Planning Coordination Division
	June 2006	Personnel Officer
	April 2008	General Manager, Treasury and Capital Markets Division
	June 2010	Executive Officer; General Manager, Treasury and Capital Markets Division
	June 2014	Managing Director in charge of Treasury and Capital Markets Division and International Division/General Affairs Division
	June 2016	Managing Director in charge of Treasury and Capital Markets Division and International Division
	March 2017	Managing Director in charge of Treasury and Capital Markets Division (to present)
[Reason for nomination as Director]
Mr. Takuya Watanabe assumed the office of Director of Daishi Bank in June 2014 and has supervised the divisions of securities operation, international business and general affairs, adequately fulfilling his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the newly established Joint Holding Company.

35

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Kiyofumi Obara (September 28, 1958)	April 1982	Joined Daishi Bank	（1） （2） （3）	1,700 － 1,700
	March 2005	General Manager, Sanjo Kita Office
	June 2006	Acting General Manager, Planning Coordination Division
	June 2009	General Manager, Planning Coordination Division
	June 2012	Executive Officer; General Manager, Tokyo Office, and Chief Representative, Tokyo Representative Office
	June 2015	Executive Officer; General Manager, Consulting Promotion Division
	June 2016	Managing Director; General Manager, Business and Regional Revitalization Headquarters, General Manager, Consulting Promotion Division, and in charge of Business Promotion Division
	June 2017	Managing Director; General Manager, Business and Regional Revitalization Headquarters in charge of Business Promotion Division, Consulting Promotion Division and System Planning Division (to present)
[Reason for nomination as Director]
Since he assumed the office of Director of Daishi Bank in June 2016, Mr. Kiyofumi Obara has supervised the divisions of business promotion and system planning, adequately fulfilling his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the newly established Joint Holding Company.

Makoto Takahashi (February 23, 1962)	April 1984	Joined Hokuetsu Bank	（1） （2） （3）	－ 1,900 950
	July 2008	Senior Manager, General Planning Division
	July 2009	General Manager, Gosen Branch
	June 2011	Deputy General Manager and Business Promotion Manager, Business Supervision Division
	July 2012	Senior Manager, Loan Division
	June 2013	General Manager, Loan Division
	June 2015	General Manager, Business Supervision Division
	June 2017	Director, General Manager, General Planning Division (to present)
[Reason for nomination as Director]
Since assuming the position of Director of Hokuetsu Bank in June 2017, Mr. Makoto Takahashi has served as General Manager of the General Planning Division which covers the business related to the business integration with The Daishi Bank, Ltd.  In this role he has appropriately fulfilled his duties and responsibilities.   The Banks judge Mr. Takahashi to be cable of contributing to the management of the newly established Joint Holding Company, and therefore nominate him as a candidate director.

36

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Michiro Ueguri (December 24, 1962)	April 1986	Joined Daishi Bank	（1） （2） （3）	1,400 － 1,400
	April 2008	General Manager, Kashiwazaki Minami Office
	June 2009	Acting General Manager, Planning Coordination Division
	June 2012	General Manager, Planning Coordination Division
	June 2015	General Manager, Tokyo Office, and Chief Representative, Tokyo Representative Office
	June 2016	Executive Officer, General Manager, Tokyo Office, and Chief Representative, Tokyo Representative Office
	April 2017	Executive Officer and General Manager, Group Strategy Planning Division
	June 2017	Director, Executive Officer and General Manager, Group Strategy Planning Division (to present)
[Reason for nomination as Director]
Since he assumed the office of Director of Daishi Bank in June 2017, Mr. Michiro Ueguri has served as General Manager of the Group Strategy Planning Division which covers the business related to the business integration with The Hokuetsu Bank, Ltd.  He has adequately fulfilled his duties and responsibilities, and therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the newly established Joint Holding Company.

Notes:
1.
The number of the Bank shares held is based on the status of ownership as of March 31, 2018.  The number of Joint Holding Company shares allotted is based on such status of ownership, taking into the share transfer ratio into consideration.  Please note that the number of Joint Holding Company shares actually allotted may change according to the number of shares held until immediately before the establishment date of the Joint Holding Company.

2.	None of the candidates have a special interest with either of the Banks, nor is expected to have a special interest with the Joint Holding Company.

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8.
Matters stipulated in Article 74-3 of the Ordinance for Enforcement of the Companies Act with respect to the Audit and Supervisory Committee Member Candidates of the Joint Holding Company (Name, Date of Birth, Experience and Other Matters with respect to the candidate Directors who are Audit and Supervisory Committee Members)

The Audit and Supervisory Committee Member candidates of the Joint Holding Company are as follows.
Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Shinjiro Kawai (May 19, 1959)	April 1982	Joined Daishi Bank	（1） （2） （3）	4,700 － 4,700
	June 2006	General Manager, Nagaoka Nishi Office
	April 2008	Acting General Manager, Credit Supervision Division
	March 2011	General Manager, Credit Supervision Division
	February 2014	General Manager, General Affairs Division
	June 2014	Executive Officer and General Manager, Shibata Office
	February 2016	Executive Officer and General Manager, Audit and Inspection Division
	June 2017	Director (Full-time Audit and Supervisory Committee Member) (to present)
[Reason for nomination as Director]
Since he assumed the office of Director serving as Audit and Supervisory Committee Member of Daishi Bank in June 2017, Mr. Shinjiro Kawai has adequately fulfilled his duties and responsibilities by utilizing his ample experience and broad knowledge that he has accumulated to date.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the newly established Joint Holding Company’s auditing function and the decision-making and supervisory functions of its Board of Directors.

38

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Outside Koichi Masuda (January 23, 1944)	November 1969	Registered as a Certified Public Accountant	（1） （2） （3）	－ － －
	September 1978	Partner, Shinwa Audit Corporation
	July 1992	Representative Partner, Asahi Shinwa Audit Corporation (currently KPMG AZSA LLC)
	July 2007	Chairman and President, The Japanese Institute of Certified Public Accountants
	October 2009	Auditor, Enterprise Turnaround Initiative Corporation of Japan
	July 2010	Advisor, The Japanese Institute of Certified Public Accountants
	June 2011	Outside Corporate Auditor, Daishi Bank
	June 2016	Outside Director (Audit and Supervisory Committee Member) of Daishi Bank (to present)
[Reason for nomination as Outside Director]
Since he assumed the offices of Outside Corporate Auditor of Daishi Bank in June 2011 and Director serving as Audit and Supervisory Committee Member in June 2016, Mr. Koichi Masuda has adequately fulfilled his duties and responsibilities by utilizing his expertise in financial and accounting matters as a Certified Public Accountant.  He has therefore been nominated as Outside Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the newly established Joint Holding Company’s auditing function as well as decision-making and supervisory functions through its Board of Directors.

[Independence of Mr. Koichi Masuda]
Mr. Masuda was once employed by KPMG AZSA LLC, which is responsible for the audit of Daishi Bank, but resigned therefrom in 2007.  He is therefore sufficiently independent.  If this proposal is approved and the Joint Holding Company is established and listed, he will be registered with the Tokyo Stock Exchange as an independent officer who has no risk of a conflict of interest with general shareholders.

39

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Outside Hiroshi Fukuhara (January 1, 1946)	April 1975	Registered as an attorney (Member of Tokyo Bar Association)	（1） （2） （3）	－ 3,700 1,850
	April 1978	Established law office Head of Toranomon College Law Office (current position)
	June 2005	Outside Corporate Auditor, MARUSHO HOTTA CO., LTD.
	June 2007	Outside Corporate Auditor, Yamano Holdings Corporation (current position)
	June 2012	Outside Corporate Auditor of Hokuetsu Bank
	July 2012	Outside Corporate Auditor, SYSTEM INFORMATION CO., LTD.
	June 2014	Outside Director of Hokuetsu Bank
	June 2016	Retired as Outside Corporate Auditor, MARUSHO HOTTA CO., LTD.
	December 2016	Retired as Outside Corporate Auditor, SYSTEM INFORMATION CO., LTD. To present.
[Reason for nomination as Outside Director]
Since he assumed the offices of Outside Corporate Auditor of Hokuetsu Bank in June 2012 and Outside Director in June 2014, Mr. Hiroshi Fukuhara has adequately fulfilled his duties and responsibilities by utilizing his expertise in law as an attorney-at-law.  He has therefore been nominated as Outside Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the newly established Joint Holding Company’s auditing function as well as decision-making and supervisory functions through the Board of Directors.

[Independence of Mr. Hiroshi Fukuhara]
The Banks have no business relationship with Toranomon College Law Office, for which Mr. Hiroshi Fukuhara serves as Head.  If this proposal is approved and the Joint Holding Company is established and listed, he will be registered with the Tokyo Stock Exchange as an independent officer who has no risk of a conflict of interest with general shareholders.

40

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Outside Toshizo Oda (June 8, 1950)	April 1974	Joined The Niigata Nippo Co., Ltd. (“Niigata Nippo”)	（1） （2） （3）	－ － －
	March 2008	Director, Niigata Nippo
	March 2010	Managing Director, Niigata Nippo
	March 2013	Senior Managing Director, Niigata Nippo
	March 2014	Representative Director and President, Niigata Nippo (current post)
	June 2015	Outside Corporate Auditor of Daishi Bank
	June 2016	Outside Director (Audit and Supervisory Committee Member) of Daishi Bank (to present)

[Reason for nomination as Outside Director]
Since he assumed the offices of Outside Corporate Auditor of Daishi Bank in June 2015 and Outside Director serving as Audit and Supervisory Committee Member in June 2016, Mr. Toshizo Oda has adequately fulfilled his duties and responsibilities by utilizing his ample experience and broad knowledge as a manager of a news medium of a highly public and ethical nature.  He has therefore been nominated as Outside Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the newly established Joint Holding Company’s auditing function as well as decision-making and supervisory functions through its Board of Directors.

[Independence of Mr. Toshizo Oda]
The Banks have business transactions with The Niigata Nippo Co., Ltd., for which Mr. Oda serves as Representative Director.  However, since the value of such business transaction in the fiscal year ended in March 31, 2018 was less than 1% of the company’s consolidated net sales and the Banks’ gross operating income, Mr. Toshizo Oda is sufficiently independent.  If this proposal is approved and the Joint Holding Company is established and listed, he will be registered with the Tokyo Stock Exchange as an independent officer who has no risk of a conflict of interest with general shareholders.

41

Name (Date of Birth)	Experience, positions, responsibilities, and significant concurrent positions		（1） （2） （3）	Number of the Bank Shares Held Number of Hokuetsu Bank Shares Held Number of Joint Holding Company Shares Allotted
Outside Kazuaki Matsumoto (November 4, 1970)	Apr. 1999	Full-time Lecturer, Department of Management and Information, Nagaoka Junior College	（1） （2） （3）	－ － －
	Apr. 2005	Assistant Professor, Department of Industry and Management, Faculty of Industry and Management, Nagaoka University
	Apr. 2006	Part-time Lecturer, National Institute of Technology, Nagaoka College (current position)
	Apr. 2007	Associate Professor, Department of Management, Faculty of Economy and Management, Nagaoka University
	Apr. 2011	Part-time Lecturer, Graduate School of Business Administration, Meiji University (current position)
	Apr. 2012	Professor, Department of Management, Faculty of Economy and Management, Nagaoka University
	Apr. 2015	Part-time Lecturer, School of Engineering, Nagaoka University of Technology (current position)
	Apr. 2016	Part-time Lecturer, Faculty of International Studies, Niigata University of International and Information Studies (current position)
	Apr. 2017	Professor, Department of Economy and Management, Faculty of Economy and Management, Nagaoka University (current position) (to present)
[Reason for nomination as Outside Director]
Mr. Kazuaki Matsumoto has been nominated as Outside Director in the judgment that he will be able to contribute to the enhancement of the effectiveness of the newly established Joint Holding Company’s auditing function as well as decision-making and supervisory functions through its Board of Directors by utilizing his knowledge and expertise in the study of economy and management that he has accumulated through his experience such as teaching as a professor at Faculty of Economy and Management, Nagaoka University, even though he has never been directly involved in corporate management.

[Independence of Mr. Kazuaki Matsumoto]
If this proposal is approved and the Joint Holding Company is established and listed, Mr. Kazuaki Matsumoto will be registered with the Tokyo Stock Exchange as an independent officer who has no risk of a conflict of interest with general shareholders.

Notes:
1.
The number of the Bank shares held is based on the status of ownership as of March 31, 2018.  The number of Joint Holding Company shares allotted is based on such status of ownership, taking the share transfer ratio into consideration.  Please note that the number of Joint Holding Company shares actually allotted may change according to the number of shares held until immediately before the establishment date of the Joint Holding Company.

2.	None of the candidates have a special interest with either of the Banks, nor is expected to have a special interest with the Joint Holding Company.
3.	Mr. Koichi Masuda, Mr. Hiroshi Fukuhara, Mr. Toshizo Oda and Mr. Kazuaki Matsumoto are the candidates for Outside Directors serving as Audit and Supervisory Committee Members.
4.	Limited liability agreement with Outside Directors serving as Audit and Supervisory Committee Members
If Mr. Koichi Masuda, Mr. Hiroshi Fukuhara, Mr. Toshizo Oda and Mr. Kazuaki Matsumoto are elected as Outside Directors serving as Audit and Supervisory Committee Members, the Joint Holding Company will, pursuant to Article 427, Paragraph 1, of the Companies Act, enter into a limited liability agreement with each of them to limit the liability for damages under Article 423, Paragraph 1, of said Act.  The maximum amount of liability in accordance with said agreement shall be the minimum amount of liability stipulated in Article 425, Paragraph 1, of said Act.
5.
Mr. Shinjiro Kawai, Mr. Koichi Masuda, and Mr. Toshizo Oda (collectively, the “Three Candidates”) have been nominated as Director (Audit and Supervisory Committee Member) candidates of Daishi Bank at this Annual General Meeting of Shareholders, but if Proposal 1 is approved and  the Three Candidates are elected as Directors (Audit and Supervisory Committee Members) of Daishi Bank pursuant to Proposal 3, the Three Candidates plan to resign as Directors of Daishi Bank effective as of September 30, 2018, the day before the effective date of the Share Transfer (scheduled), and be appointed as Directors (Audit and Supervisory Committee Members) of the Joint Holding Company as of the effective date of the Share Transfer (scheduled date: October 1, 2018).

6.
Mr. Hiroshi Fukuhara is currently an Outside Director of Hokuetsu Bank, but plans to resign as Outside Director of Hokuetsu Bank effective as of September 30, 2018, the day before the effective date of the Share Transfer (scheduled), and be appointed as an Outside Director (Audit and Supervisory Committee Member) of the Joint Holding Company as of the effective date of the Share Transfer (scheduled date: October 1, 2018).

42

9.	Matters Stipulated in Article 77 of the Ordinance for Enforcement of the Companies Act with respect to the Accounting Auditor Candidate of the Joint Holding Company
The Accounting Auditor candidate of the Joint Holding Company is as follows.
Name	KPMG AZSA LLC
Offices	Principal office: 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo Number of offices: 12
History	July 1985 October 1993 January 2004 July 2010
Asahi Shinwa & Co. was established
Asahi Shinwa & Co. merged with Inoue Saito Eiwa Audit Corporation (established in April 1978) and changed its name to Asahi & Co.
Asahi & Co. merged with AZSA & Co. (established in February 2003) and changed its name to KPMG AZSA & Co.
KPMG AZSA & Co. became a limited liability audit corporation and changed its name to KPMG AZSA LLC

Profile	Capital Personnel	Certified Public Accountants Other audit personnel Other employees Total	3,000 million yen 3,239 2,091 687 6,017
Number of clients (to which audit certification services are provided): 3,581 companies

43

Proposal 2:	Election of Eight (8) Directors Not Serving as Audit and Supervisory Committee Members

The term of office of all of the eight (8) current Directors (excluding Directors serving as Audit and Supervisory Committee Members; hereinafter the same applies within this proposal) will expire at the conclusion of this Annual General Meeting of Shareholders.  Given the scheduled business integration with The Hokuetsu Bank, Ltd., in order for the strategic and agile decision-making as a subsidiary bank of the Joint Holding Company, the Bank proposes to have the total number of Directors reduced by one (1) and elect eight (8) Directors.
Although this proposal was discussed by the Audit and Supervisory Committee, there were no special points to note.
The candidates for Director are as follows:

No.	Name		Current position in the Bank
1	Renomination	Fujio Namiki	President (Representative Director)
2	Renomination	Satoshi Hasegawa	Senior Managing Director (Representative Director)
3	Renomination	Takuya Watanabe	Managing Director
4	Renomination	Kiyofumi Obara	Managing Director
5	Renomination	Jumatsu Eizuka	Managing Director
6	Renomination	Michiro Ueguri	Director and Executive Officer
7	New nomination	Hiroshi Shindo	Executive Officer
8	New nomination	Ken Shibata	General Manager, Planning Coordination Division

44

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
1	Fujio Namiki (June 20, 1951)	April 1975	Joined the Bank	5200
		August 1998	General Manager, Kashiwazaki Minami Office
		February 2000	General Manager, Business Development Division
		February 2002	General Manager, Tsubame Office
		June 2004	General Manager, Sanjo Office and General Manager, Sanjo Minami Office
		June 2005	Director; General Manager, Sanjo Office
		June 2006	Director stationed in Joestsu/General Manager, Takada Office
		April 2007	Director and Executive Officer stationed in Joetsu/General Manager, Takada Office
		April 2008	Managing Director; General Manager in charge of Business Promotion Division/Retail Business Division/Financial Service Division/Customer Consulting Office
		June 2009	Managing Director in charge of Business Promotion Division/Retail Business Division/Financial Service Division/Customer Consulting Office
		July 2009	Managing Director in charge of Business Promotion Division/Retail Business Division/Financial Service Division
		June 2010	Managing Director in charge of Credit Supervision Division/Loan Examination Division/Loan Administration Division
		June 2011	Senior Managing Director in charge of Planning Coordination Division/Credit Supervision Division/Loan Examination Division/Loan Administration Division/Tokyo Representative Office
		June 2012	President, Chairman of Board of Directors in charge of Supervision/Secretariat (to present)
[Reason for nomination as Director]
Since he assumed the office of Director in June 2005, Mr. Fujio Namiki has supervised the divisions of business promotion, credit/loans and management planning, thereby accumulating considerable experience and broad knowledge.  Having assumed the office of the Bank’s Representative Director in June 2011 and President of the Bank in June 2012, he has adequately fulfilled his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

45

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
2	Satoshi Hasegawa (July 7, 1953)	April 1977	Joined the Bank	2,200
		February 1998	General Manager, Shibata Nishi Office
		February 2000	Acting General Manager, Business Development Division
		June 2002	General Manager, Itoigawa Office
		June 2004	General Manager, Kameda Office
		June 2005	General Manager, Nagaoka Office
		April 2007	Executive Officer and General Manager, Sanjo Office
		April 2008	Executive Officer; General Manager, Head Office Business Division, and Manager, Niigata Airport Sub-office
		June 2008	Director and Executive Officer; General Manager, Head Office Business Division and Manager, Niigata Airport Sub-office
		June 2011	Managing Director; Head of Nagaoka Area in charge of General Affairs Division
		June 2012	Managing Director in charge of Credit Supervision Division/Loan Examination Division/Loan Administration Division
		June 2015	Senior Managing Director in charge of Planning Coordination Division/Personnel Division/Tokyo Representative Office
		April 2017	Senior Managing Director in charge of Group Strategy Planning Division/Planning Coordination Division/Personnel Division/Tokyo Representative Office
		June 2017	Senior Managing Director in charge of Group Strategy Planning Division/Planning Coordination Division/Tokyo Representative Office (to present)
[Reason for nomination as Director]
Since he assumed the office of Director in June 2008, Mr. Satoshi Hasegawa has supervised the divisions of general affairs, credit/loans, management planning and personnel affairs, thereby accumulating considerable experience and broad knowledge.  Having assumed the office of the Bank’s Representative Director in June 2015, he has adequately fulfilled his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

46

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
3	Takuya Watanabe (September 7, 1956)	April 1980	Joined the Bank	2,500
		February 2002	General Manager, Horinouchi Office
		June 2003	Acting General Manager, Planning Coordination Division
		June 2006	Personnel Officer
		April 2008	General Manager, Treasury and Capital Markets Division
		June 2010	Executive Officer; General Manager, Treasury and Capital Markets Division
		June 2014	Managing Director in charge of Treasury and Capital Markets Division and International Division/General Affairs Division
		June 2016	Managing Director in charge of Treasury and Capital Markets Division and International Division
		March 2017	Managing Director in charge of Treasury and Capital Markets Division (to present)
[Reason for nomination as Director]
Mr. Takuya Watanabe assumed the office of Director in June 2014 and has supervised the divisions of securities operation, international business and general affairs, adequately fulfilling his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

47

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
4	Kiyofumi Obara (September 28, 1958)	April 1982	Joined the Bank	1,700
		March 2005	General Manager, Sanjo Kita Office
		June 2006	Acting General Manager, Planning Coordination Division
		June 2009	General Manager, Planning Coordination Division
		June 2012	Executive Officer; General Manager, Tokyo Office, and Chief Representative, Tokyo Representative Office
		June 2015	Executive Officer; General Manager, Consulting Promotion Division
		June 2016	Managing Director; General Manager, Business and Regional Revitalization Headquarters, General Manager, Consulting Promotion Division, and in charge of Business Promotion Division
		June 2017	Managing Director; General Manager, Business and Regional Revitalization Headquarters, in charge of Business Promotion Division, Consulting Promotion Division and System Planning Division (to present)
[Reason for nomination as Director]
Since he assumed the office of Director in June 2016, Mr. Kiyofumi Obara has supervised the divisions of business promotion and system planning, adequately fulfilling his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

48

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
5	Jumatsu Eizuka (April 2, 1958)	April 1981	Joined the Bank	1,100
		February 2004	General Manager, Meike Office
		June 2005	Acting General Manager, Business Promotion Division
		June 2006	Acting General Manager, Financial Service Division
		August 2008	General Manager, Muikamachi Office
		February 2010	General Manager, Retail Business Division
		June 2010	General Manager, Consumer Business Support Division
		June 2012	General Manager, Shibata Office
		June 2013	Executive Officer and General Manager, Personnel Division
		June 2015	Executive Officer and General Manager, Nagaoka Main Office
		June 2016	Director and Executive Officer; Head of Nagaoka Area General Manager, Nagaoka Main Office
June 2017
Managing Director; General Manager, Operation Headquarters in charge of Operation Administration Division, Operation Centralization Division, Operation Support Division, and Personnel Division (to present)

[Reason for nomination as Director]
Mr. Jumatsu Eizuka assumed the office of Director in June 2016 and has served as Head of Nagaoka Area and General Manager of Nagaoka Main Office and supervised the divisions of operation and personnel, adequately fulfilling his duties and responsibilities. He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

49

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
6	Michiro Ueguri (December 24, 1962)	April 1986	Joined the Bank	1,400
		April 2008	General Manager, Kashiwazaki Minami Office
		June 2009	Acting General Manager, Planning Coordination Division
		June 2012	General Manager, Planning Coordination Division
		June 2015	General Manager, Tokyo Office, and Chief Representative, Tokyo Representative Office
		June 2016	Executive Officer, General Manager, Tokyo Office, and Chief Representative, Tokyo Representative Office
		April 2017	Executive Officer and General Manager, Group Strategy Planning Division
		June 2017	Director, Executive Officer and General Manager, Group Strategy Planning Division (to present)
[Reason for nomination as Director]
Since he assumed the office of Director in June 2017, Mr. Michiro Ueguri has served as General Manager of the Group Strategy Planning Division which covers, among others, the business related to the business integration with The Hokuetsu Bank, Ltd.  He has adequately fulfilled his duties and responsibilities, and therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

50

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
7	Hiroshi Shindo (September 24, 1958) New nomination	April 1981	Joined the Bank	1,000
		March 2005	General Manager, Minami Sado Office
		June 2006	General Manager, Sanjo Kita Office
		April 2008	General Manager, Uchino Office
		June 2010	General Manager, Kameda Office
		June 2012	General Manager, Business Promotion Division
		June 2014	Executive Officer and General Manager, Minami Niigata Office
		June 2016	Executive Officer, Head of Joetsu Area, General Manager, Takada Main Office and Manager, Honcho Office (to present)
[Reason for nomination as Director]
Mr. Hiroshi Shindo has considerable experience primarily in the business division.  Since he assumed the office of Executive Officer in June 2014, he has served as General Manager of offices and divisions of business, adequately fulfilling his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

51

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
8	Ken Shibata (January 19, 1967) New nomination	April 1989	Joined the Bank	823
		February 2011	General Manager, Tsubame Minami Office
		June 2012	Acting General Manager, Planning Coordination Division
		June 2015	General Manager, Planning Coordination Division (to present)
[Reason for nomination as Director]
Mr. Ken Shibata has considerable experience primarily in the divisions of planning coordination and business.  Since he assumed the office of General Manager of the Planning Coordination Division in June 2015, he has adequately fulfilled his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the management of the Bank.

(Notes)	1.	There are no special interests between any of the candidates and the Bank.
2.
The number of shares of the Bank held by each candidate represents the number of shares held as of March 31, 2018.  The number of shares of the Bank held by Mr. Ken Shibata, a director candidate, represents the shares held through the Daishi Bank Employee Stock Ownership Plan.

52

Proposal 3:	Election of Six (6) Directors Serving as Audit and Supervisory Committee Members

The term of office of all of the six (6) current Directors serving as Audit and Supervisory Committee Members will expire at the conclusion of this Annual General Meeting of Shareholders.  Therefore, the election of six (6) Directors serving as Audit and Supervisory Committee Members are proposed.
This proposal has already received the consent of the Audit and Supervisory Committee.
The candidates for Director serving as Audit and Supervisory Committee Member are as follows:

No.	Name		Current position in the Bank
1	Renomination	Shinjiro Kawai	Director (Full-time Audit and Supervisory Committee Member)
2	New nomination	Nobuaki Miyamoto	Executive Officer
3	Renomination	Eiichi Tsurui	Outside Director (Audit and Supervisory Committee Member)
4	Renomination	Koichi Masuda	Outside Director (Audit and Supervisory Committee Member)
5	Renomination	Toshizo Oda	Outside Director (Audit and Supervisory Committee Member)
6	New nomination	Katsuaki Fujikura	─

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
1	Shinjiro Kawai (May 19, 1959)	April 1982	Joined the Bank	4,700
		June 2006	General Manager, Nagaoka Nishi Office
		April 2008	Acting General Manager, Credit Supervision Division
		March 2011	General Manager, Credit Supervision Division
		February 2014	General Manager, General Affairs Division
		June 2014	Executive Officer and General Manager, Shibata Office
		February 2016	Executive Officer and General Manager, Audit and Inspection Division
		June 2017	Director (Full-time Audit and Supervisory Committee Member) (to present)
[Reason for nomination as Director]
Since he assumed the office of Director serving as Audit and Supervisory Committee Member in June 2017, Mr. Shinjiro Kawai has adequately fulfilled his duties and responsibilities by utilizing his ample experience and broad knowledge that he has accumulated to date.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the Bank’s auditing function and the decision-making and supervisory functions of the Bank’s Board of Directors.

53

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
2	Nobuaki Miyamoto (November 10, 1960) New nomination	April 1983	Joined the Bank	1,600
		February 2006	General Manager, Kashiwazaki Minami Office
		April 2008	Acting General Manager, Sanjo Business Headquarters
		June 2009	Acting Head of Sanjo Area
		April 2010	Acting Head of Kenou East Area
		July 2010	General Manager, Niigata Ekimae Office
		June 2012	General Manager, Tsubame Office
		June 2014	General Manager, Sanjo Office
		June 2015	Executive Officer; General Manager, Sanjo Office
		April 2017	Executive Officer; General Manager, Sanjo Office; General Manager, Sanjo Higashi Office
		June 2017	Executive Officer; General Manager, Consulting Promotion Division (to present)
[Reason for nomination as Director]
Mr. Nobuaki Miyamoto has considerable experience primarily in the division of business.  Since he assumed the office of Executive Officer in June 2015, he has served as General Manager of certain offices and a division of the business headquarters, adequately fulfilling his duties and responsibilities.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the Bank’s auditing function and the decision-making and supervisory functions of the Bank’s Board of Directors.

54

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
3	Outside Eiichi Tsurui (December 22, 1942)	June 1983	Director, HOKURIKU GAS Co., Ltd.	─
		June 1985	President and Director, TSURUI SANGYO CORPORATION
		June 1988	Executive Vice-President, HOKURIKU GAS Co., Ltd.
		June 1994	President and Director of the same company (to present)
		June 2011	Chairman, TSURUI SANGYO CORPORATION (current position)
		June 2014	Outside Director of the Bank
		June 2016	Outside Director (Audit and Supervisory Committee Member) of the Bank
		April 2017	Representative Director and Chairman, HOKURIKU GAS Co., Ltd. (current position) (to present)
[Reason for nomination as Outside Director]
Since assumed the offices of Outside Director of the Bank in June 2014 and Director Serving as Audit and Supervisory Committee Member in June 2016, Mr. Eiichi Tsurui has adequately fulfilled his duties and responsibilities by utilizing his ample experience and broad knowledge as a manager of a listed company engaging in the regional infrastructure business of a highly public nature.  He has therefore been nominated as Outside Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the Bank’s auditing function as well as decision-making and supervisory functions through the Board of Directors.

[Independence of Mr. Eiichi Tsurui]
The Bank has business transactions with HOKURIKU GAS Co., Ltd., and TSURUI SANGYO CORPORATION, for both of which Mr. Tsurui serves as Representative Director.  However, since the value of such business transactions in the fiscal year ended in March 31, 2018 was less than 1% of those companies’ respective consolidated net sales and the Bank’s gross operating income, Mr. Eiichi Tsurui satisfies the Bank’s Standards of Independence (please refer to <Reference> on page 71).  If he is appointed as Outside Director, he will continue to be an independent officer as prescribed by the Tokyo Stock Exchange.

55

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
4	Outside Koichi Masuda (January 23, 1944)	November 1969	Registered as a Certified Public Accountant	─
		September 1978	Partner, Shinwa Audit Corporation
		July 1992	Representative Partner, Asahi Shinwa Audit Corporation (currently KPMG AZSA LLC)
		July 2007	Chairman and President, The Japanese Institute of Certified Public Accountants
		October 2009	Auditor, Enterprise Turnaround Initiative Corporation of Japan
		July 2010	Advisor, The Japanese Institute of Certified Public Accountants
		June 2011	Outside Corporate Auditor, the Bank
		June 2016	Outside Director (Audit and Supervisory Committee Member) of the Bank (to present)
[Reason for nomination as Outside Director]
Since he assumed the offices of Outside Corporate Auditor of the Bank in June 2011 and Director Serving as Audit and Supervisory Committee Member in June 2016, Mr. Koichi Masuda has adequately fulfilled his duties and responsibilities by utilizing his expertise in financial and accounting matters as a Certified Public Accountant.  He has therefore been nominated as Director in the judgment that he will continue to be able to contribute to the enhancement of the effectiveness of the Bank’s auditing function as well as decision-making and supervisory functions through the Board of Directors.

[Independence of Mr. Koichi Masuda]
Mr. Masuda was once employed by KPMG AZSA LLC, which is responsible for the audit of the Bank, but resigned therefrom in 2007.  He therefore satisfies the Bank’s Standards of Independence (please refer to <Reference> on page 71).  If he is appointed as Outside Director, he will continue to be an Independent Director as prescribed by the Tokyo Stock Exchange.

56

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
5	Outside Toshizo Oda (June 8, 1950)	April 1974	Joined The Niigata Nippo Co., Ltd. (“Niigata Nippo”)	─
		March 2008	Director, Niigata Nippo
		March 2010	Managing Director, Niigata Nippo
		March 2013	Senior Managing Director, Niigata Nippo
		March 2014	Representative Director and President, Niigata Nippo (current post)
		June 2015	Outside Corporate Auditor of the Bank
		June 2016	Outside Director (Audit and Supervisory Committee Member) of the Bank (to present)
[Reason for nomination as Outside Director]
Since he assumed the offices of Outside Corporate Auditor of the Bank in June 2015 and Outside Director serving as Audit and Supervisory Committee Member in June 2016, Mr. Toshizo Oda has adequately fulfilled his duties and responsibilities by utilizing his ample experience and broad knowledge as a manager of a news medium of a highly public and ethical nature.  He has therefore been nominated as Outside Director in the judgment that he will continue to be able  to contribute to the enhancement of the effectiveness of the Bank’s auditing function as well as decision-making and supervisory functions through the Board of Directors.

[Independence of Mr. Toshizo Oda]
The Bank has a business relationship with The Niigata Nippo Co., Ltd., for which Mr. Oda serves as Representative Director.  However, since the value of such business transaction in the fiscal year ended in March 31, 2018 was less than 1% of the company’s consolidated net sales and the Bank’s gross operating income, Mr. Toshizo Oda satisfies the Bank’s Standards of Independence (please refer to <Reference> on page 71).  If he is elected as Outside Director, he will continue to be an Independent Director as prescribed by the Tokyo Stock Exchange.

57

No.	Name (Date of birth)	Past experience, positions and significant concurrent positions		Number of shares of the Bank held
6	Outside Katsuaki Fujikura (December 9, 1958) New nomination	April 1982	Tohoku Electric Power Co., Inc.	─
		June 2009	Deputy General Manager, Group Business Department, Tohoku Electric Power Co., Inc.
		June 2011	Deputy General Manager, Fuel Department, Thermal and Nuclear Power Division; Deputy General Manager, Thermal and Nuclear Power Division
		June 2013	General Manager, Office of Secretaries
		June 2015	Executive Officer; General Manager, Fuel Department, Thermal and Nuclear Power Division (to present)
[Reason for nomination as Outside Director]
Mr. Katsuaki Fujikura has been nominated as Outside Director in the judgment that he will be able to contribute to the enhancement of the effectiveness of the Bank’s auditing function as well as decision-making and supervisory functions through the Board of Directors by utilizing his ample experience and broad knowledge.

[Independence of Mr. Katsuaki Fujikura]
The Bank has a business relationship with Tohoku Electric Power Co., Inc., for which Mr. Fujikura serves as Executive Officer.  However, since the value of such business transaction in the fiscal year ended in March 31, 2018 was less than 1% of the company’s consolidated net sales and the Bank’s gross operating income, Mr. Katsuaki Fujikura satisfies the Bank’s Standards of Independence (please refer to <Reference> on page 71).  If he is elected as Outside Director, he will be an Independent Director as prescribed by the Tokyo Stock Exchange.

Notes:
1.	There are no special interests between any of the candidates and the Bank.
2.	Limited liability agreement
Pursuant to Article 427, Paragraph 1, of the Companies Act, the Bank concludes a limited liability agreement with its Outside Directors to limit the liability for damages under Article 423, Paragraph 1, of said Act.  The maximum amount of liability in accordance with said agreement shall be the minimum amount of liability stipulated in Article 425, Paragraph 1, of said Act.  If the election of Mr. Eiichi Tsurui, Mr. Koichi Masuda, Mr. Toshizo Oda and Mr. Katsuaki Fujikura as Outside Director serving as Audit and Supervisory Committee Member is approved, the Bank will enter into a limited liability agreement with each of them.
3.
Mr. Eiichi Tsurui, Mr. Koichi Masuda and Mr. Toshizo Oda are currently Outside Directors of the Bank, and the period of service as Outside Director will be four (4) years for Mr. Eiichi Tsurui and two (2) years for Mr. Koichi Masuda and Mr. Toshizo Oda, at the conclusion of this Annual General Meeting of Shareholders.

4.
If Mr. Shinjiro Kawai, Mr. Koichi Masuda and Mr. Toshizo Oda are elected as Directors serving as Audit and Supervisory Committee Members based on this proposal, and Proposal 1 is approved as original proposed, they will resign as Directors serving as Audit and Supervisory Committee Members of the Bank on the day immediately preceding the effective date (scheduled on September 30, 2018) of the Share Transfer pursuant to Proposal 1 and assume the office as Directors serving as Audit and Supervisory Committee Members of the Joint Holding Company on the effective date (scheduled on October 1, 2018) of the Share Transfer.

End

58

(Attachment)

Business Report for the 207th Fiscal Term (from April 1, 2017 to March 31, 2018)

1.	Matters Regarding the Current Situation of the Bank
(1)	Business Results and Progress

Main business operations

The Bank primarily carries out deposits and lending businesses, domestic and foreign exchange transactions, and sales of government bonds, mutual funds, and insurance through its head office and domestic branches, by providing a wide arrange of financial products and services to its regional customers.

Environment surrounding finance and economics

(Domestic economy)

Looking back at the domestic economy for the fiscal year ended March 31, 2018, exports and manufacturing activities of companies generally remained strong, while private consumption appeared to be regaining due to better employment and income situation, and the overall economy appeared to be on a moderate recovery.

(Regional economy)

The economy in Niigata Prefecture, which is the Bank’s major business operational base, also recovered moderately as corporate earnings improved, capital investments increased, and private consumption regained as result of improvements in employment and income.

(Financial situation)
In the beginning of the fiscal year, the foreign exchange rate was USD 1 = JPY 111, and generally shifted between JPY 108 to JPY 114. However, due to a growing sense of caution for the US trade policies, the Japanese yen surged to JPY 104 and subsequently remained at JPY 106 at the end of the fiscal year.

Due to robust economic performance overseas and the expectation of a growth in business results, the Nikkei Stock Average increased from a level around JPY 18,900 to JPY 24,100 in January, a 26-year high since the burst of the economic bubble. However, the Nikkei decreased to JPY 21,400 due to an increase in long-term interest rates in the US.

The index for interest rates for 10-year government bonds yield decreased from 0.07% at the beginning of the year to 0.01% due to an increase in geopolitical risks due to the North Korean situation. However, as the uncertainties of the situation lessened, the yield increased to 0.04% by the fiscal year ended March 31, 2018.

Business results and achievements

Under such financial economic environment, the Bank regarded “strengthening profit-making” and “relevant risk controls” as important issues to address in the “Step-up Second Stage” Medium-Term Business Plan (from fiscal year ended March 31, 2016 to fiscal year ended March 31, 2018) and aimed to address the three basic principles, “Top-line (core operational gross profits) revolution,” “Human resource, financial and organizational capacity,” and “Risk management” in order to promote the improvement and strengthen business results and management culture.

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The Bank worked on the following primary measures:

(Products and services for individual customers)
Based on the “Basic policy to carry out business operations from the standpoint of customers” as devised and announced on June 2017, the Bank aimed to assist asset management of private customers in medium- to long-term by increasing the line-up mutual funds for a balanced-based funds. In addition, among other efforts, as one of the joint efforts as part of “TSUBASA Alliance (*1),” the Bank handled “Green Bonds,” which are issued by the World Bank to assist developing countries, in collaboration with Daishi Securities Co., Ltd., in order to meet the demands of diversifying needs of customers.

In addition, from January 2018, in order to improve convenience for customers, the Bank introduced paperless services and eliminated the need for a seal on documents through the use of tablet devices during the application processes in the purchase of mutual funds and insurance products.

With respect to consumer loans, the Bank improved its products by increasing the credit line for unsecured home loans specifically to up to 20 million yen. The Bank also endeavored to further enhance its products and services through the introduction of systems that enable customers to complete the applications for a free loan through the internet or smartphones.

(*1) TSUBASA Alliance
In collaboration with The Chiba Bank, Ltd. and The Chugoku Bank, the Bank formed a “TSUBASA Alliance enhancing Financial System” on October 2017, which is a framework for regional cooperation among the three banks. By March 2016, The Iyo Bank, Ltd., The Toho Bank, Ltd., and North Pacific Bank, Ltd. joined the alliance. Additionally, the Hokuetsu Bank, Ltd. joined the alliance by April 2018 and is currently formed by 7 banks. As the alliance is steadily expanding, the alliance officially changed its name to “TSUBASA Alliance” in April 2018.

(Products and services for corporate customers)
In the corporate banking business, the Bank worked to strengthen initiatives aimed at facilitating regional finance  through its evaluation of business performance of corporate customers by also responding to various financing needs of such customers through offering services including various institutional loans, syndicated loans, and private notes.

In addition, in collaboration with The Daishi Management Consulting Co., Ltd., the Bank worked to provide consulting functions according to each life stage of its customers. For example, the Bank provided services to new businesses aimed at supporting a company from its establishment to ensuring sustainable growth through the “New Business One-stop Support Program.” The Bank also worked to support companies interested in developing overseas markets through the “Global Market Development Challenge Program,” and also established “Business Continuation Support Program” aimed at solving issues on succeeding businesses and M&A schemes.

In the area aimed at expanding business opportunities, the Bank sponsored the “Niigata Prefecture Product Export Strategy Challenge Consultation Meeting,” “Meeting for Business Exchange in China,” and also established a consultation area in highway service areas, such as “Advanced-reservation-type Individual Business Consultation Sessions,” all in an effort to provide value-added measures for business opportunities to its customers both domestically and internationally.

(Branches)
In the area of branch networks, in April 2017 the Bank established a structure for the coexistence of two different branches, which are the Sanjo Branch and the Sanjo Higashi Branch, into one new branch office building. The new branch facility accommodates elderly customers and customers with disabilities as well as all other customers and ensures their safety and pleasant experience. As a result, Niigata Prefecture presented the Bank with the “Fiscal Year 2017 ‘People-Friendly Community-Making Award (Facility department).’” The Bank will continue to endeavor for a better branch-visiting experience for its customers in the future.

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In addition, in order to improve convenience of customers, the Bank opened an “Internet Branch” in April 2018 and also began services for smartphone users by providing “Daishi Bank Account Opening App.”

The Bank will continue to work to improve services in the future by enhancing convenience for its customers.

(“Regional Revitalization” Initiatives)
In order to realize “Regional Revitalization” through the creation of flow of “people” in regional areas and availability of “work,” the regional banks are tasked to fulfill a growing number of roles.

In this connection, the Bank collaborates with the Niigata Prefecture and all of its municipalities in an effort to revitalize the regional “workforce” by sponsoring awards such as the “Daishi Award for Business Start-ups 2017.” The bank also hosted “The 2nd Niigata Business Idea Contest” which aims to award ideas to develop a new brand from the region from business operators and students.

The Bank will continue to address initiatives that aim to realize “Regional Revitalization” initiatives with the Daishi Bank Group member companies.

(“Digitalization” Initiatives)
The Bank established a “Digital Banking Promotion Office” in October 2017 and a “Business Revolution Office” in February 2018 in an effort to accelerate its initiatives on streamlining business operations and creating new financial services through digitalization that utilizes IT technologies.

In addition to the list of banking transactions available from April 2018, the Bank began providing services on a smartphone application known as “Niigata Town Information App.” For smartphones, the Bank also proactively utilizes RPA (*2) in order to streamline its business operations.

Through innovations based on flexible ideas that are not bound by established concepts, the Bank will continue to work for initiatives in the provision of advanced and convenient financial services.

(*2) RPA
RPA is an acronym for robotic process automation. RPAs are intended for automating routine tasks by personal computers which were previously undertaken by people through the utilization of software robots.

(Initiatives for “Working-style Reforms”)
In an effort to establish an organization that enables a diverse group of people to actively contribute in workplace settings, the Bank actively promotes “Working-style Reforms.” In this connection, the Bank was the first among the financial institutions within the prefecture to execute a Comprehensive Collaborative Agreement with the Niigata Labor Bureau in respect to working-style reforms in September 2017.

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In addition, the Bank’s initiatives on promotion of women and management of the health of its employees were recognized as good practices and received an “L-star recognition,” which is the country’s accreditation system underpinned by the Act on Promotion of Women’s Participation and Advancement in the Workplace. In addition, the Bank is recognized as the “2018 Certified Health and Productivity Management Organization (White 500),” which is a joint certification program by the Ministry of Economy, Trade and Industry (METI) and Nippon Kenko Kaigi.

The Bank will continue to work to provide a working environment where employees can work safely and achieve their full potential.

(Measures for ESG (Economy, Social, and Governance))
In order to fulfill its corporate responsibilities as a company that endeavors for a society that is socially sustainable, the Bank established an “ESG Promotion Office” in February 2018 with an aim to strengthen ESG initiatives. The Bank officially issued the “Daishi Bank Group ESG Action Policies” in May 2018.

The Bank continues to strive for sustainable growth in the region through its proactive involvement in resolving issues in the environment and in regional communities.

(Deposits)
Deposits including negotiable deposits increased 126.1 billion yen during the fiscal year and resulted in 4,840.1 billion yen at the end of fiscal year ended March 31, 2018.

(Loans)
Loans increased 91 billion yen to 3,246.1 billion yen for the fiscal year ended March 31, 2018. Personal loans were 769.6 billion yen and loans to medium- and small-sized businesses were 1,189.5 billion yen for the fiscal year ended March 31, 2018.

(Securities)
The values of securities held by the Bank decreased 4.2 billion yen to 1,758.6 billion yen for the fiscal year ended March 31, 2018.

(Income and loss)
Ordinary income increased 3.427 billion yen from the fiscal year ended March 31, 2017 to 18.658 billion yen, and net income increased 2 billion yen from the fiscal year ended March 31, 2017 to 13.489 billion yen due to decrease in interests from loans, increase in profits from business dealings by directors, while expenses were minimized.

Consolidated ordinary income increased 3.695 billion yen from the fiscal year ended March 31, 2017 to 20.651 billion yen, and net income attributable to parent increased 2.248 billion yen to 13.776 billion yen from the fiscal year ended March 31, 2017.

*For reference, please refer to pages 11 – 12 of the Information on the Financial Reports for the fiscal year ended March 31, 2018—DAISHI REPORT mini—Daishi Bank Mini Disclosure Magazine (Japanese only). Shifts in Deposits, Loans, and Income and Loss are indicated in graphs.

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Issues to be handled by the Bank

On April 2018, the Bank started a new Medium-Term Business Plan entitled, “Step-up New Stage—Transformation and A Leap Forward—”.

The environment that surrounds the financial community, including a rapid population decline at a faster rate than anticipated from the decline of birthrates and an aging population, the prolonging of a lax monetary policy and negative interest rates, an increased competition from new competitors who were not traditionally from the banking business, has rapidly increased the changing pace of the business, and has further added to the multi-faceted nature and complexity to the business that has brought about a revolutionary period of unprecedented proportions.

Under these circumstances, “Step-Up New Stage” maintains the three basic strategies of the previous Medium-Term Business Plan, and continues with the “Topline Reforms” through the establishment of the most important strategies and identified three branches of major “structural reforms” by utilizing digitalization on “Operational Reforms,” “Branch Reforms,” and “Channel Reforms.”

Through the efforts involved in “Step-Up New Stage,” the Bank accomplishes its mission, and also performs its role as a regional bank that “contributes to regional economics and assists in the contribution of growth in regional communities and customers,” in order to continue its sustainable growth with the local region.

In addition, in order to achieve solid confidence from customers, the Bank continued its efforts in strengthening its compliance system which is at the basis of its management. In addition, in order to further achieve higher sense of ethics as well as a higher quality of governance, the Bank aims to pursue a better “corporate value” taken from the perspectives of shareholders, customers and regional communities.

Furthermore, in order to address environmental issues and provide assistance to next generations, the Bank aims to fulfill its corporate responsibilities by reflecting ideas focused on ESG (Environment, Social and Government) in its management.

After the basic agreement was reached on April 5, 2017, both Banks consulted and deliberated on the business combination, and as a result, reached a definitive agreement on March 23, 2018 and drafted a share transfer plan on May 11, 2018.

On the precondition that an approval from this general meeting of shareholders and relevant authorities may be reached, the “Daishi Hokuetsu Financial Group, Inc.,” a sole parent company to both the Bank and The Hokuetsu Bank, Ltd., is scheduled to be established on October 1, 2018.

Based on the relationship of mutual trust with customers over a long period of time and the regional networks, the directors and employees of the Bank aim to demonstrate a value-added financial intermediary function and information intermediary function more than ever, and also intend to swiftly realize the objective of the business combination, which is to achieve “regional contribution.”

We seek your continued patronage more than ever before.

(2)	Assets and Income Statement

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(Billions of yen)
For the fiscal years ended March 31,	2015	2016	2017	2018
Deposits	4,293.7	4,357.8	4,489.3	4,641.3
Savings Account	1,536.4	1,520.8	1,480.6	1,463.1
Others	2,757.3	2,837.0	3,008.7	3,178.2
Loans	2,825.9	2,961.2	3,155.1	3,246.1
Private Individuals	634.0	673.6	719.7	769.6
Medium- and Small-sized Businesses	963.0	1,020.6	1,109.2	1,189.5
Others	1,228.9	1,267.0	1,326.0	1,286.9
Trading Securities	2.3	2.2	1.8	1.6
Securities	1,862.0	1,781.1	1,762.8	1,758.6
Government Bonds	984.8	887.1	692.2	578.5
Others	877.1	893.9	1,070.6	1,180.0
Total Assets	5,145.3	5,304.5	5,635.2	5,916.2
Domestic Transactions	23,007.7	23,974.2	23,365.2	24,606.1
FX Transactions	(USD Millions) 2,436	(USD Millions) 2,246	(USD Millions) 2,706	2,370
Ordinary Profit	(JPY Millions) 22,918	(JPY Millions) 21,711	(JPY Millions) 15,231	18,658
Net Profit	(JPY Millions) 13,818	(JPY Millions) 14,228	(JPY Millions) 11,489	13,489
Net Profit per Share	JPY 39.46	JPY 41.34	JPY 335.32	398.74
Notes:
(1) Figures above are round down off to the nearest tenths place.
(2) Net Income per Share is calculated based on the average volume of shares of the financial period. The average volume of shares during the period excludes treasury shares held by the Bank.
(3) In connection with the stock split effective October 1, 2017, the ratio of ordinary shares became 1: 10, and the Net Income per Share for the fiscal year ended March 31, 2018 is calculated on the basis that the stock split was carried out at the beginning of the fiscal year ended March 31, 2017.

(Reference) Assets and Profit and Losses of the Corporate Group

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(Billions of yen)
For the fiscal years ended March 31,	2016	2017	2018	2019
Ordinary Income	98.0	98.3	94.8	99.4
Ordinary Profit	26.2	24.3	16.9	20.6
Net Profit Attributable to Parent	14.2	14.4	11.5	13.7
Net Assets	331.8	319.6	326.1	336.1
Total Assets	5,193.7	5,342.2	5,673.7	5,957.5

(3)	Employees
For the fiscal years ended March 31,	2018	2017
Number of employees	2,328	2,335
Average age of employees	39 years and 6 months	39 years and 7 months
Average length of service	16 years and 11 months	17 years and 0 months
Average monthly base salary	431,000 yen	446,000 yen
Notes:
(1) Figures for average age of employees, average length of service and average monthly base salary are rounded off to the nearest unit.
(2) Figures for the number of employees excludes fixed-term and part-time employees.
(3) The average monthly salary includes overtime allowances, among others, but excludes bonuses and is an average up to March 2018.

(4)	Branch locations
a.	Number of Branches

(Number of branches, of which figures in ( ) indicate mini branches)
For the fiscal years ended March 31,	2018	2017
Niigata	112 (5)	112 (5)
Tokyo	2 (—)	2 (—)
Hokkaido	1 (—)	1 (—)
Fukushima	1 (—)	1 (—)
Toyama	1 (—)	1 (—)
Saitama	1 (—)	1 (—)
Kanagawa	1 (—)	1 (—)
Aichi	1 (—)	1 (—)
Osaka	1 (—)	1 (—)
Total	121 (5)	121 (5)
Note:

In addition to the above figures, the Bank established one branch office (as compared to one branch office in the previous fiscal year) and 91 ATM booths outside branch offices (as compared to 94 booths as of the end of the previous fiscal year). The Bank also offers ATM services through Lawson ATM Networks, Inc., Seven Bank, Ltd., and E-Net Co., Ltd.

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(As of March 31, 2018)
	Nationwide	Of which is in Niigata
Lawson ATM	12,783 locations; 12,813 ATM devices	163 locations; 163 ATM devices
Seven Bank ATM	22,688 locations; 24,392 ATM devices	450 locations; 617 ATM devices
E-Net ATM	12,894 locations; 12,980 ATM devices	96 locations; 96 ATM devices

b.	New Branches
None

Notes: The following operations of ATM booths outside branch offices were established/discontinued as follows:

(i)	New ATM booths outside branches were established as follows:
•	Uoroku Uonuma Branch

(ii)	The following operations of ATM booths outside branches were discontinued.
•	Muramatsu Shopping Center, Uoroku Sakuragi Store, Miayuchi Shopping Center, Nishi-Nagaoka Shopping Center

c.	List of Bank Agents
None

d.	List of Engagements that the Bank Acts as a Banking Agent
None

(5)	Capital Investment
a.	Total Capital Investment
(Millions of yen)
Total Capital Investment	1,404

b.	Material New Investment
(Millions of yen)
Details	Amount
Software	787
Note: The figure for software includes temporary accounts for software.

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(6)	Material Information on Parent Company and Subsidiaries
a.	Parent Company

None

b.	Material Subsidiaries as of the fiscal year ended March 31, 2018
(Millions of yen, except Shareholding Ratio)
Name	Address	Primary Business	Date Incorporated	Capital	Ratio of shareholder voting rights held by Daishi Bank	Others
Daishi Securities Co., Ltd.	8-26, Jonaicho 3-chome, Nagaoka 940-0061	Securities industry	August 8, 1952	600	100.00%	—
The Daishi Guaranty Co., Ltd.	224-1, Honcho-dori 5-bancho chuo-ku, Niigata 951-8067	Credit guarantee business for housing and other loans	October 27, 1978	50	100.00%	—
The Daishi Management Consulting Co., Ltd.	224-1, Honcho-dori 5-bancho chuo-ku, Niigata 951-8067	Investment and financing toward venture capital businesses, among others, and consulting business	June 8, 1984	20	50.00%	—
The Daishi Lease Co., Ltd.	2-10, Akashi 2-chome chuo-ku, Niigata 950-0084	General leasing business for IT devices, industrial equipment facilities, medical equipment, commercial facilities, automobiles, purchase and management of accounts receivable, loans and guarantee businesses.	November 11, 1974	100	5.00%	—
The Daishi Computer Service Co., Ltd.	1-17, Abumi 1-chome chuo-ku, Niigata 950-0913	Computer-related services	May 10, 1976	15	5.00%	—
The Daishi JCB Card Co., Ltd.	1245, Kamiokawamae-dori 8-bancho chuo-ku, Niigata 950-8068	Credit card and credit guaranty businesses	November 12, 1982	30	5.00%	—
The Daishi DC Card Co., Ltd.	1245, Kamiokawamae-dori 8-bancho chuo-ku, Niigata 950-8068	Issuing DC credit cards, shopping services provided for by DC Card, cashing services and other consumer loan services	March 1, 1990	30	5.00%	—
Notes:
(1) Figures for Capital and Ratio of shareholder voting rights held by Daishi Bank are each rounded down to the unit and to the hundredth, respectively.
(2) The Bank’s consolidate subsidiaries and subsidiary corporations are the seven (7) companies listed above. The Bank has four (4) other non-consolidated subsidiaries where the equity method does not apply.
(3) Consolidated ordinary income for the fiscal year ended March 31, 2018 was 99,441 million yen and net income attributable to parent was 13,776 million yen.

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Material business alliances:
1.	Through its allied financial institutions of 64 regional banks, the Bank offers inter-banking ATM services (ACS) for cash withdrawals, among other services.
2.
Through its allied financial institutions of 64 regional banks, city banks, trust banks, member banks of the Second Association of Regional Banks, credit unions, credit associations, Agricultural Cooperative Foundations, JF Marine Banks (including the Norinchukin Bank and other Credit Unions), Worker’s Credit Unions, the Bank offers inter-banking ATM services for cash withdrawals, among other services (MICS).

3.
Through Chigin Network Service Co., Ltd. (CNS), a company jointly owned by 64 regional banks, an electronic data transmission method capable of transmitting data for services such as general fund transfers, account-to-account transfers, deposits and withdrawals among other services are available.

4.
Through the alliance of regional banks which are headquartered in Niigata, the Second Association of Regional Banks, credit unions, credit associations, JA Bank Niigata, the agricultural cooperative, and the Worker’s Credit Union, the Bank provides services for collection of accounts receivable through account-to-account transfers by the mutual access to Niigata Prefecture Banking Service Center (NB Center).

5.	Through its allied financial institutions of Japan Post Bank and Aeon Bank, the Bank offers inter-banking ATM services for cash withdrawals, among other services.
6.
Through its allied financial institutions of Lawson ATM Networks, Seven Bank, and E-Net Co., Ltd., the Bank offers cash withdrawals, among other services, from the jointly-installed cash dispensing machines at convenient stores.

7.
The Bank formed a business alliance on brokerage services for financial products with Nomura Securities and Daishi Securities for rendering services in opening a brokerage account, and acting as an agent for the purchase and sale of securities.

8.	The Bank exchanged a “Master Agreement on a Common Enterprise System” among The Chiba Bank, Ltd., The Chugoku Bank, Ltd., and IBM Japan, Ltd.
9.
The Bank exchanged a “Master Agreement on the alliance of the TSUBASA Alliance” with The Chiba Bank, Ltd., The Chugoku Bank, Ltd., The Iyo Bank, Ltd., The Toho Bank, Ltd., and The North Pacific Bank, Ltd., and The Hokuetsu Bank, Ltd.

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(7)	Business Transfer
None.

(8)	Other Material Information of the Bank
Please refer to (1) Business Results and Progress (Issues to be handled by the Bank) in respect to the business combination with The Hokuetsu Bank, Ltd.

2.	Company Officers (Directors)
(1)	Current Officers
Name	Title and Responsibilities	Primary Concurrent Positions	Other Remarks
Fujio Namiki	President (Representative Director); Chairman of the Board of Directors’ Meetings; in charge of the Secretariat	—	—
Kosuke Sasaki	Deputy President (Representative Director); in charge of the Audit and Inspection Division; in charge of Risk Supervision and Coordination Division	—	—
Satoshi Hasegawa	Senior Managing Director (Representative Director), in charge of the Group Strategy Planning Division, Planning Coordination Division, and the Tokyo Representative Office	—	—
Takuya Watanabe	Managing Director; in charge of Treasury and Capital Markets Division	—	—
Keiji Miyazawa	Managing Director; in charge of Loan Examination Division and General Affairs Division	—	—
Kiyofumi Obara	Managing Director; General Manager of Business and Regional Revitalization Headquarters; in charge of Consulting Promotion Division; Business Promotion Division; and Systems Planning Division	—	—
Kiminari Ohnuma	Managing Director, General Manager of Sales Department at the head office, and Head of Niigata Airport Sub-office	—	—
Jumatsu Eizuka	Managing Director, General Manager of Administration; in charge of: Operations Headquarters, Operation Administration Division, Operation Centralization Division, Operation Support Division, and Personnel Division	—	—
Michiro Ueguri	Director and Executive Officer; General Manager of Group Strategy Planning Division	—	—

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Nobuya Tanaka	Director (Audit and Supervisory Committee Member)	—	—
Shinjiro Kawai	Director (Audit and Supervisory Committee Member)	—	—
Eiichi Tsurui	Director (Audit and Supervisory Committee Member) (Outside Director)	Representative Director and Chairman of Hokuriku Gas Co., Ltd.	—
Koichi Masuda	Director (Audit and Supervisory Committee Member) (Outside Director)	Certified public accountant	He has wealth of experience in finance and accounting.
Toshizo Oda	Director (Audit and Supervisory Committee Member) (Outside Director)	Representative Director and President of Niigata Nippo Co., Ltd.	—
Takashi Sasaki	Director (Audit and Supervisory Committee Member) (Outside Director)	Full-time Supervisory Committee Member of Tohoku Electric Power Co., Inc.	—
Notes:
(1) Each of Eiichi Tsurui, Koichi Masuda, Toshizo Oda and Takashi Sasaki, Outside Directors, are registered as Independent Directors with the Tokyo Stock Exchange.
(2) Changes in the members of the Board of Directors (Audit and Supervisory Committee Members)
Upon the conclusion of the 206th Annual General Meeting of Shareholders held on June 27, 2017, Masamichi Sekizawa resigned from the office of the director (Audit and Supervisory Committee Member).
(3) Attendance at important meetings such as by those familiar with the internal workings of the Bank, and through sharing information learnt among all of the members of the Audit and Supervisory Committee from closer collaboration with the auditors and the Audit and Inspection Division, the Bank appointed Shinya Tanaka and Shinjiro Kawai as full-time Directors (Audit and Supervisory Committee Members).

<Reference> The Bank adopted the Executive Officer System. The Executive Officers who do not concurrently hold the office of director are as follows.

(As of the fiscal year ended March 31, 2018)
Name	Responsibilities
Hiroshi Shindo	General Manager, Business Division of the Joetsu Area, General Manager, Takada Business Division and Head of Han-cho Sub-office
Nobuaki Miyamoto	General Manager, Consulting Promotion Division
Masahito Toda	General Manager, Treasury and Capital Markets Division
Keiichi Shibayama	Branch Manager, Minami Niigata Branch
Naruhito Hosaka	General Manager, Business Division of the Nagaoka Area; and General Manager Nagaoka Business Division
Takayoshi Tanaka	General Manager, Personnel Division

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(Note) As of June 26, 2018, four (4) individuals are expected to be nominated as director who is not concurrently an executive officer and the names and responsibilities of such individuals (as of the fiscal year ended March 31, 2018) are as follows.

Name	Responsibilities
Takehiko Hori	Hakusan Branch Manager
Katsutoshi Sakai	Tokyo Branch Manager
Toshiyuki Kobayashi	General Manager, Operation Administration Division
Toshiyuki Maki	Sanjo Branch Manager and Sanjo Higashi Branch Manager

<References>

In addition to fulfilling the independence criteria established by the Tokyo Stock Exchange on the appointment of outside directors, the candidates must also satisfy the following “independence criteria.”

<Independence Criteria>

As a general rule, candidates for outside directors must not currently or recently qualify in any of the following requirements listed below.

(1)	Major customers of the Bank or the executive officer of such customers;
(2)	Business operators whose major customer is the Bank, or the executive officer of such business operators;
(3)
Those who are either consultants, financial experts or legal experts who receive large monetary sums or other assets from the Bank other than a director’s compensation (where the entity in receipt of such assets are legal entities or any other associations, those who are affiliated to such entities are also included);

(4)	Those who are in receipt of large sums of donations from the Bank or is the executive officer of such entities;
(5)	Major shareholder of the Bank or executive officer of such shareholders; and
(6)	Relatives of the following (excluding those who are considered to be not important)
A. Those who qualify under (1) to (5) above;

B. A director of the Bank who is not an executive officer or an executive officer of a subsidiary.

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Definitions:
-”recent” means a situation that can substantially mean current where, for instance, it would apply in the event of approving the resolutions at the Annual General Meeting of Shareholders where a new outside director was appointed.

-”primary” means recording more than 1% of the consolidated net proceeds (in the case of the Bank, consolidated gross profits) of the most recent fiscal year.

-”large sum” means more than 10 million yen per year for the average of the previous three years.

-”major shareholders” means a shareholding equity of more than 10%.

-”those who are considered to be not important” means those who do not hold positions as “the Bank’s directors or general managers, and for individuals whose affiliations are with accounting or law firms, those individuals who are not qualified as accountants or lawyers.

-”relatives” mean an individual’s spouse and relatives within a second degree of kinship.

(2)	Compensation of the Company’s Directors
Directors’ compensation is decided (1) within the annual aggregate amount of directors’ compensation which is resolved at the Annual General Meeting of Shareholders; (2) for directors who are not Audit and Supervisory Committee members, the meetings of the Board of Directors decide on compensation of such directors; and (3) for directors who are Audit and Supervisory Committee members, each individual compensation amount is decided as per the company’s regulations as set out below:

a.          Details of compensation shall be fair and reasonable to the extent that can be held accountable to shareholders and other stakeholders.
b.          Compensation standards give due consideration to the relevant compensation packages of other companies and is appropriate for the directors of the Bank, who are rewarded for performing the roles and duties as officers that aim to carry out business dealings in a sincere manner as “a Bank that aims to contribute to the sustainable and consistent growth of regional economies.”
c.           Compensation of directors, who are not Audit and Supervisory Committee members, are aimed at securing an exceptional management team that is made up of highly qualified individuals, and the packages are designed to provide incentives for officers to contribute to the increase of corporate value and business results in the medium to long-term.
d.          Specifically, the compensation of directors, who are not Audit and Supervisory Committee members, includes a basic salary that is reflective of each roles and duties of a director. For directors other than outside directors, bonuses that reflect the business results of each fiscal year and stock options designed to encourage more incentives to bring about medium to long-term corporate values will be included.
e.          Compensation for directors, who are Audit and Supervisory Committee member, will be reviewed taking into consideration the audit and supervisory functions of a director who is an Audit and Supervisory Committee member, and also the degree of independence of a director.
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<Details of Compensation>

(Millions of yen)
Title	Number of Payees		Total Compensation
			Base salary	Bonuses	Stock option	Retirement package
Directors (who are not Audit and Supervisory Committee members)	10	350	173	88	89	—
Directors (who are Audit and Supervisory Committee member)	7	69	69	—	—	—
Total	17	420	242	88	89	—

Notes:
(1) The upper limits of the compensation as determined at the Annual General Meeting of Shareholders were as follows:
The upper limit of a director’s (excluding Audit and Supervisory Committee members) compensation was set at within 300 million yen annually (which did not include an employee compensation portion of figures for those directors who concurrently served as employees) at the Annual General Meeting of Shareholders held on June 24, 2016. In addition, as an alternative to the upper limit amount, stock options for directors (excluding Audit and Supervisory Committee members) was resolved within 130 million yen at the Annual General Meeting of Shareholders.
The upper limit of directors’ (Audit and Supervisory Committee members’) compensation was resolved at 85 million yen annual at the Annual General Meeting of Shareholders held on June 24, 2016.
(2) The directors’ compensation does not include a portion that is considered to be employee compensation. For directors who are also employees, the aggregate total of employee portions of compensation total is 22 million yen, which includes base salaries, bonuses and stock options.

(3)	Limited Liability Agreement
Name	Summary of the Limited Liability Agreement
Eiichi Tsurui
The Agreement exchanged includes limitations of the Bank’s liabilities by virtue of Article 423(1) of the Companies Act of Japan, and the amount liable that may be incurred by the Bank is set at the minimum liability amount as prescribed in Article 425(1) of the same Act.

Koichi Masuda	Same as above.
Toshizo Oda	Same as above.
Takashi Sasaki	Same as above.

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3.	Outside Directors
(1)	Concurrent positions held by outside directors
Name	Other positions held
Eiichi Tsurui	Chairman and Representative Director, Hokuriku Gas Co., Ltd; the Bank carries out normal banking businesses with the company.
Koichi Masuda	Certified Accountant
Toshizo Oda	President and Representative Director, Niigata Nippo; the Bank carries out normal banking businesses with the company.
Takashi Sasaki	Permanent Auditor, Tohoku Electric Power Company; the Bank carries out normal banking businesses with the company.

(2)	Material activities of outside directors
Name	Term of Office	Attendance at Meetings of Directors	Statements delivered at Board of Directors’ Meetings, among others
Eiichi Tsurui	3 years 10 months	Attended 13 out of 13 board of directors’ meetings and 12 out of 12 meetings of the Audit and Supervisory Committee	Mr. Tsurui holds a wealth of experience as a corporate manager and delivered opinions where necessary
Koichi Masuda	6 years 10 months	Attended 11 out of 13 board of directors’ meetings and 11 out of 12 meetings of the Audit and Supervisory Committee	Mr. Masuda delivered opinions where necessary from a perspective of an accountant
Toshizo Oda	2 years 10 months	Attended 13 out of 13 board of directors’ meetings and 12 out of 12 meetings of the Audit and Supervisory Committee	Mr. Oda holds a wealth of experience as a corporate manager and delivered opinions where necessary
Takashi Sasaki	1 year 10 months	Attended 13 out of 13 board of directors’ meetings and 12 out of 12 meetings of the Audit and Supervisory Committee	Mr. Sasaki delivered opinions from a perspective of a corporate auditor of another company

(3)	Compensation of outside directors
(Millions of yen)

Title	Number of individuals to receive payment		Total Compensation
			Base salary	Bonuses	Retirement package
Total Compensation	4	24	24	—	—

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(4)	Opinions of outside directors
Name	Statements Delivered by Outside Directors
Eiichi Tsurui	No statements delivered.
Koichi Masuda	Same as above.
Toshizo Oda	Same as above.
Takashi Sasaki	Same as above.

4.	Shares and Shareholders

(1)	Number of shares:

Total number of outstanding shares
57,699 thousand shares

Total number of issued shares
34,265 thousand shares

(Note): Less than 1,000 shares are omitted in the number of shares held.

(2)	Number of shareholders at fiscal year ended March 31, 2018:	11,523 shareholders

(3)	Major Shareholders
Shareholders	Investments to the Bank
	Number of Shares Held (thousands)	Equity Ownership (%)
Japan Trustee Services Bank, Ltd. (Trust Account)	1,746	5.15
Nippon Life Insurance Company	1,026	3.02
Meiji Yasuda Life Insurance Company	1,015	2.99
Tohoku Electric Power Company	837	2.47
The Daishi Bank Employee Shareholding Association	827	2.44
The Master Trust Bank of Japan, Ltd. (Trust Account)	764	2.25
Japan Trustee Services Bank, Ltd. (Trust Account 9)	736	2.17
Daido Life Insurance Company	705	2.08
Sompo Japan Nipponkoa Insurance Inc.	688	2.03
DFA INTL SMALL CAP VALUE PORTFOLIO	660	1.94
Notes: (1) Less than 1,000 shares are omitted in the number of shares held.
(2) Less than one thousandths ratio of equity ownership is omitted except for treasury shares.
(3) The Bank owns 742,000 treasury shares but excludes itself from the list of major shareholders.

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5.	Matters related to principal accountant

(1)	Principal accountant
(Millions of yen)

Accountants	Fees for the Fiscal Year ended March 31, 2018	Remarks
KPMG AZSA LLC Yukio Kumaki, Designated Limited Liability Partner Hiroshi Iida, Designated Limited Liability Partner Shuji Okumura, Designated Limited Liability Partner	65
Through reports and hearings from relevant business departments of the Bank, and after further consideration of the “Criteria for Accountants’ Fees” which was based on the “Practical Guidelines on Cooperation with Auditors” published by the Japan Audit & Supervisory Board Members Association, the Bank’s Audit and Supervisory Committee determined that the accountants’ fees were of reasonable standards in order maintain and enhance audit quality and has agreed to the provision in Article 399(3) of the Companies Act of Japan.

In addition, as part of non-audit work, the Bank commissions advice on the treatment of accounts due to the business combination with The Hokuetsu Bank, Ltd.

(Note): The accountant’s fee listed is an aggregate amount as the audit agreement exchanged between the Bank and the auditors does not and is unable to provide a detailed account of the fees for each of the audits required by the Companies Act of Japan and the Financial Instruments and Exchange Act, respectively.

Fees billed by KPMG for professional services rendered to the Bank and its subsidiaries	83

(2)	Limited Liability Agreement

76

The Bank and the accountant have not exchanged a Limited Liability Agreement.

(3)	Other material information on the Certified Accountant
(a)	Policies on the removal or non-reappointment of accountant

Where the Audit and Supervisory Committee determines that an auditors’ conduct is deemed to be applicable to any of the subsections of Article 340(1) of the Companies Act of Japan and where it is determined that audits cannot be carried, upon the agreement of all members of the Audit and Supervisory Committee, an auditor may be removed from its post.

In addition, aside from the statutory dismissal, where after a review of an auditors’ degree of independence, reliability and efficiency, it is determined that a more appropriate auditor is required for appointment, the removal or reappointment of such auditor may be resolved at the resolution of the Annual General Meeting of Shareholders.

6.	General Principles Regarding Decision-Makers on the Company’s Finances and Business Operations

None.

7.	Corporate Structure that Aims to Achieve Appropriate Business Operations and the Management of such a Structure

(1)	A corporate structure that aims to secure relevance of business operations
Through the resolutions at the meetings of the Board of Directors, the Bank established necessary basic guidelines for such a structure in order to achieve relevant business operations. The basic guidelines and the operational summary of such guidelines for the fiscal year ended March 31, 2018 are as follows. In order to appropriately meet the changes in management through the continuous evaluation of such structure, the Bank aims to strengthen and enhance its internal controls.

(i)	Legal compliance (a structure to ensure that the responsibilities carried out by both directors and employees are in accordance with the law and the Bank’s Articles of Incorporation)

Based on the Bank’s corporate philosophy, “to contribute to the region as the best, trusted bank with recognition,” the Bank established a basic policy of compliance in order to embark on its mission to secure a solid framework for compliance.
The Bank introduced a “Compliance Manual” to instill compliance and drafted a “Compliance Program,” which is a detailed practice plan that will be resolved every fiscal year at the Board of the Directors’ meeting.
The Bank established a Risk Management and Compliance Committee in order to deliberate on a bank-wide compliance matters.
In order to manage a bank-wide compliance framework, the Bank established a Compliance Office, which was set up within the Risk Supervision Division in order to formulate measures on compliance, maintain and improve the compliance framework through training and supervision.
A Risk Management and Compliance Committee was also set up in all branch offices with an aim to examine and improve the situation around compliance measures taken.
As part of a reporting mechanism on breach of compliance which was in contravention of the law, an “Opinion Box” structure was set up as part of the point of contact for Risk Supervision Division, which is based on the “Opinion Box Management Rules” and “Whistleblowing Management Rules.”
The Bank also established an Internal Audit Department, which is under the direct control of the Board of the Directors, in order to inspect compliance.
The Bank also aims to tackle antisocial organizations that threaten the order and security of civil life in a resolute manner and will prohibit any relationships with such organizations.

77

(ii)	Archives and records of information (archive and manage records on duties executed by directors)

Material information (including electronic records), such as circulars, reports, meeting minutes, among others, of the duties executed by directors, shall be preserved and managed under the Bank’s policies and its capacity to hold records. In addition, where necessary, the operational status and rules of such policies will also be reviewed.

Directors may review these documents.

(iii)	Risk Management Structure (rules and other structures to manage potential losses)

The Bank’s basic policies on risk management include recognizing and understanding appropriate risks, carrying out relevant management and monitoring such risks, and through analyzing and inspecting such processes, ensure consistent return on profits as per the risks involved as well as to plan for the appropriate distribution of financial resources.

The Bank’s basic policies on risks are set out in the “Risk Management Regulations,” and the risks to be managed by the bank include “credit risks,” “market risks,” “liquidity risks,” “operational risks,” “cybersecurity risks” and “other risks that might materially affect the management.”

“Administrative risks,” “systems risks,” and “other operational risks” make up “operational risks.” “Information security risks,” “legal risks,” “personnel risks,” “tangible assets risks,” “outsourcing risks,” “reputational risks,” and “other risks” together form “other operational risks” for the purposes of defining management procedures and the system structures to ensure an effective operational risk management.

In order to oversee bank-wide risk management, the Bank established a “Risk Management and Compliance Committee,” “ALM Committee,” and “Cyber Security Management Committee.”

The Chairperson of each committee is the director in charge of the Risk Supervision Division (the director in charge for the Systems Division is also in charge for the Cyber Security Management Committee), and an administrative office will be established up within the Risk Supervision Division (the Cyber Security Management Committee shall be established within the Systems Division). In addition, in order to deal with various risks, each risks identified shall be appointed a division responsible for handling such risks in order to appropriately recognize, handle and manage such risks.

In order to secure the continuation of business operations in the event of unexpected occurrences such as natural disasters, the Bank drafted a business continuity plan entitled, the “Basic Policy on Business Continuation,” in order to establish a response system that may respond and react where appropriate.

78

(iv)	Optimal structure to carry out work responsibilities (a structure to ensure efficient execution of responsibilities by the directors)

Execution of duties related to management shall be discussed and reported as per the basic policies and standards as set out in the Board of Directors, including those matters that are determined by the Regulations of the Board of Directors, and those matters that apply to the discussion and reporting standards of the Board of Directors.

Based on the “Executive Committee Authority Regulations” as established by the Board of Directors, the Executive Committee shall deliberate and resolve on material matters delegated from the Board of Directors in order to achieve an appropriate and efficient organizational framework for executing duties.

The management of the Bank’s operational structure is set out in the “Official Regulations,” “Business Regulations,” and “Rules for General Division of Administrative Duties in the Headquarters,” and the responsible officer for each division will ensure the appropriate and efficient execution of duties.

(v)	Group management structure (a structure to ensure relevant operations for the group companies including the Bank and its subsidiaries)

The Bank and its subsidiaries (“the Group Companies”) aim to ensure that efficient and relevant business operations as well as management processes are determined and plans to establish a “Group Management Rule” which is based on the basic principles of group management and its structure, and also endeavors to draft and share its Medium-Term Business Plan amongst the Group Companies with a view towards an effective Group Companies management.

Based on the “Group Management Rule,” the Bank aims to “ensure compliance,” “maintain a domestic inspection system,” “establish consultation and reporting structure with parent company,” and aims to effectively instill a group-wide risk management and compliance framework, which also includes a reporting arrangement to the Bank.

The Bank plans to exchange an internal inspection audit agreement with each of its Group Companies, in order to enable the Bank’s Audit and Inspection Division to perform audit inspections in order to verify the internal management system of each company.

In order to achieve reliability of financial reporting of the Bank and its Group Companies, the Bank established “The Basic Rules on Internal Reporting System,” and also plans to establish a structure for financial reporting where internal controls are properly designed and operated.

(vi)
Assistance to the Audit and Supervisory Committee on execution of duties (matters which relate to directors and employees who should assist the duties of the Audit and Supervisory Committee; matters which relate to the scope of independence of such directors and employees from directors (excluding directors who are Audit and Supervisory Committee members); and matters to ensure effectiveness of instructions to such directors and employees from the Audit and Supervisory Committee)

79

In order to assist the duties and responsibilities of the Audit and Supervisory Committee, the Bank will assign an appropriate capacity of employees (“administrative staff of the Audit and Supervisory Committee”) as necessary.

Where a staff member is assigned to the Administrative Office of the Audit and Supervisory Committee, such staff member shall carry out duties and responsibilities directly under the supervision of the Audit and Supervisory Committee and will not hold any other positions assigned by the Bank. Job performance reviews and personnel reassignment of the staff of the Audit and Supervisory Committee shall be decided in consultation with the Audit and Supervisory Committee.

(vii)
Reporting to the Audit and Supervisory Committee on the effectiveness of the audit (a reporting system from the directors, auditors and employees of the Bank and its subsidiaries to report to the Audit and Supervisory Committee of the Bank; a system to report any other matters to the Bank’s Audit and Supervisory Committee; a system to ensure that any whistleblowers will not be disadvantaged in any way for reporting matters of concern to the Bank; and a system to ensure that effective audits are carried out by the Audit and Supervisory Committee)

(a)	Attendance to major meetings

•
The Bank provides an organizational structure to allow Audit and Supervisory Committee members to attend major meetings, and ensure that the members are able to provide relevant advice, proposals, and recommendations where necessary. In addition, through the request of the Audit and Supervisory Committee, the Bank is prepared to report and provide any relevant matters on the Group companies.

(b)	Periodic meetings between the Representative Directors and Auditors

•
Representative Directors and Audit and Supervisory Committee members shall carry out periodic meetings and exchange information on imminent management issues and the audit inspection environment for audits to be carried out by the Audit and Supervisory Committee. In addition, the Bank will facilitate for the Audit and Supervisory Committee to exchange relevant information with directors and other relevant individuals of the Group companies.

(c)	Reports to the Audit and Supervisory Committee

i.
Where directors learn material information that may cause substantial damage to the Bank or the Group Companies, directors shall immediately report such information to the Audit and Supervisory Committee.

ii.
Where the Audit and Supervisory Committee requires directors and executive officers of the Bank and directors of its Group companies to report on matters concerned, such directors and auditors must comply to such requests.

iii.
The Bank shall establish an “Opinion Box” system to receive any opinions, recommendations and requests related to the management of the Bank from directors, auditors and employees of the Bank or its Group companies. Such details of the “Opinion Box” shall be reported to the Audit and Supervisory Committee. The reporting system shall ensure that any individuals who reported information to the Bank’s Audit and Supervisory Committee shall not be disadvantaged in any way or form.

80

(d)	Coordination between Internal Audit Department and the Audit and Supervisory Committee

•
In order to ensure the effectiveness of the audit inspections by the Audit and Supervisory Committee, the Internal Audit Department shall facilitate information exchange with the Committee on the issues related to internal management system and shall also reinforce coordination during audit inspections with the Committee.

(viii)
Policies toward fees arising from the performance of duties by the auditors (matters related to accountants’ fee payments in advance of performance of duties, repayment of fees,  any other fees that may arise from performance of duties, or policies on handling obligations)

Unless otherwise determined that it would not be necessary for the performance of duties to be carried out by the Audit and Supervisory Committee, the Bank will efficiently settle bills issued by the Audit and Supervisory Committee members for a request of an advance payment or repayments or any other relevant payments that may arise from the performance of duties or settlement of obligations.

(2)	Management of structure aimed at achieving relevance of business operations

(i) Legal compliance
The Bank established a “Risk Management and Compliance Committee” with an aim to ensure transparency of management and business operations according to the laws and rules and holds quarterly meetings of the Committee in this regard. The Committee deliberates on the compliance policies and status of compliance after understanding the issues revolving compliance.

In addition, based on the “Compliance Program” drafted each fiscal year, the Bank aims to protect its customers by strengthening the management of customers’ information, and also provides training and awareness-raising opportunities through compliance training which is held once every quarter at the Bank and each Group companies.

(ii) Preservation and management of information
The Bank properly manages and stores material information that relates to directors’ performance of duties on documents to be circulated for approval, reports, and minutes as according the official Bank regulations and procedures, and directors may review these documents as necessary.

(iii) Risk management
Based on its “Risk Management Regulations,” the Bank aims to oversee bank-wide risk management by establishing “Risk Management and Compliance Committee,” “ALM Committee,” and “Cyber-security Management Committee” and holds meetings of each committees once every month (“Risk Management and Compliance Committee” holds meetings once every quarter) in an effort to recognize, determine, and manage each risk as appropriate.

(iv) Effective organizational structure for performance of duties
As a general rule, the meetings of the board of directors are held once a month based on the “Regulations of the Board of Directors.” Decisions are made on the proceedings of the meeting related to material management information and other information as stipulated by laws or Articles of Incorporation. The meetings also deliberate on the performance of duties by the Bank’s directors. As of the fiscal year ended March 31, 2018, the Bank held 13 meetings of the Board of Directors.

Based on the “Official Regulations on the Authority of the Executive Committee,” the Executive Committee, which consists of directors with executive titles, reviews and resolves on matters delegated by the board of directors for decision-making purposes and carries out efficient and appropriate business operations.

81

(v) Group management structure
Based on the “Group Management Rule” and the “Group Risk Management Procedures,” the Bank receives Medium-Term Business Plan and the progress thereof from each of its subsidiaries as well as periodic reports on matters related to risks from each of its group companies.

In addition, the Bank’s Internal Audit Department carries out appropriate inspection audits to each of its Group companies and where audit inspections discover material information, such information is reported to the board of directors with an aim to manage the overall Group companies.

(vi) Matters related to assisting the duties of the Audit and Supervisory Committee
In order to assist the Audit and Supervisory Committee, the Bank assigns one (1) administrative staff member to the Committee to carry out its duties. The staff member does not hold a concurrent post with respect to any normal duties of the Bank, and carries out its responsibilities under the direction of the Committee. In addition, in order to further strengthen coordination with the Internal Audit Department and the effectiveness of the audit inspections, the Bank assigned two (2) more staff members to the Audit and Supervisory Committee, who hold concurrent posts with the Internal Audit Department, to assist in the execution of duties by the Audit and Supervisory Committee members.

(vii) Reporting to Audit and Supervisory Committee and ensuring the effectiveness of audit inspections
In accordance to the “Audit and Supervisory Committee Rules,” the Audit and Supervisory Committee holds a meeting once a month and inspects the execution of business dealings by directors.

In addition, the Audit and Supervisory Committee attends the Board of Directors’ meetings, management meetings and each committee meetings, and the members also review reports related to execution of responsibilities and asks for explanations from relevant officers and employees, where necessary.

(viii) Policies toward fees arising from performance of duties by the accountants
The Bank properly handles fees arising from performance of duties by the Audit and Supervisory Committee members.

8.	Material Subsidiaries

None

9.	Material Dealings with Parent Company

None

10.	Material Information on Accounting Advisor

None

82

11.	Other Material Information
Where provisions exist in the Articles of Incorporation as prescribed by Section 459(1) of the Companies Act of Japan, the following are the policies on the exercise of authority given to the Board of Directors pursuant to the provisions of the articles of incorporation

Having regard to the public nature of its banking operations and to reward shareholder in the future, the Bank established a policy to strengthen its base revenue while giving due consideration to the improvement of internal reserves by also ensuring steady shareholder returns. Specifically, the Bank aims for shareholder returns of 40% through the sum of dividends and the purchase of treasury shares.

83

Non-Consolidated Financial Statements

Non-Consolidated Balance Sheets (as of March 31, 2018)
(Millions of Yen)
Item	Amount
Assets
Cash and due from banks	774,756
Cash	36,360
Due from banks	738,396
Monetary claims bought	15,313
Trading account securities	1,662
Trading government bonds	61
Trading local government bonds	1,600
Securities	1,758,610
Government bonds	578,565
Local government bonds	245,709
Corporate bonds	240,462
Stock	139,263
Other securities	554,608
Loans and bills discounted	3,246,170
Bills discounted	13,130
Loans on bills	64,299
Loans on deeds	2,760,679
Overdrafts	408,061
Foreign exchanges	9,479
Due from foreign banks	9,475
Foreign bills bought	3
Other assets	52,627
Prepaid expenses	103
Accrued income	4,936
Derivatives other than for trading-assets	7,849
Cash collateral paid for financial instruments	5,696
Other	34,041
Property, plant and equipment	41,526
Buildings	9,983
Land	29,044
Lease assets	143
Other	2,355
Intangible assets	12,047
Software	11,570
Lease assets	3
Other	473
Prepaid pension cost	1,853
Customers’ liabilities for acceptances and guarantees	12,330
Allowance for loan losses	(10,145)
Total Assets	5,916,232
Item	Amount
Assets
Deposits	4,641,357
Current deposits	273,650
Ordinary deposits	2,784,351
Savings deposits	26,170
Deposits at notice	15,251
Time deposits	1,463,104
Other deposits	78,829
Negotiable certificates of deposit	198,838
Payables under repurchase agreements	36,735
Payables under securities lending transactions	326,708
Borrowed money	347,941
Borrowings from other banks	347,941
Foreign exchanges	144
Foreign bills sold	122
Foreign bills payable	21
Other liabilities	23,724
Domestic exchange settlement account, credit	160
Income taxes payable	2,752
Accrued expenses	3,668
Unearned revenue	1,061
Derivatives other than for trading-liabilities	4,873
Guarantee deposits received for financial instruments	1,235
Lease obligations	146
Other	9,826
Provision for directors’ bonuses	88
Allowance for retirement benefit	1,026
Provision for reimbursement of deposits	2,088
Provision for contingent loss	770
Deferred tax liabilities	11,090
Deferred tax liabilities for land revaluation	5,520
Acceptances and guarantees	12,330
Total Liabilities	5,608,364
Net Assets
Capital stock	32,776
Capital surplus	18,635
Legal capital surplus	18,635
Retained earnings	204,817
Legal retained earnings	25,510
Other retained earnings	179,306
Reserve for advanced depreciation of non-current assets	656
General reserve	154,334
Retained earnings brought forward	24,316
Treasury stock	(4,240)
Shareholders’ equity	251,989
Valuation difference on available-for-sale securities	48,719
Deferred gains on losses on hedges	(380)
Revaluation reserve for land	6,984
Total valuation and translation adjustments	55,324
Subscription rights to shares	554
Total Net Assets	307,867
Total Liabilities and Net Assets	5,916,232

84

Non-Consolidated Statements of Profit or Loss (from April 1, 2017 to March 31, 2018)

			(Millions of Yen)
Item	Amount
Ordinary income		78,538
Interest and dividends income	49,513
Loans	28,737
Interest and dividends on securities	20,263
Call loans and bills purchases	0
Deposits	209
Other	303
Fees and commissions	15,327
Fees and commissions on domestic and foreign exchanges	4,857
Other	10,469
Other operating income	3,733
Gain on foreign exchange	1,756
Gain on trading account securities transactions	2
Gains on sales of bonds	1,164
Gains on redemption of bonds	16
Income from derivatives other than for trading or hedging	787
Other	5
Other ordinary income	9,963
Reversal of allowance for loan losses	1,029
Recoveries of written-off claims	793
Gain on sales of stocks and other securities	4,276
Gain on money held in trust	0
Other	3,863
Ordinary expenses		59,879
Interest expenses	4,735
Deposits	780
Negotiable certificates of deposit	26
Call money and bills sold	0
Payables under repurchase agreements	614
Securities lending	2,014
Borrowed money	105
Interest on interest swaps	1,192
Other	0
Fees and commissions	5,166
Fees and commissions on domestic and foreign exchanges	697
Other fees and commissions	4,469
Other operating expenses	3,098
Loss on sales of bonds	3,091
Loss on redemption of bonds	4
Loss on devaluation of bonds	2
General and administrative expenses	42,998
Other expenses	3,880
Written-off of loans	1,179
Losses on sales of stocks and other securities	372
Losses on devaluation of stocks and other securities	45
Other	2,282
Ordinary profit		18,658
Extraordinary losses		56
Losses on sales of fixed assets	46
Losses on impairment of fixed assets	10
Profit before taxes		18,601
Corporate tax, corporate inhabitant tax and business tax	5,407
Adjustment of corporate taxes, etc.	(295)
Total corporate taxes, etc.		5,112
Profit		13,489

85

Consolidated Financial Statements

Consolidated Balance Sheets (as of March 31, 2018)

(Millions of Yen)
Item	Amount
Assets
Cash and due from banks	775,395
Monetary claims bought	15,313
Trading account securities	1,715
Securities	1,762,555
Loans and bills discounted	3,236,059
Foreign exchanges	9,479
Other assets	101,059
Property, plant and equipment	43,484
Buildings	10,276
Land	29,569
Other tangible fixed assets	3,637
Intangible assets	12,209
Software	11,718
Other intangible assets	491
Deferred tax assets	822
Customers’ liabilities for acceptances and guarantees	12,330
Allowance for loan losses	(12,836)
Total Assets	5,957,587
Item	Amount
Liabilities
Deposits	4,626,744
Negotiable certificates of deposit	193,248
Payables under repurchase agreements	36,735
Payables under securities lending transactions	326,708
Borrowed money	357,105
Foreign exchanges	144
Other liabilities	45,541
Provision for directors’ bonuses	100
Net defined benefit liability	811
Provision for directors’ retirement benefits	33
Provision for reimbursement of deposits	2,088
Provision for contingent loss	770
Reserves under special laws	11
Deferred tax liabilities	13,566
Deferred tax liabilities for land revaluation	5,520
Acceptances and guarantees	12,330
Total Liabilities	5,621,461
Net Assets
Capital stock	32,776
Capital surplus	25,179
Retained earnings	208,533
Treasury stock	(4,240)
Shareholders’ equity	262,249
Valuation difference on available-for-sale securities	51,126
Deferred gains on losses on hedges	(380)
Revaluation reserve for land	6,984
Remeasurements of defined benefit plans	(666)
Accumulated total of other comprehensive income	57,064
Subscription rights to shares	554
Non-controlling interests	16,258
Total Net Assets	336,126
Total Liabilities and Net Assets	5,957,587
86

Consolidated Statements of Profit or Loss (from April 1, 2017 to March 31, 2018)

		(Millions of Yen)
Item		Amount
Ordinary income		99,441
Interest and dividends income	48,991
Loans	29,051
Interest and dividends on securities	19,421
Call loans and bills purchases	0
Deposits	209
Other	308
Fees and commissions	19,129
Other operating income	4,865
Other ordinary income	26,454
Gain on reversal of allowance for loan losses	683
Gain on recoveries of written-off claims	805
Other	24,964
Ordinary expenses		78,789
Interest expenses	4,784
Deposits	780
Negotiable certificates of deposit	26
Call money and bills sold	0
Payables under repurchase agreements	614
Securities lending	2,014
Borrowed money	149
Other	1,198
Fees and commissions	4,630
Other operating expenses	3,098
General and administrative expenses	47,087
Other expenses	19,190
Other expenses	19,190
Ordinary profit		20,651
Extraordinary profit		3
Gain on disposal of fixed assets	2
Reversal of reserve for financial instruments transaction liabilities	1
Extraordinary losses		57
Losses on sales of fixed assets	46
Losses on impairment of fixed assets	10
Profit before taxes		20,598
Corporate tax, corporate inhabitant tax and business tax	6,539
Adjustment of corporate taxes, etc.	(425)
Total corporate taxes, etc.		6,113
Profit		14,484
Profit attributable to non-controlling interests		708
Profit attributable to stockholders of parent company		13,776

87

Audit Reports

Accounting Auditor’s Audit Report on Non-consolidated Financial Statements

Report of the Independent Auditors
May 11, 2018
To: the Board of Directors
The Daishi Bank, Ltd.

KPMG AZSA LLC
Designated and Limited Liability Partner, Engagement Partner	Certified Public Accountant	Yukio Kumaki (Seal)
Designated and Limited Liability Partner, Engagement Partner	Certified Public Accountant	Hiroshi Iida (Seal)
Designated and Limited Liability Partner, Engagement Partner	Certified Public Accountant	Shuji Okumura (Seal)

We have audited the accompanying non-consolidated financial statements of The Daishi Bank, Ltd. for the fiscal year ended March 31, 2018 as prescribed by Article 436(2)(1) of the Companies Act of Japan, which comprise the balance sheet, the statements of income, the statement of changes in equity and the notes to the financial statements as well as the supplementary notes thereto.

Management’s Responsibility for the Non-Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and the supplementary notes thereto in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation for non-consolidated financial statements and the supplementary notes thereto that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an independent opinion on these non-consolidated financial statements and the supplementary notes thereto based on our audits. We conducted our audits in accordance with the auditing standards generally accepted in Japan. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the supplementary notes thereto are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the supplementary notes thereto. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and the supplementary notes thereto, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the supplementary notes thereto in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the supplementary notes thereto.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the non-consolidated financial statements and the supplementary notes thereto present fairly, in all material respects, the financial position and the supplementary notes thereto, including assets and cash flows for the fiscal year ended March 31, 2018 in accordance with the accounting principles generally accepted in Japan.

Conflict of Interest
The Daishi Bank, Ltd. and the accounting firm and/or its engagement partner(s) do not have any conflicts of interest that require citing as prescribed in the Certified Public Accountants Act.

88

Accounting Auditor’s Audit Report on Consolidated Financial Statements

Report of the Independent Auditors
May 11, 2018
To: the Board of Directors
The Daishi Bank, Ltd.

KPMG AZSA LLC
Designated and Limited Liability Partner, Engagement Partner	Certified Public Accountant	Yukio Kumaki (Seal)
Designated and Limited Liability Partner, Engagement Partner	Certified Public Accountant	Hiroshi Iida (Seal)
Designated and Limited Liability Partner, Engagement Partner	Certified Public Accountant	Shuji Okumura (Seal)

We have audited the accompanying consolidated financial statements of The Daishi Bank, Ltd. for the fiscal year ended March 31, 2018 as prescribed by Article 444(4) of the Companies Act of Japan, which comprise the consolidated balance sheet, the consolidated statements of income, the consolidated statement of changes in equity and the notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation for consolidated financial statements that are free from material misstatements, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an independent opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with the auditing standards generally accepted in Japan. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, while the objective of the financial statement audit is not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position, including assets and cash flows of The Daishi Bank, Ltd. and its consolidated subsidiaries for the fiscal year ended March 31, 2018 in accordance with the accounting principles generally accepted in Japan.

Conflict of Interest
The Daishi Bank, Ltd. and the accounting firm and/or its engagement partner(s) do not have any conflicts of interest that require citing as prescribed in the Certified Public Accountants Act.

89

Audit Report of the Audit and Supervisory Committee

Audit Report

  The Audit and Supervisory Committee (“the Committee”) inspected the execution of duties of directors for the 207th fiscal year from April 1, 2017 to March 31, 2018 and hereby reports the methods and the results of such inspections as follows.

1.          Methods and Contents of Audits

The Committee received reports from the directors and employees of the Bank from time to time on the contents of the resolution of the Committee of Directors on matters related to the structure (of the internal control system) as prescribed in Article 399(13)(1)(1)(b) and in Article 399(13)(1)(1)(c) of the Companies Act of Japan. Where necessary, the Committee requested explanations, expressed opinions, and carried out audits as follows:

(i)
Based on the Audit Standards of the Audit and Supervisory Committee set forth by the Committee, and in view of the audit policies, division of duties, and coordination with the Audit and Inspection Division, the members of the Committee attended important meetings and received reports from directors and personnel on matters relevant to carrying out their duties, and where necessary, received explanations, reviewed important decision-making documents, and also inspected business dealings and assets of the head office as well as major branches. The Committee communicated and exchanged information with directors of subsidiaries, and where necessary, received reports from subsidiary companies.

(ii)
The Committee supervised and verified that the Accounting Auditor maintained its independence and conducted appropriate audits, and also received reports from the Accounting Auditor on its execution of duties and sought explanations as necessary. In addition, the Committee received notification from the Accounting Auditor that “systems to ensure that the accounting auditor’s duties will be executed in an appropriate manner” (each item of Article 131 of the Rules of Corporate Accounting) were implemented in accordance with requirements such as the “Quality Control Standards for Audit” (issued by the Business Accounting Council on October 28, 2005), and sought explanations as necessary.

The Committee examined the Business Report and the supplementary schedules thereto, the financial statements (balance sheet, statement of income, changes in net assets and cash flows, and notes on unconsolidated financial statements) and the supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated changes in net assets and cash flows, and notes on consolidated financial statements) based on the methods described above.

2.          Audit Results

(1)	Results of the audit of the Business Report and supplements

90

①	The Business Report and its detailed supplementary schedules thereto correctly present the situation of the Bank in accordance with laws, regulations, and the Articles of Incorporation.
②	The Committee did not find any fraudulent actions, or violations of any law, regulation, or the Articles of Incorporation, in relation to the execution of duties of directors.
③
The Committee determined that the content of resolutions of the Committee of Directors in relation to internal control systems (including internal controls for financial reporting) was reasonable. In addition, the Committee did not find in the statements in the Business Report and the execution of duties of directors in relation to such internal control systems any issues that require citing.

(2)	Results of Audit of Financial Statements and Supplementary Schedules Thereto

The Committee determined that the audit methods and results of KPMG AZSA LLC are reasonable.

(3)	Results of Audit of Consolidated Financial Statements

The Committee determined that the audit methods and results of KPMG AZSA LLC are reasonable.

    May 11, 2018
　　　　　　　　　　　　     Audit and Supervisory Committee, The Daishi Bank, Ltd.

Shinya Tanaka, Audit and Supervisory Committee Member

Shinjiro Kawaii, Audit and Supervisory Committee Member

Eiichi Tsurui, Audit and Supervisory Committee Member

Koichi Masuda, Audit and Supervisory Committee Member

Toshizo Oda, Audit and Supervisory Committee Member

Takashi Sasaki, Audit and Supervisory Committee Member

Eiichi Tsurui, Koichi Masuda, Toshizo Oda and Takashi Sasaki are Outside Independent Directors as prescribed by Article 2(15) and Article 331(6) of the Companies Act of Japan.

91

207th Annual General Meeting of Shareholders
Reference Documents for the General Meeting of Shareholders (Separate Volume)

Proposal No.1Approval of the Share Transfer Plan with The Hokuetsu Bank, Ltd.
1.
Details of the Financial Statements etc. in relation to the Business Report of Hokuetsu Bank (for the fiscal year ended March 31, 2018)
(Convocation Notice page 31 “5. Matters Concerning Hokuetsu Bank”)

2.
Details of the New Share Options
(Convocation Notice pages 8 to 21 “Share Transfer Plan (Copy)” and page 30 Exhibits 2-①-1 to 3-⑦-2 to “Adequacies of Provisions Regarding Matters Set Forth in Article 773(1)(ix) and (x) of the Companies Act”)

Attachments

Business Report for the 113th Fiscal Year (ended March 31, 2018)

1. Current Status of the Bank

(1) Business Progress and Results, etc.

A. Main business

The Bank is a regional bank with Niigata Prefecture as its main operating base.  In addition to its Head Office, the Bank has 83 branches, and it carries out banking business including deposit services, lending services, trading securities transaction services, securities investment services, investment trust and insurance over the counter sales services, domestic foreign exchange services, and international foreign exchange services.

B. Financial and economic conditions

In fiscal year 2017, the Japanese economy was on a gentle recovery trajectory due to factors such as solid performance in exports and production due to recovery in the international economy, and a recovery in individual consumption due to improvement in the employment and wage environment.

In Niigata Prefecture, despite some weakness in capital expenditure and individual consumption, the overall economy recovered slightly, predominantly due to the performance of the production sector, and a trajectory towards recovery continued.

In financial markets, the closing value of the Nikkei Stock Average increased from ¥18,909 at the end of the previous fiscal year to ¥21,454 at the end of the current fiscal year due to factors such as strong company earnings results and tax reduction policies in the United States.

In addition, the yield on newly issued 10-year Japanese Government Bonds, that are the index of the long-term interest rate, generally remained in the 0% range throughout fiscal year 2017.

C. Business progress and results

Under this kind of operating environment, the Bank undertook initiatives based on its 19th long-term management plan (plan term:  April 2017 to March 2020).

For individual customers, we endeavored to further improve convenience for customers by means such as preparing a diverse range of products addressing customer finance and asset management requirements in line with their life plans.

With respect to asset management in particular, we announced our “Policy Regarding Customer-First Business Operations” in August 2017, and under this policy we strive to provide high quality financial services aimed at achieving the best interests of our customers.

In fiscal year 2017, the Bank added four funds to our investment trust over the counter sales.  In April 2017, we also introduced a robot advisor, Funds Robo, an AI that helps customers select funds, to our website, and began handling 23 investment trust funds dedicated to online banking compatible with Funds Robo.  For online transactions, the Bank worked to improve its services to make them even more convenient for customers, including beginning to accept applications to open investment trust accounts from April 2017, commencing its “Investment Trust Notification Service” under which customers can designate an email address for receiving notification of price fluctuations and receipt of dividends in May 2017, and increasing the cash-rebate percentage for online investment trust fees from 10% to 30% from October 2017.

The fiscal year 2017 tax reforms introduced monthly investment-type NISA, and the Bank began accepting applications to open accounts for monthly investment-type NISA in October 2017, and in January 2018 began offering nine fund products covered by monthly investment-type NISA and began handling purchase applications.

The Bank also held “Investment Trust Customer Seminars” eight times in two locations in Niigata Prefecture, covering themes such as investment basics useful when first starting asset building, global finance and economic conditions, and the medium- to long-term outlook for the Japanese economy.

In the insurance business, the Bank added four products for individual customers and two products for corporate customers to our product lineup, and began handling “pet insurance” from April 2017.  We also worked to improve convenience for customers, such as by commencing sales of life insurance using computer tablets in October 2017, a first for financial institutions in Niigata Prefecture.  Utilizing tablets to carry out all procedures from proposing insurance to customers through to the execution of agreements reduces the burden of filling out forms, and speeds up the delivery of insurance policies.

Downloads of our smartphone application, “Sumaho ga Hokugin” that we began offering in July 2016 grew strongly, and from December 2017 we commenced our “THEO + Hokuetsu Bank” service for “Sumaho ga Hokugin” users that enables customers to make diversified investments in ETFs around the world using a robot advisor.

In our loans to individuals business, we continued our “cancer group credit insurance:  no additional interest required” campaign where customers can enroll in group credit life insurance with cancer insurance for home loans without additional interest being added, and ran a “Special Interest Campaign” where we offered lower interest than normal on personal car loans.  The Bank also began handling “Reverse Mortgage-Type Home Loans” in December 2017 to respond to the funding needs of customers aged 60 and over for newly building or buying homes, and renovations, etc.

For corporate customers, we endeavored to provide a consulting function to customers for matters such as consultation regarding business succession and support for entry into growth fields, and we undertook initiatives utilizing financing and proposing various types of solutions focusing on “business feasibility assessments” based on a proper understanding of factors such as the details of customers’ business, characteristics of the industry, and growth strategies aimed at resolving management issues.

Fiscal 2017 marked the 140th anniversary of the founding of the Bank, and we began offering our “140th Anniversary – Regional Development Support Fund” donation-type loan.  During the period from June to November 2017 when it was available, approximately ¥32.5 billion in loan was provided, and part of the proceeds (¥16 million) was donated to Niigata Prefecture.  In addition, from October 2017 to March 2018, the Bank operated the “140th Anniversary – 100 Sacks of Rice Private Placement Bond Fund” which donated part of the proceeds to the “Public Interest Incorporated Foundation Hokugin Shogakkai.”

With respect to proposing solutions to help customers develop their business, we held four seminars in two locations in Niigata Prefecture regarding public support, such as tax reform and energy conservation subsidies, as well as a total of three seminars on medical and nursing business strategy based on the fiscal year 2018 medical fee and nursing fee double reform, etc.  In addition, the Bank, and 14 regional banks and local government organizations such as Niigata Prefecture and Niigata Industrial Creation Organization, jointly sponsored the 2nd “Factory Network Business Expo FBC Hanoi 2018” in March 2018 in order to support our customers in initiatives such as breaking into the Vietnam market and developing sales channels, and we provided full support for customers exhibiting at the expo, from exhibition through to matching with businesses in Vietnam.

As the Bank needs to proactively engage in regional development, in September 2017, we also entered into a collaboration agreement with Kashiwazaki City addressing regional development, and in December 2017 we jointly sponsored a seminar on business succession and M&A pursuant to such agreement.  Additionally, pursuant to the “Comprehensive Regional Partnership Agreement” with Nagaoka City, we jointly sponsored a seminar in March 2018 addressing topics including business successor training and measures for succession of a company’s own shares.

As a result of these initiatives, the balance of deposits, etc. (including certificates of deposits) at the end of the fiscal year was ¥2,572.1 billion, an increase of ¥97.7 billion compared to the previous fiscal year.  The balance of loans at the end of the fiscal year was ¥1,698.1 billion, an increase of ¥152.1 billion compared to the previous fiscal year, and the balance of securities at the end of the fiscal year was ¥831.7 billion.

With respect to profits, although loan interest decreased, the Bank achieved ordinary profit of ¥9.8 billion and net income of ¥7.1 billion due to factors such as increases in gains (losses) on securities and net income attributable to stockholders of parent company.

Furthermore, the Hokuetsu Bank group recorded consolidated ordinary profit of ¥9.7 billion, and net income attributable to stockholders of parent company of ¥6.8 billion.

D. Issues the Bank needs to address

With the risk of contraction of regional economies due to the impact of factors such as a shrinking population and with its revenue environment continuing to be tough due to factors such as the long-term continuation of Japan’s monetary easing policies, the Bank understands that working to toughen its operating basis and reforming its revenue structure to enable it to withstand any changes the environment may present are major issues.

On the basis of this understanding, the Bank has been moving forward with initiatives to achieve the 19th long-term management plan (plan term:  April 2017 to March 2020) which sets as our goal, being a “bank that creates mutual value together with customers and strives to develop the local community, through the application of optimum solutions.”

For the fiscal year 2018, we have declared our management policy to be “increasing earnings strength by increased sophistication of solution-oriented management and promotion of efficient management,” and we will strive to further improve customer confidence in the Bank and provide financial services that our customers truly require.

Additionally, we entered into a business integration agreement as of March 23, 2018 and prepared a share transfer plan as of May 11, 2018 for the purposes of the business integration with Daishi Bank that we have been discussing and examining pursuant to the basic agreement since April 5, 2017.

Daishi Hokuetsu Financial Group, Inc. will be incorporated as the wholly-owning parent company of the Bank and Daishi Bank as of October 1, 2018, subject to obtaining the approval of the general meeting of shareholders and regulatory approvals.

The new financial group will provide higher value-added financial brokerage functions and information brokerage functions based on a trusting relationship with customers and networks with local communities that have been built up over a long time, and strive to realize at an early stage its primary goal of business integration, “serving the community.”

The officers and employees will continue to work as one to satisfy the trust and expectations of all shareholders and customers, and we hope that you will continue to support us in our endeavors.

 (2) Finances and Profit (Loss)

(Unit:  100 million yen)

	FY 2014	FY 2015	FY 2016	FY 2017
Deposits	22,203	22,887	23,628	24,633
Term deposits	9,493	9,393	9,224	9,066
Other	12,710	13,494	14,404	15,566
Loans	14,726	15,150	15,459	16,981
To individuals	3,659	3,817	3,895	4,026
To SMEs	5,700	6,302	6,279	6,696
Other	5,366	5,030	5,284	6,258
Trading securities	14	13	14	15
Securities	9,428	9,363	9,949	8,317
National government bonds	4,952	4,657	5,257	3,771
Other	4,475	4,705	4,691	4,546
Corporate bonds	－	－	－	－
Total assets	26,109	27,019	27,266	27,998
Domestic foreign exchange transactions	148,777	141,287	137,481	141,319
International foreign exchange transactions	Million dollars	Million dollars	Million dollars	Million dollars
	1,462	1,259	986	1,141
Ordinary profit	Million yen	Million yen	Million yen	Million yen
	10,571	12,109	8,326	9,836
Net income	Million yen	Million yen	Million yen	Million yen
	5,901	7,332	6,707	7,161
Net income per share	Yen	Yen	Yen	Yen
	24.23	303.93	280.11	298.68

(Notes)	1.	Figures shown are rounded down to the nearest whole unit, except for net income per share, which is shown to two decimal places.

2.	Net income per share is calculated by dividing the net income by the average number of issued shares during the fiscal year (the number of shares minus the number of treasury shares).

3.
Due to the consolidation of common shares at a ratio of 10:1 as of October 1, 2016, the net income per share was calculated on the assumption that such share consolidation was carried out at the beginning of fiscal year 2015.

　 (Reference) Consolidated Results of Operations

(Unit:  100 million yen)

	FY 2014	FY 2015	FY 2016	FY 2017
Consolidated ordinary income	570	578	482	486
Consolidated ordinary profit	118	130	91	97
Net income attributable to stockholders of parent	64	77	67	68
Consolidated net assets	1,135	1,180	1,159	1,201
Consolidated total assets	26,168	27,048	27,291	28,022

 (Note) Figures shown are rounded down to the nearest whole unit.

 (3) Employees

	End of the Current Fiscal Year	End of the Previous Fiscal Year
Number of employees	1,490	1,486
Average age	39 years 7 months	40 years 0 months
Average years of service	16 years 1 month	16 years 6 months
Average monthly salary	¥395,000	¥395,000

	End of the Current Fiscal Year	End of the Previous Fiscal Year
Number of employees	1,490	1,486
Average age	39 years 7 months	40 years 0 months
Average years of service	16 years 1 month	16 years 6 months
Average monthly salary	¥395,000	¥395,000

(Notes)	1.	Average age, average years of service, and average monthly salary are all rounded down to the nearest respective whole unit.

2.	The number of employees does not include temporary employees and contract employees.

3.	The average monthly salary is the average amount during March 2018 (during March 2017 for the previous accounting year), and does not include bonuses.

(4) Branches, etc.

A.	Number of branches

	Current Fiscal Year	Previous Fiscal Year
Niigata Prefecture	79 branch office (-)	79 branch office (-)
Gunma Prefecture	2 branch office (-)	2 branch office (-)
Saitama Prefecture	2 branch office (-)	2 branch office (-)
Tokyo	1 branch office (-)	1 branch office (-)
Total	84 branch office (-)	84 branch office (-)

(Note)
In addition to the foregoing, at the end of the current fiscal year, the Bank had ATMs installed in 30 locations other than branches (31 at the end of the previous accounting year), ATMs installed in 22,668 locations outside branches (450 in Niigata Prefecture, and 22,218 outside Niigata Prefecture) due to an alliance with Seven Bank, Ltd., and 12,894 ATMs installed in locations other than branches (96 in Niigata Prefecture and 12,798 outside Niigata Prefecture) due to an alliance with E-net Co., Ltd.

B.	New branches in the current fiscal year.

Not applicable.

(Notes)	1.	ATMs newly installed outside branches
		Not applicable.
	2.	ATMs discontinued outside branches
		Harashin Market City Kodo

C.	List of bank agents
Not applicable.

D.	Bank agents, etc. operated by the Bank
Not applicable.

(5) Capital Expenditure
A.	Total capital expenditure

(Unit:  million yen)
Total capital expenditure	2,504

 (Note) Amount is rounded down to the nearest whole unit.

B.	Establishment of significant new facilities

(Unit:  million yen)
Details	Amount
Renewal of computers at branches	1,054
New construction of Muikamachi Branch	628

(Notes)	1.	Amounts are rounded down to the nearest whole unit.
2.	“New construction of Muikamachi Branch” is the amount of expenditure for the current fiscal year.

(6) Major Parent Companies and Subsidiaries, etc.
A.	Parent companies
Not applicable.

B.	Subsidiaries, etc.

Company Name	Location	Details of Main Business	Date of Incorporation	Capital	% of Voting Rights in Subsidiary, etc. Held by the Bank	Other
The Hokuetsu Leasing Co., Ltd.	9-20, Kesajiro 1-chome, Nagaoka-shi, Niigata	Leasing	November 1, 1982	million yen	％	―
				100	100.00
Hokuetsu Card Co., Ltd.	9-20, Kesajiro 1-chome, Nagaoka-shi, Niigata	Credit guarantee business, credit card business	June 1, 1983	20	100.00	―
The Hokuetsu Credit Guarantee Co., Ltd.	13-23, Miyabara 2-chome, Nagaoka-shi, Niigata	Credit guarantee business	August 20, 1986	210	100.00	―
The Hokugin Economic Research Institute, Ltd.	Omotemachi 3-chome, Nagaoka-shi, Niigata	Research and investigation as well as provision of information on socioeconomic issues	July 1, 1997	30	5.00	―

(Note)	1.	Capital is shown rounded down to the nearest whole unit.
2.	The percentage of voting rights in subsidiaries, etc. held by the Bank is rounded down to the second decimal place.
3.
At the end of the current fiscal year, the major subsidiaries, etc. subject to accounting using the consolidated method are the four subsidiaries stated above, and they are not equity method affiliates.

Significant Business Alliances

1.	The Bank provides services such as automatic cash withdrawal through mutual use of automatic cash facilities (All-Japan Cash Service) in partnership with 64 regional banks.
2.
The Bank provides services such as automatic cash withdrawal through mutual use of automatic cash facilities (Multi Integrated Cash Service) in partnership with 64 regional banks, and city banks, trust banks, member banks of the Second Association of Regional Banks, credit unions, credit associations, affiliated agricultural co-operatives and fishery cooperatives (including Norinchukin Bank and JA), and labor banks.

3.
Through the Chigin Network Service Co., Ltd. (a company with equity jointly held by 64 regional banks) (CNS), The Bank provides services such receiving various types of data, including bulk transfers, account transfers, and deposit/withdrawal transaction statements with business partners, by means of data transmission.

4.
The Bank provides a funds settlement service (NB Center Payment Collection Service) that collects payments by means of account transfers, in partnership with regional banks with their head office located in Niigata Prefecture, member banks of the Second Association of Regional Banks, credit unions, credit associations, JA Bank Niigata and affiliated agricultural co-operatives, and labor banks.

5.	The Bank provides services such as automatic cash withdrawal through mutual use of automatic cash facilities in Partnership with Japan Post Bank Co., Ltd.
6.	The Bank provides services such as automatic cash withdrawal through use of facilities jointly installed in convenience stores, etc. in partnership with Seven Bank, Ltd.
7.	The Bank provides services such as automatic cash withdrawal through mutual use of automatic cash facilities in partnership with AEON Bank, Ltd.
8.	The Bank provides services such as automatic cash withdrawal through use of facilities jointly installed in convenience stores, etc. in partnership with E-net Co., Ltd.
9.
The Bank has entered into the “TSUBASA Alliance Master Agreement” with The Chiba Bank, Ltd., The Chugoku Bank, Ltd., The Iyo Bank, Ltd., The Toho Bank, Ltd., North pacific Bank, Ltd., and The Daishi Bank, Ltd.

(7) Business Assignment, etc.
Not applicable.

(8) Other Material Matters Relating to the Current Circumstances of Banks
The business integration with The Daishi Bank, Ltd. is as described in (1) Business Progress and Results, etc.; D. Issues the Bank Needs to Address.

2. Executives (Directors and Corporate Auditors)
 (1) Executives
(As of the end of the fiscal year)

Name	Position and Responsibilities	Significant Concurrent Positions	Other
Satoru Araki	Chairman (Representative Director)
Katsuya Sato	President (Representative Director)
Kazuyoshi Hirokawa	Senior Managing Director (Representative Director) In charge of operations of General Planning Division, Human Resources Division, Secretarial Office, and Tokyo Office, Supervision of Affiliates
Ichiro Muromoto	Managing Director In charge of operations of Loan Division and Market and Capital Division
Hiroyuki Kaizu	Managing Director In charge of Operation Supervision Division, Operation Support Division, Risk Control Division, and General Affairs Division
Satoru Kumakura	Managing Director In charge of Niigata Branch and Niigata Office
Terasu Sato	Managing Director In charge of Business Supervision Division, Direct Channel Promotion Division, and Business Promotion and Solution Division
Masami Watanabe	Director General Manager, Niigata Branch
Ryuji Takahashi	Director General Manager, Loan Division
Makoto Takahashi	Director General Manager, General Planning Division
Hiroki Hoshi	Director General Manager, Head Office

Hiroshi Fukuhara	Director (Outside Director)	Attorney at law (Head of Toranomon College Law Office) Corporate Auditor, Yamano Holdings Corporation
Kiroku Takeuchi	Director (Outside Director)	Consultant, The Niigata Nippo Co., Ltd. Chairman, Niigata Social Welfare Council
Mikiya Toyooka	Standing Corporate Auditor
Shuichi Nomizu	Standing Corporate Auditor
Toshio Kitamura	Corporate Auditor (Outside Corporate Auditor)	Certified public accountant (Managing Partner, Kitamura Certified Public Accountant Office)	Is qualified as a certified public accountant, and has a wealth of financial and accounting knowledge.
Shiro Watanabe	Corporate Auditor (Outside Corporate Auditor)
Director and Chairman, Nihon Youki Kougyo Co., Ltd.

Director and Chairman, NYK Co., Ltd.

Representative Director, Mizusawa Co., Ltd.

Representative Director, Marukyo Co., Ltd.

Representative Director, Cleanlead Co. Ltd

(Note) Notification has been filed with the Tokyo Stock Exchange to the effect that Hiroshi Fukuhara, Outside Director, Kiroku Takeuchi, Outside Director, and Toshio Kitamura, Outside Corporate Auditor, are independent directors/auditors.

(2) Executive Compensation, etc.
(unit:  million yen)

Classification	Number of People	Compensation, etc.
Director	17	255 (56)
Corporate Auditor	4	52 (6)
Total	21	307 (62)

(Note)	1.	Figures shown are rounded down to the nearest whole unit.
2.	Compensation, etc. describes the total amount of compensation, bonuses, and other financial benefits received or to be received as consideration for the performance of duties.
3.	The amount in parentheses is the amount of financial benefit received or to be received as consideration for the performance of duties, other than compensation, and includes the following:
・	Allowance for bonuses for Directors and Auditors this business year (18 million yen for Directors and 6 million yen for Corporate auditors); and
・	Amount of share compensation-type stock option compensation this business year (37 million yen for Directors).
4.	In addition to the foregoing, there is 42 million yen in compensation, etc. to Directors as employees (of which, 3 million comprises bonuses).
5.
The maximum amount of compensation for Directors is 250 million yen and the maximum amount of compensation for Corporate Auditors is 65 million yen.  These amounts were set by a general meeting of shareholders.  Additionally, the maximum amount of share compensation-type stock option compensation, etc. to directors (excluding outside directors) is 70 million yen.

6.
The compensation plan for Directors (excluding Outside Directors) comprises fixed compensation, bonuses for Directors and Corporate Auditors, and stock option compensation.  For Outside Directors, it comprises fixed compensation and bonuses for Directors and Corporate Auditors.

Please note that employee salary paid to Directors who are also retained as employees is not included in the fixed compensation and bonuses for Directors and Auditors.
The compensation plan for Corporate Auditors comprises fixed compensation and bonuses for Directors and Auditors.

With respect to the allocation, etc. to each Director and Corporate Auditor, the total amount is determined within the scope of the total compensation by resolution of the general meeting of shareholders, compensation for Directors is determined by resolution of the Board of Directors, and compensation for Corporate Auditors is determined by discussion among the Corporate Auditors.

(3) Limitation of Liability Agreements

Name	Summary of the Terms of the Limitation of Liability Agreement
Hiroshi Fukuhara
The Bank has entered into an agreement limiting liability under Article 423(1) of the Companies Act to within a certain scope, and the maximum amount of compensation under such agreement is the minimum amount of liability provided by laws and regulations

Kiroku Takeuchi	〃
Toshio Kitamura	〃
Shiro Watanabe	〃

3. Outside Directors and Corporate Auditors
 (1) Concurrent Positions and Other Circumstances of Outside Directors

Name	Concurrent Positions and Other Circumstances
Hiroshi Fukuhara	Attorney at law (Head of Toranomon College Law Office) Corporate Auditor, Yamano Holdings Corporation
Kiroku Takeuchi
Consultant, The Niigata Nippo Co., Ltd.

The Bank has ordinary banking transactions with The Niigata Nippo.

Chairman, Niigata Social Welfare Council

The Bank has ordinary banking transactions with the Niigata Social Welfare Council

Toshio Kitamura	Certified public accountant (Managing Partner, Kitamura Certified Public Accountant Office) The Bank has ordinary banking transactions with Kitamura Certified Public Accountant Office
Shiro Watanabe
Director and Chairman, Nihon Youki Kougyo Co., Ltd.

Director and Chairman, NYK Co., Ltd.

Representative Director, Mizusawa Co., Ltd.

Representative Director, Marukyo Co., Ltd.

Representative Director, Cleanlead Co., Ltd.

The Bank has ordinary banking transactions with the above five companies.

 (2) Main Activities of Outside Directors and Corporate Auditors

Name	Term of Office	Attendance at Meetings of the Board of Directors and Board of Corporate Auditors	Statements and Other Activities at Meetings of the Board of Directors and Board of Corporate Auditors
Hiroshi Fukuhara	5 years, 9 months	Attended 12 (out of 14) meetings of the Board of Directors	Mainly stated his opinion from the perspective of his expertise as a lawyer.
Kiroku Takeuchi	2 years, 9 months	Attended 12 (out of 14) meetings of the Board of Directors	Mainly stated his opinion based on his practical experience of management.
Toshio Kitamura	9 years, 7 months	Attended 12 (out of 14) meetings of the Board of Directors Attended 12 (out of 12) meetings of the Board of Corporate Auditors	Mainly stated his opinion from the perspective of his expertise as a certified practicing accountant.
Shiro Watanabe	5 years, 9 months	Attended 12 (out of 14) meetings of the Board of Directors Attended 11 (out of 12) meetings of the Board of Corporate Auditors	Mainly stated his opinion based on his practical experience of management.

(3) Compensation, etc. for Outside Directors and Corporate Auditors
(unit:  million yen)

	Number of People	Compensation, etc. from the Bank	Compensation, etc. from the Bank’s Parent Company, etc.
Total	4	24 (6)	―

(Notes)	1.	Figures shown are rounded down to the nearest whole unit.

2.	Compensation, etc. describes the total amount of compensation, bonuses, and other financial benefits received or to be received as consideration for the performance of duties.

3.
The amount in parentheses is the amount of financial benefit received or to be received as consideration for the performance of duties, other than compensation.  Allowance for bonuses to directors and corporate auditors this business year was 6 million yen for directors and corporate auditors (3 million yen for outside directors and 3 million yen for outside corporate auditors).

(4) Opinion of Outside Directors and Outside Corporate Auditors

Not applicable.

4. Shares of the Bank

(1) Number of shares	Total number of authorized shares	60,000,000

	Total number of issued shares	24,514,000

(Note)　The number of shares is rounded down to the nearest multiple of one thousand.

(2) Number of shareholders at the end of the current fiscal year	9,333

(3) Major Shareholders

Name of Shareholder	Stake in the Bank
	Number of shares, etc.		Shareholding Ratio
Japan Trustee Services Bank, Ltd (trust account)	3,255	Thousand shares	13.57	％
Meiji Yasuda Life Insurance Company	1,216		5.07
Mitsuboshi Metal Industry Co., Ltd.	1,003		4.18
The Master Trust Bank of Japan, Ltd. (trust account)	588		2.45
Hokuetsu Bank Employee Stock Ownership Plan	558		2.32
DFA INTL SMALL CAP VALUE PORTFOLIO	439		1.83
Sakai Shoji Co., Ltd.	434		1.81
GOVERNMENT OF NORWAY	429		1.79
Japan Trustee Services Bank, Ltd. (trust account 4)	424		1.77
Sompo Japan Nipponkoa Insurance Inc.	400		1.66

(Notes)	1.	The number of shares held shown is rounded down to the nearest thousand.

2.	The shareholding ratio is calculated by deducting the number of treasury shares, and rounded down to the second decimal place.

3.	The Bank holds 527,000 treasury shares, but this is excluded from the major shareholders listed above.

5. Accounting Auditor

(1) Accounting Auditor

(unit:  million yen)

Name			Compensation, etc. for the Current Fiscal Year	Other
Ernst & Young ShinNihon LLC
Designated limited liability partner Engagement partner	Certified public accountant	Akira Igarashi		(Note) 3
Designated limited liability partner Engagement partner	Certified public accountant	Shinichi Oshima	57	(Note) 4
Designated limited liability partner Engagement partner	Certified public accountant	Kazuya Hosono		(Note) 5

(Notes)	1.	Figures shown are rounded down to the nearest whole unit.

2.
The amount of compensation, etc. for auditing under the Companies Act and the amount of compensation, etc. for auditing under the Financial Instruments and Exchange Act are not clearly distinguished under the agreement between the Bank and the Accounting Auditor, and in practice it is difficult to distinguish between the two.  Therefore, the compensation, etc. for this business year states the total amount thereof.

3.
Based on the “Code of Practice for Working with Accounting Auditors” issued by the Japan Audit & Supervisory Board Members Association, the Bank’s Board of Corporate Auditors has confirmed and examined matters such as the completion status of the audit plan and audits for the previous business year and the appropriateness of the audit framework and audit time, and compensation quotation for the current business year, and given its consent pursuant to Article 399(1) of the Companies Act with respect to the Accounting Auditor’s compensation, etc.

4.
Compensation, etc. includes compensation, etc. to be paid as consideration for services other than services pursuant to Article 2(1) of the Certified Public Accountants Act (non-auditing services).  Please note that non-auditing services consist of accounting advisory services with respect to business integration.

5.	The total amount of money and other financial benefits to be paid by the Bank’s subsidiary companies and subsidiary entities, etc. is 57 million yen.

 (2) Limitation of Liability Agreement

Not applicable.

 (3) Other Matters Regarding the Accounting Auditor

Policy Regarding Dismissal or Non-Reappointment of the Accounting Auditor

The Bank’s Board of Corporate Auditors may dismiss the Accounting Auditor with the unanimous consent of all Corporate Auditors if the Board of Corporate Auditors finds that the accounting auditor falls under all items of Article 340(1) of the Companies Act.

In addition, if it is recognized that it is difficult for the Accounting Auditor to appropriately perform auditing, the Bank’s Board of Corporate Auditors may pass a resolution to submit a proposal for dismissal or non-reappointment of the Accounting Auditor to a general meeting of shareholders, and the Bank’s Board of Directors shall submit such proposal to a general meeting of shareholders in accordance with such resolution.

6. Basic Policy Regarding Parties who Determine Financial and Business Policies

Not applicable.

7. Systems to Ensure Appropriateness of Business

(1) Systems to Ensure Appropriateness of Business

The Bank has passed resolutions as follows with respect to “The development of systems necessary to ensure that the execution of the duties by the directors complies with the laws and regulations and the articles of incorporation, and other systems prescribed by the applicable Ordinance of the Ministry of Justice as systems necessary to ensure the properness of operations of a Stock Company and operations of group of enterprises consisting of said Stock Company and its Subsidiaries” provided by Article 362(4)(vi) of the Companies Act:

A. Systems to ensure that the execution of the duties by the directors and employees complies with the laws, regulations, and the articles of incorporation

The Bank positions enhancement of its compliance stance as the most important issue for management.  All directors and employees comply with all internal rules and regulations relating to compliance, such as the “Hokuetsu Bank Code of Conduct” set forth with the aim of establishing the Bank’s corporate ethics, manuals, laws, regulations, and rules, and the Bank conducts its business activities in an honest and fair manner.

Regarding business operations, compliance plans and important issues are decided by the Board of Directors, while the Legal Affairs Office of the Risk Control Division, which oversees compliance matters, the operations divisions and legal compliance coordinators in the respective divisions and branches work systematically and proactively to ensure thorough compliance.

In addition, the functions to check conformity in the performance of duties by officers and employees are maintained through verifications by the Audit Division, the Bank’s internal audit division, the establishment of compliance breach report systems including a whistleblowing system, and ensuring thorough compliance with rules, etc.

With respect to ensuring the reliability of financial reporting, Hokuetsu bank has implemented systems to establish and operate appropriate internal controls regarding financial reporting, pursuant to the “Policies and Basic Plan for the Establishment of Internal Controls Regarding Financial Reporting.”

Additionally, the Bank will firmly confront antisocial forces and organizations that pose a threat to the order and safety of civil society, and thoroughly cut off relationships with them.

B. Systems for the retention and management of information regarding the execution of duties of Directors

Information and documents pertaining to the performance of duties by directors (“Duty Performance Information”) are properly stored and managed (including disposal) in accordance with the Bank’s internal regulations and rules, and all management guidelines and manuals, etc. related thereto, and the status of their management and operation is verified and the regulations and rules, etc. are reviewed, as necessary.

Additionally, Duty Performance Information is retained such that it can be viewed or searched at any time at the request of Directors or Corporate Auditors during the prescribed retention period for such Duty Performance Information.

C. Provisions and other systems regarding the management of the risk of loss

The Bank aims to conduct management that achieves a balance between risk and returns, and the Bank strives to appropriately manage risks through the “General Policy on Risk Management,” which clarifies the Bank’s basic approach to risk management, and the “General Rules on Risk Management,” which systematically specify management subjects and management systems.

The Board of Directors determines basic policies regarding risk management and the Bank’s risk management stance, and also conducts important decision-making in response to reports on the status of material risks.

As a system for risk management, the Risk Control Division is designated as the department that supervises risk management, and respective departments are made responsible for management of each type of risk, management provisions are set forth, and these departments proceed with specific initiatives, while various committees and organs have been established to handle individual themes.

Additionally, the Audit Division verifies that operations are being conducted appropriately pursuant to all risk management rules and management policies, etc.

D. Systems to ensure that the duties of Directors are executed efficiently

The Bank is striving to speed up decision-making of management by establishing the Council of Managing Directors, which comprises officers with titles who hold posts of Managing Director or higher, as an organ to discuss and decide on matters entrusted by the Board of Directors, such as decisions on business execution policies and plans pursuant to basic policies resolved by the Board of Directors.

The Bank strives to ensure efficient operation of the Board of Directors by ensuring that agenda items for meetings of the Board of Directors first undergo thorough discussion and examination at the Council of Managing Directors.

With respect to the execution of day-to-day duties, the Bank assigns authority based on office organization rules and duty authority rules that assign duties, and the person responsible in each responsible department executes their duties in accordance with the management decision-making determined by the Board of Directors, etc.

E. Systems to ensure appropriateness of business in the corporate group comprising the stock Company, and its parent companies and subsidiaries

Appropriateness of business at each Hokuetsu Bank group company is ensured through discussion and reporting rules, etc. for important management and operation matters and the like, pursuant to the Rules on Affiliated Company Operation, as well as application and mutatis mutandis application of various rules and guidelines, etc. of the Bank with respect to legal compliance and management of various risks, etc.

Furthermore, the Bank, regularly and as necessary, conducts audits of each group company pursuant to an audit service agreement to verify that business is being operated appropriately.

F. System regarding employees when Corporate Auditors request employees to assist their duties, and ensuring the independence of such employees from the Board of Directors and effectiveness of directions

With respect to employees to assist Corporate Auditors with their duties, the necessary personnel are assigned to the Secretariat of the Board of Corporate Auditors after discussions with Corporate Auditors.

Additionally, personnel transfers, evaluations, and disciplinary action, etc. with respect to such employees shall be discussed in advance by the Standing Corporate Auditors, and their independence from the Board of Directors shall be ensured.

G. System for Directors and employees of the Bank and each Hokuetsu Bank group company to report to Corporate Auditors, and other systems regarding reporting to Corporate Auditors

The directors and employees of the Bank and each Hokuetsu Bank group company provide necessary information and reports on the status of the execution of their duties, etc. in accordance with laws and regulations and the provisions of the Board of Corporate Auditors, or when requested by any Corporate Auditor.

In addition, as required, the Board of Corporate Auditors may attend important meetings, which include the meetings of the Board of Directors, the Council of Managing Directors, and all other types of meetings and committees, etc., and read principal internal approval documents and other important documents concerning business execution. They can also seek explanations concerning such documents from Directors or employees.

Officers and employees of each group company are also covered by the Bank’s whistleblower system, and in addition to the details of all whistleblower reports being reported to Corporate Auditors, it is prohibited to treat employees unfavorably due to having made such report.

H. Other systems to ensure audits by Corporate Auditors are conducted effectively

In order to improve the effectiveness of audits, Corporate Auditors periodically and as necessary hold opinion and information exchange sessions with the Representative Directors, and work to collaborate with the Audit Division, the Bank’s internal audit division, and the Bank’s accounting auditor, such as through information exchanges.

In addition, when conducting audits, Corporate Auditors may independently utilize outside experts, such as lawyers and consultants, when deemed necessary.

Furthermore, if a Corporate Auditor makes a claim for up-front payment of expenses or disposition of debt incurred with respect to the execution of their duties, the Bank shall promptly make such payment.

(2)	Operating Status of Systems to Ensure Appropriateness of Business

The following summarizes the operating status of the “Systems to Ensure Appropriateness of Business” listed above.

A. Systems to ensure that the execution of the duties by the directors and employees complies with the laws, regulations, and the articles of incorporation

In order to develop compliance awareness and cause it to permeate throughout the entire organization at the Bank, executives give guidance on thorough compliance through means including various types of meetings and training, distributing compliance manuals containing the the Bank Code of Conduct to all officers and employees, and ensuring familiarity with important laws and regulations, etc.

Additionally, in order to maintain and improve our compliance stance, a “Compliance Plan” is created every fiscal year, and progress reports are given to the Board of Directors every six months.

In order to check the conformity of the execution of duties of Directors and employees, audits are conducted by Corporate Auditors, verification of the status of the execution of duties of Directors and business operations of the Bank and each group company is conducted periodically and as necessary, reports to management are required in the event of a compliance breach, etc., and a whistleblowing system has been implemented.

In order to ensure reliability of financial reporting, the scope of assessment is set under the “Policy for Establishing Internal Controls for Financial Reporting and Basic Plan,” and assessment of the implementation and operation of internal control are conducted.

Additionally, the Bank takes a firm response to antisocial forces and organizations, with the cooperation and police and other agencies.

B. Systems for the retention and management of information regarding the execution of duties of Directors

Minutes of meetings of the Board of Directors, and information and documents pertaining to the execution of Directors’ duties are appropriately retained and managed (including disposal) by the competent departments pursuant to various management guidelines and manuals such as the “Board of Directors Rules” and “Document Retention Guidelines,” so that they can be viewed or searched at any time as necessary by Directors and Corporate Auditors.

C. Provisions and other systems regarding the management of the risk of loss

The Bank conducts monitoring based on quantification of risks subject to general risk management pursuant to the “General Rules on Risk Management,” and the Board of Directors receives reports on such management and carries out necessary decision-making.

Additionally, every year, the responsible departments conduct risk assessment and issue identification for each risk category, and formulate management policies based thereon, as well as manage the progress status of responses to issues and reflect it in the risk management policy for the next accounting year in order to improve the function of the PDCA cycle.

With respect to risk management systems, the Bank conducts cross-divisional discussion and examination based on circumstances such as the social environment and economic conditions in which the Bank operates, in order to formulate response measures, etc. for individual topics and significant matters, etc. such as flexible revision of all types of corporate organs such as boards and committees.

In conjunction with this, the Audit Division conducts internal audits for each risk category to verify the effectiveness of business operations pursuant to all risk management rules and management policies, etc.

D. Systems to ensure that the duties of Directors are executed efficiently

The Bank is striving to speed up decision-making of management and ensure meetings of the Board of Directors are conducted efficiently by having the Council of Managing Directors fully discuss and verify agenda items for the Board of Directors and matters delegated by the Board of Directors, and strives to ensure the invigoration of operation of meetings of the Board of Directors by means such as providing explanations and information on agenda items for the Board of Directors to outside Directors and Corporate Auditors by holding Outside Director and Corporate Auditor liaison meetings.

Additionally, with respect to the day-to-day execution of duties, the responsible departments appropriately execute duties pursuant to the assignment of authority pursuant to office organization rules and duty authority rules, etc., and each responsible department gives reports to the Council of Managing Directors on the progress and results of the execution of duties.

E. Systems to ensure appropriateness of business in the corporate group comprising the stock company, and its parent companies and subsidiaries

In order to ensure the appropriateness of business at each company in the Hokuetsu Bank group, the Bank sets the General Planning Division as the supervising department at each group company, and each group company promptly discusses important matters in relation to business management and business operations, etc. with, and reports the same to, the Bank, pursuant to Rules on Affiliated Company Operation.

Additionally, the Audit Division conducts internal audits of each company pursuant to an auditing services agreement, periodically and as necessary.

F. System regarding employees when Corporate Auditors request employees to assist their duties, and ensuring the independence of such employees from the Board of Directors and effectiveness of directions

The Bank assigns one person to the Secretariat of the Board of Corporate Auditors as an employee to assist Corporate Auditors, and makes decisions on personnel transfers, evaluations, and disciplinary action, etc. of such person after discussion in advance with the Standing Corporate Auditors.

G. System for Directors and employees of the Bank and each Hokuetsu Bank group company to report to Corporate Auditors, and other systems regarding reporting to Corporate Auditors

Auditors attend important meetings such as meetings of the Board of Directors and the Council of Managing Directors, and read principal internal approval documents and other important documents concerning business execution in a timely manner to obtain necessary information.  They also periodically conduct on-site audits of the Bank’s head office and each group company to receive reports on matters such as the status of execution of operations.

Additionally, under its “Whistleblower System Operation Guidelines,” the Bank has established rules so that all details of whistleblower reports are reported to Corporate Auditors, as well as making all officers and employees of each group company subject to the whistleblower system and setting forth matters with respect to protection of whistleblowers, and strives to operate the guidelines appropriately.

H. Other systems to ensure audits by Corporate Auditors are conducted effectively

In order to improve the effectiveness of audits, Corporate Auditors hold periodic meetings with the Representative Directors twice a year, and strive to establish the necessary information collection and audit environment by periodically and as necessary meeting with the Ernst & Young ShinNihon LLC, the Bank’s Accounting Auditor, and conducting exchanges of information with the Audit Division, the Bank’s internal audit division.

8. Designated Wholly Owned Subsidiaries

Not applicable.

9. Transactions with Parent Companies, etc.

Not applicable.

10. Accounting Advisors

Not applicable.

11. Other

Not applicable.

Balance Sheet at the End of the 113th Fiscal Year (as of March 31, 2018)
(Unit:  Million Yen)
Item	Amount	Item	Amount
Assets		Liabilities
Cash and due from banks	182,643	Deposits	2,463,349
Cash	23,634	Current deposits	135,154
Deposits	159,008	Ordinary deposits	1,324,809
Call loans	5,418	Savings deposits	30,333
Trading account securities	1,596	Demand deposits	10,390
National government bonds	144	Time deposits	906,644
Municipal bonds	1,451	Time savings deposits	54
Securities	831,761	Other deposits	55,962
National government bonds	377,105	Certificates of deposit	108,780
Municipal bonds	33,531	Payables under repurchase agreements	64,365
Corporate bonds	114,689	Payables under security lending transactions	24,960
Stock	39,407	Foreign exchange	228
Other securities	267,027	Foreign exchange sold	23
Loans and bills discounted	1,698,179	Foreign exchange payable	204
Bills discounted	10,624	Other liabilities	8,499
Loans on bill	25,545	Corporate taxes, etc. payable	253
Loans on deed	1,490,047	Unpaid expenses	784
Overdrafts	171,962	Unearned income	598
Foreign exchange	6,190	Benefit compensation reserve	0
Deposits with other foreign branches	4,295	Financial derivatives	2,971
Foreign exchange purchased	1,894	Payables under financial instruments, etc.	162
Other assets	35,939	Asset retirement obligations	71
Accrued income	2,128	Other liabilities	3,658
Financial derivatives	2,690	Accrued bonuses	804
Cash collateral paid for financial instruments	22,280	Allowance for bonuses to directors and corporate auditors	25
Other assets	8,840	Reserve for reimbursement of deposits	691
Tangible fixed assets	29,079	Reserve for loss on system cancellation	364
Buildings	8,780	Reserve for contingencies	464
Land	18,359	Deferred income taxes	2,084
Construction in progress	23	Deferred income taxes for revaluation	2,859
Other tangible fixed assets	1,916	Acceptances and guarantees	6,560
Intangible fixed assets	1,163	Total liabilities	2,684,038
Software	1,069	(Net Assets)
Other intangible fixed assets	93	Common stock	24,538
Prepaid pension cost	5,854	Capital surplus	16,964
Customers’ liabilities for acceptances and guarantees	6,560	Capital reserve	16,964
Reserve for possible loan losses	(4,487)	Retained earnings	54,981
		Legal reserve	2,511
		Other retained earnings	52,470
		Net retained earnings forwarded	52,470
		Treasury stock	(1,287)
		Total stockholders’ equity	95,196
		Other unrealized holding gains (losses) on securities	18,248
		Deferred gains (losses) on hedges	(280)
		Unrealized gains from revaluation of land held for use	2,577
		Total valuation and translation adjustments	20,545
		Stock subscription rights	118
		Total net assets	115,860
Total assets	2,799,898	Total liabilities and net assets	2,799,898

Statement of Income for the 113th Fiscal Year (from April 1, 2017 to March 31, 2018)
(Unit:  Million yen)
Item		Amount
Ordinary income
Interest and dividends income	27,278
Loans and bills discounted	17,494
Interest and dividends on securities	9,721
Call loans	0
Receivables under resale agreements	(9)
Deposits	28
Other	43
Fees and commissions	7,138
Foreign exchange commissions receivable	2,284
Income from other services	4,853
Other operating income	4,933
Gain on foreign exchange trading	66
Income from national government and other bonds	4,299
Other operating income	566
Other ordinary income	3,970
Gains from recovery of written off debts	424
Gain on sale of stocks, etc.	3,149
Gain on money held in trust	5
Other ordinary income	391
Ordinary expenses			33,483
Interest expenses	1,500
Deposits	529
Call money and bills sold	17
Interest on call money	(0)
Receivables under resale agreements	(161)
Securities lending	388
Borrowed money	0
Interest swaps	726
Other	(0)
Fees and commissions	3,900
Foreign exchange commissions payable	366
Other fees and commissions	3,533
Other operating expenses	4,418
Loss on trading securities transactions	0
Loss on sale of national government and other bonds	996
Loss on redemption of national government and other bonds	3,310
Derivatives expenses	110
General and administrative expenses	22,658
Other operating expenses	1,006
Provision of reserve for possible loan losses	106
Loans amortized	453
Losses on sale of stocks, etc.	115
Retirement of stock, etc.	0
Other ordinary expenses	330
Ordinary profit			9,836
Extraordinary gains			―
Extraordinary losses			512
Losses on disposal of fixed assets	61
Losses on impairment of fixed assets	85
Provision of reserve for losses on cancellation of system	364
Income before income taxes			9,324
Corporate tax, corporate inhabitant tax and business tax	1,394
Adjustment of corporate taxes, etc.	768
Total corporate taxes, etc.			2,162
Net income			7,161

Consolidated Balance Sheet at the end of the 113th Fiscal Year (as of March 31, 2018)

(Unit:  Million Yen)

Item	Amount	Item	Amount
Assets		Liabilities
Cash and due from banks	182,697	Deposits	2,460,893
Call loans and bills purchased	5,418	Certificates of deposit	102,780
Trading account securities	1,596	Payables under repurchase agreements	64,365
Securities	829,763	Payables under securities lending transactions	24,960
Loans	1,688,563	Borrowed money	60
Foreign exchange	6,190	Foreign exchange	228
Lease claims and lease investment assets	11,961	Other liabilities	14,586
Other assets	40,389	Accrued bonuses	828
Tangible fixed assets	29,993	Allowance for bonuses to directors and corporate auditors	25
Buildings	8,913	Retirement benefit liabilities	582
Land	19,048	Allowance for retirement benefits to directors and corporate auditors	7
Lease assets	12	Reserve for reimbursement of deposits	691
Construction in progress	23	Allowance for losses on system cancellation	364
Other tangible fixed assets	1,995	Reserve for contingencies	464
Intangible fixed assets	1,298	Reserve for losses on return of interest	29
Software	1,083	Deferred income taxes	1,790
Lease assets	5	Deferred income taxes for revaluation	2,859
Other intangible fixed assets	209	Acceptances and guarantees	6,560
Assets for retirement benefits	3,230	Total liabilities	2,682,077
Deferred tax assets	157	(Net Assets)
Customers’ liabilities for acceptances and guarantees	6,560	Common stock	24,538
Reserve for possible loan losses	(5,574)	Capital surplus	19,002
		Retained earnings	58,921
		Treasury stock	(1,287)
		Total shareholders’ equity	101,174
		Other unrealized holding gains (losses) on securities	18,725
		Deferred gains (losses) in hedges	(280)
		Unrealized gains from revaluation of land for use	2,577
		Remeasurements of defined benefit plans	(2,230)
		Accumulated total of other comprehensive income	18,791
		Stock subscription rights	118
		Non-controlling interests	84
		Total net assets	120,169
Total assets	2,802,246	Total liabilities and net assets	2,802,246

Consolidated Statement of Income for the 113th Fiscal Year (from April 1, 2017 to March 31, 2018)

(Unit:  Million yen)
Item	Amount
Ordinary income		48,693
Interest and dividends income	26,520
Loans	17,513
Interest and dividends on securities	8,942
Call loans and bills purchases	0
Receivables under resale agreements	(9)
Deposits	30
Other	43
Fees and commission	7,855
Other operating income	10,159
Other ordinary income	4,157
Gains from recovery of written-off debts	424
Other income	3,732
Ordinary expenses		38,904
Interest expenses	1,503
Deposits	529
Certificates of deposit	16
Call money and bills sold	(0)
Payables under resale agreement	(161)
Securities lending	388
Borrowed money	4
Other	725
Fees and commissions	3,361
Other operating expenses	9,218
General and administrative expenses	23,590
Other expenses	1,229
Provision of allowance for doubtful accounts	281
Other expenses	948
Ordinary profit		9,789
Extraordinary gains		―
Extraordinary losses		512
Gains from disposal of fixed assets	61
Losses on impairment of fixed assets	85
Provision of allowance for losses on cancellation of system	364
Income before taxes		9,276
Corporate tax, corporate inhabitant tax and business tax	1,672
Adjustment of corporate taxes, etc.	738
Total corporate taxes, etc.		2,410
Net income		6,866
Net income attributable to non-controlling interests		6
Net income attributable to stockholders of parent company		6,859

Report of the Accounting Auditor 　 Transcript

Report of Independent Auditors
May 11, 2018
To:	Board of Directors The Hokuetsu Bank, Ltd.

Ernst & Young ShinNihon LLC

Designated limited liability partner Engagement partner	Certified public accountant	Akira Igarashi	(seal)
Designated limited liability partner Engagement partner	Certified public accountant	Shinichi Oshima	(seal)
Designated limited liability partner Engagement partner	Certified public accountant	Kazuya Hosono	(seal)

　We have audited the financial statements of The Hokuetsu Bank, Ltd. (the “Bank”) for its 113th fiscal year from April 1, 2017 to March 31, 2018 which comprise the balance sheets, the statements of income, changes in net assets and cash flows, and notes on unconsolidated financial statements, and the supplementary schedules thereto pursuant to the provisions of Article 426(2)(i) of the Companies Act.

Management’s Responsibility for the Financial Statements
　Management is responsible for the preparation and fair presentation of the financial statements and supplementary schedules thereto in accordance with corporate accounting principles generally accepted in Japan, including implementing and operating such internal controls as management determines is necessary to enable the preparation and fair presentation of financial statements and supplementary schedules thereto that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
　Our responsibility is to independently express an opinion on the financial statements and supplementary schedules thereto based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in Japan.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary schedules thereto are free from material misstatement.
　An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and supplementary schedules thereto.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements and supplementary schedules thereto, whether due to fraud or error.  In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements and the supplementary schedules thereto in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and supplementary schedules thereto.
　We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
　In our opinion, the financial statements and supplementary schedules thereto referred to above present fairly, in all material respects, the financial position and results of operations for the fiscal period to which they apply, in conformity with corporate accounting principles generally accepted in Japan.

Emphasis of Matter
  As stated under “Additional Information” in the explanatory notes on unconsolidated financial statements (business combinations), the Bank and The Daishi Bank, Ltd. have agreed at the meetings of the boards of directors of the banks held on March 23, 2018 to establish Daishi Hokuetsu Financial Group, Inc. (the “Joint Holding Company”) that will become the wholly-owning parent company of both banks as of October 1, 2018 through a joint share transfer, and the banks’ boards of directors adopted a resolution for, and executed, a business integration agreement as of March 23, 2018.  In addition, the meetings of the boards of directors of the banks held on May 11, 2018 adopted a resolution for, and jointly prepared, a Share Transfer Plan.
These matters do not have an effect on our opinion.

Conflicts of Interest
　We have no interest in the Bank or its managing member which should be disclosed under the provisions of the Certified Public Accountants Act.

Report of the Accounting Auditor on Consolidated Financial Statements 　 Transcript

Report of Independent Auditors

May 11, 2018

To:	Board of Directors The Hokuetsu Bank, Ltd.

Ernst & Young ShinNihon LLC

Designated limited liability partner Engagement partner	Certified public accountant	Akira Igarashi	(seal)
Designated limited liability partner Engagement partner	Certified public accountant	Shinichi Oshima	(seal)
Designated limited liability partner Engagement partner	Certified public accountant	Kazuya Hosono	(seal)

　We have audited the consolidated financial statements of The Hokuetsu Bank, Ltd. (the “Bank”) for its 113th fiscal year from April 1, 2017 to March 31, 2018, which comprise the consolidated balance sheet, consolidated statement of changes in net assets, and the notes to the consolidated financial statements, pursuant to the provisions of Article 444(4) of the Companies Act.

Management’s Responsibility for the Consolidated Financial Statements
　　Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with corporate accounting principles generally accepted in Japan, including implementing and operating such internal controls as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
　Our responsibility is to independently express an opinion on the consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in Japan.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
　An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
　We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
　In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations for the fiscal period to which they apply, in conformity with corporate accounting principles generally accepted in Japan.

Emphasis of Matter
  As stated under “Additional Information” in the explanatory notes on consolidated financial statements (business combinations), the Bank and The Daishi Bank, Ltd. have agreed at the meetings of the boards of directors of the banks held on March 23, 2018 to establish Daishi Hokuetsu Financial Group, Inc. (the “Joint Holding Company”) that will become the wholly-owning parent company of both banks as of October 1, 2018 through a joint share transfer, and the banks’ boards of directors adopted a resolution for, and executed, a business integration agreement as of March 23, 2018.  In addition, the meetings of the boards of directors of the banks held on May 11, 2018 adopted a resolution for, and jointly prepared, a Share Transfer Plan.
These matters do not have an effect on our opinion.

Conflicts of Interest
　We have no interest in the Bank or its managing member which should be disclosed under the provisions of the Certified Public Accountants Act.

Audit Report of the Board of Corporate Auditors 　 Transcript

Audit Report

  The Board of Corporate Auditors has prepared this audit report as follows, pursuant to deliberation based on the audit report prepared by each Corporate Auditor with respect to the execution of duties of directors for the 113th business year from April 1, 2017 to March 31, 2018.

1. Methods and Contents of Audits by Corporate Auditors and the Board of Corporate Auditors
(1)
The Board of Corporate Auditors set forth matters including audit policies and audit plans, received reports from each Corporate Auditor regarding the implementation and results of audits, and also received reports from Directors, etc. and the Accounting Auditor regarding their execution of duties, and sought explanations as necessary.

(2)
Corporate Auditors endeavored to communicate with Directors, internal audit divisions, and other employees, etc. in conformity with the Corporate Auditor Audit Standards set forth by the Board of Corporate Auditors, and in accordance with audit policies and audit plan and the like, and conducted audits using the methods described below while working to put in place an information collection and audit environment.

(i)
Corporate Auditors attended meetings of the Board of Directors and other important meetings, received reports from Directors and employees, etc. on their execution of duties, sought explanations as necessary, read important resolution and similar documents, and conducted on-site audits of business and finances of head office and major business offices.  In addition, two Standing Corporate Auditors were also tasked with auditing subsidiaries, and they endeavored to communicate and exchange information with the boards of directors of subsidiaries by attending meetings of each company’s board of directors, etc., and they received reports on business and finances.

(ii)
With respect to the details of resolutions and the systems implemented pursuant to such resolutions (internal control systems) in relation to the systems to ensure that the execution of the duties by the directors and employees complies with the laws, regulations, and the articles of incorporation and the systems provided in Article 100(1) and (3) of the Ordinance for Enforcement of the Companies Act as other systems to ensure appropriateness of business in the corporate group comprising the stock Company and subsidiaries described in the Business Report, we periodically received reports on the creation and operation thereof from Directors and employees, etc., sought explanations as necessary, and expressed our opinions.  Furthermore, with respect to internal controls for financial reporting, we had the Directors, etc. and Ernst & Young ShinNihon LLC evaluate such internal controls and provide reports on the audit status thereof, and sought explanations as necessary.

(iii)
We supervised and verified that the Accounting Auditor maintained its independence and conducted appropriate audits, and also received reports from the Accounting Auditor on its execution of duties and sought explanations as necessary.  In addition, we received notification from the Accounting Auditor that “systems to ensure that the accounting auditor’s duties will be executed in an appropriate manner” (each item of Article 131 of the Rules of Corporate Accounting) were implemented in accordance with requirements such as the “Quality Control Standards for Audit” (issued by the Business Accounting Council on October 28, 2005), and sought explanations as necessary.

  We examined the Business Report and the supplementary schedules thereto, the financial statements (balance sheet, statement of income, changes in net assets and cash flows, and notes on unconsolidated financial statements) and the supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated changes in net assets and cash flows, and notes on consolidated financial statements) based on the methods described above.

2. Audit Results
(1)	Results of Audit of Business Report, etc.
(i)
We determined that the Business Report and the supplementary schedules thereto correctly present the situation of Hokuetsu Bank, in accordance with laws, regulations, and the Articles of Incorporation.

(ii)	We did not find any fraudulent actions, or violations of any law, regulation, or the Articles of Incorporation, in relation to the execution of duties of Directors.
(iii)
We determined that the content of resolutions of the Board of Directors in relation to internal control systems (including internal controls for financial reporting) was reasonable.  In addition, we did not find in the statements in the Business Report and the execution of duties of Directors in relation to such internal control systems any issues that require citing.  Furthermore, we determined that Hokuetsu Bank endeavors to continuously revise and improve the implementation and operation of internal control systems.

(2)	Results of Audit of Financial Statements and Supplementary Schedules Thereto
We determined that the audit methods and results of Ernst & Young ShinNihon LLC are reasonable.
(3)	Results of Audit of Consolidated Financial Statements and Supplementary Schedules Thereto
We determined that the audit methods and results of Ernst & Young ShinNihon LLC are reasonable.
May 11, 2018

Board of Corporate Auditors, The Hokuetsu Bank, Ltd.
Standing Corporate Auditor	Mikiya Toyooka	(seal)
Standing Corporate Auditor	Shuichi Nomizu	(seal)
Outside Corporate Auditor	Toshio Kitamura	(seal)
Outside Corporate Auditor	Shiro Watanabe	(seal)

Exhibit 2-①-1
Terms of The Daishi Bank, Ltd. Series 1 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 1 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 26, 2010 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years (from July 27, 2008 to July 26, 2010)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above

(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))
4.  Share option allotment date
July 27, 2010
5.  Payment date for cash to be paid-in in exchange for share options
July 27, 2010
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 28, 2010 to July 27, 2040

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-①-2
Terms of the Daishi Hokuetsu Financial Group Series 1 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 1 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 27, 2040
5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

  ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-②-1
Terms of The Daishi Bank, Ltd. Series 2 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 2 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank”) underlying the share options: common shares; number of underlying the share options shares (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 27, 2011 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 1 year and 6 months
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for 1 year and 6 months (from January 28, 2010 to July 27, 2011)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above

(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))
4.  Share option allotment date
July 28, 2011
5.  Payment date for cash to be paid-in in exchange for share options
July 28, 2011
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 29, 2011 to July 28, 2041

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 29, 2040 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-②-2
Terms of the Daishi Hokuetsu Financial Group Series 2 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 2 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 28, 2041

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 29, 2040 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

   ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-③-1
Terms of The Daishi Bank, Ltd. Series 3 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 3 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 27, 2012 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years and 6 months
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years and six months (from January 28, 2010 to July 27, 2012)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above

(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))
4.  Share option allotment date
July 30, 2012
5.  Payment date for cash to be paid-in in exchange for share options
July 30, 2012
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 31, 2012 to July 30, 2042

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2041 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.

(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-③-2
Terms of the Daishi Hokuetsu Financial Group Series 3 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 3 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 30, 2042

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2041 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

   ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-④-1
Terms of The Daishi Bank, Ltd. Series 4 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 4 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 29, 2013 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years (from July 30, 2011 to July 29, 2013)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above
(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))

4.  Share option allotment date
July 30, 2013
5.  Payment date for cash to be paid-in in exchange for share options
July 30, 2013
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 31, 2013 to July 30, 2043

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9. Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on and after July 31, 2042 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-④-2
Terms of the Daishi Hokuetsu Financial Group Series 4 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 4 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 30, 2043

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2042 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

   ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.

(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-⑤-1
Terms of The Daishi Bank, Ltd. Series 5 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 5 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 29, 2014 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years (from July 30, 2012 to July 29, 2014)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above
(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))

4.  Share option allotment date
July 30, 2014
5.  Payment date for cash to be paid-in in exchange for share options
July 30, 2014
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 31, 2014 to July 30, 2044

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2043 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-⑤-2
Terms of the Daishi Hokuetsu Financial Group Series 5 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 5 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 30, 2044

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2043 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except for in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-⑥-1
Terms of The Daishi Bank, Ltd. Series 6 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 6 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 29, 2015 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years (from July 30, 2013 to July 29, 2015)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above
(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))

4.  Share option allotment date
July 30, 2015
5.  Payment date for cash to be paid-in in exchange for share options
July 30, 2015
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 31, 2015 to July 30, 2045

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2044 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)	Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-⑥-2
Terms of the Daishi Hokuetsu Financial Group Series 6 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 6 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options(“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 30, 2045

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6. Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 31, 2044 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

   ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)	Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-⑦-1
Terms of The Daishi Bank, Ltd. Series 7 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 7 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 28, 2016 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years (from July 29, 2014 to July 28, 2016)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above
(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))

4.  Share option allotment date
July 29, 2016
5.  Payment date for cash to be paid-in in exchange for share options
July 29, 2016
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 30, 2016 to July 29, 2046

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 30, 2045 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)	Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either case), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-⑦-2
Terms of the Daishi Hokuetsu Financial Group Series 7 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 7 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 29, 2046

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 30, 2045 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

   ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 2-⑧-1
Terms of The Daishi Bank, Ltd. Series 8 Share Options

1.  Name of share options
Daishi Bank, Ltd. Series 8 Share Options
2.  Type and number of shares underlying the share options
Type of shares of The Daishi Bank, Ltd. (“Daishi Bank) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 100 shares (the Number of Shares to be Issued after adjustment due to a share consolidation effective as of October 1, 2017 is 10 shares (the method of adjustment is provided below)).
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if Daishi Bank conducts a share split (including the allotment without contribution of Daishi Bank’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.

If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
3.  Calculation method for the amount to be paid in for share options (issuance value)
The amount to be paid in (issuance value) for each share option shall be the amount calculated, based on basic numerical values provided in (ii) through (vii) below, by multiplying the option value per share calculated using the Black-Scholes model by the Number of Shares to be Issued (amounts less than one yen shall be rounded up).

 Where

(i)	Option value per share (C)
(ii)
Share value (S): Closing price for regular transactions of common shares of Daishi Bank on the Tokyo Stock Exchange on July 27, 2017 (if there is no closing price, the reference value for the next day of trading)

(iii)	Exercise value (X): 1 yen
(iv)	Estimated time to maturity (t): 2 years
(v)	Volatility (σ): calculated based on the closing price for regular transactions of common shares of Daishi Bank on each trading day for two years (from July 28, 2015 to July 27, 2017)
(vi)	Risk-free interest rate (r): the JGB yield rate for the estimated years until maturity is the risk-free interest rate for the remaining years until maturity
(vii)	Dividend yield (λ): dividend yield for the most recent fiscal year ÷ the share value provided in (ii) above
(viii)	Cumulative distribution function of the standard normal distribution: (Ν(.))

4.  Share option allotment date
July 28, 2017
5.  Payment date for cash to be paid-in in exchange for share options
July 28, 2017
6.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
7.  Period when share options may be exercised
From July 29, 2017 to July 28, 2047

8.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Daishi Bank.
9.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of Daishi Bank; provided, however, that Share Option Holders may exercise the share options on or after July 29, 2046 even if they hold the position of a director or executive officer of Daishi Bank.

(ii)
If a Share Option Holder dies, a successor approved by Daishi Bank’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between Daishi Bank and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and Daishi Bank’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 12 below.

   ・If an agenda proposal for approval of a merger agreement in which Daishi Bank is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly owned subsidiary is adopted at Daishi Bank’s general meeting of shareholders (a resolution of Daishi Bank’s Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
10.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at Daishi Bank’s general meeting of shareholders (a resolution of the Board of Directors of Daishi Bank or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), Daishi Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Daishi Bank:
(i)	Agenda proposal for approval of a merger agreement under which Daishi Bank is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which Daishi Bank is the split company;
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which Daishi Bank becomes a wholly-owned subsidiary; or

(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire Daishi Bank’s shares by assignment for any and all shares issued by Daishi Bank; or

(v)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of Daishi Bank is required to acquire the type of shares underlying the share options by assignment or with respect to Daishi Bank acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

11.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be ½ the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

12.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Daishi Bank is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that Daishi Bank is the split company in either type), or share exchange or share transfer (only in the event that Daishi Bank becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), Daishi Bank shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “7. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “7. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “11. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “10. Share option acquisition grounds and conditions” above.
13.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
14.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by Daishi Bank, the applicant’s name and seal must be affixed to the form, and the form must be submitted to the exercise application submission office provided below in 15.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the payment administration office provided in 16 below, by the date designated by Daishi Bank.

15.  Exercise application submission office
Secretariat, Daishi Bank (or the department responsible for such duties from time to time).
16.  Payment administration office for cash contributed when exercising share options
Head Office, Daishi Bank
1071-1 Higashiborimae-dori 7-bancho Chuo-ku Niigata
(or the successor bank to Daishi Bank or the branch that is the successor to such branch from time to time).
17.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, Daishi Bank may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
18.  Announcement of issuance terms and conditions
Daishi Bank shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.

19.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the President of Daishi Bank.
End

Exhibit 2-⑧-2
Terms of the Daishi Hokuetsu Financial Group Series 8 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 8 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 10.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 28, 2047

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 29, 2046 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, a successor approved by the Company’s Board of Directors may succeed to the share options; provided, however, that succession will be subject to the conditions provided in the share option allotment agreement (“Share Option Allotment Agreement”) between the Company and the Share Option Holder.

(iii)
Notwithstanding (i) and (ii) above, in the case provided below, a successor approved by a Share Option Holder and the Company’s Board of Directors may only exercise the share options within the prescribed period, except in the case where the Share Option Holder is delivered share options of a company subject to reorganization in accordance with 9 below.

   ・If an agenda proposal for approval of a merger agreement in which the Company is the extinguished company or agenda proposal for a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), within 15 days from the day immediately following the date of such adoption or decision.
(iv)	No share option may be partially exercised.
(v)	Other conditions are as provided in the Share Option Allotment Agreement.
7.  Share option acquisition grounds and conditions
If an agenda proposal for any of (i), (ii), (iii), (iv), or (v) below is adopted at the Company’s general meeting of shareholders (a resolution of the Board of Directors or decision by an executive officer receiving delegation in accordance with the provisions of Article 416(4) of the Companies Act, if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options without compensation, on a date separately set by the Board of Directors:
(i)	Agenda proposal for approval of a merger agreement under which the Company is the extinguished company;
(ii)	Agenda proposal for approval of a split agreement or split plan under which the Company is the split company
(iii)	Agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary;
(iv)
Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the Company’s shares by assignment for any and all shares issued by The Company; or

(v)	Agenda proposal for approval of amendment to the Articles of Incorporation to set forth provisions to the effect that the approval of the Company is required to acquire the type of shares underlying the share options by assignment or with respect to the Company acquiring all shares of the type underlying the share options by resolution of the general meeting of shareholders.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.
13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 3-①-1
Terms of The Hokuetsu Bank, Ltd. Series 1 Share Options

(1)  Number of share options
2,391 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 100 shares (the number of shares to be issued after adjustment due to a share consolidation effective as of October 1, 2016 is 10 shares (the method of adjustment is provided below)).
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
(4)  Period when share options may be exercised
From July 27, 2011 to July 26, 2041, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5)  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.

(iv)	Period when share options may be exercised
Period from the later of the starting of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).
(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.

(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
600,000,000 shares of stock

(14)  Number of shares constituting one unit
1,000 shares of stock

(15)  Name, address, and office of administrator of the shareholder register

Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-①-2
Terms of the Daishi Hokuetsu Financial Group Series 9 Share Options

1. Name of share options
Daishi Hokuetsu Financial Group Series 9 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 26, 2041 or the preceding business day if the last day of the exercise period is not a business day of the Company.
5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7.  Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of the Company.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 3-②-1
Terms of The Hokuetsu Bank, Ltd. Series 2 Share Options

(1)  Number of share options
2,950 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 100 shares (the number of shares to be issued after adjustment due to a share consolidation effective as of October 1, 2016 is 10 shares (the method of adjustment is provided below)).
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.
Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio
If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
(4)  Period when share options may be exercised
From July 27, 2012 to July 26, 2042, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5) Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(iv)	Period when share options may be exercised
Period from the later of the starting date in of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).

(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.
(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
600,000,000 shares of stock

(14)  Number of shares constituting one unit
1,000 shares of stock

(15)  Name, address, and office of administrator of the shareholder register

Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-②-2
Terms of the Daishi Hokuetsu Financial Group Series 10 Share Options

1. Name of share options
Daishi Hokuetsu Financial Group Series 10 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 26, 2042 or the preceding business day if the last day of the exercise period is not a business day of the Company.
5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7. Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of the Company.

8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 3-③-1
Terms of The Hokuetsu Bank, Ltd. Series 3 Share Options

(1)  Number of share options
2,407 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 100 shares (the number of shares to be issued after adjustment due to a share consolidation effective as of October 1, 2016 is 10 shares (the method of adjustment is provided below)).
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.
Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio
If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.

(4)  Period when share options may be exercised
From July 27, 2013 to July 26, 2043, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5)  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(iv)	Period when share options may be exercised
Period from the later of the starting date in of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).

(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.

(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
600,000,000 shares of stock

(14)  Number of shares constituting one unit
1,000 shares of stock

(15)  Name, address, and office of administrator of the shareholder register
Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-③-2
Terms of the Daishi Hokuetsu Financial Group Series 11 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 11 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 26, 2043 or the preceding business day if the last day of the exercise period is not a business day of the Company.
5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7.  Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of the Company.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of Representative Director of the Company.
End

Exhibit 3-④-1
Terms of The Hokuetsu Bank, Ltd. Series 4 Share Options

(1)  Number of share options
2,000 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 100 shares (the number of shares to be issued after adjustment due to a share consolidation effective as of October 1, 2016 is 10 shares (the method of adjustment is provided below)).
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.
Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio
If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.

(4)  Period when share options may be exercised
From July 29, 2014 to July 28, 2044, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5)  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(iv)	Period when share options may be exercised
Period from the later of the starting date in of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).

(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.

(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
600,000,000 shares of stock

(14)  Number of shares constituting one unit
1,000 shares of stock

(15)  Name, address, and office of administrator of the shareholder register
Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-④-2
Terms of the Daishi Hokuetsu Financial Group Series 12 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 12 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 28, 2044 or the preceding business day if the last day of the exercise period is not a business day of the Company.
5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7.  Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of the Company.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 3-⑤-1
Terms of The Hokuetsu Bank, Ltd. Series 5 Share Options

(1)  Number of share options
1,637 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 100 shares (the number of shares to be issued after adjustment due to a share consolidation effective as of October 1, 2016 is 10 shares (the method of adjustment is provided below)).
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.
Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio
If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.

(4)  Period when share options may be exercised
From July 28, 2015 to July 27, 2045, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5)  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(iv)	Period when share options may be exercised
Period from the later of the starting date in of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).

(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.

(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
600,000,000 shares of stock

(14)  Number of shares constituting one unit
1,000 shares of stock

(15)  Name, address, and office of administrator of the shareholder register
Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-⑤-2
Terms of the Daishi Hokuetsu Financial Group Series 13 Share Options

1. Name of share options
Daishi Hokuetsu Financial Group Series 13 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 27, 2045 or the preceding business day if the last day of the exercise period is not a business day of the Company.

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7.  Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of the Company.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 3-⑥-1
Terms of The Hokuetsu Bank, Ltd. Series 6 Share Options

(1)  Number of share options
2,196 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 100 shares (the number of shares to be issued after adjustment due to a share consolidation effective as of October 1, 2016 is 10 shares (the method of adjustment is provided below)).
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.
Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio
If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.

(4)  Period when share options may be exercised
From July 28, 2016 to July 27, 2046, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5)  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(iv)	Period when share options may be exercised
Period from the later of the starting date in of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).

(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.

(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
600,000,000 shares of stock

(14)  Number of shares constituting one unit
1,000 shares of stock

(15)  Name, address, and office of administrator of the shareholder register
Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-⑥-2
Terms of the Daishi Hokuetsu Financial Group Series 14 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 14 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 27, 2046 or the preceding business day if the last day of the exercise period is not a business day of the Company.

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7.  Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of the Company.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
 In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

Exhibit 3-⑦-1
Terms of The Hokuetsu Bank, Ltd. Series 7 Share Options

(1)  Number of share options
1,552 share options shall be issued to directors of The Hokuetsu Bank, Ltd. (“Hokuetsu Bank”).
This number is the planned number to be allotted, and if the number of allotted share options for subscription is reduced due to subscription applications not being made, etc., the number of allotted share options for subscription shall be the number of share options for subscription issued.
(2)  Type and number of shares underlying share options
The type of shares underlying the share options shall be common shares of Hokuetsu Bank, and the number of shares underlying the share options shall be 10 shares.
Furthermore, the number of shares underlying one share option (the “Number of Shares to be Issued”) shall be adjusted in accordance with the following formula if Hokuetsu Bank conducts a share split (including the allotment without contribution of Hokuetsu Bank’s common shares; same hereinafter) or share consolidation after the share option allotment date for the share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.
Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio
If it is necessary to adjust the Number of Shares to be Issued after the allotment date due to a merger, split, or equivalent event being carried out with respect to Hokuetsu Bank, the Number of Shares to be Issued shall be adjusted within a reasonable scope.
(3)  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.

(4)  Period when share options may be exercised
From July 27, 2017 to July 26, 2047, or the preceding business day if the last day of the exercise period is not a business day of Hokuetsu Bank.
(5)  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

(6)  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of Hokuetsu Bank.
(7)  Conditions to exercise of share options
(i)
Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.

(ii)
If a share option holder dies, and the share options are inherited by only one statutory heir of the share option holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by Hokuetsu Bank within 10 months after first inheriting the share options and before the last day of the exercise period.
C.
The Successor may only exercise the share options all at once, and such exercise shall be within the exercise period provided above in (4) and within 2 months after completing the procedures prescribed by Hokuetsu Bank.

(8)  Matters regarding acquisition of share options
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of (7) above or the provisions of the share option allotment agreement before they exercise the share options, Hokuetsu Bank may acquire the share options without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(ii)
If an agenda proposal for a merger agreement under which Hokuetsu Bank is the extinguished company, agenda proposal for approval of a split agreement or split plan under which Hokuetsu Bank is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which Hokuetsu Bank becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of Hokuetsu Bank (a resolution of the Board of Directors of Hokuetsu Bank if a resolution of a general meeting of shareholders is not required), Hokuetsu Bank may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of Hokuetsu Bank.

(9)  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that Hokuetsu Bank is extinguished in the merger), absorption-type company split, incorporation-type company split, share exchange, or share transfer (hereinafter collectively referred to as “Corporate Reorganization”), Hokuetsu Bank shall deliver share options of the respective stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to share option holders who hold the share options remaining on the date that Corporate Reorganization takes effect (“Remaining Share Options”). In such case, the Remaining Share Options shall be extinguished, and share options of the Reorganized Company will be newly issued.
However, this will only take place in the case where the merger agreement, absorption-type split agreement, incorporation-type split agreement, share exchange agreement, or share transfer plan contains provisions to the effect that share options of the Reorganized Company shall be delivered in accordance with the following conditions.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the share option holder will be delivered.
(ii)	Type and number of shares of the Reorganized Company underlying the share options
The type of shares underlying the share options shall be common shares of the Reorganized Company, and the number of common shares of the Reorganized Company to be delivered by exercising the share options shall be determined in accordance with (2) above, taking into account the terms, etc. of the Corporate Reorganization.
(iii)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(iv)	Period when share options may be exercised
Period from the later of the starting date in of the period when share options may be exercised provided in (4) above or the effective date of the Corporate Reorganization, until the expiration date provided in (4).

(v)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with (5) above.
(vi)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.
(vii)	Matters regarding acquisition of share options
To be determined in accordance with (8) above.
(10)  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
(11)  No share option certificates to be issued
Hokuetsu Bank will not issue share option certificates for the share options.

(12)  Payment administration office for property contributed when exercising share options
Main Branch, Sales Department, The Hokuetsu Bank, Ltd.
2-2-14 Ote-dori, Nagaoka-shi, Niigata

(13)  Total number of authorized shares
60,000,000 shares of stock

(14)  Number of shares constituting one unit
100 shares of stock

(15)  Name, address, and office of administrator of the shareholder register

Administrator of shareholder register	Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

Administrative office	Head Office, Mizuho Trust & Banking Co., Ltd. 1-2-1 Yaesu, Chuo-ku, Tokyo

END

Exhibit 3-⑦-2
Terms of the Daishi Hokuetsu Financial Group Series 15 Share Options

1.  Name of share options
Daishi Hokuetsu Financial Group Series 15 Share Options
2.  Type and number of shares underlying the share options
Type of shares of the Daishi Hokuetsu Financial Group, Inc. (the “Company”) underlying the share options: common shares; number of shares underlying the share options (“Number of Shares to be Issued”): 5.
Furthermore, the Number of Shares to be Issued shall be adjusted in accordance with the following formula if the Company conducts a share split (including the allotment without contribution of the Company’s common shares; same hereinafter) or share consolidation; provided, however, that such adjustment shall be carried out for the Number of Shares to be Issued for share options that have not been exercised at that time, and fractions of a whole share resulting from such adjustment shall be rounded down.

Number of Shares to be Issued after adjustment = the Number of Shares to be Issued before adjustment × the split or consolidation ratio

The Number of Shares to be Issued after adjustment shall apply on and after the day immediately following the record date for such share split and on and after the effective date in the case of share consolidation.
If it is necessary to adjust the Number of Shares to be Issued in addition to the foregoing due to a merger, split, or equivalent event being carried out with respect to the Company, the Number of Shares to be Issued shall be adjusted within a reasonable scope.

3.  Value of property contributed when exercising share options
The value of property to be contributed when each share option is exercised shall be the one yen amount to be paid in per share in order to be issued shares by exercising the share options, multiplied by the Number of Shares to be Issued.
4.  Period when share options may be exercised
From October 1, 2018 to July 26, 2047 or the preceding business day if the last day of the exercise period is not a business day of the Company.

5.  Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors.
6.  Conditions to exercise of share options
(i)
Persons allotted share options (“Share Option Holders”) may only exercise the share options, all at once, during 10-day period starting on the day immediately following the date that they lose their status as a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.; provided, however, that Share Option Holders may exercise the share options on or after July 28, 2039 even if they hold the position of a director or executive officer of the Company, The Daishi Bank Ltd., or the Hokuetsu Bank Ltd.

(ii)
If a Share Option Holder dies, and the share options are inherited by only one statutory heir of the Share Option Holder who is their spouse or a relative within one degree of kinship (the “Successor”), the Successor may exercise the share options, pursuant to the following conditions; provided, however, that persons found to have committed a serious crime under the penal code may not become the Successor.

A.	If the Successor dies, their heir may not succeed to the share options.
B.	The Successor must complete the procedures prescribed by the Company within 10 months after first inheriting the share options and before the last day of the exercise period.

C.
The Successor may only exercise the share options all at once, within the exercise period provided above in “4. Period when share options may be exercised” and within 2 months after completing the procedures prescribed by the Company.

7.  Share option acquisition grounds and conditions
(i)
If a share option holder becomes unable to exercise the share options due to the provisions of “6. Conditions to exercise of share options” above or the provisions of the share option allotment agreement before they exercise the share options, the Company may acquire the share options without compensation, on a date separately set by the Board of Directors of the Company.

(ii)
If an agenda proposal for a merger agreement under which the Company is the extinguished company, agenda proposal for approval of a split agreement or split plan under which the Company is the split company, or agenda proposal for approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly-owned subsidiary is approved at a general meeting of shareholders of the Company (a resolution of the Board of Directors of the Company if a resolution of a general meeting of shareholders is not required), the Company may acquire the share options that have yet to be exercised at that time, without compensation, on a date separately set by the Board of Directors of the Company.

8.  Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
(i)
Increases in the amount of capital if shares are issued due to the exercise of share options shall be a half the maximum amount of increase in stated capital calculated in accordance with Article 17(1) of the Rules of Corporate Accounting, and fractions of a yen generated as a result of calculations will be rounded up.

(ii)
Increases in the amount of capital reserves if shares are issued due to the exercise of share options shall be the amount calculated by deducting the amount of the capital increase provided in (i) above from the maximum amount of increase in stated capital provided in (i) above.

9.  Handling of share options in the event of corporate reorganization
In the event of a merger (only in the event that the Company is extinguished in the merger), absorption-type company split or incorporation-type company split (only in the event that the Company is the split company in either case), or share exchange or share transfer (only in the event that the Company becomes a wholly-owned subsidiary in either case) (hereinafter collectively referred to as “Corporate Reorganization”), the Company shall deliver respective share options of the stock companies provided in (a) through (e) of Article 236(1)(viii) of the Companies Act (“Reorganized Company”) to Share Option Holders who hold the share options remaining (“Remaining Share Options”) immediately before the date that Corporate Reorganization takes effect (meaning the date that the absorption-type company merger takes effect in the case of an the absorption-type company merger, the incorporation date of the stock company incorporated in a consolidation-type merger in the case of a consolidation-type merger, the date that the absorption-type company split takes effect in the case of an absorption-type company split, the incorporation date of the stock company incorporated in an incorporation-type split in the case of an incorporation-type company split, the date that the share exchange takes effect in the case of a share exchange, and the incorporation date of the wholly owning parent company incorporated in a share transfer in the case of a share transfer; same hereinafter); provided, however, that this shall be conditioned upon setting forth provisions in the absorption-type merger agreement, consolidation-type merger agreement, absorption-type split agreement, incorporation-type company split plan, share exchange agreement, or share transfer plan to the effect that share options of the Reorganized Company will be delivered, in accordance with the following.

(i)	Number of share options of the Reorganized Company to be delivered
A number equal to the number of Remaining Share Options held by the Share Option Holder will be delivered respectively.
(ii)	Type of shares of the Reorganized Company underlying the share options
Common shares of the Reorganized Company.
(iii)	Number of shares of the Reorganized Company underlying the share options
To be decided in accordance with “2. Type and number of shares underlying the share options” above, taking into account the terms, etc. of the Corporate Reorganization.
(iv)	The value of property to be contributed upon exercise of the share options
The value of property to be contributed when each share option is exercised shall be the amount calculated by multiplying the exercise value after reorganization below by the number of shares of the Reorganized Company underlying the share options determined in accordance with (iii) above to be delivered by exercise of each share option. The exercise value after reorganization shall be one yen per share of the Reorganized Company that can be received by exercising each share option delivered.
(v)	Period when share options may be exercised
Period from the later of the starting date in “4. Period when share options may be exercised” above or the effective date of the Corporate Reorganization until the expiration date provided in “4. Period when share options may be exercised” above.
(vi)	Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options
To be determined in accordance with “8. Matters regarding increases in capital and capital reserves if shares are issued due to the exercise of share options” above.
(vii)	Restrictions on acquisition of share options by assignment
Acquisition of share options by assignment requires the approval of the Board of Directors of the Reorganized Company.

(viii)	Share option acquisition grounds and conditions
To be determined in accordance with “7. Share option acquisition grounds and conditions” above.
10.  Handling of fractions of a share delivered due to exercise of share options
Any fraction of a whole share in the number of shares to be delivered due to exercise of the share options will be rounded down.
11.  Method for applying to exercise share options and payment
(i)
If a share option is exercised, the necessary matters must be entered in the Share Option Exercise Application form prescribed by the Company, the applicant’s name and seal must be affixed to the form, and the form must be submitted to account of the exercise application submission office designated by the Company.

(ii)
In addition to submission of the Share Option Exercise Application provided above in (i), the amount calculated by multiplying the value of property to be contributed when exercising each share option by the number of share options being exercised must be paid in full, in cash, in accordance with the provisions of Article 281(1) of the Companies Act, by transfer to the account of the payment administration office designated by the Company, by the date designated by the Company.

12.  Reading of these terms and conditions and handling in connection with other measures
If it is necessary to read and replace, or take other measures regarding these terms and conditions, the Company may amend these terms and conditions using the method it regards as appropriate with respect to the handling of matters in connection therewith, in accordance with the provisions of the Companies Act and intent of the share options, and such amendments shall constitute an integral part of these terms and conditions.

13.  Announcement of issuance terms and conditions
The Company shall retain a copy of the issuance terms and conditions of share options at its head office, and make it available for inspection by Share Option Holders during business hours.
14.  Other
Details of share option issuance and allotment and the administrative procedures necessary to issue share options, such as the various procedures required to issue share options, will be determined at the discretion of the Representative Director of the Company.
End

The Daishi Bank, Ltd.
Securities Code: 8324
207th Annual General Meeting of Shareholders Supplementary
Materials
To The Shareholders
Regarding Business Integration with The Hokuetsu Bank, Ltd.
Table of Contents
1 Background and Purpose of the
   Integration 1
2 Integration Overview 2
3 Holding Company Overview 3
4 Management Philosophy and Organizational Structure of the
Holding Company 4 5 Overview of the New Financial Group’s
Management Base 5
6 Expected Effects From Business
   Integration 7
7 Future Efforts on the Business
   Integration 12
8 Q&A on Business Integration 13

1 Background and Purpose of the
   Integration
Background
Shrinking bank deposits and lending due to declining
population Prolonged monetary easing policy squeezing profit margins on lending and gains on securities Advances in
FinTech, which integrates finance and IT technology, raises
the challenge of flexibly responding to new customer needs
and creating further value added More local companies expand overseas, raising the challenge to bolster consulting
services with a global perspective to provide know-how for
business development in overseas markets
Purpose
We aim to become a financial group that gains the
overwhelming support of its customers and local communities
by realizing higher value-added financial intermediary
functions and information intermediary functions Contribute
to local communities Contribute to local communities by
developing and expanding our consulting functions as a
community-based financial institution Improve financial and
information intermediary functions Share lending expertise
and information between the Banks to bolster our financial
intermediary and information intermediary functions as part
of our marketing bases Enhancement of business efficiency
Build a sustainable business model based on creating
additional value by fully leveraging rationalization and
streamlining to pursue economies-of-scale gains    1

2 Integration Overview
Business integration process
Method of integration
The integration will be done in the form of a joint share
transfer, with the Banks becoming wholly owned subsidiaries
of the Joint Holding Company following the share transfer.
Basic agreement in place to pursue a merger of the Banks
within two years Share transfer ratio
One common share of the Joint Holding Company to be allotted for each Daishi Bank common share
0.5 common shares of the Joint Holding Company to be
allotted for each Hokuetsu Bank common share Integration
schedule Mar 23, 2018
Execution of definitive agreement on share transfer
May 11, 2018
Adoption of share transfer plan resolutions at the board
meetings for both Banks
Jun 26, 2018
Sep 26, 2018 (scheduled)
Delisting (of both Banks)
1st Step
Oct 1, 2018 (scheduled)
Holding Company established and listed
Share transfer plan approved at both Banks’ General
Shareholders’ Meeting
2nd Step
Within 2 years of Holding Co. est’d (scheduled)
Merger
1st Step Holding Company established via joint share transfer
Daishi Hokuetsu Financial Group
100%
Daishi Bank
100%
Hokuetsu Bank
Daishi Securities
Daishi Lease
Daishi JCB Card
Daishi DC Card
Daishi Computer Service
Daishi Guaranty
Daishi Management Consulting
Hokuetsu Leasing
Hokuetsu Card
Hokuetsu Credit Guarantee
Hokugin Economic Research Institute
2nd Step Banks merger and group company optimization
Daishi Hokuetsu Financial Group
Merged Banks
Securities
Lease
Credit card
IT Systems
Credit guarantee
Consulting     2

3 Holding Company Overview
Trade name
Daishi Hokuetsu Financial Group, Inc.
Location of head office
2-14 Ote-dori 2-chome, Nagaoka, Niigata,
   Japan
Location of principal head office functions
1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata,
Niigata, Japan
Representatives, directors and executives, etc. (tentative)
Chairman and Representative Director
Katsuya Sato (currently President of
   Hokuetsu Bank)
President and Representative Director
Fujio Namiki (currently President of
   Daishi Bank)
Director
Satoshi Hasegawa (currently Senior Managing Director of
Daishi Bank)
Director
Kazuyoshi Hirokawa (currently Senior Managing Director of
Hokuetsu Bank)
Director
Takuya Watanabe (currently Managing Director of Daishi Bank)
Director
Kiyofumi Obara (currently Managing Director of Daishi bank)
Director
Makoto Takahashi (currently Director of
   Hokuetsu Bank)
Director
Michiro Ueguri (currently Director and Executive Officer of
Daishi Bank)
Director
(Audit and Supervisory Committee Member)
Shinjiro Kawai (currently Director and Audit and Supervisory
Committee Member of Daishi Bank)
Director
(Audit and Supervisory Committee Member)
Koichi Masuda (currently Outside Director and Audit and
Supervisory Committee Member of Daishi Bank)
Director
(Audit and Supervisory Committee Member)
Hiroshi Fukuhara (currently Outside Director of Hokuetsu
Bank)
Director
(Audit and Supervisory Committee Member) Toshizo Oda
(currently Outside Director and Audit
and Supervisory Committee Member of
   Daishi Bank)
Director
(Audit and Supervisory Committee Member)
Kazuaki Matsumoto (currently Professor Faculty of Economics
and Business Administration, Nagaoka University) (Note) Each
of Directors (Audit and Supervisory Committee Members)
Koichi Masuda, Hiroshi Fukuhara, Toshizo Oda and Kazuaki
Matsumoto are outside directors as defined under Article 2,
item (xv) of the Companies Act. Nature of business
Management and operation of banks and other companies that
the Company may have as subsidiaries under the Banking Act
and any and all businesses incidental or related thereto.
Capitalization
30 billion yen
Date of establishment
October 1, 2018 (scheduled)
Fiscal year end
March 31
Stock exchange
TSE (scheduled)
Share unit
100 shares
Accounting auditor
KPMG AZSA LLC
Administrator of shareholder registry
Mitsubishi UFJ Trust and Banking
   Corporation      3

4 Management Philosophy and Organizational Structure of the
Holding Company Management Philosophy
Management Philosophy of Daishi Hokuetsu Financial Group, Inc.
We will,
as a trustworthy financial group, provide services that meet customers’ expectations and continue to contribute to the
development of regional society.
We will resolutely face changes, and
   create new value.
Principle
Mission
Vision
Main Organizational Structure (Plan)
Daishi Hokuetsu Financial Group, Inc.
General Meeting of Shareholders
Board of Directors
Audit and Supervisory Committee
Management Meetings
ALM and Risk Management Committee
Compliance Committee
Corporate Planning Division
Group Strategy Planning Division
Risk Management Division
Internal Audit
*The Banks will consider any additional creation of
divisions in the future where necessary.
The Daishi Bank, Ltd.
The Hokuetsu Bank, Ltd.     4

5 Overview of the New Financial Group’s
   Management Base
1 Key Metrics
The combined entity will be one of Japan’s largest financial groups and the primary bank for over 18,000 companies in the prefecture, with total assets of (Y)8.7tn.
Key metrics for Daishi Bank and Hokuetsu
   Bank*1
Daishi
Hokuetsu
Daishi Hokuetsu
(2-bank total)
Branches
121*2
84
205*2
Employees
2,328
1,490
3,818
Deposits (includes C/Ds)
(Y)4.8tn
(Y)2.5tn
(Y)7.4tn
within prefecture
(Y)4.7tn
(Y)2.5tn
(Y)7.2tn
Loans
(Y)3.2tn
(Y)1.6tn
(Y)4.9tn
within prefecture
(Y)2.3tn
(Y)1.2tn
(Y)3.6tn
Gross operating profit
(Y)55.5bn
(Y)29.5bn
(Y)85.0bn
Net operating profit
(Y)13.9bn
(Y)7.5bn
(Y)21.4bn
Pref. companies served as primary bank (share)
11,650 (35.8%)
6,579 (20.2%)
18,229 (56.0%)
*1 Total values are on a non-consolidated basis; values are
rounded to tenths decimal place; figures for branch
locations and
employees are as of March 31, 2018; figures for business
results are as of the fiscal year ended March 31, 2018 (the
 balance is
not released); and figures for the number of companies
within the prefecture that the Banks serve as the primary
Bank are as of
October 31, 2017.
*2 Includes two (2) virtual branches
Source: Regional Banks Association of Japan “Analysis of
Financial Statements of All Banks”; Teikoku Databank 9th
survey of primary banks for Niigata companies    5

2 Marketing Base
We will offer carefully tailored service by leveraging our
dominant branch network within Niigata Prefecture and our
robust marketing base outside of the Prefecture.
Marketing Base for the Two (2) Banks ( )
   no. of branches
: Daishi Bank
: Hokuetsu Bank
: Daishi Bank
: Hokuetsu Bank
Sado (5)
Kaetsu (excl. Niigata-shi) (28)
Niigata-shi (76)
Nagaoka-shi (27)
Joetsu (19)
Chuetsu (excl. Nagaoka-shi) (36)
Branches* (205)
Niigata Pref. 191
Outside Niigata Pref. (14)
(Greater Tokyo) (8)
* Includes two (2) virtual branches    6

6 Expected Effects From Business
   Integration Overall
By strengthening managerial resources through the business
integration, we will strive to increase customer convenience and support the maximization of enterprise value, and
thereby work unceasingly to contribute to regional
revitalization and the development of the local economy. 1
Strengthening of managerial resources Increased management
efficiency
Strengthened workforce
Streamlined head office org.
Optimized branch placement
Augmented investment capability
Shared systems and business procedures
Improved financial/information intermediary functions
Better financial services capabilities
Mutual use of expertise
Effective IT utilization
Leveraging of group company functions
Expanded network
Regional information network utilization (mutual use with
customers and branches in other prefectures) Improved
advisory services leveraging expertise in asset management
and asset succession & inheritance Reduced fees on transfers between the two Banks Corporations 2 Positive impact of
business integration for customers Individuals Using FinTech to offer highly convenient, non-face-to-face services
Augmented business foundation, business succession and M&A
support Increased business matching opportunities through
expanded network Establishment of loan fund for local
corporations based on business-viability evaluation*1 Region
Establishment of regional trading company*2 through joint
investment with local corporations Human resources and
expertise support for local corporations Effective
utilization of excess space resulting from optimization of
branch network 3 Role and mission of a regional bank:
To contribute to regional revitalization & development of
local economy *1 An appropriate evaluation of regional
corporations’ business content and growth potential that
does not rely more than necessary on financial data or
collateral/guarantee information. *2 An organization that
publicizes and markets regional resources (e.g., local
products and tourism destinations) inside and outside the
prefecture, through processes encompassing manufacture,
processing, and sales, including branding.    7

1 Strengthening Managerial Resources
   Banks
We aim to create synergistic effects of at least (Y)10bn by
increasing management efficiency and thereby augmenting
marketing staff and investment capability, and by jointly
using and expanding both banks’ expertise, functions, and
networks. Increased management efficiency
A stronger workforce
Creation of marketing staff through improved head office
efficiency, optimization of branch placement Head office
Daishi Bank
Streamlining of head office organization, shifting of
personnel
Hokuetsu Bank
Branches
Optimized branch placement
Augmented investment capability
Establishment of efficient operations system through use of
Tsubasa Common Enterprise System, shared business procedures
Tsubasa Alliance
Daishi Hokuetsu FG
Daishi Bank
Hokuetsu Bank
Shared business procedures
Tsubasa Common Enterprise System
Staff creation: 400 or more
Improved financial intermediary and information intermediary functions
Improved financial services capabilities
Value-added marketing through strengthened consulting
functions, made possible by mutual use of both banks’
expertise and functions
Daishi Bank
A wide range of asset mgt. products through bank-brokerage
partnership Business matching and support for starting
enterprises and entering overseas market Mutual use
Hokuetsu Bank
Effective sales and marketing using digital technology
Highly specialized products and services, such as business
succession
Expanded network
Increased customer contact through expansion of
non-face-to-face channels (e.g., both Banks’ branches, ATMs, and internet services) and augmentation of marketing staff
Support for sales-channel establishment and expansion
through business matching that leverages both Banks’ bases
(domestic and overseas) and partners’ networks
Matching
Co. A
Co. B
Information & opportunities
Daishi Hokuetsu FG
Synergies
(FY25*)
* Synergistic effect in FY25 on standalone basis (vs. FY17)
Cost synergies
(Y)7bn or more
Top-line synergies
(Y)3bn or more
Total (annual)
(Y)10bn or more
(after taking integration costs into account, including
costs for system integration and branch optimization)    8

1 Strengthening Managerial Resources
   Group Companies
We provide greater added value and contribute to customers
and local community by making maximum use of group
companies*1
operating in such areas as securities,
   leasing, and IT.
Daishi Securities
Expansion of bank/brokerage partnerships through financial
instruments intermediary services at both Banks Fulfillment
of fiduciary duty*2, support for customers’ asset formation
Daishi Management Consulting
Hokugin Economic Research Institute
Consulting services (e.g., support for community-based
business creation, HR training) by leveraging knowledge
based on wide-ranging research
Daishi Computer Service
Support for streamlining business and increasing
productivity through highly advanced IT services Asset
management
Leasing
Management support
Contributing to customers and local community by providing
comprehensive financial services
Settlement
IT
Credit guarantee
New businesses
Consideration of new business and new company establishment
based on revised Banking Act (e.g., back-office operations
for group companies or other financial institutions,
outsourced asset management for securities)
Daishi Lease
Hokuetsu Leasing
Support for flexible and efficient equipment introduction by corporations through partnerships in leading operations
Daishi JCB Card
Daishi DC Card
Hokuetsu Card
Highly advanced and convenient settlement services with a
view to a cashless society
Daishi Guaranty
Hokuetsu Credit Guarantee
More sophisticated risk management through sharing of
expertise, more efficient guarantee functions through
consolidation of operations
*1 In addition to consolidated subsidiaries, group think
tanks, insurance agencies, IT companies, real estate
companies, and
new companies established through joint investment with
operating companies
*2 The obligation to conduct business in the best interest
of the customer   9

2 Positive Impact of Business
   Integration on Customers
By strengthening the new group’s managerial resources
through newly created synergies, we will provide a wide
range of products and services to customers in every life
stage, ensuring that they too feel positive impact from the
business integration. Corporate customers Startup stage
Growth stage Stability stage Revitalization stage Support
for business-idea creation, business foundation through
leveraging of group companies Creation of business
opportunities through business matching with companies
inside/outside prefecture Support for HR education and
training such as employee training events, support for
providing human resources and expertise to local companies
Management support thorough smooth funding based on
business-viability evaluation, support for ESG* efforts
Solutions for management issues such as business succession
and M&A, through partnership with specialized institutions
Management improvement and revitalization, leveraging
consulting functions Daishi Hokuetsu Financial Group
Strengthened workforce Augmented investment capabilities
Improved financial services capabilities Expanded network
Retail customers Support for education through scholarships, donation-type loan system Provision of financial literacy
education to young people becoming the next generation
Provision of highly convenient non-face-to-face services
using FinTech Support for asset formation in accordance with life plan through provision of asset-management expertise
Provision of specialty financial products like home loans,
childrearing-support loans Support for asset
succession/inheritance Education Finding employment
Marriage/childbirth Childrearing/education “Second life” *
ESG stands for “environmental, social, and governance” and
denotes the belief that, since corporations have a major
impact on the natural environment and society, working to
care for the environment and local society, based on sound
corporate government, leads to sustained growth for a
company and ultimately to the creation of a sustainable
society.   10

3 Contributions to Regional Revitalization and Advancement
of Regional Economies The new group will, in new business
fields, endeavor to A increase productivity by leveraging
regional resources, B raise the competitiveness of local
companies, and C support the expansion of companies into
other prefectures and countries and strengthen information
dissemination, with a view to contributing to the
development of the local economy. Issues related to
invigorating Niigata Prefecture Increasing working
population Improving skills & productivity of workers
Expanding company creation Expanding sales channels in
greater Tokyo & overseas Increasing product value-added
People Jobs Communities Tourism promotion Region branding *
Carrying out initiatives that will help solve regional
issues and invigorate local economy Providing support to
customers through investment and advice, aimed at the
creation of new companies and new businesses Examples of
efforts to contribute to region through new group to be
considered A Increasing productivity by leveraging regional
resources Establish regional trading company through joint
investment with local companies Effective use of excess
space created through optimization of branches Regional
community centers Rental space End-to-end production
spanning manufacturing, processing and sales Regional
specialty products, foods Local trading co.
Invest
Local companies
Invest
Daishi Hokuetsu FG
To new markets inside/outside pref. (including other
countries) B Raising the competitiveness of local
corporations Enhanced consulting functions such as
business-founding support & HR education Human resources and expertise support for local companies Establishment of
regional revitalization fund Consulting, personnel support
Daishi Hokuetsu FG
Expertise in business management, IT
C Strengthening support for expansion to other prefectures
and countries as well as dissemination of information
Promotion of business matching, luring of companies and
human resources through expansion of network (e.g., based in greater Tokyo or overseas markets) Luring tourists from
other prefectures and countries through partnerships with
local government, tourism associations Attracting tourists
Attracting companies & human resources
Daishi Hokuetsu FG
Support for overseas expansion
Disseminating information on regional resources
Support for expansion into greater Tokyo    11

7 Future Initiatives for Business
   Integration
To maximize the effect of the integration, the Banks will
work proactively towards a merger between the Banks within
approximately two years of the Holding Company’s
establishment in October 2018.
Overview
Mgmt
Sales
Head office
Back office
IT
Regional
Mar 2018
Definitive Agreement
Preparation for 1st Step
Prepare to move to holding company structure
Receive approval from relevant authorities to establish
holding company Prepare to realize synergies
Oct 2018
Holding Company formed
1st Step
Quickly realize synergies from move to holding company
structure Efforts to promote deeper mutual understanding and cooperation ahead of the integration Rapid realization of
synergies Within approx. two years
Merger
2nd Step
Maximize merger synergies
Harmonized group structure to maximize organizational
strength for contributing to local communities Maximize
synergies
Formulate Group mid-term plan
Execute the Group’s mid-term plan
Promotion of business matching
May 2018
Inaugural joint session
Largest business meeting in the prefecture held in
partnership with Niigata City, Niigata Prefecture and Kanto
Bureau of
Economy, Trade & Industry
Mutual use of know-how; launch of new
   goods and services
Integrate group companies and bolster functions
Bolster support for clients expanding outside the prefecture and overseas
Optimize branch placement
Integration of HR system and promotion of organizational
harmony through personnel exchanges
Promote project to integrate IT business systems
Enhanced use of digital technology
Streamline head office org.
TSUBASA alliance
Spring 2018
Plans for Hokuetsu Bank to join
Human resources & expertise support for local companies
Erect loan and regional revitalization funds for local
companies    12

8 Q&A Regarding the Business Integration
Q1 Please tell us about share transfers.
A1
A share transfer is when one company, or two or more
companies, cause a newly incorporated company to acquire all of their issued and outstanding shares. In the business
integration between Daishi Bank and Hokuetsu Bank, the banks will jointly establish a holding company, Daishi Hokuetsu
Financial Group, Inc., and all shares of both banks held by
their respective shareholders will transfer to Daishi
Hokuetsu Financial Group, Inc.
Q2 What will happen to the Daishi Bank shares I hold? A2
All shareholders of Daishi Bank will be issued one common
share of Daishi Hokuetsu Financial Group, Inc. for each
share of Daishi Bank that they hold. After the holding
company is incorporated through a business integration by
means of a joint share transfer establishing a holding
company, Daishi Bank and Hokuetsu Bank will become
wholly-owned subsidiaries of the holding company (see Q1).
Consequently, both banks are scheduled to be delisted from
the Tokyo Stock Exchange as of September 26, 2018, and the
holding company is scheduled to be listed as of October 1,
2018 in their place. On October 1, 2018, all current
shareholders will automatically be allotted and issued
shares of the holding company, in proportion to the share
transfer ratio. No special procedures are required of
shareholders who choose to continue to hold shares of the
holding company. Shareholders will also continue to be able
to trade shares of both banks until September 25, 2018, the
day preceding the date on which the shares are delisted.
Q3 What will happen regarding the fiscal 2018 interim
dividend of Daishi Bank?
A3
The interim dividend for fiscal 2018 will be paid to all
shareholders holding common shares, and registered pledgees
of shares, listed or recorded on the shareholder register as of September 30, 2018, before the business integration. The
planned dividend is 45 yen per share for the fiscal 2018
interim dividend. At this stage, it has not been determined
whether the holding company, Daishi Hokuetsu Financial
Group, Inc., will distribute a fiscal 2018 year-end
dividend. An announcement will be made once a decision is
made.   13

Q4 What will happen to the shareholder special benefit program?
A4
We want to implement a shareholder special benefit program
for the holding company, and are currently examining the
matter. We will make an announcement, including the details
of the program, once it has been discussed between Daishi
Bank and Hokuetsu Bank and a decision has been made. Q5 What should customers do if they have deposits with, or loans
from, etc. both banks? A5
After transitioning to a holding company through the joint
share transfer, customers will be able to continue their
business with Daishi Bank and Hokuetsu Bank without any
change, so we hope that customers will continue to avail
themselves of our services. With respect to business after
the merger between the banks, scheduled for approximately
two years after incorporation of the holding company, we
will strive to further strengthen the relationships with our customers, and provide fine tuned responses to customer
needs based on dialogue with our customers. Contacts for
Inquiries (1) For inquiries regarding the number of a
shareholder’s own shares as well as various procedures
related to shares such as change of registered address,
succession, designation of an account to which dividends are transferred, please contact your brokerage.
(2) For inquiries related to shares other than the above,
including the methods of receiving unreceived dividends,
please contact the shareholder register administrator set
out below. Shareholder register administrator: Mitsubishi
UFJ Trust and Banking Corporation, Stock Transfer Agency
Department Telephone: 0120-232-711 (Toll free only from
Japan) (Weekdays 9 a.m. to 5 p.m.)    14

The Daishi Bank, Ltd.

Internet Disclosure Items for

Notice of Convocation of the 207th Annual General Meeting of

Shareholders

(Business Report)

Note Concerning Share Options, etc.

(Financial Statements)

Statements of Shareholders’ Equity for the 207th Fiscal Year

Notes to Financial Statements

(Consolidated Financial Statements)

Consolidated Statements of Shareholders’ Equity for the 207th Fiscal Year

Notes to Consolidated Financial Statements

(Reference Documents for the General Meeting of Shareholders)

The following materials relating to Proposal No. 1 “Approval of the Share Transfer Plan with The Hokuetsu Bank, Ltd.

●	The Hokuetsu Bank, Ltd. – Note Concerning Share Options, etc.

●	The Hokuetsu Bank, Ltd. – Statements of Shareholders’ Equity

●	The Hokuetsu Bank, Ltd. – Notes to Financial Statements

●	The Hokuetsu Bank, Ltd. – Consolidated Statements of Shareholders’ Equity

●	The Hokuetsu Bank, Ltd. – Notes to Consolidated Financial Statements

The above Internal Disclosure Items for Notice of Convocation of the 207th Annual General Meeting of Shareholders are provided to shareholders on the Bank’s website (http://daishi-bank.co.jp/) (Japanese only) pursuant to laws and regulations and Article 15 of the articles of incorporation.  “The Bank” in pages 2 to 33 refers to Daishi Bank, and “The Bank” in pages 35 to 65 refers to Hokuetsu Bank.

1

Note Concerning Share Options, etc.

(1)	Share Options, etc. of the Bank held by the Bank’s Officers at the End of the Fiscal Year

	Outline of the Share Options, etc.		Number of Officers Holding Share Options, etc.
Directors	1.	Name	4
(Excluding Directors		The Daishi Bank, Ltd. Series 1 Share Options
serving as Audit and	2.	Type and number of shares underlying share options
Supervisory Committee		10,780 shares of common stock
Members and Outside	3.	Exercisable period
Directors)		July 28, 2010 to July 27, 2040
	4.	Exercise price (per share)
1 yen
	1.	Name	5
The Daishi Bank, Ltd. Series 2 Share Options
	2.	Type and number of shares underlying share options
17,730 shares of common stock
	3.	Exercisable period
July 29, 2011 to July 28, 2041
	4.	Exercise price (per share)
1 yen
	1.	Name	7
The Daishi Bank, Ltd. Series 3 Share Options
	2.	Type and number of shares underlying share options
26,200 shares of common stock
	3.	Exercisable period
July 31, 2012 to July 30, 2042
	4.	Exercise price (per share)
1 yen
	1.	Name	8
The Daishi Bank, Ltd. Series 4 Share Options
	2.	Type and number of shares underlying share options
20,960 shares of common stock
	3.	Exercisable period
July 31, 2013 to July 30, 2043
	4.	Exercise price (per share)
1 yen
	1.	Name	8
The Daishi Bank, Ltd. Series 5 Share Options
	2.	Type and number of shares underlying share options
18,470 shares of common stock
	3.	Exercisable period
July 31, 2014 to July 30, 2044
	4.	Exercise price (per share)
1 yen

2

Directors	1.	Name	8
(Excluding Directors		The Daishi Bank, Ltd. Series 6 Share Options
serving as Audit and	2.	Type and number of shares underlying share options
Supervisory Committee		14,450 shares of common stock
Members and Outside	3.	Exercisable period
Directors)		July 31, 2015 to July 30, 2045
	4.	Exercise price (per share)
1 yen
	1.	Name	9
The Daishi Bank, Ltd. Series 7 Share Options
	2.	Type and number of shares underlying share options
26,260 shares of common stock
	3.	Exercisable period
July 30, 2016 to July 29, 2046
	4.	Exercise price (per share)
1 yen
	1.	Name	9
The Daishi Bank, Ltd. Series 8 Share Options
	2.	Type and number of shares underlying share options
19,260 shares of common stock
	3.	Exercisable period
July 29, 2016 to July 28, 2047
	4.	Exercise price (per share)
1 yen
Outside Directors (Excluding Outside Directors serving as Audit and Supervisory Committee Members)		―	―
Directors serving as Audit and Supervisory Committee Members		―	―

(2)	Share Options, etc. of the Bank Delivered to the Bank’s Employees, etc. During the Fiscal Year

	Outline of the Share Options, etc.		Number of Employees, etc. to whom Share Options, etc. were Delivered
Executive Officers	1.	Name	6
The Daishi Bank, Ltd. Series 8 Share Options
	2.	Type and number of shares underlying share options
6,480 shares of common stock
	3.	Exercisable period
July 29, 2017 to July 28, 2047
	4.	Exercise price (per share)
1 yen
Employees		―	―
Officers and employees of subsidiaries and subsidiary corporations		―	―

3

Statements of Shareholders’ Equity for the 207th Fiscal Year
(from April 1, 2017 to March 31, 2018)

									(Millions of Yen)
	Shareholders’ Equity
		Capital surplus			Retained earnings
	Capital stock	Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings	Total retained earnings	Treasury stock	Total shareholders’ equity

Balance at April 1, 2017	32,776	18,635	―	18,635	25,510	168,910	194,421	(2,831)	243,002
Changes of items during the period
Dividends from surplus						(3,065)	(3,065)		(3,065)
Profit						13,489	13,489		13,489
Purchse of treasury stock								(1,817)	(1,817)
Disposal of treasury stock						(32)	(32)	407	375
Reversal of revaluation reserve for land						3	3		3
Net changes of items other than shareholders’ equity
Total changes of items during the period	―	―	―	―	―	10,395	10,395	(1,409)	8,986
Balance at March 31, 2018	32,776	18,635	―	18,635	25,510	179,306	204,817	(4,240)	251,989

	Valuation and translation adjustments
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Total valuation and translation adjustments	Subscription rights to shares	Total net assets
Balance at April 1, 2017	50,939	(361)	6,988	57,566	498	301,067
Changes of items during the period
Dividends from surplus						(3,065)
Profit						13,489
Purchse of treasury stock						(1,817)
Disposal of treasury stock						375
Reversal of revaluation reserve for land						3
Net changes of items other than shareholders’ equity	(2,219)	(19)	(3)	(2,242)	55	(2,186)
Total changes of items during the period	(2,219)	(19)	(3)	(2,242)	55	6,800
Balance at March 31, 2018	48,719	(380)	6,984	55,324	554	307,867

4

Notes to Financial Statements

Amounts less than one million yen are rounded down.

Important Accounting Policies
1．	Valuation standards and method of trading account securities
Trading securities are recorded at market value, with cost of sales determined mainly by the moving average method.
2．	Valuation standards and valuation method of securities
Held-to-maturity debt securities are carried at amortized cost using the straight-line method with cost determined by the moving average method.  Equity securities issued by subsidiaries and subsidiary corporations are carried at cost determined by the moving average method.  In principle, other securities are carried at fair value based on the market prices at the balance sheet date with cost of sales determined mainly by the moving average method.  However, securities whose fair value is judged to be extremely difficult to determine are valued at cost determined by the moving average method.
The difference between the acquisition cost and the carrying amount of the other securities is recognized as unrealized gains (losses) on securities available for sale, net of taxes, and included directly in net assets.
3．	Valuation standards and valuation method of derivatives
Derivatives held or written are stated at fair value.
4．	Depreciation method of noncurrent assets
(1)	Property, plant and equipment (excluding lease assets)
The Bank uses the declining-balance method for depreciation of property, plant and equipment other than the buildings and accompanying facilities acquired on and after April 1, 2016, which are depreciated by the straight-line method.
Buildings 10 to 50 years
Other assets2 to 20 years
(2)	Intangible assets (excluding lease assets)
Intangible assets are amortized using the straight-line method.  Software for internal use is amortized based on the estimated useful life determined by the Bank (generally 5 to 9 years).
(3)	Lease assets
Among “property, plant and equipment” and “intangible assets,” lease assets relating to finance leases which do not transfer ownership to lessees are amortized using the straight-line method over the lease term.  For residual value, residual value guarantees determined based on lease contracts are shown at the aforementioned residual value guarantee amount, and others are shown as zero.
5．	Foreign Currency Translation
Foreign currency-denominated assets and liabilities are translated into Japanese yen primarily at the exchange rate prevailing at the balance sheet date.
6．	Standards for Provision
(1)	Allowance for loan losses
An allowance for loan losses of the Bank is recognized as follows in accordance with its predetermined amortization and provision criteria.
For loans to customers who are undergoing legal insolvency proceedings such as bankruptcy and special liquidation (“borrowers under bankruptcy proceedings”) or who are in a similar financial condition although not yet in bankruptcy (“borrowers substantially in bankruptcy”), an allowance for loan losses is provided at the full amount of the book value of such loans after deducting the amount of direct write-offs (as defined below), and excluding the amounts deemed collectible from sale of the collateral pledged and the amounts that are deemed recoverable from the guarantors.  For the loans to borrowers not presently in the above insolvency circumstances, but with a high probability of becoming so, an allowance for loan losses is provided at the amount deemed necessary after deduction of the estimated realizable value of collateral and guarantees based on the customer’s overall financial condition.
For other loans, an allowance for loan losses is provided at an amount based on the anticipated loss rates calculated from the actual losses for a certain period.
All branches and other business related sections evaluate all loans in accordance with the self-assessment rules, and their evaluations are audited by the asset audit section, which is independent from the branches and other business related sections.
For loans to borrowers under bankruptcy proceedings and borrowers substantially in bankruptcy that are secured by collateral and guarantees, the unrecoverable portion of such loans is determined by subtracting the estimated recoverable amounts from the disposal of the collateral and the amounts deemed recoverable from the guarantors.  The unrecoverable amount is written off directly against the value of the loan (“direct write-off”).  The amount of such direct write-off is ¥7,935 million.

5

(2)	Provision for directors’ bonuses
Provision for directors’ bonuses is appropriated as the total amount of bonuses expected to be paid to directors within the current fiscal year.
(3)	Provision for retirement benefits
Provision for retirement benefits (including prepaid pension cost) is appropriated to provide against payment of retirement benefits to employees, on the basis of the total estimated amount of retirement benefit liabilities and pension funds as of the end of the current fiscal year.  In calculating the retirement benefit obligations for employees, the estimated retirement benefit amount is attributed to each fiscal year using the benefit formula method.
Unrecognized prior service cost and unrecognized actuarial gains and losses are amortized as follows. Unrecognized prior service cost is amortized using the straight–line method over a certain period of time (10 years) within the average remaining service years of the current employees.
Unrecognized actuarial gains and losses are amortized from the following fiscal year using the straight-line method over a certain period (10 years) within the average remaining service years of the current employees.
(4)	Provision for reimbursement of deposits
Reserves against refund of inactive bank accounts are prepared against repayment losses that may be incurred when the holders of inactive bank accounts with suspended liability appropriation demand repayment.  These reserves are prepared in the amount of the estimated future repayment loss based on past repayment results.
(5)	Provision for contingent loss
The reserve for contingent liabilities is a reserve for unexpected or incidental losses not covered by the other reserves.  Losses expected to occur in the future are estimated, and the amount deemed necessary is appropriated.
7．	Hedge accounting
(1)	Hedge accounting for interest rate risks
As hedge accounting for interest rate risk accompanying various financial assets and liabilities, the Bank applies individual hedges directly corresponding to the hedged item and the hedging instrument for some assets and liabilities, treating them as deferred hedges.  The effectiveness of a hedge is assessed through the integrated management of the hedging instrument and the hedged item, and verifying whether interest risks associated with the hedged item are being mitigated by the hedging instrument.
In addition, for interest rate swap that fulfills the requirements for the exceptional accrual method, the assessment of hedge effectiveness is omitted.
(2)	Hedge accounting for exchange rate risk
As for the hedge accounting method applied to hedging transactions for exchange rate risk arising from foreign currency- denominated financial assets and liabilities, the Bank applies deferred hedge accounting stipulated in the “Treatment for Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in Banking Industry” (JICPA Industry Audit Committee Report No. 25, July 29, 2002) .  The effectiveness of such hedge accounting is assessed by considering the hedge methods such as currency swap transactions and foreign exchange swap transactions, which are for the purpose of offsetting foreign exchange risks arising from foreign currency- denominated financial assets and liabilities, and by verifying the existence of foreign-currency-position of such hedging methods matching up to the foreign currency- denominated assets and liabilities of the hedged item.
8．	Accounting treatment for consumption taxes
The tax excluded method is used as the accounting treatment for consumption taxes and local consumption taxes (“consumption taxes”) for the Bank.  However, non-deductible consumption taxes related to property, plant and equipment are recorded as an expense for the current fiscal year.
9．	Accounting treatment for retirement benefits
Accounting method for difference between unrecognized actuarial gains and losses and unrecognized prior service cost with respect to retirement benefits differ from the accounting method therefor in the consolidated financial statements.

Additional Information
(Transactions of Delivering the Company’s Own Stock to Employees etc. through Trusts)
The notes to Transactions of Delivering the Company’s Own Stock to Employees etc. through Trusts are omitted because the same description is provided in “Additional Information ((Transactions of Delivering the Company’s Own Stock to Employees etc. through Trusts)” in the Notes to the Consolidated Financial Statements.

6

Notes
(Notes to Balance Sheets)
１．	The total equity securities and capital contribution of the associated companies: 7,448 million yen
２．	Among “Loans and bills discounted,” loans to borrowers under bankruptcy proceedings is 983 million yen and past due loans is 37,184 million yen.
Loans to borrowers under bankruptcy proceedings mean nonaccrual loans which have no prospects for recovery or repayment of principal or interest due to such reasons as payment of principal or interest not having been received for a substantial period of time (excluding loans written-off (“Non-Accrual Loans”)) and for which circumstances apply as stipulated in Article 96, Paragraph (1), item (iii), (a) through (e) or item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).
Past due loans mean Non-Accrual Loans other than (i) loans to borrowers under bankruptcy proceedings and (ii) loans for which payments of interest are deferred in order to facilitate the restructuring of, or assist, borrowers in financial difficulties.
３．	Among “Loans and bills discounted,” loans past due for three months or more are 942 million yen.
Loans past due for three months or more mean loans for which payments of principal or interest are delinquent by three months or more, as calculated from the day following the payment date under the contract, and which are not either loans to borrowers under bankruptcy proceedings or past due loans.
４．	Among “Loans and bills discounted,” rescheduled loans are 3,925 million yen.
Rescheduled loans mean loans as to which contracts have been amended in favor of borrowers, such as reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, and renunciation of claims, in order to assist or facilitate the restructuring of borrowers in financial difficulties; loans to borrowers under bankruptcy proceedings, past due loans, or loans past due for three months or more are not included.
５．	The total amount of loans to borrowers under bankruptcy proceedings, past due loans, loans past due for three months or more, and rescheduled loans is 43,036 million yen.
The amounts of loans stated in items 2 through 5 above are the amounts before deducting the amount of the “Allowance for loan losses” therefrom.
６．
“Bills discounted” are accounted for as financing transactions in accordance with “Accounting and Auditing Treatment relating to the Adoption of ‘Accounting for Financial Instruments’ for Banks” (JICPA Industry Audit Committee Report No. 24, February 13, 2002).  As for commercial bills discounted and foreign exchange bought which have been accepted due to the foregoing, the Bank is entitled to sell or repledge such bills without restriction.  The total face value of such bills is 13,134 million yen.

７．	Assets pledged as collateral are as follows:
Assets pledged as collateral:
Securities	739,552 million yen
Liabilities related to assets pledged:
Deposit	48,926 million yen
Payables under repurchase agreements	36,735 million yen
Guarantee deposits received under securities lending transactions	326,708 million yen
Borrowed money	347,161 million yen
Initial margins deposited with central clearing organizations of 29,000 million yen and guarantee deposits of 828 million yen are included in “Other.”
８．
Commitment line agreements relating to overdrafts and loans represent agreements to extend overdrafts or loans to customers up to agreed amounts at their request as long as no violation of the conditions of the agreements exists.  Unused commitment lines under such agreements are 1,186,180 million yen.  Among these, commitment line agreements whose original maturity is within one year or for which the Bank can cancel at any time without any penalty amount to 1,106,783 million yen.

Since most of such agreements are terminated without being exercised, the amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank.  Most of these agreements have provisions which stipulate that the Bank may deny extensions of loans or decrease the commitment line when there are certain changes in financial markets, certain issues in securing loans, or other reasonable circumstances.  Upon providing such commitments, the Bank requests collateral in the form of real property or securities as deemed necessary.  In addition, the Bank monitors the financial condition of customers in accordance with its pre-established internal rules on a regular basis and takes necessary measures, including revisiting the terms of commitments and other means, in order to prevent credit losses.

7

９．
Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), the Bank has revalued the land used for business purposes by the Bank.  Among the differences incurred from such revaluation, the amount equivalent to tax regarding the revaluation difference is accounted for in “Liabilities” as “Deferred tax liabilities for land revaluation,” while the revaluation difference net of these deferred tax liabilities is accounted for in “Net Assets” as “Revaluation reserve for land.”

Date of revaluation:	March 31, 1998
Revaluation method stipulated in Article 3, Paragraph (3) of the Act on Revaluation of Land:
The revaluation value was calculated by making reasonable adjustments based on the method (e.g. value adjustment for setback) published by the Commissioner of the National Tax Agency for the calculation of land value for a basis of determining the taxable amount subject to land value tax stipulated in Article 16 of the Land Value Tax Act (Act No. 69 of 1991), which is set forth in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

Difference between the total fair value at the end of the fiscal year of the land used for business purposes that is subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land and the total carrying amount of the land after such revaluation:  14,484 million yen.

１０．	Aggregate amount of accumulated depreciation of property, plant and equipment: 53,490 million yen
１１．	Aggregate amount of advanced depreciation of property, plant and equipment: 7,546 million yen (－ million yen for the current fiscal year)
１２．
Among the “Corporate bonds” in “Securities,” the Bank’s guarantee obligations on corporate bonds through private placement of securities (as specified in Article 2, Paragraph (3) of the Financial Instruments and Exchange Law) amount to 74,853 million yen.

１３．	Total amount of monetary claims against associated companies: 23,470 million yen
１４．	Total amount of monetary obligations owed to associated companies: 20,927 million yen

(Notes to Statements of Profit or Loss)
１．	Income from the transactions with associated companies
Aggregate income pertaining to interest and dividends	1,160 million yen
Aggregate income pertaining to fees and commissions	594 million yen
Aggregate other operating income and other operating income	80 million yen
Aggregate income pertaining to other transactions	－million yen
Expenses for transactions with associated companies
Aggregate interest expenses	1 million yen
Aggregate expenses pertaining to fees and commissions	886 million yen
Aggregate other operating expenses and other ordinary expenses	737 million yen
Aggregate expenses pertaining to other transactions	－million yen
　　　There is no material transaction with a related party that must be stated.

(Notes to Statements of Shareholders’ Equity)
1.	Class and number of shares of treasury stock
(Thousands of shares)
	Number of shares at the beginning of the year	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at end of the year	Remarks
Treasury stock
Common stock	5,591	3,655	8,394	852	(Notes) 1, 2, 3 and 4
Total	5,591	3,655	8,394	852
Notes:
1.	The Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017.

8

2.	The number of shares at the beginning of the year of treasury stock includes 1,636 thousand shares of the Bank held by the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account.
3.	The number of shares at the end of the year of treasury stock includes 110 thousand shares of the Bank held by the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account.
4.	The number of common stock held as treasury stock increased as follows.
Increase due to the acquisition of treasury stock based on a resolution of the board of directors	3,645 thousand shares
Increase due to the acquisition of common stock in response to the requests to buy back shares constituting less than one unit	10 thousand shares
The number of common stock held as treasury stock decreased as follows.
Transfer through the exercise of stock options	211 thousand shares
Decrease due to the sale of shares of the Bank by the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account	294 thousand shares
Decrease due to the sale of treasury stock in response to the request to purchase additional shares from the holders of shares constituting less than one unit	0 thousand share
Decrease due to share consolidation	7,889 thousand shares

2.	Other retained earnings are stated in the total amount, and its breakdown is as follows.
	Balance at the beginning of the year	Changes of items during the period	Balance at March 31, 2018
Reserve for advanced depreciation of non-current assets	673 million yen	(16 million yen)	656 million yen
General reserve	147,334 million yen	7,000 million yen	154,334 million yen
Retained earnings brought forward	20,903 million yen	3,412 million yen	24,316 million yen

(Securities)
Securities include “Government bonds,” “Local government bonds,” “Corporate bonds,” “Stock” and “Other securities” in the balance sheet as well as “Trading government bonds,” “trading local government bonds,” trust beneficiary interests in “Monetary claims bought” and some components of “Other assets.”

1.	Trading account securities (as of March 31, 2018)
Valuation difference included in loss or profit in the current year (millions of yen)
Trading account securities	6

2. Held-to-maturity debt securities (as of March 31, 2018)	(Millions of yen)
	Category	Amount on balance sheet	Fair value	Difference
Held-to-maturity debt	Government bonds	71,055	73,442	2,386
securities whose fair value exceeds	Corporate bonds	2,088	2,117	29
the amount on the balance sheet	Subtotal	73,144	75,560	2,416
Held-to-maturity debt	Government bonds	―	―	―
securities whose fair value does not exceed the	Corporate bonds	227	226	(0)
amount on the balance sheet	Subtotal	227	226	(0)
Total		73,371	75,786	2,415

9

3.	Equity securities issued by subsidiaries and subsidiary corporations and equity securities issued by affiliated corporations (as of March 31, 2018)
(Millions of yen)
Amount on balance sheet
Equity securities issued by subsidiaries and subsidiary corporations	6,592
Note)	No market price exists for the above securities, and accordingly their fair value is judged to be extremely difficult to determine.

4. Other securities (as of March 31, 2018)(Millions of yen)	(Millions of yen)
	Category	Amount on balance sheet	Acquisition cost	Difference
	Stock	119,554	57,964	61,590
	Bond	893,947	880,834	13,112
Other securities	Government bonds	505,492	495,810	9,681
whose amount on the balance sheet exceeds the	Local government bonds	225,595	223,437	2,158
acquisition cost	Corporate bonds	162,859	161,586	1,272
	Others	122,331	109,191	13,139
	Subtotal	1,135,833	1,047,990	87,843
	Stock	10,666	11,758	(1,092)
	Bond	97,418	97,821	(402)
Other securities	Government bonds	2,017	2,024	(7)
whose amount on the balance sheet does not exceed the	Local government bonds	20,114	20,163	(49)
acquisition cost	Corporate bonds	75,287	75,633	(346)
	Others	431,400	448,342	(16,942)
	Subtotal	539,485	557,921	(18,436)
Total		1,675,318	1,605,912	69,406
(Note)	Other securities whose fair value is judged to be extremely difficult to determine
(Millions of yen)
Amount on balance sheet
Stock	2,450
Others	1,766
Total	4,216
No market price exists for the above securities and their fair value is judged to be extremely difficult to determine.  Therefore, these are not included in the table of other securities above.
Also note that impairment loss of 2 million yen was recorded for stock.
5.	Held-to-maturity debt securities sold during the current year (from April 1, 2017 to March 31, 2018)
(Millions of yen)
	Cost of sales	Sales price	Gain or loss on sales
Corporate bonds	5	5	0
 (Reason for sales)          Retirement by purchase

6.	Other securities sold during the current year (from April 1, 2017 to March 31, 2018)
(Millions of yen)
	Sales price	Total gain on sales	Total loss on sales
Stock	12,120	2,436	49
Bonds	48,657	1,123	―
Government bonds	16,474	504	―
Local government bonds	25,496	519	―
Corporate bonds	6,686	99	―
Other	228,993	1,881	3,413
Total	289,771	5,441	3,463
7.	Securities whose holding purpose was changed
None

10

8.	Securities for which impairment loss was recorded
For securities other than trading securities (excluding the securities whose fair value is judged to be extremely difficult to determine), if their fair value has significantly declined from the acquisition cost and is deemed unlikely to recover to the acquisition cost, such fair value is recorded as the amount on the balance sheet and the valuation difference is treated as loss for the current fiscal year (“Impairment Loss”).
The amount of Impairment Loss for the current fiscal year is 46 million yen (including 43 million yen for stock and 2 million yen for bonds).
The Bank has its self-assessment criteria for the judgment that the fair value has “significantly declined.”  An impairment loss is recorded if the fair value declines 30% or more from the acquisition cost or if it is necessary to do so after taking into account the financial position of the issuer.  An impairment loss on stock and securities investment trusts is recorded if the fair value as of the last day of the fiscal year has declined by 50% or more from the acquisition cost, or the fair value has declined by 30% or more but less than 50% and is judged to be irrecoverable, taking into account the changes in fair value during a certain period before the reference date or the financial position of the issuer.

(Money Held in Trust)
None

(Tax Effect Accounting)
The breakdown of deferred tax assets and deferred tax liabilities by main causes are as follows.
Deferred tax assets
Amount in excess of upper limit of inclusion of deductible expenses for allowance for loan losses and write-off of claims	3,997 million yen
Amount in excess of upper limit of inclusion of deductible expenses for allowance for retirement benefits	2,924 million yen
Amount in excess of upper limit of inclusion of deductible expenses for depreciation and amortization	1,400 million yen
Amount in excess of upper limit of inclusion of deductible expenses for amortization of securities	930 million yen
Other	3,172 million yen
Subtotal	12,424 million yen
Valuation allowance	(1,586 million yen)
Total deferred income tax assets	10,838 million yen
Deferred tax liabilities
Valuation difference on available-for-sale securities	(20,686 million yen)
Gain on contribution of securities to employee retirement benefit trust	(907 million yen)
Other	(335 million yen)
Total deferred income tax liabilities	(21,928 million yen)
Net deferred tax assets (liabilities)	(11,090 million yen)

(Matters Related to Business Combinations)
Additional Information
Business Integration between the Bank and The Hokuetsu Bank, Ltd.

The Bank and The Hokuetsu Bank, Ltd. (President: Katsuya Sato) (“Hokuetsu Bank”) (collectively, “Banks”) resolved at their respective meetings of the board of directors held on March 23, 2018 to incorporate a company named “Daishi Hokuetsu Financial Group, Inc.” (the “Joint Holding Company”) that would become a wholly-owning parent company of the Banks effective as of October 1, 2018 through a joint share transfer (the “Share Transfer”), subject to obtaining the approval of shareholders of the Banks and regulatory approvals, and resolved the outline of the Joint Holding Company and terms of the Share Transfer.  The Banks also entered into the business integration agreement on the same day.
Furthermore, the Banks jointly prepared a share transfer plan for the Share Transfer based on the resolutions of their respective meetings of the board of directors held on May 11, 2018.

11

1.	Goals of the Business Integration through the Share Transfer
(1)	Background and Goals of the Business Integration
From the early Meiji period (i.e., 1870’s) to today, the Bank and Hokuetsu Bank have long established solid management bases as regional banks whose head offices are both located in Niigata Prefecture, by playing roles and accomplishing their missions as regional banks with support from local communities.
However, due to the effect of such factors as the declining population, it is expected that the size of bank deposits and lending will shrink in the future, and profit margins on lending and gains on investments in securities will further decrease due to Japan’s prolonged monetary easing policy.  As described above, the business environment surrounding the Banks is expected to become much harsher, and establishing more solid management bases is now a common business challenge for the Banks.
In addition to the above, with the developments in the integration of finance and IT technology, typified by FinTech, and in digitalization, flexible responses to new customer needs, such as the introduction of IT technology to financial services, and creating further additional value are part of the important challenges.  Moreover, now that Niigata companies are increasingly entering overseas markets and dealing with foreign companies, the Banks are also expected to expand and improve their consulting function with a global perspective, including providing know-how for business development in overseas markets.
The Banks have cooperated with each other to achieve their common goal of regional development by executing a comprehensive partnership agreement concerning regional revitalization with Niigata Prefecture, forming syndicated loans and other approaches, as well as promoting operational efficiency partnerships, such as jointly operating cash transportation cars.  However, in light of changes in the business environment in which the Banks are operating, diversified customer needs and a host of other developments, the Banks, which have long fostered a relationship of trust, have concluded that if they integrate their businesses and address their common challenges by using their respective strengths, then they will be able to continue to play their roles and accomplish their missions as regional banks on a permanent basis, and also contribute significantly to the Banks’ shareholders, customers and local communities.  Accordingly, the Banks formed a basic agreement on April 5, 2017 to proceed with discussions and considerations toward a business integration, the basic policy of which is to establish the Joint Holding Company through the Share Transfer and to merge the Banks under the Joint Holding Company in the future (the “Business Integration”).  Moreover, the date of the formation of the Joint Holding Company through the Share Transfer (i.e., the effective date of the Share Transfer) was decided to be October 1, 2018 (scheduled), and on March 23, 2018 the Banks reached a definitive agreement to carry out the Business Integration on an equal footing.

(2)	Method of Share Transfer, Details of Allotment Relating to the Share Transfer
(i)	Method of the Share Transfer
The Share Transfer will take the form of a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.
(ii)	Details of Allotment in the Share Transfer
Company name	Daishi Bank	Hokuetsu Bank
Share transfer ratio	1	0.5
(Note 1)          Share allotment ratio
One (1) share of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of the Bank, and 0.5 share(s) of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of Hokuetsu Bank. One unit of shares of common stock of the Joint Holding Company is planned to comprise 100 shares.
If the number of Joint Holding Company shares which will be delivered to a shareholder of the Banks through the Share Transfer includes a fraction of less than one share, the Joint Holding Company will, pursuant to Article 234 of the Companies Act of Japan (“Companies Act”) and other relevant laws and regulations, pay the relevant shareholder a cash amount corresponding to such fractional share.
Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material effect to the Share Transfer Ratio are newly found to exist or have occurred.

12

(Note 2)	Number of newly issued Joint Holding Company shares to be delivered through the Share Transfer (scheduled)
Common stock: 45,876,355 shares
The above number has been calculated based on the total number of issued and outstanding shares of the Bank (34,625,347 shares) and that of Hokuetsu Bank (24,514,280 shares) as of March 31, 2018.  However, the Banks plan to cancel their treasury shares (however, excluding treasury shares owned by the Bank that are the trust assets of the exclusive trust of the Daishi Bank Employee Stock Ownership Plan pertaining to all of the Bank’s trust-type employee stock ownership incentive plan (E-Ship) (owner name: “The Nomura Trust and Banking Co., Ltd. (Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account)”); the same hereinafter) immediately before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (“Record Time”).  Accordingly, treasury shares held by the Bank (742,205 shares) and Hokuetsu Bank (527,854 shares) as of March 31, 2018 have not been included in the scope of the new share delivery in calculating the above number.  The number of newly issued Joint Holding Company shares to be delivered through the Share Transfer may change if the number of the Banks’ treasury shares as of March 31, 2018 changes before the Record Time due to reasons such as exercise of the right to request purchase of shares by a shareholder of the Bank or Hokuetsu Bank.
(Note 3)	Handling of shares constituting less than one unit
The Banks’ shareholders who receive an allocation of shares constituting less than one unit (100 shares) of the common stock of the Joint Holding Company (“Shares Constituting Less than One Unit”) through the Share Transfer may not sell Shares Constituting Less than One Unit on the TSE or any other securities exchange. Shareholders who own Shares Constituting Less than One Unit may request the Joint Holding Company to purchase their Shares Constituting Less than One Unit pursuant to Article 192, paragraph (1) of the Companies Act.  It is planned that such shareholders may also request the Joint Holding Company to sell the number of shares needed, together with the number of Shares Constituting Less than One Unit owned by such shareholder, to constitute one unit pursuant to Article 194, paragraph (1) of the Companies Act and provisions planned to be stipulated in the Articles of Incorporation of the Joint Holding Company.

(3)	Handling of stock acquisition rights and bonds with stock acquisition rights of the wholly-owned subsidiaries
In connection with the Share Transfer, the Joint Holding Company will deliver to the holders of stock acquisition rights issued by the Bank and Hokuetsu Bank outstanding as of the Record Time stock acquisition rights of the Joint Holding Company based on the terms of stock acquisition rights and the Share Transfer Ratio.  Neither of the Banks has issued bonds with stock acquisition rights.

2.          Schedule of the Share Transfer
Friday, March 23, 2018	Adoption of resolutions at the board of directors’ meetings for the execution of the Business Integration Agreement Execution of the Business Integration Agreement (Banks)
Saturday, March 31, 2018	Record date of the annual shareholders’ meetings (Banks)
Friday, May 11, 2018 (scheduled)	Adoption of resolutions at the board of directors’ meeting for the preparation of the Share Transfer Plan Preparation of the Share Transfer Plan (Banks)
Tuesday, June 26, 2018 (scheduled)	Convening of the annual shareholders’ meetings (adoption of resolution approving the Share Transfer Plan) (Banks)
Wednesday, September 26, 2018 (scheduled)	TSE delisting date (Banks)
Monday, October 1, 2018 (scheduled)	Date of formation of the Joint Holding Company (i.e., effective date of the Share Transfer) Share listing date of the Joint Holding Company
(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

3.          Profile of the Banks (as of the end of March 2018)
Name	The Daishi Bank, Ltd.	The Hokuetsu Bank, Ltd.
Location	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan
Name and Title of Representative	Fujio Namiki, President	Katsuya Sato, President
Nature of Business	Banking business	Banking business
Amount of capital	32,776 million yen	24,538 million yen
Date of foundation	November 2, 1873	December 20, 1878
Number of issued shares	34,625,347 shares	24,514,280 shares
Fiscal year end	March 31	March 31

13

4. Company to be Established through the Share Transfer
Trade name	Daishi Hokuetsu Financial Group, Inc.
Location of head office	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan
Location of principal head office functions	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan
Capital	30,000 million yen
Fiscal year end	March 31

5.	Overview of Accounting Treatment of the Share Transfer
It is expected that the purchase method will be applied as the accounting treatment of the Share Transfer since it falls under “purchase” stipulated in the Accounting Standard for Business Combination.  The amount of goodwill (or negative goodwill) in connection with the Share Transfer has not been determined at the present stage.

(Per Share Information)

Net assets per share	9,099.48 yen
Profit per share	398.74 yen
Diluted profit per share	396.82 yen

*
Since the Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017, net assets per share, profit per share, and diluted profit per share are calculated on the assumption that the share consolidation was conducted at the beginning of the current fiscal year.

In calculating net assets per share, profit per share, and diluted profit per share, the Bank’s shares outstanding in the trust recorded as treasury stock in shareholders’ equity are included in treasury stock that is deducted in the calculation of the number of shares at the end of the fiscal year and the average number of shares during the fiscal year.
The number of shares of the treasury stock at the end of the fiscal year deducted for the calculation of net assets per share is 110 thousand shares.
The average number of shares of treasury stock during the fiscal year deducted for the calculation of profit per share and diluted profit per share is 136 thousand shares.

(Material Subsequent Events)
None

14

Consolidated Statements of Shareholders’ Equity for the 207th Fiscal Year
(from April 1, 2017 to March 31, 2018)

					(Millions of Yen)
	Shareholders’ Equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at April 1, 2017	32,776	25,152	197,851	(2,831)	252,949
Changes of items during the period
Dividends from surplus			(3,065)		(3,065)
Profit attributable to owners of parent			13,776		13,776
Purchse of treasury stock				(1,817)	(1,817)
Disposal of treasury stock			(32)	407	375
Reversal of revaluation reserve for land			3		3
Change in treasury shares of parent arising from transactions with non-controlling shareholders		27			27
Net changes of items other than shareholders’ equity
Total changes of items during the period	－	27	10,682	(1,409)	9,300
Balance at March 31, 2018	32,776	25,179	208,533	(4,240)	262,249

	Other comprehensive income
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Revaluation reserve for land	Remesearment of defined benefit plans	Total accumulated other comprehensive income	Subscription rights to shares	Non-controlling interests	Total net assets
Balance at April 1, 2017	52,648	(361)	6,988	(2,123)	57,151	498	15,542	326,142
Changes of items during the period
Dividends from surplus								(3,065)
Profit attributable to owners of parent								13,776
Purchse of treasury stock								(1,817)
Disposal of treasury stock								375
Reversal of revaluation reserve for land								3
Change in treasury shares of parent arising from transactions with non-controlling shareholders								27
Net changes of items other than shareholders’ equity	(1,522)	(19)	(3)	1,457	(87)	55	715	683
Total changes of items during the period	(1,522)	(19)	(3)	1,457	(87)	55	715	9,984
Balance at March 31, 2018	51,126	(380)	6,984	(666)	57,064	554	16,258	336,126

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Notes To Consolidated Financial Statements

Basis of Presenting Consolidated Financial Statements

Each of subsidiaries, subsidiary corporations and affiliated corporations is defined in Article 2, paragraph (8) of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.
Amounts less than one million yen are rounded down.

1.	Matters Concerning Scope of Consolidation
(1)	Number of consolidated subsidiaries and subsidiary corporations: 7
The Daishi Lease Co., Ltd., The Daishi Computer Service Co., Ltd.
The Daishi Guaranty Co., Ltd., The Daishi JCB Card Co., Ltd., The Daishi Management Consulting Co., Ltd.,
The Daishi DC Card Co., Ltd., and Daishi Securities Co., Ltd.
(2)	Number of non-consolidated subsidiaries and subsidiary corporations: 4
Investment Limited Partnership “Daishi Enterprise Development Fund No. 2”
Investment Limited Partnership “Daishi Food Industry Revitalization Fund”
Investment Limited Partnership “Daishi Food and Agriculture Growth Support Fund”
Investment Limited Partnership “Daishi Enterprise Incubation Support Fund”

Non-consolidated subsidiary corporations are excluded from the scope of consolidation due to their insignificance in light of, among others, their assets, ordinary income, profit (to the extent of equity position) and retained earnings (to the extent of equity position) to the extent its exclusion from the scope of consolidation would not hinder reasonable judgment as to the financial position or operating results of the group.
2.	Matters Concerning the Application of the Equity Method
(1)	Unconsolidated subsidiaries and subsidiary corporations accounted for by the equity method: None
(2)	Affiliated corporations accounted for by the equity method: None
(3)	Non-consolidated subsidiaries and subsidiary corporations accounted for by the equity method: 4
Investment Limited Partnership “Daishi Enterprise Development Fund No. 2”
Investment Limited Partnership “Daishi Food Industry Revitalization Fund”
Investment Limited Partnership “Daishi Food and Agriculture Growth Support Fund”
Investment Limited Partnership “Daishi Enterprise Incubation Support Fund”
The non-consolidated subsidiary corporations which are not accounted for by the equity method are excluded from the scope of equity method, due to their exclusion from the scope of equity method having no material effect on the consolidated financial statements in light of, among others, their profit or loss (to the extent of equity position), retained earnings (to the extent of equity position) and accumulated other comprehensive income (to the extent of equity position).
(4)	Affiliated corporations not accounted for by the equity method: None
3.	Matters Concerning Fiscal Years of Consolidated Subsidiaries and Subsidiary Corporations
The fiscal year ending date of the consolidated subsidiaries and subsidiary corporations is as follows.
March 31                 7 companies
4.	Matters Concerning Special Purpose Companies Subject to Disclosure
None
5.	Matters Concerning Accounting Policies
(1)	Valuation standards and method of trading account securities
Trading securities are recorded at market value, with cost of sales determined mainly by the moving average method.
(2)	Valuation standards and valuation method of securities
Held-to-maturity debt securities are carried at amortized cost using the straight-line method with cost determined by the moving average method.  In principle, other securities are carried at fair value based on the market prices at the consolidated balance sheet date with cost of sales determined mainly by the moving average method.  However, securities whose fair value is judged to be extremely difficult to determine are valued at cost determined by the moving average method.
The difference between the acquisition cost and the carrying amount of the other securities is recognized as unrealized gains (losses) on securities available for sale, net of taxes, and included directly in net assets.

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(3)	Valuation standards and valuation method of derivatives
Derivatives held or written are stated at fair value.
(4)	Depreciation method of noncurrent assets
①	Property, plant and equipment (excluding lease assets)
The Bank mainly uses the declining-balance method for depreciation of property, plant and equipment other than the buildings and accompanying facilities acquired on and after April 1, 2016, which are depreciated by the straight-line method.
The useful lives for major asset categories are as follows:
Buildings                  10 to 50 years
Other assets              2 to 20 years
②	Intangible assets (excluding lease assets)
Intangible assets are amortized using the straight-line method.  Software for internal use is amortized based on the estimated useful life determined by the Bank and its consolidated subsidiaries and subsidiaries corporations (generally 5 to 9 years).
③	Lease assets
Among “property, plant and equipment” and “intangible assets,” lease assets relating to finance leases which do not transfer ownership to lessees are amortized using the straight-line method over the lease term.  For residual value, residual value guarantees determined based on lease contracts are shown at the aforementioned residual value guarantee amount, and others are shown as zero.
(5)	Allowance for loan losses
An allowance for loan losses of the Bank is recognized as follows in accordance with its predetermined amortization and provision criteria.
For loans to customers who are undergoing legal insolvency proceedings such as bankruptcy and special liquidation (“borrowers under bankruptcy proceedings”) or who are in a similar financial condition although not yet in bankruptcy (“borrowers substantially in bankruptcy”), an allowance for loan losses is provided at the full amount of the book value of such loans after deducting the amount of direct write-offs (as defined below), and excluding the amounts deemed collectible from sale of the collateral pledged and the amounts that are deemed recoverable from the guarantors.  For the loans to borrowers not presently in the above insolvency circumstances, but with a high probability of becoming so (“borrowers with high probability of becoming insolvent”), an allowance for loan losses is provided at the amount deemed necessary after deduction of the estimated realizable value of collateral and guarantees based on the customer’s overall financial condition.
For other loans, an allowance for loan losses is provided at an amount based on the anticipated loss rates calculated from the actual losses for a certain period.
All branches and other business related sections evaluate all loans in accordance with the self-assessment rules, and their evaluations are audited by the asset audit section, which is independent from the branches and other business related sections.
For loans to borrowers under bankruptcy proceedings and borrowers substantially in bankruptcy that are secured by collateral and guarantees, the unrecoverable portion of such loans is determined by subtracting the estimated recoverable amounts from the disposal of the collateral and the amounts deemed recoverable from the guarantors.  The unrecoverable amount is written off directly against the value of the loan (“direct write-off”).  The amount of such direct write-off is ¥7,935 million.
Consolidated subsidiaries and subsidiary corporations record a general allowance for loan losses by applying the historical loan-loss ratio observed over specific periods, and record a specific allowance for certain loans at the estimated uncollectible amount based on assessment of each borrower’s ability to repay.
(6)	Provision for directors’ bonuses
Provision for directors’ bonuses is appropriated as the total amount of bonuses expected to be paid to directors within the current consolidated fiscal year.
(7)	Provision for directors’ retirement benefits
The reserve for directors’ retirement benefits of the consolidated subsidiaries and subsidiary corporations is appropriated in the amount of the portion of expected total retirement benefit payment that is recognized as having been generated as of the consolidated fiscal year under review, to provide for payment of retirement benefits to directors.
(8)	Provision for reimbursement of deposits
Reserves against refund of inactive bank accounts are prepared against repayment losses that may be incurred when the holders of inactive bank accounts with suspended liability appropriation demand repayment.  These reserves are prepared in the amount of the estimated future repayment loss based on past repayment results.

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(9)	Provision for contingent loss
The reserve for contingent liabilities is a reserve for unexpected or incidental losses not covered by the other reserves.  Losses expected to occur in the future are estimated, and the amount deemed necessary is appropriated.
(10)	Provision under special laws
Reserves under special laws are reserves for financial products transaction liabilities of consolidated subsidiaries, including securities business subsidiaries, and in order to compensate for any losses incurred with respect to securities futures, etc., are appropriated at an amount calculated based on the establishment of article 46-5 of the Financial Instruments and Exchange Act.
(11)	Accounting for retirement benefits
In calculating the retirement benefit obligations for employees, the estimated retirement benefit amount is attributed to each consolidated fiscal year using the benefit formula method.  Unrecognized prior service cost and unrecognized actuarial gains and losses are amortized as follows.
Unrecognized prior service cost is amortized using the straight–line method over a certain period of time (10 years) within the average remaining service years of the current employees.
Unrecognized actuarial gains and losses are amortized from the following fiscal year using the straight-line method over a certain period (10 years) within the average remaining service years of the current employees.
For some consolidated subsidiaries and subsidiary corporations, liability for retirement benefits and retirement benefit expenses are calculated using the simplified method, which assumes the retirement benefit obligation to be equal to the benefits payable if all eligible employees voluntarily terminated their employment at the fiscal year end.
(12)	Foreign Currency Translation
Foreign currency-denominated assets and liabilities are translated into Japanese yen primarily at the exchange rate prevailing at the balance sheet date.
(13)	Lease transaction revenue and expense appropriation standards
Revenue and expense appropriation standards concerning finance lease transactions depend on the appropriation method for proceeds and costs of sales at the time of lease charge acceptance.
(14)	Hedge accounting
a)	Hedge accounting for interest rate risks
As hedge accounting for interest rate risk accompanying various financial assets and liabilities, the Bank applies individual hedges directly corresponding to the hedged item and the hedging instrument for some assets and liabilities, treating them as deferred hedges.  The effectiveness of a hedge is assessed through the integrated management of the hedging instrument and the hedged item, and verifying whether interest risks associated with the hedged item are being mitigated by the hedging instrument.
In addition, for interest rate swap that fulfills the requirements for the exceptional accrual method, the assessment of hedge effectiveness is omitted.
b)	Hedge accounting for exchange rate risk
As for the hedge accounting method applied to hedging transactions for exchange rate risk arising from foreign currency- denominated financial assets and liabilities, the Bank applies deferred hedge accounting stipulated in the “Treatment for Accounting and Auditing Concerning Accounting for Foreign Currency Transactions in Banking Industry” (JICPA Industry Audit Committee Report No. 25, July 29, 2002) .  The effectiveness of such hedge accounting is assessed by considering the hedge methods such as currency swap transactions and foreign exchange swap transactions, which are for the purpose of offsetting foreign exchange risks arising from foreign currency- denominated financial assets and liabilities, and by verifying the existence of foreign-currency-position of such hedging methods matching up to the foreign currency- denominated assets and liabilities of the hedged item.
None of the consolidated subsidiaries and subsidiary corporations conducts derivative transactions.
(15)	Accounting treatment for consumption taxes
The tax excluded method is used as the accounting treatment for consumption taxes and local consumption taxes (“consumption taxes”) for the Bank and its consolidated subsidiaries and subsidiary corporations.  However, non-deductible consumption taxes related to property, plant and equipment are recorded as an expense for the current consolidated fiscal year.

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Additional Information
(Transactions of Delivering the Company’s Own Stock to Employees etc. through Trusts)
(1)	Overview of transaction
Since November 13, 2015, as part of the welfare program for the employees, the Bank has been allocating its own stock to the Employee Stock Ownership Plan through a special trust.
This is an incentive plan for all employees who are members of the Daishi Bank Employee Stock Ownership Plan (“Plan”).  In this plan, the Bank has set up a Daishi Bank Employee Stock Ownership Plan Exclusive Trust (“Employee Special Trust”) in a trust bank.  The Employee Special Trust acquires in advance the number of the Bank’s stock that it expects the Plan to acquire over the five years following the setup of the Employee Special Trust.  The Bank stock is then continuously sold to the Plan from the Employee Special Trust.  Also, in the case of an accumulated amount equivalent to profit on the sale of stock in the Employee Special Trust at the time of its maturity, the said amount will be distributed as a residual asset to those who qualify as beneficiaries.  Further, the Bank guarantees the loan taken out by the Employee Special Trust to acquire the Bank stock.  Accordingly, if losses on the sale of stock are accumulated in the Employee Special Trust due to a fall in the Bank stock price and at the time of its maturity there is a remaining debt equivalent to said loss, the Bank will repay said remaining debt in accordance with the guarantee contract.
(2)	The Bank stock held by the Employee Special Trust
The remaining stock of the Bank in the Trust is booked as treasury stock in the Net Assets section.  The book value and number of shares of the treasury stock is 634 million yen and 110 thousand shares, respectively.
(3)	The book value of the loan that has been booked through the adoption of the total method:
779 million yen

Notes
(Notes to Consolidated Balance Sheets)
1.	The total capital contribution of the associated companies (excluding the shares of consolidated subsidiaries and consolidated subsidiary corporations): 864 million yen
2.	Among “Loans and bills discounted,” loans to borrowers under bankruptcy proceedings is 1,175 million yen and past due loans is 38,190 million yen.
Loans to borrowers under bankruptcy proceedings mean nonaccrual loans which have no prospects for recovery or repayment of principal or interest due to such reasons as payment of principal or interest not having been received for a substantial period of time (excluding loans written-off (“Non-Accrual Loans”)) and for which circumstances apply as stipulated in Article 96, Paragraph (1), item (iii), (a) through (e) or item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).
Past due loans mean Non-Accrual Loans other than (i) loans to borrowers under bankruptcy proceedings and (ii) loans for which payments of interest are deferred in order to facilitate the restructuring of, or assist, borrowers in financial difficulties.
3.	Among “Loans and bills discounted,” loans past due for three months or more are 942 million yen.
Loans past due for three months or more mean loans for which payments of principal or interest are delinquent by three months or more, as calculated from the day following the payment date under the contract, and which are not either loans to borrowers under bankruptcy proceedings or past due loans.
4.	Among “Loans and bills discounted,” rescheduled loans are 3,925 million yen.
Rescheduled loans mean loans as to which contracts have been amended in favor of borrowers, such as reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, and renunciation of claims, in order to assist or facilitate the restructuring of borrowers in financial difficulties; loans to borrowers under bankruptcy proceedings, past due loans, or loans past due for three months or more are not included.
5.	The total amount of loans to borrowers under bankruptcy proceedings, past due loans, loans past due for three months or more, and rescheduled loans is 44,233 million yen.
The amounts of loans stated in items 2 through 5 above are the amounts before deducting the amount of the “Allowance for loan losses” therefrom.
6.
“Bills discounted” are accounted for as financing transactions in accordance with “Accounting and Auditing Treatment relating to the Adoption of ‘Accounting for Financial Instruments’ for Banks” (JICPA Industry Audit Committee Report No. 24, February 13, 2002).  As for commercial bills discounted and foreign exchange bought which have been accepted due to the foregoing, the Bank is entitled to sell or repledge such bills without restriction.  The total face value of such bills is 13,134 million yen.

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7.	Assets pledged as collateral are as follows:
Assets pledged as collateral:
Securities	739,781 million yen
Liabilities related to assets pledged:
Deposit	48,926 million yen
Payables under repurchase agreements	36,735 million yen
Guarantee deposits received under securities lending transactions	326,708 million yen
Borrowed money	347,238 million yen
In addition, trading account securities of 20 million yen and securities of 4,101 million yen were pledged as collateral for settlement of exchange or short-term financial transactions or as an alternative to collateral for derivatives transactions.
Cash collateral paid for financial instruments of 5,696 million yen, initial margins deposited with central clearing organizations of 29,000 million yen and guarantee deposits of 854 million yen are included in “Other.”
8.
Commitment line agreements relating to overdrafts and loans represent agreements to extend overdrafts or loans to customers up to agreed amounts at their request as long as no violation of the conditions of the agreements exists.  Unused commitment lines under such agreements are 1,231,180 million yen.  Among these, commitment line agreements whose original maturity is within one year or for which the Bank can cancel at any time without any penalty amount to 1,151,783 million yen.

Since most of such agreements are terminated without being exercised, the amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank and its consolidated subsidiaries and subsidiary corporations.  Most of these agreements have provisions which stipulate that the Bank and its consolidated subsidiaries and subsidiary companies may deny extensions of loans or decrease the commitment line when there are certain changes in financial markets, certain issues in securing loans, or other reasonable circumstances.  Upon providing such commitments, the Bank requests collateral in the form of real property or securities as deemed necessary.  In addition, the Bank monitors the financial condition of customers in accordance with its pre-established internal rules on a regular basis and takes necessary measures, including revisiting the terms of commitments and other means, in order to prevent credit losses.
9.
Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), the Bank has revalued the land used for business purposes by the Bank and its consolidated subsidiaries.  Among the differences incurred from such revaluation, the amount equivalent to tax regarding the revaluation difference is accounted for in “Liabilities” as “Deferred tax liabilities for land revaluation,” while the revaluation difference net of these deferred tax liabilities is accounted for in “Net Assets” as “Revaluation reserve for land.”

Date of revaluation:	March 31, 1998
Revaluation method stipulated in Article 3, Paragraph (3) of the Act on Revaluation of Land:
The revaluation value was calculated by making reasonable adjustments based on the method (e.g. value adjustment for setback) published by the Commissioner of the National Tax Agency for the calculation of land value for a basis of determining the taxable amount subject to land value tax stipulated in Article 16 of the Land Value Tax Act (Act No. 69 of 1991), which is set forth in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

Difference between the total fair value at the end of the fiscal year of the land used for business purposes that is subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land and the total carrying amount of the land after such revaluation:  14,484 million yen.
10.	Aggregate amount of accumulated depreciation of property, plant and equipment: 67,328 million yen
11.	Aggregate amount of advanced depreciation of property, plant and equipment: 7,546 million yen (－ million yen for the current fiscal year)
12.
Among the “Corporate bonds” in “Securities,” the Bank’s guarantee obligations on corporate bonds through private placement of securities (as specified in Article 2, Paragraph (3) of the Financial Instruments and Exchange Law) amount to 74,853 million yen.

(Notes to Consolidated Statements of Profit or Loss)
1.	“Other ordinary income” includes 4,517 million yen of gain on sales of stocks and other securities.
2.	“Other ordinary expenses” includes 1,187 million yen of written-off of loans and 372 million yen of losses on sales of stocks and other securities.

(Notes to Consolidated Statements of Shareholders’ Equity)
1.	Class and total number of issued shares; class and number of shares of treasury stock

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(Thousands of shares)
	Number of shares at the beginning of the year	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at end of the year	Remarks
Number of issued shares
Common stock	346,253	―	311,628	34,625	Notes 1 and 4
Total	346,253	―	311,628	34,625
Treasury stock
Common stock	5,591	3,655	8,394	852	Notes 1, 2, 3 and 5
Total	5,591	3,655	8,394	852
Notes:
1.	The Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017.
2.	The number of shares at the beginning of the year of treasury stock includes 1,636 thousand shares of the Bank held by the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account.
3.	The number of shares at the end of the year of treasury stock includes 110 thousand shares of the Bank held by the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account.
4.	The number of issued shares of common stock decreased as follows.
Decrease due to share consolidation	311,628 thousand shares
5.	The number of common stock held as treasury stock increased as follows.
Increase due to the acquisition of treasury stock based on a resolution of the board of directors	3,645 thousand shares
Increase due to the acquisition of common stock in response to the requests to buy back shares constituting less than one unit	10 thousand shares
The number of common stock held as treasury stock decreased as follows.
Transfer through the exercise of stock options	211 thousand shares
Decrease due to the sale of shares of the Bank by the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account	294 thousand shares
Decrease due to the sale of treasury stock in response to the request to purchase additional shares from the holders of shares constituting less than one unit	0 thousand share
Decrease due to share consolidation	7,889 thousand shares

2.	Matters concerning subscription rights to shares and treasury subscription rights to shares
			Number of shares subject to subscription rights (shares)
Category	Breakdown of subscription rights	Class of shares subject to subscription rights	Number of shares at the beginning of the year	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at end of the year	Balance at end of the year (million yen)	Note
Bank	Subscription rights as stock options	－					554
Total		－					554
3.	Dividends of surplus
(1)	Amount of dividends paid during the year ended March 31, 2018
(Resolution)	Class of shares	Total amount of dividends (Note)	Dividend amount per share	Record date	Effective date
May 12, 2017 Board of directors	Common stock	1,540 million yen	4.50 yen	March 31, 2017	June 1, 2017
November 10, 2017 Board of directors	Common stock	1,524 million yen	4.50 yen	September 30, 2017	December 4, 2017
Total		3,065 million yen
(Note)
The total amount of dividends includes the dividends to the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account (7 million yen resolved at the May 12, 2017 board of directors and 6 million yen resolved at the November 10, 2017 board of directors).

21

(2)	Dividends with a record date falling within the year ended March 31, 2018, whose effective date falls on a day after March 31, 2018
(Scheduled resolution)	Class	Total amount of dividends (Note 1)	Source of dividends	Dividend amount per share (Note 2)	Record date	Effective date
May 11, 2018 Board of directors	Common stock	1,524 million yen	Retained earnings	45.00 yen	March 31, 2018	June 1, 2018
(Note)	1.	The total amount of dividends includes the dividends of 4 million yen to the Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account.
	2.	The Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017.

(Financial Instruments)
Items whose amount reported on the consolidated balance sheets has little significance are omitted.
1.	Matters concerning status of financial instruments
(1)	Policies for financial instruments
The Group is engaged in the financial service businesses such as lease businesses and securities businesses, with the Bank engaged in banking businesses.  The Group invests funds raised mainly in the form of deposits and negotiable deposits in loans and securities.  Given that the Group has financial assets and financial liabilities that are mainly subject to interest rate fluctuation, the Bank operates asset-liability management (ALM) to prevent adverse impact due to interest rate fluctuation and as part of such management the Bank also conducts derivative trading.
In addition, the Bank and some of its consolidated subsidiaries conducts securities trading.
(2)	Types of financial instruments and related risks
The financial assets held by the Group are mainly comprised of loans and bills discounted, which are exposed to credit risk that may result in the principal and interest of loans and other similar instruments becoming difficult to be recovered due to such reasons as bankruptcy and deterioration in financial positions of the customers.  Securities consist mainly of stocks, debt securities, investment trusts and contributions to partnerships, which are held to maturity, for investment purpose only or for the purpose of business promotion.  These securities are exposed to credit risk of issuers.  The Group also has trading account securities, which are debt securities and are held for trading purposes.  These debt securities are exposed to market risk that may result in the Group incurring losses from declined value of its assets due to fluctuation in market factors such domestic and foreign interest rate, price of securities, foreign exchange rates.
Moreover, imbalance between the periods of fund investment and procurement, unexpected outflow of funds or market turmoil may cause suspension of market transactions, resulting in fund shortage.  In such a scenario, the Bank may be forced to make transactions at a significantly unfavorable price than usual, which could cause losses and adverse impact on its business results.
The Bank engages in derivative transactions, including interest rate swaps, foreign exchange contracts, and currency options, to meet customers’ needs for risk hedging relating to interest rate and foreign currency risks.  The Bank also engages in interest rate swaps and currency swaps to control interest rate risk, manage excess and shortage of funds and stably secure liquidity of funds in the banking business as part of asset-liability management (ALM).  Moreover, the Bank engages in bond futures contracts and other similar transactions to pursue trading profits to the extent to the extent appropriate based on the Banks’ earnings capacity and business vitality.  The hedge accounting is applied to the derivative transactions for risk-hedging purposes.  The effectiveness of hedging is evaluated by verifying every quarter that the risk amount of the derivative transactions being used as the hedge is within the limit of the approved risk amount defined in the Bank’s risk management criteria and that the risk subject to hedging has been mitigated.
(3)	Risk management system for financial instruments
①	Credit risk management
The Bank appropriately manages and controls credit risk in accordance with the Credit Risk Management Regulations that provide for the basic matters concerning credit risk management.  In terms of organizations, the Risk Supervision Division develops various regulations concerning credit risk management and also plans and manages analysis, assessment and improvement activities.
The Loan Examination Division, which is completely isolated from the Business Promotion Division, conducts strict loan screening and appropriately manages the questionable loans.  The Bank also works to enhance the soundness of its assets through bank-wide efforts such as management improvement support activities for customers.
Credit ratings and self-assessments for loans are strictly conducted through a two-step assessment system that involves sales branches and the Head Office.  Furthermore, the appropriateness and suitability of credit ratings and self-assessments are verified through audits by the Audit and Inspection Division.

22

The Bank is working to develop and enhance its credit rating system for more sophisticated credit risk management.  The Bank quantifies credit risk (Note) and establishes a credit risk threshold commensurate with its shareholders’ equity.
(Note)	To quantify credit risk means to compute and estimate the amount of credit risk entailed in credit portfolios.
②	Market risk management
In order to adjust the risk amount to an appropriate level and achieve stable profits, the Bank establishes an ALM operation policy and determines the matters such as the market division’s maximum risk amount and maximum loss amount in accordance with that policy.  The Bank’s ALM Committee meets each month to deliberate important matters relating to the risk management, and if a material event occurs in the market division, it will be immediately reported to the management.
In managing market transactions, the Bank clearly separates the department responsible for executing transactions (Treasury and Capital Markets Division), the department responsible for business administration (Securities Operation Administration Office) and the department responsible for managing market risk (Risk Supervision Division).  Moreover, the Bank has its internal audit divisions conduct audits and otherwise has established a system in which the check-and-balance function fully works.
In addition, the Bank measures value at risk (VaR) on a daily basis to immediately and appropriately recognize and analyze risks entailed in the changes in the financial market.
③	Liquidity risk management
The Bank has established the Liquidity Risk Management Regulations and accurately controls liquidity risk according to the situation.  The Bank particularly considers cash management as fundamental risk for a financial institution.  Based on the understanding that it is the basis for the liquidity risk management to maintain a solid business structure and gain confidence of customers and the financial market, the Treasury and Capital Markets Division, which is responsible for controlling cash management, appropriately controls cash management and the Risk Supervision Division, which is responsible for managing liquidity risk, monitors liquidity risk, in order to ensure smooth cash management.
The Bank has also established the measures to procure funds and otherwise respond in the event of contingencies.

In accordance with the Group Risk Management Guidelines that provides for the basic policy and system with respect to the Group’s risk management, including risks entailed in the financial instruments mentioned above, the Bank manages risk of the entire Group, while having group companies conduct their own risk management.  The Bank grasps the risk management status of each group company and monitors whether the risk management system of each group company is fully functioning, and if such system is not fully functioning, makes proposals on the measures to improve the system and other related matters.  The risk management structure is as follows – the Risk Supervision Division, which is the Bank’s division responsible for supervising risks and the Bank’s other individual divisions that have jurisdiction over individual risks will request a report and other information from group companies as necessary, and report the status of risks they have recognized to the board of directors or the executive committee.  The board of directors or the executive committee will in response determine necessary measures and related matters based on risk information obtained by way of a risk status report and instruct the risk supervisory divisions and the departments having jurisdiction over risks with respect to how to handle such risk.  The risk supervisory divisions and the departments having jurisdiction over risks will then handle and monitor such risk based on the instruction, and subsequently make another report on the status of risks to the board of directors or the executive committee as necessary.
(4)	Supplementary explanation of the estimated fair value of financial instruments
The fair value of financial instruments includes the value based on the market price as well as a reasonably estimated value in case there is no market price.  Because various assumptions are used in the estimation of the fair value, the fair value may vary when different assumptions are used.

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2.	Matters concerning estimated fair value of financial instruments
The consolidated balance sheet amounts, fair values, and their differences as of March 31, 2018 are as follows.  Non-listed stock, etc. whose fair value is judged to be extremely difficult to determine are not included in the following table (see Note 2).
(Millions of yen)
	Book value	Fair value	Difference (*1)
(1) Cash and due from banks	775,395	775,395	―
(2) Securities
Trading securities	1	1	―
Held-to-maturity debt securities	73,371	75,786	2,415
Other securities	1,684,669	1,684,669	―
(3) Loans	3,236,059
Allowance for loan losses (*2)	(12,268)
	3,223,790	3,236,973	13,183
Total assets	5,757,229	5,772,827	15,598
(1) Deposits	4,626,744	4,626,865	(120)
(2) Negotiable certificates of deposit	193,248	193,248	(0)
(3) Payable under securities lending transactions	326,708	326,708	―
(4) Borrowed money	357,105	357,122	(16)
Total liabilities	5,503,807	5,503,944	(137)
Derivative transactions (*3)
Hedge accounting not applied	1,653	1,653	―
Hedge accounting not applied	1,323	1,044	(278)
Total derivative transactions	2,976	2,697	(278)
(*1)	The amounts in the difference column are valuation gains/losses.
(*2)	The general allowance for loan losses and the specific allowance for loan losses, which correspond to loans and bills discounted, have been deducted.
(*3)
Derivative transactions recorded in Other assets and Other liabilities as well as transactions to which special accounting treatment for interest rate swaps is applied are presented in total.
The value of assets and liabilities arising from derivative transactions is shown at net value, and with the amount in parentheses representing net liability position.

(Note 1)	Methods for estimating the market value of financial instruments
Assets
(1)	Cash and due from banks
Because the fair value of due from banks that does not have stated maturity approximates its carrying value, the carrying value is treated as the fair value.  For due from banks that has stated maturity, since its term is short (one year or less) and the fair value approximates its carrying value, the carrying value is treated as the fair value.
(2)	Securities
The fair value of stock is based on its market price on the stock exchange, while the fair value of debt securities is based on the Reference Prices (Yields) for OTC Bond Transactions published by the Japan Securities Dealers Association or the price quoted by the correspondent financial institutions. The fair value of investment trusts is based on its market price on the stock exchange, the announced reference price or the price quoted by the correspondent financial institutions.
Because private placement bonds with the Bank’s own guarantee with floating interest rates reflect market interest rates in a short period of time, the fair value of such bonds approximates their carrying value as long as the credit standing of the borrower has not changed significantly since origination.  Thus, the carrying value of such bonds is treated as the fair value.  The fair value of private placement bonds with the Bank’s own guarantee with fixed interest rates is based on the total amount of principal and interest categorized by the type of private placement bonds, internal rating and term, discounted by an appropriate index such as swap interest rate plus credit spread, and factoring in a guarantee fee.
Notes to securities categorized according to the purpose of holding are stated in “(Notes Related to Securities).”

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(3)	Loans and bills discounted
Because loans and bills discounted with floating interest rates reflect market interest rates in a short-term period, the fair value of such loans approximates their carrying value (before setting aside general allowance for loan losses) as long as the credit standing of the borrower has not changed significantly since origination.  Thus, the carrying value of such loans is treated as the fair value.  The fair value of loans and bills discounted with fixed interest rates is based on the total amount of principal and interest categorized by the type of loans, internal rating and term, discounted by an appropriate index such as swap interest rate plus credit spread or by the interest rate expected for a new similar loan.  Because the fair value of loans and bills discounted with a short-term contractual maturity (one year or less) approximates their carrying value (before setting aside general allowance for loan losses), the carrying value is treated as the fair value.
Regarding loans to borrowers under bankruptcy proceedings, borrowers substantially in bankruptcy and borrowers with high probability of becoming insolvent, since the fair value of such loans approximates their carrying value after deducting the allowance for loan losses, which is calculated based on the present value of estimated future cash flows or the estimated amounts collectible from the sale of collateral and guarantees, the carrying value is treated as the fair value.
With respect to loans and bills discounted that have no due date because of special attributes such as limiting the borrowings to the amounts secured by collateral, because it is assumed that the fair value approximates the carrying value (before setting aside general allowance for loan losses) from the estimated repayment period and interest rate conditions, the carrying value is treated as the fair value.

Liabilities
(1)	Deposits, and (2) Negotiable certificates of deposit
For demand deposits, the amount which would be paid if its repayment were demanded on the consolidated balance sheet date (carrying value) is deemed to be the fair value.  The fair value of time deposits and negotiable certificates of deposit is based on the discounted present value of the future cash flows categorized by term.  The discount rate is the interest rate that would be applied when new deposits were taken.  Because the fair value of time deposits and negotiable certificates of deposit with a short deposit term (one year or less) approximates their carrying value, the carrying value is treated as the fair value.
(3)	Payables under securities lending transactions
Since payables under securities lending transactions have contractual short-term maturity (one year or less) and their fair value approximates the carrying value, the carrying value is treated as the fair value.
(4)	Borrowed money
Because borrowed money with floating interest rates reflects market interest rates in a short-time period and the credit standing of the Bank and its consolidated subsidiaries and subsidiary corporations has not changed significantly since the borrowing, the fair value of such borrowed money is deemed to approximate the carrying value.  Therefore, the carrying value is treated as the fair value.  The fair value of borrowed money with fixed interest rates is based on the present value of the total amount of principal and interest of the borrowed money categorized by term, discounted by the interest rate expected for similar borrowings.  Because the fair value of borrowed money with contractual short-term maturity (one year or less) approximates its carrying value, the carrying value is treated as the fair value.

Derivative transactions
Derivative transactions include interest related transactions (e.g. interest rate options and interest rate swaps) and currency related transactions (currency options and currency swaps).  Calculation of fair value is based on the market price on the stock exchange, the discounted cash flow method, option price calculation models or others.
(Note 2)
The consolidated balance sheet amounts of the financial instruments whose fair value is judged to be extremely difficult to determine are as follows, and are not included in “Assets: (2) Other securities” presented in “Matters concerning estimated fair value of financial instruments.”

(Millions of yen)
Type	Carrying value
① Non-listed stock (*1) (*2)	2,769
② Investments in partnerships (*3)	1,775
Total	4,544
(*1)	Because non-listed stock has no market price and it is judged to be extremely difficult to determine its fair value, it is not subject to the fair value disclosure.
(*2)	In the year ended March 31, 2018, impairment losses of 2 million yen was recorded for non-listed stock.

25

(*3)
Investments in partnerships whose fair value is judged to be extremely difficult to determine because the partnership’s assets are non-listed stock, etc. are not subject to the fair value disclosure.  Investments in partnerships include some of “Other assets.”

(Note 3)	The scheduled repayment amount after the consolidated balance sheet date for monetary claims and matured securities
(Millions of yen)
	Within 1 year	1 to 3 years	3 to 5 years	5 to 7 years	7 to 10 years	Over 10 years
Due from banks	739,022	－	－	－	－	－
Securities	233,840	546,701	279,894	94,707	324,813	12,026
Held-to-maturity debt securities	6,909	40,100	26,174	150	－	－
Other securities with maturity	226,931	506,601	253,719	94,557	324,813	12,026
Loans (*)	432,871	684,927	478,005	285,490	340,065	580,122
Total	1,405,735	1,231,628	757,900	380,198	664,879	592,148
(*)
The amounts do not include 39,365 million yen in loans of which scheduled repayment amount is not expected to be recovered, including the loans to borrowers under bankruptcy proceedings, borrowers substantially in bankruptcy and borrowers with high probability of becoming insolvent, and 395,354 million yen in loans with indefinite term.

(Note 4)	The scheduled repayment amount after the consolidated balance sheet date for borrowed money and other interest-bearing debt
(Millions of yen)
	Within 1 year	1 to 3 years	3 to 5 years	5 to 7 years	7 to 10 years	Over 10 years
Deposits (*)	4,315,094	285,517	21,559	1,983	2,589	－
Negotiable deposit	193,248	－	－	－	－	－
Payable under securities lending transactions	326,708	－	－	－	－	－
Borrowed money	71,086	234,737	50,907	295	64	13
Total	4,906,138	520,254	72,466	2,279	2,654	13
(*)          Of deposits, demand deposits are included in “Within 1 year.”

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(Securities)
Securities include “Securities” in the consolidated balance sheet as well as “Trading account securities” and trust beneficiary interests in “Monetary claims bought.”

1．	Trading account securities (as of March 31, 2018)
Valuation difference included in loss or profit in the current year (millions of yen)
Trading account securities	6

2． Held-to-maturity debt securities (as of March 31, 2018)	(Millions of yen)
	Category	Amount on consolidated balance sheet	Fair value	Difference
Held-to-maturity debt	Government bonds	71,055	73,442	2,386
securities whose fair value exceeds the amount on the	Corporate bonds	2,088	2,117	29
consolidated balance sheet	Subtotal	73,144	75,560	2,416
Held-to-maturity debt on the	Government bonds	―	―	―
securities whose fair value does not exceed the amount on the	Corporate bonds	227	226	(0)
consolidated balance sheet	Subtotal	227	226	(0)
Total		73,371	75,786	2,415

3． Other securities (as of March 31, 2018)	(Millions of yen)
	Category	Amount on consolidated balance sheet	Acquisition cost	Difference
	Stock	129,630	61,657	67,972
	Bond	893,947	880,834	13,112
	Government bonds	505,492	495,810	9,681
Other securities whose amount on the consolidated balance sheet exceeds the	Local government bonds	225,595	223,437	2,158
acquisition cost	Corporate bonds	162,859	161,586	1,272
	Others	122,331	109,191	13,139
	Subtotal	1,145,908	1,051,682	94,225
	Stock	10,798	11,917	(1,118)
	Bonds	97,418	97,821	(402)
	Government bonds	2,017	2,024	(7)
Other securities whose amount on the consolidated balance sheet does not	Local government bonds	20,114	20,163	(49)
exceed the acquisition cost	Corporate bonds	75,287	75,633	(346)
	Others	431,400	448,342	(16,942)
	Subtotal	539,617	558,080	(18,463)
Total		1,685,526	1,609,763	75,762

4． Held-to-maturity debt securities sold during the current year (from April 1, 2017 to March 31, 2018)	(Millions of yen)
	Cost of sales	Sales price	Gain or loss on sales
Corporate bonds	5	5	0
(Reason for sales)     Retirement by purchase

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5． Other securities sold during the current year (from April 1, 2017 to March 31, 2018)	(Millions of yen)
	Sales price	Total gain on sales	Total loss on sales
Stock	12,613	2,677	49
Bonds	48,657	1,123	―
Government bonds	16,474	504	―
Japanese local government bonds	25,496	519	―
Corporate bonds	6,686	99	―
Other	228,993	1,881	3,413
Total	290,265	5,681	3,463

6．	Securities whose holding purpose was changed
None

7．	Securities for which impairment loss was recorded
For securities other than trading securities (excluding the securities whose fair value is judged to be extremely difficult to determine), if their fair value has significantly declined from the acquisition cost and is deemed unlikely to recover to the acquisition cost, such fair value is recorded as the amount on the consolidated balance sheet and the valuation difference is treated as loss for the current fiscal year (“Impairment Loss”).
The amount of Impairment Loss for the current fiscal year is 46 million yen (including 43 million yen for stock and 2 million yen for bonds).
The Bank has its self-assessment criteria for the judgment that the fair value has “significantly declined.”  An impairment loss is recorded if the fair value declines 30% or more from the acquisition cost or if it is necessary to do so after taking into account the financial position of the issuer.  An impairment loss on stock and securities investment trusts is recorded if the fair value as of the last day of the fiscal year has declined by 50% or more from the acquisition cost, or the fair value has declined by 30% or more but less than 50% and is judged to be irrecoverable, taking into account the changes in fair value during a certain period before the reference date or the financial position of the issuer.
(Money Held in Trust)
None

(Stock Options)
1．	Amount recorded as stock option expenses for the current fiscal year and its account title
General and administrative expenses  126 million yen

2．	Details and scale of stock options and changes
(1)	Details of stock options
	2010 Stock Options	2011 Stock Options	2012 Stock Options	2013 Stock Options
Number and type of option holders	9 directors, 8 executive officers of the Bank	8 directors, 10 executive officers of the Bank	7 directors, 9 executive officers of the Bank	8 directors, 8 executive officers of the Bank
Number of stock options by class of stock (Note)	46,540 shares of common stock of the Bank	60,660 shares of common stock of the Bank	59,760 shares of common stock of the Bank	42,390 shares of common stock of the Bank
Date of grant	July 27, 2010	July 28, 2011	July 30, 2012	July 30, 2013
Vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions
Vesting period	No set vesting period	No set vesting period	No set vesting period	No set vesting period
Exercise period	July 28, 2010 to July 27, 2040	July 29, 2011 to July 28, 2041	July 31, 2012 to July 30 2042	July 31, 2013 to July 30, 2043

	2014 Stock Options	2015 Stock Options	2016 Stock Options	2017 Stock Options
Number and type of option holders	8 directors, 7 executive officers of the Bank	8 directors, 7 executive officers of the Bank	9 directors, 6 executive officers of the Bank	9 directors, 6 executive officers of the Bank
Number of stock options by class of stock (Note)	32,980 shares of common stock of the Bank	24,910 shares of common stock of the Bank	36,780 shares of common stock of the Bank	25,740 shares of common stock of the Bank
Date of grant	July 30, 2014	July 30, 2015	July 29, 2016	July 28, 2017
Vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions	No vesting conditions
Vesting period	No set vesting period	No set vesting period	No set vesting period	No set vesting period
Exercise period	July 31, 2014 to July 30, 2044	July 31, 2015 to July 30, 2045	July 30, 2016 to July 29, 2046	July 29, 2017 to July 28, 2047
(Note)
As the Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017, the number of stock options by class of stock has been adjusted and converted into the number of shares.

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(2)	Scale of stock options and changes
①	Number of stock options (Note)
	2010 Stock Options	2011 Stock Options	2012 Stock Options	2013 Stock Options
Prior to vesting (shares)
At end of previous consolidated fiscal year	12,620	19,960	28,700	24,190
Granted	―	―	―	―
Forfeited	―	―	―	―
Vested	1,840	2,230	2,500	3,230
Unvested	10,780	17,730	26,200	20,960
After vesting (shares)
At end of previous consolidated fiscal year	―	―	―	―
Vested	1,840	2,230	2,500	3,230
Exercised	1,840	2,230	2,500	3,230
Forfeited	―	―	―	―
Unexercised	―	―	―	―

	2014 Stock Options	2015 Stock Options	2016 Stock Options	2017 Stock Options
Prior to vesting (shares)
At end of previous consolidated fiscal year	23,950	19,430	36,780	―
Granted	―	―	―	25,740
Forfeited	―	―	―	―
Vested	4,050	2,920	4,360	―
Unvested	19,900	16,510	32,420	25,740
After vesting (shares)
At end of previous consolidated fiscal year	―	―	―	―
Vested	4,050	2,920	4,360	―
Exercised	4,050	2,920	4,360	―
Forfeited	―	―	―	―
Unexercised	―	―	―	―

② Unit prices (Note)
	2010 Stock Options	2011 Stock Options	2012 Stock Options	2013 Stock Options
Exercising price (¥)	1	1	1	1
Average stock price at time of exercising (¥)	5,170	5,170	5,170	5,170
Fair carrying value per unit at date of grant (¥)	2,860	2,360	2,110	3,000

	2014 Stock Options	2015 Stock Options	2016 Stock Options	2017 Stock Options
Exercising price (¥)	1	1	1	1
Average stock price at time of exercising (¥)	5,190	5,190	5,190	―
Fair carrying value per unit at date of grant (¥)	3,690	5,110	3,430	4,900
(Note)	As the Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017, the numbers of stock options and the unit prices have been adjusted.

29

3．	Pro forma calculation of the fair carrying value per unit of stock options
The pro forma calculation of the fair carrying value per unit of 2017 Stock Options granted in the current consolidated fiscal year is as follows.
(1)	Applied evaluation method: Black-Scholes method
(2)	Main base numerical value and pro forma calculation
2017 Stock Options
Volatility of stock price (Note 1)	33.28%
Expected remaining period (Note 2)	2 years and 0 month
Expected dividend (Note 3)	9 yen per share
Risk-free interest rate (Note 4)	Minus 0.099%
(Notes) 1.	The volatility of stock price is calculated based on the actual share prices for the period corresponding to the expected remaining period of 2 years and 0 month (July 28, 2015 to July 27, 2017).
2.	The expected remaining period is the average of the remaining period of the current officers by position calculated based on the tenure of the retired officers over the last 10 years.
3.	The amount actually paid for the fiscal year ended March 2017
4.	The interest rate of the government bonds for the period corresponding to the expected remaining period.

4．	The method for estimating the number of stock options vested
As it is difficult to reasonably estimate the number of stock options to be forfeited in the future, the actual number of stock options forfeited has been reflected.

(Matters Related to Leases and Other Real Properties)
None

(Matters Related to Business Combinations)
Additional Information
Business Integration between the Bank and The Hokuetsu Bank, Ltd.

The Bank and The Hokuetsu Bank, Ltd. (President: Katsuya Sato) (“Hokuetsu Bank”) (collectively, “Banks”) resolved at their respective meetings of the board of directors held on March 23, 2018 to incorporate a company named “Daishi Hokuetsu Financial Group, Inc.” (the “Joint Holding Company”) that would become a wholly-owning parent company of the Banks effective as of October 1, 2018 through a joint share transfer (the “Share Transfer”), subject to obtaining the approval of shareholders of the Banks and regulatory approvals, and resolved the outline of the Joint Holding Company and terms of the Share Transfer.  The Banks also entered into the business integration agreement on the same day.
Furthermore, the Banks jointly prepared a share transfer plan for the Share Transfer based on the resolutions of their respective meetings of the board of directors held on May 11, 2018.

1.	Goals of the Business Integration through the Share Transfer
(1)	Background and Goals of the Business Integration
From the early Meiji period (i.e., 1870’s) to today, the Bank and Hokuetsu Bank have long established solid management bases as regional banks whose head offices are both located in Niigata Prefecture, by playing roles and accomplishing their missions as regional banks with support from local communities.
However, due to the effect of such factors as the declining population, it is expected that the size of bank deposits and lending will shrink in the future, and profit margins on lending and gains on investments in securities will further decrease due to Japan’s prolonged monetary easing policy.  As described above, the business environment surrounding the Banks is expected to become much harsher, and establishing more solid management bases is now a common business challenge for the Banks.
In addition to the above, with the developments in the integration of finance and IT technology, typified by FinTech, and in digitalization, flexible responses to new customer needs, such as the introduction of IT technology to financial services, and creating further additional value are part of the important challenges.  Moreover, now that Niigata companies are increasingly entering overseas markets and dealing with foreign companies, the Banks are also expected to expand and improve their consulting function with a global perspective, including providing know-how for business development in overseas markets.

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The Banks have cooperated with each other to achieve their common goal of regional development by executing a comprehensive partnership agreement concerning regional revitalization with Niigata Prefecture, forming syndicated loans and other approaches, as well as promoting operational efficiency partnerships, such as jointly operating cash transportation cars.  However, in light of changes in the business environment in which the Banks are operating, diversified customer needs and a host of other developments, the Banks, which have long fostered a relationship of trust, have concluded that if they integrate their businesses and address their common challenges by using their respective strengths, then they will be able to continue to play their roles and accomplish their missions as regional banks on a permanent basis, and also contribute significantly to the Banks’ shareholders, customers and local communities.  Accordingly, the Banks formed a basic agreement on April 5, 2017 to proceed with discussions and considerations toward a business integration, the basic policy of which is to establish the Joint Holding Company through the Share Transfer and to merge the Banks under the Joint Holding Company in the future (the “Business Integration”).  Moreover, the date of the formation of the Joint Holding Company through the Share Transfer (i.e., the effective date of the Share Transfer) was decided to be October 1, 2018 (scheduled), and on March 23, 2018 the Banks reached a definitive agreement to carry out the Business Integration on an equal footing.

(2)	Method of Share Transfer, Details of Allotment Relating to the Share Transfer
(i)	Method of the Share Transfer
The Share Transfer will take the form of a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.
(ii)	Details of Allotment in the Share Transfer
Company name	Daishi Bank	Hokuetsu Bank
Share transfer ratio	1	0.5
(Note1)	Share allotment ratio
One (1) share of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of the Bank, and 0.5 share(s) of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of Hokuetsu Bank. One unit of shares of common stock of the Joint Holding Company is planned to comprise 100 shares.
If the number of Joint Holding Company shares which will be delivered to a shareholder of the Banks through the Share Transfer includes a fraction of less than one share, the Joint Holding Company will, pursuant to Article 234 of the Companies Act of Japan (“Companies Act”) and other relevant laws and regulations, pay the relevant shareholder a cash amount corresponding to such fractional share.
Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material effect to the Share Transfer Ratio are newly found to exist or have occurred.

(Note 2)	Number of newly issued Joint Holding Company shares to be delivered through the Share Transfer (scheduled)
Common stock: 45,876,355 shares
The above number has been calculated based on the total number of issued and outstanding shares of the Bank (34,625,347 shares) and that of Hokuetsu Bank (24,514,280 shares) as of March 31, 2018.  However, the Banks plan to cancel their treasury shares (however, excluding treasury shares owned by the Bank that are the trust assets of the exclusive trust of the Daishi Bank Employee Stock Ownership Plan pertaining to all of the Bank’s trust-type employee stock ownership incentive plan (E-Ship) (owner name: “The Nomura Trust and Banking Co., Ltd. (Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account)”); the same hereinafter) immediately before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (“Record Time”).  Accordingly, treasury shares held by the Bank (742,205 shares) and Hokuetsu Bank (527,854 shares) as of March 31, 2018 have not been included in the scope of the new share delivery in calculating the above number.  The number of newly issued Joint Holding Company shares to be delivered through the Share Transfer may change if the number of the Banks’ treasury shares as of March 31, 2018 changes before the Record Time due to reasons such as exercise of the right to request purchase of shares by a shareholder of the Bank or Hokuetsu Bank.

31

(Note 3)	Handling of shares constituting less than one unit
The Banks’ shareholders who receive an allocation of shares constituting less than one unit (100 shares) of the common stock of the Joint Holding Company (“Shares Constituting Less than One Unit”) through the Share Transfer may not sell Shares Constituting Less than One Unit on the TSE or any other securities exchange. Shareholders who own Shares Constituting Less than One Unit may request the Joint Holding Company to purchase their Shares Constituting Less than One Unit pursuant to Article 192, paragraph (1) of the Companies Act.  It is planned that such shareholders may also request the Joint Holding Company to sell the number of shares needed, together with the number of Shares Constituting Less than One Unit owned by such shareholder, to constitute one unit pursuant to Article 194, paragraph (1) of the Companies Act and provisions planned to be stipulated in the Articles of Incorporation of the Joint Holding Company.

(3)	Handling of stock acquisition rights and bonds with stock acquisition rights of the wholly-owned subsidiaries
In connection with the Share Transfer, the Joint Holding Company will deliver to the holders of stock acquisition rights issued by the Bank and Hokuetsu Bank outstanding as of the Record Time stock acquisition rights of the Joint Holding Company based on the terms of stock acquisition rights and the Share Transfer Ratio.  Neither of the Banks has issued bonds with stock acquisition rights.

2.	Schedule of the Share Transfer
Friday, March 23, 2018	Adoption of resolutions at the board of directors’ meetings for the execution of the Business Integration Agreement Execution of the Business Integration Agreement (Banks)
Saturday, March 31, 2018	Record date of the annual shareholders’ meetings (Banks)
Friday, May 11, 2018	Adoption of resolutions at the board of directors’ meeting for the preparation of the Share Transfer Plan Preparation of the Share Transfer Plan (Banks)
Tuesday, June 26, 2018 (scheduled)	Convening of the annual shareholders’ meetings (adoption of resolution approving the Share Transfer Plan) (Banks)
Wednesday, September 26, 2018 (scheduled)	TSE delisting date (Banks)
Monday, October 1, 2018 (scheduled)	Date of formation of the Joint Holding Company (i.e., effective date of the Share Transfer) Share listing date of the Joint Holding Company
(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

3.	Profile of the Banks (as of the end of March 2018)
Name	The Daishi Bank, Ltd.	The Hokuetsu Bank, Ltd.
Location	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan
Name and Title of Representative	Fujio Namiki, President	Katsuya Sato, President
Nature of Business	Banking business	Banking business
Amount of capital	32,776 million yen	24,538 million yen
Date of foundation	November 2, 1873	December 20, 1878
Number of issued shares	34,625,347 shares	24,514,280 shares
Fiscal year end	March 31	March 31

4.	Company to be Established through the Share Transfer
Trade name	Daishi Hokuetsu Financial Group, Inc.
Location of head office	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan
Location of principal head office functions	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan
Capital	30,000 million yen
Fiscal year end	March 31

5.	Overview of Accounting Treatment of the Share Transfer
It is expected that the purchase method will be applied as the accounting treatment of the Share Transfer since it falls under “purchase” stipulated in the Accounting Standard for Business Combination.  The amount of goodwill (or negative goodwill) in connection with the Share Transfer has not been determined at the present stage.

32

(Per Share Information)

Net assets per share	9,454.80 yen
Profit attributable to owners of parent per share	407.22 yen
Diluted profit attributable to owners of parent per share	405.26 yen

Since the Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2017, net assets per share, profit attributable to owners of parent per share, and diluted profit attributable to owners of parent per share are calculated on the assumption that the share consolidation was conducted at the beginning of the current consolidated fiscal year.
In calculating net assets per share, profit attributable to owners of parent per share, and diluted profit attributable to owners of parent per share, the Bank’s shares outstanding in the trust recorded as treasury stock in shareholders’ equity are included in treasury stock that is deducted in the calculation of the number of shares at the end of the fiscal year and the average number of shares during the fiscal year.
The number of shares of the treasury stock at the end of the fiscal year deducted for the calculation of net assets per share is 110 thousand shares.
The average number of shares of treasury stock during the fiscal year deducted for the calculation of profit attributable to owners of parent per share and diluted profit attributable to owners of parent per share is 136 thousand shares.

(Material Subsequent Events)
None

33

(Reference Documents for the General Meeting of Shareholders)

  The following materials relating to Proposal No. 1 “Approval of the Share Transfer Plan with The Hokuetsu Bank, Ltd.

●	The Hokuetsu Bank, Ltd. – Note Concerning Share Options, etc.

●	The Hokuetsu Bank, Ltd. – Statements of Shareholders’ Equity

●	The Hokuetsu Bank, Ltd. – Notes to Financial Statements

●	The Hokuetsu Bank, Ltd. – Consolidated Statements of Shareholders’ Equity

●	The Hokuetsu Bank, Ltd. – Notes to Consolidated Financial Statements

(From April 1, 2017 to March 31, 2018)

Note: “The Bank” in pages 35 to 65 refers to Hokuetsu Bank.

34

Note Concerning Share Options, etc.

(1) Share Options, etc. of the Bank held by the Bank’s Officers at the End of the Fiscal Year
	Outline of the Share Options, etc.	Number of Officers Holding Share Options, etc.
Directors (Excluding Outside Officers)
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 1 Share-Based Compensation Share Options
2.　Number of share options
　　209 (10 shares per share option)
3.　Type and number of shares underlying share options
　　　2,090 shares of common stock of the Bank
4.　Exercisable period
July 27, 2011 to July 26, 2041
5.　Exercise price (per share)
　　1 yen
6.　Major condition to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
1
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 2 Share-Based Compensation Share Options
2.　Number of share options
　　462 (10 shares per share option)
3.　Type and number of shares underlying share options
　　4,620 shares of common stock of the Bank
4.　Exercisable period
July 27, 2012 to July 26, 2042
5.　Exercise price (per share)
　　1 yen
6.　Major conditions to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
2
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 3 Share-Based Compensation Share Options
2.　Number of share options
　　728 (10 shares per share option)
3.　Type and number of shares underlying share options
　　7,280 shares of common stock of the Bank
4.　Exercisable period
July 27, 2013 to July 26, 2043
5.　Exercise price (per share)
　　1 yen
6.　Major conditions to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
3

35

	Outline of the Share Options, etc.	Number of Officers Holding Share Options, etc.
Directors (Excluding Outside Officers)
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 4 Share-Based Compensation Share Options
2.　Number of share options
　　605 (10 shares per share option)
3.　Type and number of shares underlying share options
　　6,050 shares of common stock of the Bank
4.　Exercisable period
July 29, 2014 to July 28, 2044
5.　Exercise price (per share)
　　1 yen
6.　Major conditions to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
3
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 5 Share-Based Compensation Share Options
2.　Number of share options
　　1,021 (10 shares per share option)
3.　Type and number of shares underlying share options
　　10,210 shares of common stock of the Bank
4.　Exercisable period
July 28, 2015 to July 27, 2045
5.　Exercise price (per share)
　　1 yen
6.　Major conditions to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
7
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 6 Share-Based Compensation Share Options
2.　Number of share options
　　1,370 (10 shares per share option)
3.　Type and number of shares underlying share options
　　13,700 shares of common stock of the Bank
4.　Exercisable period
July 28, 2016 to July 27, 2046
5.　Exercise price (per share)
　　1 yen
6.　Major conditions to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
7

36

	Outline of the Share Options, etc.	Number of Officers Holding Share Options, etc.
Directors (Excluding outside officers)
1.　Name of share options
The Hokuetsu Bank, Ltd. Series 7 Share-Based Compensation Share Options
2.　Number of share options
　　1,552 (10 shares per share option)
3.　Type and number of shares underlying share options
　　15,520 shares of common stock of the Bank
4.　Exercisable period
July 27, 2017 to July 26, 2047
5.　Exercise price (per share)
　　1 yen
6.　Major conditions to the exercise of share options
　　Share option holders may only exercise the share options all at once, and such exercise shall be restricted to the 10-day period starting on the day immediately following the date that they lose their status as a director of Hokuetsu Bank.
11
Outside Directors	―	―
Corporate Auditors	―	―

(2)	Share Options, etc. of the Bank Delivered to the Bank’s Employees, etc. During the Fiscal Year
None

37

Statements of Stockholders’ Equity for the 113th Fiscal Year (From April 1, 2017 to March 31, 2018)

(Unit: Million Yen)
	Stockholder Equity
	Common Stock	Capital Surplus		Retained Earnings			Treasury Stock	Total Stockholder Equity
		Capital Reserves	Total Capital Surplus	Retained Earnings Reserves	Other Retained Earnings	Total Retained Earnings
					Retained Earnings Forwarded
Balance at beginning of current period	24,538	16,964	16,964	2,223	47,024	49,247	(1,387)	89,362
Changes during current period
Dividends from surplus					(1,437)	(1,437)		(1,437)
Net income					7,161	7,161		7,161
Acquisition of treasury stock							(3)	(3)
Disposal of treasury stock					(28)	(28)	103	75
Retained earnings reserved				287	(287)	―		―
Reversal of unrealized gains from revaluation of land held for use					38	38		38
Changes of items other than stockholders’ equity during current period (net amount)
Total changes during the current period	―	―	―	287	5,446	5,734	100	5,834
Balance at end of current period	24,538	16,964	16,964	2,511	52,470	54,981	(1,287)	95,196

	Valuation and Translation Adjustment				Stock Subscription rights	Total net assets
	Other Securities Adjustment	Deferred Gains (Losses) on Hedges	Unrealized gains from revaluation of land held for use	Total Valuation and Translation Adjustment
Balance at beginning of current period	20,918	(1,422)	2,616	22,112	156	111,631
Changes during current period
Dividends from surplus						(1,437)
Net income						7,161
Acquisition of treasury stock						(3)
Disposal of treasury stock						75
Retained earnings reserved						―
Reversal of unrealized gains from revaluation of land held for use						38
Changes of items other than stockholders’ equity during current period (net amount)	(2,670)	1,141	(38)	(1,567)	(37)	(1,605)
Total changes during the current period	(2,670)	1,141	(38)	(1,567)	(37)	4,229
Balance at end of current period	18,248	(280)	2,577	20,545	118	115,860

38

Notes to Financial Statements
　Amounts less than one million yen are rounded down.

Matters Concerning Accounting Policies

1.	Trading securities are recorded at market value, with cost of sales determined mainly by the moving average method.
2.	Valuation standards and valuation method of securities
(1)
In principle, securities available for sale are carried at fair value based on the market prices at the balance sheet date with cost of sales determined mainly by the moving average method, and by the moving average method using the cost method for subsidiaries and subsidiary corporations. However, securities available for sale, for which it is judged to be extremely difficult to determine the fair value, are valued at cost determined by the moving average method.

The difference between the acquisition cost and the carrying amount of the other securities, is recognized as unrealized gains (losses) on securities available for sale, net of taxes, and included directly in net assets.
(2)	The fair value method is used to determine the value of securities managed as the trust assets of entrusted cash in individually operated cash trusts with securities investment as its main purpose.
3.	Valuation standards and valuation method of derivatives
Derivatives held or written are stated at fair value.
4.	Depreciation method of fixed assets
(1)	Tangible fixed assets
The declining-balance method is used for depreciation of tangible fixed assets.
The useful lives for major asset categories are as follows:
Buildings	10 to 50 years
Other assets	3 to 15 years

(2)	Intangible fixed assets
Intangible fixed assets are amortized using the straight-line method. Software for internal use is amortized based on the estimated useful life determined by the Bank (5 years)
5.	Translation standards for conversion of assets and liabilities denominated in foreign currencies to Japanese yen
　　Assets and liabilities denominated in foreign currencies are converted to Japanese yen values using the market exchange rate on the balance sheet date.
6.　Standards for recording allowances
(1)	Allowance for loan losses
A reserve for possible loan losses is recognized as follows in accordance with the predetermined amortization and provision criteria.
For loans to customers who are undergoing legal insolvency proceedings such as bankruptcy and special liquidation (“borrowers under bankruptcy proceedings”) or who are in a similar financial condition although not yet in bankruptcy (“borrowers substantially in bankruptcy”), an allowance for loan losses is provided at the full amount of the book value of such loans after deducting the amount of direct write-offs (as defined below), and excluding the amounts deemed collectible from sale of the collateral pledged and the amounts that are deemed recoverable from the guarantors. For the loans to borrowers not presently in the above insolvency circumstances, but with a high probability of becoming so, an allowance for loan losses is provided at the amount deemed necessary after deduction of the estimated realizable value of collateral and guarantees based on the customer’s overall financial condition.
For other loans, an allowance for loan losses is provided at an amount based on the anticipated loss rates calculated from the actual losses for a certain period. There are no foreign specified claims.
All business branches and head-office business related departments conduct initial evaluation all loans in accordance with the self-assessment rules, and after undergoing secondary evaluation by head-office loan approval departments, their evaluations are audited by the asset audit section, which is independent from business related departments.
For loans to borrowers under bankruptcy proceedings and borrowers substantially in bankruptcy that are secured by collateral and guarantees, the unrecoverable portion of such loans is determined by subtracting the estimated recoverable amounts from the disposal of the collateral and the amounts deemed recoverable from the guarantors. The unrecoverable amount is written off directly against the value of the loan. The amount of such direct write-off is ¥4,206 million.

39

(2)	Provision for bonuses
An allowance for bonuses to employees is appropriated as the total amount of the bonuses expected to be paid to employees within the current business year.
(3)	Allowance for bonuses to directors and corporate auditors
An allowance for bonuses for directors and corporate auditors is appropriated in the amount of the expected total bonus payment to directors and corporate auditors within the current business year.
(4)	Provision for retirement benefits
The allowance for retirement benefits is appropriated in the necessary amount based on an estimate of the retirement benefit obligations and pension assets expected to be paid to employees at the end of the current business year. Because the amount of pension assets exceeds the amount of retirement benefit obligations minus the total of unconfirmed items for the business year under review, it is recorded in “Prepaid pension costs” in the balance sheets. In calculating the retirement benefit obligations for employees, the estimated retirement benefit amount is attributed to the current business year using the benefit formula method. Unrecognized prior service cost and unrecognized actuarial gains and losses are amortized as follows.

Unrecognized prior service cost is amortized using the straight–line method over a certain period of time (3 years) within the average remaining service years of the current employees.
Unrecognized actuarial gains and losses are amortized from the following business year using the straight-line method over a certain period (12 years) within the average remaining service years of the current employees.

(5)	Provision for reimbursement of deposits
A reserve for reimbursement of deposits in inactive bank accounts is prepared against repayment losses that may be incurred when the holders of inactive bank accounts with suspended liability appropriation demand repayment. These reserves are prepared in the amount of estimated future repayment loss based on past repayment results.
(6)	Provision for losses on system cancellation
The allowance for losses on system cancellation is a provision for the expected loss due to termination before the end of the contractual term of outsourcing service agreements for core systems of the Bank that are expected to be incurred in future in connection with the adoption of the core systems currently used by The Daishi Bank, Ltd. after the future scheduled merger with The Daishi Bank, Ltd.
(7)	Provision for contingent losses
The reserve for contingencies is appropriated in the amount determined to be necessary based on estimates of future potential losses to provide for payments of obligations of the Bank to the Japan Federation of Credit Guarantee Corporations.
7.	Hedge accounting
　　Hedge accounting for interest rate risks
Deferred hedges are used as hedge accounting for interest rate risks accompanying various financial assets and liabilities. With respect to hedge transactions, individual hedges are implemented using derivatives transactions such as interest swap transactions for each individual transaction as its hedging method to avoid the interest rate risks accompanying financial assets and liabilities that are the subject of the hedge.
The effectiveness of a hedge is assessed in accordance with risk management procedures, by designating the hedge and conducting integrated management of the hedging instrument and the hedged item, and verifying whether interest risks associated with the hedged item are being mitigated by the hedging instrument.
8.	Accounting treatment for consumption taxes
The tax-excluded method is the accounting treatment mainly used for consumption taxes and local consumption taxes (“Consumption Taxes, etc.”).
However, Consumption taxes, etc. that cannot be deducted with respect to tangible fixed assets are recognized as costs for the current business year.

40

Notes
（Notes to Balance Sheets）
1.	The total shares and capital contribution of affiliated companies: 3,098 million yen
2.
Securities received under repurchase agreement, securities that can be disposed of freely by sale or (re-)pledged as collateral and were held without being disposed of at the end of the current business year: 742 million yen.

3.	Among “Loans,” loans to borrowers under bankruptcy proceedings is 431 million yen and past due loans is 25,726 million yen.
Loans to borrowers under bankruptcy proceedings mean nonaccrual loans which have no prospects for recovery or repayment of principal or interest due to such reasons as payment of principal or interest not having been received for a substantial period of time (excluding loans written-off (“Non-Accrual Loans”)) and for which circumstances apply as stipulated in Article 96, Paragraph (1), item (iii), (a) through (e) or item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).
Past due loans mean Non-Accrual Loans other than (i) loans to borrowers under bankruptcy proceedings and (ii) loans for which payments of interest are deferred in order to facilitate the restructuring of, or assist, borrowers in financial difficulties.
4.	Among “Loans,” loans past due for three months or more are 201 million yen.
Loans past due for three months or more mean loans, for which payments of principal or interest are delinquent by three months or more, as calculated from the day following the payment date under contract, and which are not either loans to borrowers under bankruptcy proceedings or past due loans.
5.	Among “Loans,” rescheduled loans are 1,963 million yen.
Rescheduled loans mean loans as to which contracts have been amended in favor of borrowers, such as reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, and renunciation of claims, in order to assist or facilitate the restructuring of borrowers in financial difficulties; loans to borrowers under bankruptcy proceedings, past due loans, or loans past due for three months or more are not included.
6.	The total amount of loans to borrowers under bankruptcy proceedings, past due loans, loans past due for three months or more, and rescheduled loans is 28,322 million yen.
The amounts of loans stated in items 3 through 6 above are the amounts before deducting the amount of the “Reserve for possible loan losses” therefrom.
7.
“Bills discounted” are accounted for as financing transactions in accordance with “Accounting and Auditing Treatment relating to the Adoption of ‘Accounting for Financial Instruments’ for Banks” (JICPA Industry Audit Committee Report No. 24, February 13, 2002). As for bills accepted by banks, commercial bills, documentary bills, and foreign exchange bought which have been accepted due to the foregoing, the Bank is entitled to sell or re-pledge such bills without restriction. The total face value of such bills is 12,519 million yen.

8.	Assets pledged as collateral are as follows:
Assets pledged as collateral-
Deposits paid	0 million yen
Securities	173,251 million yen
Other assets	480 million yen
Liabilities related to assets pledged
Deposits received	3,046 million yen
Payables under repurchase agreements	64,365 million yen
Guarantee deposits received under securities lending transactions	24,960 million yen
In addition, securities of 10,234 million yen were pledged as collateral for settlement of exchange transactions or as an alternative to collateral for derivatives transactions.
Initial margins deposited with central clearing organization of 5,564 million yen, security deposits of 47 million yen, and guarantee deposits of 45 million yen are included in “Other assets.”
9.
Commitment line agreements relating to overdrafts and loans represent agreements to extend overdrafts or loans to customers up to agreed amounts at their request as long as no violation of the conditions of the agreements exists. Unused commitment lines under such agreements are 573,577 million yen. Among these, commitment line agreements whose original maturity is within one year or for which the Bank can cancel at any time without any penalty amount to 565,318 million yen.

41

Since most of such agreements are terminated without being exercised, the amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank. Most of these agreements have provisions which stipulate that the Bank may deny extensions of loans or decrease the commitment line when there are certain changes in financial markets, certain issues in securing loans, or other reasonable circumstances. Upon providing such commitments, the Bank requests collateral in the form of real property or securities as deemed necessary. In addition, the Bank monitors the financial condition of customers in accordance with its pre-established internal rules on a regular basis and takes necessary measures, including revisiting the terms of commitments and other means, in order to prevent credit losses.
10.
Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), land used for business purposes has been revalued. Among the differences incurred from such revaluation, the amount equivalent to tax regarding the revaluation difference is accounted for in “Liabilities” as “Deferred income taxes for revaluation,” while the revaluation difference net of these deferred tax liabilities is accounted for in “Net Assets” as “Unrealized gains from revaluation of land for use.”

Date of revaluation: March 31, 1998
Revaluation method stipulated in Article 3, Paragraph (3) of the Act on Revaluation of Land:
The revaluation value was calculated by making reasonable adjustments based on the method (e.g. value adjustment for setback) published by the Commissioner of the National Tax Agency for the calculation of land value for a basis of determining the taxable amount subject to land value tax stipulated in Article 16 of the Land Value Tax Act (Act No. 69 of 1991), which is set forth in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land.
Difference between the total fair value as at the end of the business year of the land used for business purposes that is subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land and the total carrying amount of the land after such revaluation: 10,703 million yen.
11.	Aggregate amount of accumulated depreciation of tangible fixed assets: 32,834 million yen
12.	Aggregate amount of advanced depreciation of tangible fixed assets: 1,750 million yen
13.
Among the “Corporate bonds” in “Securities,” the Bank’s guarantee obligations on corporate bonds through private placement of securities (as specified in Article 2, Paragraph (3) of the Financial Instruments and Exchange Act) amount to 55,467 million yen.

14.	Total monetary claims against affiliated companies: 10,187 million yen
15.	Total monetary obligations to affiliated companies: 8,456 million yen
16.	The Bank is subject to a restriction on dividends of surplus pursuant to the provisions of Article 18 of the Banking Act.
Notwithstanding the provisions of Paragraph (4) of Article 445 of the Companies Act (Amounts of Stated Capital and Amounts of Reserves), when distributing dividends of surplus, the Bank recognizes as capital reserves or retained earnings reserves an amount calculated by multiplying the amount of surplus reduction due to such dividend by one fifth.
The amount recorded to retained earnings reserves in relation to such dividends of surplus this business year is 287 million yen.

(Notes to Statements of Income)
1.	Revenue from transactions with affiliated companies
Total revenue from fund management transactions	854 million yen
Total revenue from service transactions	24 million yen
Total revenue from other operating and other ordinary transactions	8 million yen
Costs of transactions with affiliated companies
Total costs relating to financing transactions	0 million yen
Total costs relating to service transactions, etc.	567 million yen
Total costs relating to other transactions	174 million yen

42

2.	Transactions with related parties are as follows.

Affiliation	Company, etc. Name	Percentage of Voting Rights Held In (by)	Relationship with Related Party	Details of Transactions	Transaction Amount (million yen)	Item	End of Year Balance (million yen)
Subsidiary	The Hokuetsu Credit Guarantee Co., Ltd.	100.00% of voting rights held in the company	Guarantee of loans (Note 1)	Guarantees of the Bank’s home loans (Note 2)	346,953 (Note 3)	―	―

(Note 1)	The Hokuetsu Credit Guarantee Co., Ltd. provides to the Bank guarantees for home loan receivables, etc.
(Note 2)	Guarantee terms are determined by taking into consideration factors such as the credit risk of home loans, etc. subject to the guarantee.
(Note 3)	The transaction amount shows the balance of guarantees at the end of the current business year.

(Notes to Statements of Changes in Stockholders’ Equity)

Class and total number of issued shares; class and number of shares of treasury stock
(Unit: Thousand shares)
	Number of shares at the beginning of the year	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at end of the year	Remarks
Treasury stock
Common stock	568	1	42	527	(Note)
Total	568	1	42	527

(Note) The breakdown of number of shares increased during the year is as follows
Increase due to the acquisition of common stock in response to the requests to buy back shares constituting less than one unit	1,000 shares
Breakdown of the number of shares decreased during the year
Decrease due to the sale of treasury stock in response to the request to purchase additional shares from the holders of shares constituting less than one unit	0 share
Decrease due to the exercise of stock options	42,000 shares

(Securities)
　　In addition to “Government bonds,” “Local government bonds,” “Corporate bonds,” and “Other securities” shown on the balance sheets, securities includes “trading government bonds” and “trading local government bonds.”
1.　 Trading securities (as of March 31, 2018)
Valuation difference included in gains and losses for the current business year
Trading securities	(0)

2.　 Held-to-maturity debt securities (as of March 31, 2018)
　　None.
3.　 Shares of subsidiaries and subsidiary corporations and shares of affiliated corporations (as of March 31, 2018)
　　None.
(Note)	Shares of subsidiaries and subsidiary corporations and shares of affiliated corporations for which it is judged to be extremely difficult to determine the fair value

43

(Unit: Million Yen)
Carrying Value
Shares of subsidiary or subsidiary corporation	3,088
Shares of affiliated corporation	―
Total	3,088

Because there is no market price for these shares, it is judged to be extremely difficult to determine their fair value, and therefore they are not included in “Shares of subsidiaries and subsidiary corporations and shares of affiliated corporations.”

4.　 Other securities (as of March 31, 2018)
	Category	Amount on balance sheets (million yen)	Acquisition cost	Gain (Loss) (million yen)
Other securities whose amount on the balance sheet exceeds the acquisition cost	Stocks	32,234	14,333	17,901
	Bonds	474,750	464,986	9,764
	Government bonds	343,896	336,255	7,641
	Local government bonds	32,931	32,272	658
	Short-term corporate bonds	―	―	―
	Corporate bonds	97,921	96,457	1,463
	Other	133,343	129,941	3,402
	Foreign bonds	89,114	88,004	1,109
	Other	44,228	41,936	2,292
	Subtotal	640,328	609,260	31,067
Other securities whose amount on the balance sheet does not exceed the acquisition cost	Stocks	2,199	2,421	(221)
	Bonds	50,576	50,900	(324)
	Government bonds	33,208	33,476	(268)
	Local government	599	600	(0)
	Short-term corporate bonds	―	―	―
	Corporate bonds	16,767	16,823	(55)
	Other	131,727	136,364	(4,637)
	Foreign bonds	30,843	31,211	(367)
	Other	100,883	105,153	(4,269)
	Subtotal	184,503	189,686	(5,182)
Total		824,831	798,946	25,884

(Note) Other securities judged to be extremely difficult to determine the fair value of

Carrying Value (million yen)
Stock	1,884
Other	1,956
Total	3,841

Because there is no market price it is judged to be extremely difficult to determine the fair value of these shares, and therefore they are not included in “Other securities.”

5.　 Other securities sold during the current year (from April 1, 2017 to March 31, 2018)

(Unit: Million Yen)
	Sale price	Total gain on sales	Total loss on sales
Stocks	1,650	881	18
Bonds	298,532	3,213	109
Government bonds	298,226	3,208	109
Local government bonds	―	―	―
Corporate bonds	305	5	―
Other	181,666	3,353	983
Foreign bonds	169,939	1,051	841
Other	11,726	2,301	142
Total	481,849	7,449	1,111

44

6.　Securities for which impairment loss was recorded
For securities other than trading securities (excluding the securities whose fair value is judged to be extremely difficult to determine), if their fair value has significantly declined from the acquisition cost and is deemed unlikely to recover to the acquisition cost, such fair value is recorded as the amount on the balance sheet and the valuation difference is treated as loss for the current business year (“Impairment Loss”). There was no Impairment Loss during the current business year.
　The Bank has “a market value decline of 30% or more since the end of the previous fiscal year” as its “rational standard” for determining whether the fair value has “significantly declined.” The Bank determines whether there is a possibility of recovery for securities falling under this standard, and applies Impairment Loss.

(Notes on Tax Effect Accounting)
The breakdowns of deferred tax assets and deferred tax assets by main causes are respectively as follows.
(Unit: Million Yen)
Deferred tax assets
Reserve for possible loan losses	2,527
Allowance for retirement benefits	929
Stock, etc. depreciation	804
Depreciable assets	584
Deferred hedge gains (losses)	122
Other	2,009
Deferred tax asset subtotal	6,978
Valuation allowances	(1,417)
Total deferred tax assets	5,560
Deferred tax liabilities
Valuation gains and losses on other securities	(7,636)
Other	(9)
Total deferred tax liabilities	(7,645)
Net deferred tax liabilities	(2,084)

(Per Share Information)

Per share amount of net assets	4,825.31 yen
Net income per share	298.68 yen
Diluted net income per share	297.87 yen

(Matters Related to Business Combinations)
Additional information
Business Integration between the Bank and The Daishi Bank, Ltd.
The Bank and The Daishi Bank, Ltd. (President: Fujio Namiki) (“Daishi Bank”) (collectively, “Banks”), resolved at their respective meetings of the board of directors held on March 23, 2018 to incorporate a company named “Daishi Hokuetsu Financial Group, Inc.” (the “Joint Holding Company”) that would become a wholly-owning parent company of the Banks effective as of October 1, 2018 through a joint share transfer (the “Share Transfer”), subject to obtaining the approval of shareholders of the Banks and regulatory approvals, and resolved the outline of the Joint Holding Company and terms of the Share Transfer. The Banks also entered into the business integration agreement on the same day.
Furthermore, the Banks jointly prepared a share transfer plan for the Share Transfer based on the resolutions of their respective meetings of the board of directors held on May 11, 2018.

45

1.　 Goals of the Business Integration through the Share Transfer
(1) Background and Goals of the Business Integration
From the early Meiji period (i.e., 1870’s) to today, the Bank and Daishi Bank have long established solid management bases as regional banks whose head offices are both located in Niigata Prefecture, by playing roles and accomplishing their missions as regional banks with support from local communities.
However, due to the effect of such factors as the declining population, it is expected that the size of bank deposits and lending will shrink in the future, and profit margins on lending and gains on investments in securities will further decrease due to Japan’s prolonged monetary easing policy. As described above, the business environment surrounding the Banks is expected to become much harsher, and establishing more solid management bases is now a common business challenge for the Banks.
In addition to the above, with the developments in the integration of finance and IT technology, typified by FinTech, and in digitalization, flexible responses to new customer needs, such as the introduction of IT technology to financial services, and creating further additional value are part of the important challenges. Moreover, now that Niigata companies are increasingly entering overseas markets and dealing with foreign companies, the Banks are also expected to expand and improve their consulting function with a global perspective, including providing know-how for business development in overseas markets.
The Banks have cooperated with each other to achieve their common goal of regional development by executing a comprehensive partnership agreement concerning regional revitalization with Niigata Prefecture, forming syndicated loans and other approaches, as well as promoting operational efficiency partnerships, such as jointly operating cash transportation cars. However, in light of changes in the business environment in which the Banks are operating, diversified customer needs and a host of other developments, the Banks, which have long fostered a relationship of trust, have concluded that if they integrate their businesses and address their common challenges by using their respective strengths, then they will be able to continue to play their roles and accomplish their missions as regional banks on a permanent basis, and also contribute significantly to the Banks’ shareholders, customers and local communities. Accordingly, the Banks formed a basic agreement on April 5, 2017 to proceed with discussions and considerations toward a business integration, the basic policy of which is to establish the Joint Holding Company through the Share Transfer and to merge the Banks under the Joint Holding Company in the future (the “Business Integration”). Moreover, the date of the formation of the Joint Holding Company through the Share Transfer (i.e., the effective date of the Share Transfer) was decided to be October 1, 2018 (scheduled), and on March 23, 2018 the Banks reached a definitive agreement to carry out the Business Integration on an equal footing.
(2) Method of Share Transfer, Details of Allotment Relating to the Share Transfer
① Method of the Share Transfer
The Share Transfer will take the form of a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.

② Details of Allotment in the Share Transfer

Company name	Daishi Bank	Hokuetsu Bank
Share transfer ratio	1	0.5
(Note 1)	Share allotment ratio

One (1) share of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of Daishi Bank, and 0.5 share(s) of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of the Bank. One unit of shares of common stock of the Joint Holding Company is planned to comprise 100 shares.
If the number of Joint Holding Company shares which will be delivered to a shareholder of the Banks through the Share Transfer includes a fraction of less than one share, the Joint Holding Company will, pursuant to Article 234 of the Companies Act of Japan (“Companies Act”) and other relevant laws and regulations, pay the relevant shareholder a cash amount corresponding to such fractional share.
Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material effect to the Share Transfer Ratio are newly found to exist or have occurred.

46

(Note 2)	Number of newly issued Joint Holding Company shares to be delivered through the Share Transfer (scheduled)
Common stock: 45,876,355 shares
The above number has been calculated based on the total number of issued and outstanding shares of Daishi Bank (34,625,347 shares) and that of the Bank (24,514,280 shares) as of March 31, 2018. However, the Banks plan to cancel their treasury shares (however, excluding treasury shares owned by the Bank that are the trust assets of the exclusive trust of the Daishi Bank Employee Stock Ownership Plan pertaining to all of the Bank’s trust-type employee stock ownership incentive plan (E-Ship) (owner name: “The Nomura Trust and Banking Co., Ltd. (Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account)”); the same hereinafter) immediately before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (“Record Time”). Accordingly, treasury shares held by Daishi Bank (742,205 shares) and the Bank (527,854 shares) as of March 31, 2018 have not been included in the scope of the new share delivery in calculating the above number. The number of newly issued Joint Holding Company shares to be delivered through the Share Transfer may change if the number of the Banks’ treasury shares as of March 31, 2018 changes before the Record Time due to reasons such as exercise of the right to request purchase of shares by a shareholder of Daishi Bank or the Bank.

(Note 3)	Handling of shares constituting less than one unit

The Banks’ shareholders who receive an allocation of shares constituting less than one unit (100 shares) of the common stock of the Joint Holding Company (“Shares Constituting Less than One Unit”) through the Share Transfer may not sell Shares Constituting Less than One Unit on the TSE or any other securities exchange. Shareholders who own Shares Constituting Less than One Unit may request the Joint Holding Company to purchase their Shares Constituting Less than One Unit pursuant to Article 192, paragraph (1) of the Companies Act. It is planned that such shareholders may also request the Joint Holding Company to sell the number of shares needed, together with the number of Shares Constituting Less than One Unit owned by such shareholder, to constitute one unit pursuant to Article 194, paragraph (1) of the Companies Act and provisions planned to be stipulated in the Articles of Incorporation of the Joint Holding Company.

(3)	Handling of stock acquisition rights and bonds with stock acquisition rights of the wholly-owned subsidiaries
In connection with the Share Transfer, the Joint Holding Company will deliver to the holders of stock acquisition rights issued by the Bank and Daishi Bank outstanding as of the Record Time stock acquisition rights of the Joint Holding Company based on the terms of stock acquisition rights and the Share Transfer Ratio. Neither of the Banks has issued bonds with stock acquisition rights.

2.	Schedule of the Share Transfer
Friday, March 23, 2018	Adoption of resolutions at the board of directors’ meetings for the execution of the Business Integration Agreement Execution of the Business Integration Agreement (Banks)
Saturday, March 31, 2018	Record date of the annual shareholders’ meetings (Banks)
Friday, May 11, 2018	Adoption of resolutions at the board of directors’ meeting for the preparation of the Share Transfer Plan Preparation of the Share Transfer Plan (Banks)
Tuesday, June 26, 2018 (scheduled)	Convening of the annual shareholders’ meetings (adoption of resolution approving the Share Transfer Plan) (Banks)
Wednesday, September 26, 2018 (scheduled)	TSE delisting date (Banks)
Monday, October 1, 2018 (scheduled)	Date of formation of the Joint Holding Company (i.e., effective date of the Share Transfer) Share listing date of the Joint Holding Company
(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

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3.　Profile of the Banks (as of the end of March 2018)

Name	The Hokuetsu Bank, Ltd.	The Daishi Bank, Ltd.
Location	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan
Name and Title of Representative	Katsuya Sato, President	Fujio Namiki, President
Nature of Business	Banking business	Banking business
Amount of capital	24,538 million yen	32,776 million yen
Date of foundation	December 20, 1878	November 2, 1873
Number of issued shares	24,514,280 shares	34,625,347 shares
Fiscal year end	March 31	March 31

4.　 Company to be Established through the Share Transfer
Trade name	Daishi Hokuetsu Financial Group, Inc.
Location of head office	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan
Location of principal head office functions	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan
Capital	30,000 million yen
Fiscal year end	March 31

5.　Overview of Accounting Treatment of the Share Transfer
It is expected that the purchase method will be applied as the accounting treatment of the Share Transfer since it falls under “purchase” stipulated in the Accounting Standard for Business Combination. The amount of goodwill (or negative goodwill) in connection with the Share Transfer has not been determined at the present stage.

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Consolidated Statement of Stockholders’ Equity for the 113th Fiscal Year
(From April 1, 20 17 to March 31, 2018)
(Unit: Million Yen)
	Stockholder Equity
	Common Stock	Capital Surplus	Retained Earnings	Treasury Stock	Total Stockholder Equity
Balance at beginning of current period	24,538	19,002	53,488	(1,387)	95,641
Changes during current period
Dividends from surplus			(1,437)		(1,437)
Net income attributable to stockholders of parent company			6,859		6,859
Acquisition of treasury stock				(3)	(3)
Disposal of treasury stock			(28)	103	75
Reversal of unrealized gains from revaluation of land held for use			38		38
Net changes of items other than stockholders’ equity during current period (net amount)
Total changes during the current period	―	―	5,432	100	5,532
Balance at end of current period	24,538	19,002	58,921	(1,287)	101,174

	Other Accumulated Comprehensive Income					Stock subscription rights	Non- controlling interests	Total net assets
	Unrealized holding gains (losses) on securities	Deferred gains (losses) on hedges	Unrealized gains from revaluation of land held for use	Remeasurements of defined benefit plans	Total of other accumulated comprehensive income
Balance at beginning of current period	21,296	(1,422)	2,616	(2,394)	20,095	156	78	115,972
Changes during current period
Dividends from surplus								(1,437)
Net income attributable to stockholders of parent company								6,859
Acquisition of treasury stock								(3)
Disposal of treasury stock								75
Reversal of unrealized gains from revaluation of land held for use								38
Net changes of items other than stockholders’ equity during current period (net amount)	(2,571)	1,141	(38)	164	(1,304)	(37)	6	(1,335)
Total changes during the current period	(2,571)	1,141	(38)	164	(1,304)	(37)	6	4,196
Balance at end of current period	18,725	(280)	2,577	(2,230)	18,791	118	84	120,169

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Notes To Consolidated Financial Statements

　Amounts less than one million yen are rounded down.
　Each of subsidiaries, subsidiary corporations and affiliated corporations is defined in accordance with Article 2, paragraph (8) of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

Basis of Presenting Consolidated Financial Statements
1.　 Matters Concerning Scope of Consolidation
(1) Number of consolidated subsidiaries and subsidiary corporations: 4
　　　Company name
　　　　The Hokuetsu Leasing Co., Ltd.
　　　　The Hokuetsu Card Co., Ltd.
　　　　The Hokuetsu Credit Guarantee Co., Ltd.
　　　The Hokugin Economic Research Institute,Ltd.

(2) Number of non-consolidated subsidiaries and subsidiary corporations: None

2.　 Matters Concerning the Application of the Equity Method
(1) Unconsolidated subsidiaries and subsidiary corporations accounted for by the equity method: None

(2) Affiliated corporations accounted for by the equity method: None

(3) Non-consolidated subsidiaries and subsidiary corporations accounted for by the equity method: None

(4) Affiliated corporations not accounted for by the equity method: 1
　　　Company name
　　　　Hokuetsu Rokujisangyoka Ouen Fund
　　　The non-consolidated affiliated corporations which are not accounted for by the equity method are excluded from the scope of equity method, due to their exclusion from the scope of equity method having no material effect on the consolidated financial statements in light of, among others, their profit or loss (to the extent of equity position), and retained earnings (to the extent of equity position).
3.　 Matters Concerning Fiscal Years of Consolidated Subsidiaries and Subsidiary Corporations
　　The fiscal year ending dates of the consolidated subsidiaries and subsidiary corporations are all March 31.
4.　 Matters Concerning Special Purpose Companies Subject to Disclosure
　　None.
5.　 Matters Concerning Amortization of Goodwill.
　　None.

Matters Concerning Accounting Policies
1.　 Valuation standards and method of trading account securities
　　Trading securities are recorded at market value, with cost of sales determined mainly by the moving average method.
2.　 Valuation standards and valuation method of securities
(1)
In principle, securities available for sale are carried at fair value based on the market prices at the consolidated balance sheet date with cost of sales determined mainly by the moving average method. However, securities available for sale, for which it is extremely difficult to determine the fair value, are valued at cost determined by the moving average method.

The difference between the acquisition cost and the carrying amount of the other securities, is recognized as unrealized gains (losses) on securities available for sale, net of taxes, and included directly in net assets.
(2)	The fair value method is used to determine the value of securities managed as the trust assets of entrusted cash in individually operated cash trusts with securities investment as its main purpose.
3.　 Valuation standards and valuation method of derivatives
　　Derivatives held or written are stated at fair value.
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4.　Depreciation method of fixed assets
(1) Tangible fixed assets (excluding leased assets)
　　　The Bank uses the declining-balance method for depreciation of tangible fixed assets.
　　　The useful lives for major asset categories are as follows:
Buildings ............... 10 to 50 years
Other assets 3 to 15 years
The declining balance method based on the estimated useful life of assets is used for depreciation of tangible assets of consolidated subsidiaries and subsidiary corporations.
(2) Intangible fixed assets (excluding leased assets)
　　　Intangible fixed assets are amortized using the straight-line method. Software for internal use is amortized based on the estimated useful life determined by the Bank and its consolidated subsidiaries and subsidiary corporations (generally 5 years).
(3) Lease assets
　　　Among “tangible fixed assets” and “intangible fixed assets,” lease assets relating to finance leases which do not transfer ownership to lessees are amortized using the straight-line method over the lease term. For residual value, the residual value guarantees determined based on lease contracts are shown at the aforementioned residual value guarantee amount, and others are shown as zero.
5.　 Allowance for loan losses
　　　　A reserve for possible loan losses of the Bank is recognized as follows in accordance with its predetermined amortization and provision criteria.
For loans to customers who are undergoing legal insolvency proceedings such as bankruptcy and special liquidation (“borrowers under bankruptcy proceedings”) or who are in a similar financial condition although not yet in bankruptcy (“borrowers substantially in bankruptcy”), an allowance for loan losses is provided at the full amount of the book value of such loans after deducting the amount of direct write-offs (as defined below), and excluding the amounts deemed collectible from sale of the collateral pledged and the amounts that are deemed recoverable from the guarantors. For the loans to borrowers not presently in the above insolvency circumstances, but with a high probability of becoming so (“borrowers with high probability of becoming insolvent”), an allowance for loan losses is provided at the amount deemed necessary after deduction of the estimated realizable value of collateral and guarantees based on the customer’s overall financial condition.
　　For other loans, an allowance for loan losses is provided at an amount based on the anticipated loss rates calculated from the actual losses for a certain period. There are no foreign specified claims.
　　All business branches and head-office business related departments conduct initial evaluation all loans in accordance with the self-assessment rules, and after undergoing secondary evaluation by head-office loan approval departments, their evaluations are audited by the asset audit section, which is independent from business related departments.
　　For loans to borrowers under bankruptcy proceedings and borrowers substantially in bankruptcy that are secured by collateral and guarantees, the unrecoverable portion of such loans is determined by subtracting the estimated recoverable amounts from the disposal of the collateral and the amounts deemed recoverable from the guarantors. The unrecoverable amount is written off directly against the value of the loan (“direct write-off”). The amount of such direct write-off is ¥4,414 million.
　　Consolidated subsidiaries and subsidiary corporations record a general allowance for loan losses by applying the historical loan-loss ratio observed over specific periods, and record a specific allowance for certain loans at the estimated uncollectible amount based on assessment of each borrower’s ability to repay.
6.　Provision for bonuses
　　An allowance for bonuses to employees is appropriated as the total amount of the bonuses expected to be paid to employees within the current consolidated fiscal year.
7.　Allowance for bonuses to directors and corporate auditors
　　An allowance for bonuses for directors and corporate auditors is appropriated in the amount of the expected total bonus payment to directors and corporate auditors within the current consolidated fiscal year.
8.　 Provision for retirement benefits for directors and corporate auditors
　　An allowance for directors’ and corporate auditors’ retirement benefits of the consolidated subsidiaries and subsidiary corporations is appropriated in the amount required to be paid to directors and corporate auditors pursuant to internal rules at the end of the current consolidated fiscal year, to provide for payment of retirement benefits to directors.
9. Provision for reimbursement of deposits
　　A reserve for reimbursement of deposits in inactive bank accounts is prepared against repayment losses that may be incurred when the holders of inactive bank accounts with suspended liability appropriation demand repayment. These reserves are prepared in the amount of estimated future repayment loss based on past repayment results.
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10.　 Provision for losses on system cancellation
　　The allowance for losses on system cancellation is a provision for the expected loss due to termination before the end of the contractual term of outsourcing service agreements for core systems of the Bank that are expected to be incurred in future in connection with the adoption of the core systems currently used by The Daishi Bank, Ltd. after the future scheduled merger with The Daishi Bank, Ltd.
11.　 Provision for contingent losses
　　The reserve for contingencies is appropriated in the amount determined to be necessary based on estimates of future potential losses to provide for payments of obligations of the Bank to the Japan Federation of Credit Guarantee Corporations.
12.　 Provision for losses on return of interest
　　The reserve for losses on return of interest is appropriated in the amount reasonably estimated to be returned, based on past returns of interest, to provide for claims for the return of interest on loans of consolidated subsidiaries and subsidiary corporations that exceed the maximum under the Interest Rate Restriction Act.
13.　 Accounting for retirement benefits
　　In calculating the retirement benefit obligations for employees, the estimated retirement benefit amount is attributed to each consolidated fiscal year using the benefit formula method. Unrecognized prior service cost and unrecognized actuarial gains and losses are amortized as follows.
Unrecognized prior service cost is amortized using the straight–line method over a certain period of time (3 years) within the average remaining service years of the current employees.
Unrecognized actuarial gains and losses are amortized from the following fiscal year using the straight-line method over a certain period (12 years) within the average remaining service years of the current employees.
These are both processed as costs from the consolidated fiscal year following the fiscal year in which they were incurred.
For consolidated subsidiaries and subsidiary corporations, liability for retirement benefits and retirement benefit expenses are calculated using the simplified method, which assumes the retirement benefit obligation to be equal to the benefits payable if all eligible employees voluntarily terminated their employment at the fiscal year end.
14.　Foreign currency translation
　　Foreign currency-denominated assets and liabilities are translated into Japanese yen primarily at the exchange rate prevailing at the balance sheet date.
15.　Lease transaction revenue and expense appropriation standards
　　Revenue and expense appropriation standards concerning finance lease transactions depend on the appropriation method for proceeds and costs of sales at the time of lease charge acceptance.
16.　 Hedge accounting
　　Hedge accounting for interest rate risks
　　　The Bank uses deferred hedges as its hedge accounting for interest rate risks accompanying various financial assets and liabilities. With respect to hedge transactions, the Bank implements individual hedges using derivatives transactions such as interest swap transactions for each individual transaction as its hedging method to avoid the interest rate risks accompanying financial assets and liabilities that are the subject of the hedge.
　　　The effectiveness of a hedge is assessed in accordance with risk management procedures, by designating the hedge and conducting integrated management of the hedging instrument and the hedged item, and verifying whether interest risks associated with the hedged item are being mitigated by the hedging instrument.
17.　 Accounting treatment for consumption taxes
　　The tax-excluded method is the accounting treatment mainly used for consumption taxes and local consumption taxes for the Bank and its consolidated subsidiaries and subsidiary corporations.

52

Notes
(Notes to Consolidated Balance Sheets)
1.　The total capital contribution of associated companies (excluding the equity in consolidated subsidiaries and consolidated subsidiary corporations): 10 million yen
2.　 Securities received under repurchase agreement, securities that can be disposed of freely by sale or (re-)pledged as collateral and were held without being disposed of at the end of the current consolidated fiscal year: 742 million yen.
3.　Among “Loans,” loans to borrowers under bankruptcy proceedings is 470 million yen and past due loans is 25,849 million yen.
　　Loans to borrowers under bankruptcy proceedings mean nonaccrual loans which have no prospects for recovery or repayment of principal or interest due to such reasons as payment of principal or interest not having been received for a substantial period of time (excluding loans written-off (“Non-Accrual Loans”)) and for which circumstances apply as stipulated in Article 96, Paragraph (1), item (iii), (a) through (e) or item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).
　　Past due loans mean Non-Accrual Loans other than (i) loans to borrowers under bankruptcy proceedings and (ii) loans for which payments of interest are deferred in order to facilitate the restructuring of, or assist, borrowers in financial difficulties.
4.　Among “Loans,” loans past due for three months or more are 205 million yen.
　　Loans past due for three months or more mean loans, for which payments of principal or interest are delinquent by three months or more, as calculated from the day following the payment date under contract, and which are not either loans to borrowers under bankruptcy proceedings or past due loans.
5.　 Among “Loans,” rescheduled loans are 2,242 million yen.
　　Rescheduled loans mean loans as to which contracts have been amended in favor of borrowers, such as reduction of or exemption from stated interest, deferral of interest payments, extension of maturity dates, and renunciation of claims, in order to assist or facilitate the restructuring of borrowers in financial difficulties; loans to borrowers under bankruptcy proceedings, past due loans, or loans past due for three months or more are not included.
6.　 The total amount of loans to borrowers under bankruptcy proceedings, past due loans, loans past due for three months or more, and rescheduled loans is 28,767 million yen.
　　The amounts of loans stated in items 3 through 6 above are the amounts before deducting the amount of the “Reserve for possible loan losses” therefrom.
7.　 “Bills discounted” are accounted for as financing transactions in accordance with “Accounting and Auditing Treatment relating to the Adoption of ‘Accounting for Financial Instruments’ for Banks” (JICPA Industry Audit Committee Report No. 24, February 13, 2002). As for bills accepted by banks, commercial bills, documentary bills, and foreign exchange bought which have been accepted due to the foregoing, the Bank is entitled to sell or re-pledge such bills without restriction. The total face value of such bills is 12,519 million yen.
8.　 Assets pledged as collateral are as follows:
　　Assets pledged as collateral-
Cash deposits	0 million yen
Securities	173,251 million yen
Lease claims and lease investment assets	63 million yen
Other assets	480 million yen
　　Liabilities related to assets pledged
Deposits	3,046 million yen
Payables under repurchase agreements	64,365 million yen
Guarantee deposits received under securities lending transactions	24,960 million yen
Borrowed money	60 million yen
　　In addition, securities of 10,234 million yen were pledged as collateral for settlement of exchange transactions or as an alternative to collateral for derivatives transactions.
　　Cash collateral paid for financial instruments of 22,280 million yen, initial margins deposited with central clearing organization of 5,564 million yen, and guarantee deposits of 50 million yen are included in “Other assets.”
9.　 Commitment line agreements relating to overdrafts and loans represent agreements to extend overdrafts or loans to customers up to agreed amounts at their request as long as no violation of the conditions of the agreements exists. Unused commitment lines under such agreements are 592,254 million yen. Among these, commitment line agreements whose original maturity is within one year or for which the Bank can cancel at any time without any penalty amount to 583,995 million yen.
53

　　Since most of such agreements are terminated without being exercised, the amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank and its consolidated subsidiaries and subsidiary corporations. Most of these agreements have provisions which stipulate that the Bank and its consolidated subsidiaries and subsidiary companies may deny extensions of loans or decrease the commitment line when there are certain changes in financial markets, certain issues in securing loans, or other reasonable circumstances. Upon providing such commitments, the Bank requests collateral in the form of real property or securities as deemed necessary. In addition, the Bank monitors the financial condition of customers in accordance with its pre-established internal rules on a regular basis and takes necessary measures, including revisiting the terms of commitments and other means, in order to prevent credit losses.
10.　 Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), the Bank has revalued the land used for business purposes by the Bank and its consolidated subsidiaries. Among the differences incurred from such revaluation, the amount equivalent to tax regarding the revaluation difference is accounted for in “Liabilities” as “Deferred income taxes for revaluation,” while the revaluation difference net of these deferred tax liabilities is accounted for in “Net Assets” as “Unrealized gains from revaluation of land for use.”

Date of revaluation:	March 31, 1998
Revaluation method stipulated in Article 3, Paragraph (3) of the Act on Revaluation of Land:
The revaluation value was calculated by making reasonable adjustments based on the method (e.g. value adjustment for setback) published by the Commissioner of the National Tax Agency for the calculation of land value for a basis of determining the taxable amount subject to land value tax stipulated in Article 16 of the Land Value Tax Act (Act No. 69 of 1991), which is set forth in Article 2, item (iv) of the Order for Enforcement of the Act on Revaluation of Land.
Difference between the total fair value as at the end of the fiscal year of the land used for business purposes that is subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land and the total carrying amount of the land after such revaluation: 10,703 million yen.

11. Aggregate amount of accumulated depreciation of tangible fixed assets:	35,190 million yen
12. Aggregate amount of advanced depreciation of tangible fixed assets:	1,750 million yen
13.　 Among the “Corporate bonds” in “Securities,” the Bank’s guarantee obligations on corporate bonds through private placement of securities (as specified in Article 2, Paragraph (3) of the Financial Instruments and Exchange Act) amount to 55,467 million yen.

(Notes to Consolidated Statements of Income)
1.　 “Other ordinary income” includes 3,149 million yen of gain on sales of stocks and other securities.
2.　 “Other ordinary expenses” includes 491 million yen of write-off of loans and 372 million yen of losses on sales of stocks and other securities.

(Notes to Consolidated Statements of Changes in Stockholders’ Equity)
1.　 Class and total number of issued shares; class and number of shares of treasury stock
(Unit: Thousand shares)
	Number of shares at the beginning of the year	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at end of the year	Remarks
Number of issued shares
Common stock	24,514	―	―	24,514
Total	24,514	―	―	24,514
Treasury stock
Common stock	568	1	42	527	(Note)
Total	568	1	42	527

(Note) The breakdown of number of shares increased during the year is as follows
Increase due to the acquisition of common stock in response to the requests to buy back shares constituting less than one unit	1,000 shares
　　　Breakdown of the number of shares decreased during the year
Decrease due to the sale of treasury stock in response to the request to purchase additional shares from the holders of shares constituting less than one unit	0 share
Decrease due to the exercise of stock options	42,000 shares

54

2.　 Matters concerning subscription rights to shares and treasury subscription rights to shares

Category	Breakdown of subscription rights	Class of shares subject to subscription rights	Number of shares subject to subscription rights (shares)				Balance at end of the year (million yen)	Remarks
			Number of shares at the beginning of the year	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at end of the year
The Bank	Subscription rights as stock options	―					118
Total		―					118

3.　 Dividends of surplus
(1) Amount of dividends paid during the year ended March 31, 2018

(Resolution)	Class of shares	Total amount of dividends	Dividend per share	Record date	Effective date
June 23, 2017 Annual General Meeting of Shareholders	Common stock	718 million yen	30 yen	March 31, 2017	June 26, 2017
November 10, 2017 Board of Directors	Common stock	719 million yen	30 yen	September 30, 2017	December 4, 2017

(2) Dividends with a record date falling within the year ended March 31, 2018, with an effective date falling on a day after March 31, 2018
　　　The following matters relating to common share dividends have been proposed for the agenda of the annual general meeting of shareholders to be held on June 26, 2018.
① Total amount of dividends	719 million yen
② Dividend per share	30 yen
③ Record date	March 31, 2018
④ Effective date	June 27, 2018
　　　The Bank plans to use retained earnings for the dividends.

(Financial Instruments)
1.　 Matters concerning status of financial instruments
（1）Policies for financial instruments
　　　The Group is engaged in financial service businesses such as lease business, credit guarantee business, and credit card business, with banking business as its core business.
　　　Given that the Group mainly has financial assets and financial liabilities that are subject to interest rate fluctuations, the Bank operates asset-liability management (ALM) to prevent adverse impact due to interest rate fluctuations and to appropriately meet the diversified needs of the needs of customers in connection with changes to the economic and financial environment.
　　　Derivatives transactions predominantly constitute hedging transactions, carried out to meet the diverse needs of our customers as well as to mitigate interest rate and exchange risks faced by the Bank.
55

(2) Types of financial instruments and related risks
　　　The financial assets held by the Group are mainly comprise loans to corporate and individual customers in Japan, and are exposed to credit risks that may result in the principal and interest of loans and other similar instruments becoming difficult to recover due to such reasons as bankruptcy and deterioration in financial positions of the customers. Securities consist mainly of stocks, debt securities, and investment trusts, which are held for investment purposes only or as strategic shareholdings. These securities are exposed to the credit risk of issuers, interest rate fluctuation risk, and market price fluctuation risk.
Financial liabilities mainly comprise deposits, and these are exposed to interest fluctuation risks. The main derivatives transactions carried out by the Bank include interest swaps in relation to interest rates, forward exchange contracts and currency options in relation to currencies, and bond futures contracts and OTC bond options in relation to debt securities. These transactions are mainly carried out to meet the needs of customers, and to mitigate interest rate and exchange fluctuation risks, but some transactions are also carried out to diversify earnings opportunities.
　　　Risk exposure due to such derivatives trading includes credit risk in the event that the counterparty defaults on the agreement, and market risks due to losses caused by fluctuations in interest rates and exchange rates.
　　　Furthermore, at some consolidated subsidiaries, the financial assets and financial liabilities are exposed to risks including interest rate fluctuation risks and price fluctuation risks.
(3) Risk management system for financial instruments
　　①　Credit risk management
　　　　The Bank conducts loan screening for each loan matter pursuant to strict screening standards in order to appropriately control credit risk, pursuant to loan rules and various rules for managing credit risk. In doing so, in order to prevent concentration of credit in a specific customer, the Bank sets a “maximum credit amount,” as well as implementing and operating credit management measures including a “credit rating system” to appropriately manage credit risk and providing “management improvement support” for customers. These credit management measures are carried out at each business branch, as well as by the Loan Division.
　　　　In addition, the Bank aims to build an optimum credit portfolio based on the fundamental principle of risk diversification, and the Risk Control Division conducts management to gain an understanding of, and analyze, the distribution status of loan assets, etc. as a measure to achieve this goal.
　　②　Market risk management
　　　　In order to appropriately control market risk, every six months the Bank sets at the Council of Managing Directors a maximum risk amount within the scope of risk capital, based on the General Rules on Risk Management and Rules on Market Risk Management, and sets the position limit (maximum investment amount or holding amount), maximum risk amount, and alarm points for securities evaluation gain (loss), within the scope of the risk capacity limit for the entire Bank. The Market and Capital Division conducts flexible and effective market transactions based on these risk limits, etc.
　　　(i) Interest risk management
　　　　The Bank manages interest rate fluctuation risks through ALM. Investment is carried out pursuant to policies on investment and loans deliberated at the ALM Meeting, and the status of interest risk in connection therewith is monitored by the Risk Control Division.
　　　　　The Bank also conducts strict management with respect to future interest rate fluctuations, based on the fundamental principle of controlling the volume of interest risk so that it is appropriate for the Bank’s own capital.
　　　　　Interest risk volume measurement is conducted daily for market and capital departments, and monthly on a bank-wide basis.
　　　(ii) Exchange rate risk management
　　　　　The Bank conducts fair valuation for, and manages, each individual matter, in relation to exchange rate fluctuation risk.
　　　(iii) Price fluctuation risk management
　　　　　In order to manage price fluctuation risk for shares, etc., the Bank pays particular attention to the risk of falls in share prices, sets appropriate maximum risk amounts and loss cut rules, and avoids excessive risk-taking.
　　　　　With respect to investment amounts, the Bank takes into account the expected revenue and market fluctuation risk based on the outlook for future interest rates and market prices, etc., and makes the decision at the Council of Managing Directors after examination by the ALM Meeting.
　　　(iv) Derivatives transactions
　　　　　With respect to derivatives transactions, the Bank conducts its transactions based on its investment management standards, and ensures internal checks by separating transaction execution and administrative management.

56

　　(v) Quantitative information on market risk
　　　　　The Bank conducts quantitative analysis of banking transactions such as deposits and loans, and securities, and predominantly measures market risk by means of VaR. The Bank uses the delta-normal method (holding period: 6 months; credit classification: 99%; observation period 5 years) when calculating VaR. Overall VaR is regarded as having an inverse correlation effect, with interest and share price cancelling one another out for some securities.
　　　　　VaR as of March 31, 2018 was 25,100 million yen (inverse correlation effect of 1,600 million yen) (does not include unlisted shares, etc. for which are recognized to be extremely difficult to work out the fair value). With respect to the interest risk for deposits and loans, core deposits are calculated using an internal model. Floating deposits are allocated to each period based on the results of such calculations, and interest risk is recognized as an average remaining period of 4.8 years.
　　　　　The Bank verifies its measurement model by conducting back testing that compares the calculated VaR with the actual gain or loss. We believe that the results of back testing and the measurement model used capture market risk with sufficient accuracy. However, in the event of major market upheavals that cannot normally be contemplated, it may be difficult to appropriately capture risk.
　　③　Funding liquidity risk management
　　　　The bank has set forth the Rules on Liquidity Risk Management, the Market and Capital Division conducts day-to-day management of financing, and by measures such as the Risk Control Division understanding the amount of immediate funds available based on securities held and monitoring liquidity risk indices (guidelines), the Bank endeavors to understand its liquidity risk at all times.
(4) Supplementary explanation of the estimated fair value of financial instruments
　　　The fair value of financial instruments includes the value based on the market price as well as a reasonably estimated value in case there is no market price. Because various assumptions are used in the estimation of the fair value, the fair value may vary when different assumptions are used.

2.　 Matters concerning estimated fair value of financial instruments
　　The consolidated balance sheet amounts, fair values, differences as of March 31, 2018 are as follows. Non-listed stock, etc. whose fair value is judged to be extremely difficult to determine are not included in the following table (see Note 2). Additionally, items whose value has a low significance in the consolidated balance sheet have been omitted.
(Unit: Million Yen)
	Book value	Fair value	Difference
(1) Cash and due from banks	182,697	182,697	―
(2) Securities
Other securities	825,909	825,909	―
(3) Loans	1,688,563
Reserve for possible loan losses (*1)	(5,374)
	1,683,188	1,704,268	21,079
Total assets	2,691,796	2,712,876	21,079
(1) Deposits	2,460,893	2,461,028	134
(2) Certificates of deposit	102,780	102,780	0
(3) Payables under resale agreements	64,365	64,365	―
(4) Payables under securities lending transactions	24,960	24,960	―
Total liabilities	2,652,999	2,653,134	134
Derivative transactions (*2)
Hedge accounting not applied	121	121	―
Hedge accounting supplied	(402)	(402)	―
Total derivative transactions	(280)	(280)	―

(*1)	The general allowance for loan losses and the specific allowance for loan losses, which correspond to loans, have been deducted.
(*2)	Derivative transactions recorded in Other assets and Other liabilities as well as transactions to which special accounting treatment for interest rate swaps is applied are presented in total.
The value of assets and liabilities arising from derivative transactions is shown at net value, and with the amount in parentheses representing net liability position.

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(Note 1)	Methods for estimating the market value of financial instruments
Assets
(1) Cash and due from banks
　　　For due from banks that does not have stated maturity and due from banks with a short term (one year or less), because fair value approximates its carrying value, the carrying value is treated as the fair value.
(2) Securities
　　　The fair value of stock is based on its market price on the stock exchange, while the fair value of debt securities is based on the market prices for OTC Bond Transactions published by the Japan Securities Dealers Association, etc. or the price quoted by the correspondent financial institutions. The fair value of investment trusts is based on its market price, the announced reference price or the price quoted by the correspondent financial institutions.
　　　The fair value of private placement bonds with the Bank’s own guarantee is calculated by discounting future cash flows by the market rate incorporating the credit cost rate.
　　　Notes to securities categorized according to the purpose of holding are stated in “(Securities)” below.
(3) Loans
　　　Because loans with floating interest rates reflect market interest rates in a short-term period, the fair value of such loans approximates their carrying value, as long as the credit standing of the borrower has not changed significantly since origination. Thus, the carrying value of such loans is treated as the fair value. The fair value of loans with fixed interest rates is based on the total amount of principal and interest categorized by the type of loans, internal rating and term, calculated by discounting future cash flows by the market rate incorporating the credit cost rate. Because the fair value of loans with a short-term contractual maturity (one year or less) approximates their carrying value, the carrying value is treated as the fair value.
　　　Regarding loans to borrowers under bankruptcy proceedings, borrowers substantially in bankruptcy and borrowers with high probability of becoming insolvent, since the fair value of such loans approximates their carrying value after deducting the allowance for loan losses, which is calculated based on the present value of the estimated amounts collectible from the sale of collateral and guarantees, the carrying value is treated as the fair value.
　　　With respect to loans that have no due date because of special attributes such as limiting the borrowings to the amounts secured by collateral, because it is assumed that the fair value approximates the carrying value from the estimated repayment period and interest rate conditions, the carrying value is treated as the fair value.

Liabilities
(1) Deposits and (2) Certificates of deposit
　　　For demand deposits, the amount which would be paid if its repayment were demanded on the consolidated balance sheet date (carrying value) is deemed to be the fair value. The fair value of time deposits and negotiable certificates of deposit is based on the discounted present value of the future cash flows categorized by term. The discount rate is the interest rate that would be applied when new deposits were taken. Because the fair value of those time deposits and negotiable certificates of deposit with a short deposit term (one year or less) approximates their carrying value, the carrying value is treated as the fair value.
(3) Payables under resale agreements
　　　Since payables under resale agreements have contractual short-term maturity (one year or less) and their fair value approximates the carrying value, the carrying value is treated as the fair value.
(4) Payables under securities lending transactions
　　　Since payables under securities lending transactions have contractual short-term maturity (one year or less) and their fair value approximates the carrying value, the carrying value is treated as the fair value.

Derivative transactions
　　Derivative transactions include interest related transactions (interest rate swaps) and currency related transactions (forward exchange contracts and currency options). Calculation of fair value is based on the discounted cash flow method and option price calculation models, etc.

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(Note 2)
financial instruments whose fair value is judged to be extremely difficult to determine are as stated below. They are not included in “Assets: (2) Other securities” presented in “Matters concerning estimated fair value of financial instruments.”

(Unit: Million Yen)
Type	Carrying value
① Non-listed stock (*1)(*2)	1,896
② Investment in investment limited partnerships (*3)	1,956
Total	3,853
(*1)	Because non-listed stock has no market price it is judged to be extremely difficult to determine its fair value, it is not subject to the fair value disclosure.
(*2)	In the year ended March 31, 2018, impairment losses of ¥0 million was recorded for non-listed stock.
(*3)
Investments in investment limited partnerships whose fair value is judged to be extremely difficult to determine because the partnership’s assets are non-listed stock, etc. are not subject to the fair value disclosure.

(Note 3)	The scheduled repayment amount after the consolidated balance sheet date for monetary claims and matured securities

(Unit: Million Yen)
	Within 1 year	1 to 3 years	3 to 5 years	5 to 7 years	7 to 10 years	Over 10 years
Due from banks	159,062	―	―	―	―	―
Securities	65,814	131,437	141,097	67,760	161,780	196,307
Other securities with maturity	65,814	131,437	141,097	67,760	161,780	196,307
Government bonds	30,206	31,865	57,083	40,558	70,667	146,724
Local government bonds	7,237	12,660	1,969	5,898	5,764	―
Short-term corporate bonds	―	―	―	―	―	―
Corporate bonds	16,834	42,385	21,822	11,203	4,347	17,060
Other	11,535	44,525	60,222	10,100	81,001	32,521
Loans(*)	283,322	284,754	226,495	157,957	179,377	366,279
Total	508,199	416,192	367,593	225,717	341,157	562,587
(*)
The amounts do not include 26,319 million yen in loans of which scheduled repayment amount is not expected to be recovered, including the loans to borrowers under bankruptcy proceedings, borrowers substantially in bankruptcy and borrowers with high probability of becoming insolvent, and 164,056 million yen in loans with indefinite term.

(Note 4)	The scheduled repayment amount after the consolidated balance sheet date for borrowed money and other interest-bearing debt.

(Unit: Million Yen)
	Within 1 year	1 to 3 years	3 to 5 years	5 to 7 years	7 to 10 years	Over 10 years
Deposits (*)	2,216,732	172,941	70,152	437	628	―
Certificates of deposit	102,680	100	―	―	―	―
Payables under resale agreements	64,365	―	―	―	―	―
Payables under securities lending transactions	24,960	―	―	―	―	―
Total	2,408,739	173,041	70,152	437	628	―
(*) Of deposits, demand deposits are included in “Within 1 year.”

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(Securities)
　　Securities include “Securities” in the consolidated balance sheet as well as “Trading account securities.”
1.　 Trading account securities (as of March 31, 2018)
Valuation difference included in loss or profit in the current year (million yen)
Trading account securities	(0)

2.　 Held-to-maturity debt securities (as of March 31, 2018)
　　None.
3.　 Other securities (as of March 31, 2018)

	Category	Amount on consolidated balance sheets (million yen)	Acquisition cost	Gain (Loss) (million yen)
Other securities whose amount on the consolidated balance sheet exceeds the acquisition cost	Stocks	33,312	14,461	18,850
	Bonds	474,750	464,986	9,764
	Government bonds	343,896	336,255	7,641
	Local government bonds	32,931	32,272	658
	Short-term corporate bonds	―	―	―
	Corporate bonds	97,921	96,457	1,463
	Other	133,343	129,941	3,402
	Foreign bonds	89,114	88,004	1,109
	Other	44,228	41,936	2,292
	Subtotal	641,406	609,389	32,017
Other securities whose amount on the consolidated balance sheet does not exceed the acquisition cost	Stocks	2,199	2,421	(221)
	Bonds	50,576	50,900	(324)
	Government bonds	33,208	33,476	(268)
	Local government bonds	599	600	(0)
	Short-term corporate bonds	―	―	―
	Corporate bonds	16,767	16,823	(55)
	Other	131,727	136,364	(4,637)
	Foreign bonds	30,843	31,211	(367)
	Other	100,883	105,153	(4,269)
	Subtotal	184,503	189,686	(5,182)
Total		825,909	799,075	26,834

4.　 Other securities sold during the current year (from April 1, 2017 to March 31, 2018)
(Unit: Million Yen)
	Cost of sales	Sales price	Gain (loss) on sales
Stocks	1,650	881	18
Bonds	298,532	3,213	109
Government bonds	298,226	3,208	109
Local government bonds	―	―	―
Short-term corporate bonds	―	―	―
Corporate bonds	305	5	―
Other	181,666	3,353	983
Foreign bonds	169,939	1,051	841
Other	11,726	2,301	142
Total	481,849	7,449	1,111

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5.　 Securities for which impairment loss was recorded
　　For securities other than trading securities (excluding the securities whose fair value is judged to be extremely difficult to determine), if their fair value has significantly declined from the acquisition cost and is deemed unlikely to recover to the acquisition cost, such fair value is recorded as the amount on the consolidated balance sheet and the valuation difference is treated as loss for the current consolidated fiscal year (“Impairment Loss”).
　　There was no Impairment Loss during the current consolidated fiscal year.
　　The Bank has “a market value decline of 30% or more since the end of the previous fiscal year” as its “rational standard” for determining whether the fair value has “significantly declined.” The Bank determines whether there is a possibility of recovery for securities falling under this standard, and applies Impairment Loss.

(Per Share Information)
Per share amount of net assets	5,001.39 yen
Per share amount of net income attributable to stockholders of parent company	286.09 yen
Diluted per share amount of net income attributable to stockholders of parent company	285.33 yen

(Stock Options)
1.　 Amount recorded as stock option expenses for the current fiscal year and its account title
General and administrative expenses	37 million yen
2.　 Details and scale of stock options and changes
(1) Details of stock options
	2011 Stock Options	2012 Stock Options	2013 Stock Options	2014 Stock Options	2015 Stock Options	2016 Stock Options	2017 Stock Options
Number and type of option holders	11 directors of the Bank	11 directors of the Bank	11 directors of the Bank	11 directors of the Bank	11 directors of the Bank	11 directors of the Bank	11 directors of the Bank
Number of stock options by class of stock (Note)	23,910 shares of common stock of the Bank	29,500 shares of common stock of the Bank	24,070 shares of common stock of the Bank	20,000 shares of common stock of the Bank	16,370 shares of common stock of the Bank	21,960 shares of common stock of the Bank	15,520 shares of common stock of the Bank
Date of grant	July 26, 2011	July 26, 2012	July 26, 2013	July 28, 2014	July 27, 2015	July 27, 2016	July 26, 2017
Vesting conditions	No vesting conditions.	No vesting conditions.	No vesting conditions.	No vesting conditions.	No vesting conditions.	No vesting conditions.	No vesting conditions.
Vesting period	No set vesting period	No set vesting period	No set vesting period	No set vesting period	No set vesting period	No set vesting period	No set vesting period
Exercise period	July 27, 2011 to July 26, 2041	July 27, 2012 to July 26, 2042	July 27, 2013 to July 26, 2043	July 29, 2014 to July 28, 2044	July 28, 2015 to July 27, 2045	July 28, 2016 to July 27, 2046	July 27, 2019 to July 26, 2047
(Note)
As the Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2016, the number of stock options by class of stock has been adjusted and converted into the number of shares.

(2) Scale of stock options and changes
　Covers stock options that exist during the current consolidated fiscal year. The number of stock options shows the number of shares to which they can be converted.

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① Number of stock options (Note)

	2011 Stock Options	2012 Stock Options	2013 Stock Options	2014 Stock Options	2015 Stock Options	2016 Stock Options	2017 Stock Options
Prior to vesting (shares)
At end of previous consolidated fiscal year	7,480	11,280	15,900	13,210	16,370	21,960	―
Granted	―	―	―	―	―	―	15,520
Forfeited	―	―	―	―	―	―	―
Vested	5,390	6,660	8,620	7,160	6,160	8,260	―
Unvested	2,090	4,620	7,280	6,050	10,210	13,700	15,520
After vesting (shares)
At end of previous consolidated fiscal year	―	―	―	―	―	―	―
Vested	5,390	6,660	8,620	7,160	6,160	8,260	―
Exercised	5,390	6,660	8,620	7,160	6,160	8,260	―
Forfeited	―	―	―	―	―	―	―
Unexercised	―	―	―	―	―	―	―

② Unit prices (Note 1) (Note 2)

	2011 Stock Options	2012 Stock Options	2013 Stock Options	2014 Stock Options	2015 Stock Options	2016 Stock Options	2017 Stock Options
Exercising price (¥)	1	1	1	1	1	1	1
Average stock price at time of exercising (¥)	2,686	2,686	2,686	2,686	2,686	2,686	―
Fair varying value per unit at date of grant (¥)	1,520	1,330	1,780	1,900	2,230	1,830	2,394
(Note 1)	As the Bank consolidated its common stock at the ratio of 10 shares to one share on October 1, 2016, the numbers of stock options and the unit prices have been adjusted.
(Note 2)	Shown converted to the figure per share.
3.　 Pro forma calculation of the fair carrying value per unit of stock options
　　The pro forma calculation of the fair carrying value per unit of 2017 Stock Options granted in the current consolidated fiscal year is as follows.
(1) Applied evaluation method: Black-Scholes method
(2) Main base numerical value and pro forma calculation
2017 Stock Options
Volatility of stock price (Note 1)	29.1%
Expected remaining period (Note 2)	4.7 years
Expected dividend (Note 3)	60 yen/share
Risk-free interest rate (Note 4)	(0.08)％
(Note 1)	The volatility of stock price is calculated based on the actual share prices for the period corresponding to the expected remaining period (November 5, 2012 to July 17, 2017).
(Note 2)	The expected remaining period is estimated by deducting the average period of office of current officers from the average term of office for officers in the past.
(Note 3)	The amount actually paid for the fiscal year ended March 2017 (incorporating the share consolidation conducted on October 1, 2016)
(Note 4)	The interest rate of the government bonds for the period corresponding to the expected remaining period.

4.　The method for estimating the number of stock options vested
　　As it is difficult to reasonably estimate the number of stock options to be forfeited in the future, the actual number of stock options forfeited has been reflected.

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(Matters Related to Business Combinations)
Additional Information
Business Integration between the Bank and The Daishi Bank, Ltd.
The Bank and The Daishi Bank, Ltd. (President: Fujio Namiki) (“Daishi Bank”) (collectively, “Banks”), resolved at their respective meetings of the board of directors held on March 23, 2018 to incorporate a company named “Daishi Hokuetsu Financial Group, Inc.” (the “Joint Holding Company”) that would become a wholly-owning parent company of the Banks effective as of October 1, 2018 through a joint share transfer (the “Share Transfer”), subject to obtaining the approval of shareholders of the Banks and regulatory approvals, and resolved the outline of the Joint Holding Company and terms of the Share Transfer. The Banks also entered into the business integration agreement on the same day.
Furthermore, the Banks jointly prepared a share transfer plan for the Share Transfer based on the resolutions of their respective meetings of the board of directors held on May 11, 2018.

1.　 Goals of the Business Integration through the Share Transfer
(1) Background and Goals of the Business Integration
From the early Meiji period (i.e., 1870’s) to today, the Bank and Daishi Bank have long established solid management bases as regional banks whose head offices are both located in Niigata Prefecture, by playing roles and accomplishing their missions as regional banks with support from local communities.
However, due to the effect of such factors as the declining population, it is expected that the size of bank deposits and lending will shrink in the future, and profit margins on lending and gains on investments in securities will further decrease due to Japan’s prolonged monetary easing policy. As described above, the business environment surrounding the Banks is expected to become much harsher, and establishing more solid management bases is now a common business challenge for the Banks.
In addition to the above, with the developments in the integration of finance and IT technology, typified by FinTech, and in digitalization, flexible responses to new customer needs, such as the introduction of IT technology to financial services, and creating further additional value are part of the important challenges. Moreover, now that Niigata companies are increasingly entering overseas markets and dealing with foreign companies, the Banks are also expected to expand and improve their consulting function with a global perspective, including providing know-how for business development in overseas markets.
The Banks have cooperated with each other to achieve their common goal of regional development by executing a comprehensive partnership agreement concerning regional revitalization with Niigata Prefecture, forming syndicated loans and other approaches, as well as promoting operational efficiency partnerships, such as jointly operating cash transportation cars. However, in light of changes in the business environment in which the Banks are operating, diversified customer needs and a host of other developments, the Banks, which have long fostered a relationship of trust, have concluded that if they integrate their businesses and address their common challenges by using their respective strengths, then they will be able to continue to play their roles and accomplish their missions as regional banks on a permanent basis, and also contribute significantly to the Banks’ shareholders, customers and local communities. Accordingly, the Banks formed a basic agreement on April 5, 2017 to proceed with discussions and considerations toward a business integration, the basic policy of which is to establish the Joint Holding Company through the Share Transfer and to merge the Banks under the Joint Holding Company in the future (the “Business Integration”). Moreover, the date of the formation of the Joint Holding Company through the Share Transfer (i.e., the effective date of the Share Transfer) was decided to be October 1, 2018 (scheduled), and on March 23, 2018 the Banks reached a definitive agreement to carry out the Business Integration on an equal footing.
(2) Method of Share Transfer, Details of Allotment Relating to the Share Transfer
① Method of the Share Transfer
The Share Transfer will take the form of a joint share transfer, under which the Banks will become wholly-owned subsidiaries of the Joint Holding Company to be incorporated following the share transfer, and the Joint Holding Company will become the wholly-owning parent company of the Banks.
②　Details of Allotment in the Share Transfer
Company name	Daishi Bank	Hokuetsu Bank
Share transfer ratio	１	0.5
(Note 1)	Share allotment ratio
One (1) share of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of Daishi Bank, and 0.5 share(s) of common stock of the Joint Holding Company will be allocated and delivered for each share of common stock of the Bank. One unit of shares of common stock of the Joint Holding Company is planned to comprise 100 shares.
If the number of Joint Holding Company shares which will be delivered to a shareholder of the Banks through the Share Transfer includes a fraction of less than one share, the Joint Holding Company will, pursuant to Article 234 of the Companies Act of Japan (“Companies Act”) and other relevant laws and regulations, pay the relevant shareholder a cash amount corresponding to such fractional share.
Changes to the above Share Transfer Ratio may be made during the period after the execution of the Business Integration Agreement and until the effective date of the Share Transfer upon consultation between the Banks in the event that matters that cause a material effect to the Share Transfer Ratio are newly found to exist or have occurred.

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(Note 2)	Number of newly issued Joint Holding Company shares to be delivered through the Share Transfer (scheduled)

Common stock: 45,876,355 shares

The above number has been calculated based on the total number of issued and outstanding shares of Daishi Bank (34,625,347 shares) and that of the Bank (24,514,280 shares) as of March 31, 2018. However, the Banks plan to cancel their treasury shares (however, excluding treasury shares owned by the Bank that are the trust assets of the exclusive trust of the Daishi Bank Employee Stock Ownership Plan pertaining to all of the Bank’s trust-type employee stock ownership incentive plan (E-Ship) (owner name: “The Nomura Trust and Banking Co., Ltd. (Daishi Bank Employee Stock Ownership Plan Exclusive Trust Account)”); the same hereinafter) immediately before the Joint Holding Company acquires all of the Banks’ issued and outstanding shares (“Record Time”). Accordingly, treasury shares held by Daishi Bank (742,205 shares) and the Bank (527,854 shares) as of March 31, 2018 have not been included in the scope of the new share delivery in calculating the above number. The number of newly issued Joint Holding Company shares to be delivered through the Share Transfer may change if the number of the Banks’ treasury shares as of March 31, 2018 changes before the Record Time due to reasons such as exercise of the right to request purchase of shares by a shareholder of the Bank or Daishi Bank.

(Note 3)	Handling of shares constituting less than one unit

The Banks’ shareholders who receive an allocation of shares constituting less than one unit (100 shares) of the common stock of the Joint Holding Company (“Shares Constituting Less than One Unit”) through the Share Transfer may not sell Shares Constituting Less than One Unit on the TSE or any other securities exchange. Shareholders who own Shares Constituting Less than One Unit may request the Joint Holding Company to purchase their Shares Constituting Less than One Unit pursuant to Article 192, paragraph (1) of the Companies Act. It is planned that such shareholders may also request the Joint Holding Company to sell the number of shares needed, together with the number of Shares Constituting Less than One Unit owned by such shareholder, to constitute one unit pursuant to Article 194, paragraph (1) of the Companies Act and provisions planned to be stipulated in the Articles of Incorporation of the Joint Holding Company.

(3)	Handling of stock acquisition rights and bonds with stock acquisition rights of the wholly-owned subsidiaries
In connection with the Share Transfer, the Joint Holding Company will deliver to the holders of stock acquisition rights issued by the Bank and Daishi Bank outstanding as of the Record Time stock acquisition rights of the Joint Holding Company based on the terms of stock acquisition rights and the Share Transfer Ratio. Neither of the Banks has issued bonds with stock acquisition rights.

Schedule of the Share Transfer
Friday, March 23, 2018	Adoption of resolutions at the board of directors’ meetings for the execution of the Business Integration Agreement Execution of the Business Integration Agreement (Banks)
Saturday, March 31, 2018	Record date of the annual shareholders’ meetings (Banks)
Friday, May 11, 2018	Adoption of resolutions at the board of directors’ meeting for the preparation of the Share Transfer Plan Preparation of the Share Transfer Plan (Banks)
Tuesday, June 26, 2018 (scheduled)	Convening of the annual shareholders’ meetings (adoption of resolution approving the Share Transfer Plan) (Banks)
Wednesday, September 26, 2018 (scheduled)	TSE delisting date (Banks)
Monday, October 1, 2018 (scheduled)	Date of formation of the Joint Holding Company (i.e., effective date of the Share Transfer) Share listing date of the Joint Holding Company
(Note)	The above schedule may be changed upon consultation between the Banks where necessary in the course of moving towards the Share Transfer or for other reasons.

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3.　Profile of the Banks (as of the end of March 2018)

Name	The Hokuetsu Bank, Ltd.	The Daishi Bank, Ltd.
Location	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan
Name and Title of Representative	Katsuya Sato, President	Fujio Namiki, President
Nature of Business	Banking business	Banking business
Amount of capital	24,538 million yen	32,776 million yen
Date of foundation	December 20, 1878	November 2, 1873
Number of issued shares	24,514,280 shares	34,625,347 shares
Fiscal year end	March 31	March 31

4.　 Company to be Established through the Share Transfer
Trade name	Daishi Hokuetsu Financial Group, Inc.
Location of head office	2-14 Ote-dori 2-chome, Nagaoka, Niigata, Japan
Location of principal head office functions	1071-1 Higashiborimae-dori 7-bancho, Chuo-ku, Niigata, Niigata, Japan
Capital	30,000 million yen
Fiscal year end	March 31

5.　Overview of Accounting Treatment of the Share Transfer
It is expected that the purchase method will be applied as the accounting treatment of the Share Transfer since it falls under “purchase” stipulated in the Accounting Standard for Business Combination. The amount of goodwill (or negative goodwill) in connection with the Share Transfer has not been determined at the present stage.

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